FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226123-03

May 16, 2019	Benchmark 2019-B11

Free Writing Prospectus Structural and Collateral Term Sheet
BENCHMARK 2019-B11
$1,099,053,875 (Approximate Mortgage Pool Balance)

$939,691,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

BENCHMARK 2019-B11 mORTGAGE TRUST, Commercial Mortgage Pass-Through Certificates Series 2019-B11

JPMorgan Chase Bank, National Association German American Capital Corporation Citi Real Estate Funding Inc. Sponsors and Mortgage Loan Sellers

J.P. Morgan	Deutsche Bank Securities	Citigroup

Co-Lead Managers and Joint Bookrunners

Drexel Hamilton	Co-Managers	Academy Securities

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

May 16, 2019	Benchmark 2019-B11

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Deutsche Bank Securities Inc. (“DBSI”), Citigroup Global Markets Inc. (“CGMI”), Drexel Hamilton, LLC (“Drexel”) or Academy Securities, Inc. (“Academy Securities”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-226123) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE. Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG, acting through its New York Branch.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (S&P / Fitch / Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	AAA(sf) / AAAsf / AAA	$14,700,000	30.000%	2.91	7/19 – 5/24	39.2%	16.3%
A-2	AAA(sf) / AAAsf / AAA	$81,700,000	30.000%	4.94	5/24 – 7/24	39.2%	16.3%
A-3	AAA(sf) / AAAsf / AAA	$20,600,000	30.000%	6.91	5/26 – 5/26	39.2%	16.3%
A-4	AAA(sf) / AAAsf / AAA	(6)	30.000%	(6)	(6)	39.2%	16.3%
A-5	AAA(sf) / AAAsf / AAA	(6)	30.000%	(6)	(6)	39.2%	16.3%
A-SB	AAA(sf) / AAAsf / AAA	$18,615,000	30.000%	7.27	7/24 – 11/28	39.2%	16.3%
X-A	AA(sf) / AAAsf / AAA	$856,162,000 (7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA	$83,529,000 (7)	N/A	N/A	N/A	N/A	N/A
A-S	AA(sf) / AAAsf / AAA	$125,292,000	18.000%	9.91	5/29 – 5/29	45.9%	13.9%
B	NR / AA-sf / AA-	$43,070,000	13.875%	9.91	5/29 – 5/29	48.2%	13.2%
C	NR / A-sf / A	$40,459,000	10.000%	9.91	5/29 – 5/29	50.4%	12.7%

Privately Offered Certificates(8)

Class	Expected Ratings (S&P / Fitch / Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)		Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-D	NR / BBB-sf / AAA	$41,764,000	(8)	N/A	N/A	N/A	N/A	N/A
X-F	NR / BB-sf / AAA	$18,271,000	(8)	N/A	N/A	N/A	N/A	N/A
X-G	NR / B-sf / AAA	$10,441,000	(8)	N/A	N/A	N/A	N/A	N/A
X-H	NR / NR / AAA	$33,934,181	(8)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB+	$23,492,000		7.750%	9.91	5/29 – 5/29	51.7%	12.4%
E	NR / BBB-sf / BBB	$18,272,000		6.000%	9.91	5/29 – 5/29	52.6%	12.1%
F	NR / BB-sf / BB+	$18,271,000		4.250%	9.91	5/29 – 5/29	53.6%	11.9%
G	NR / B-sf / BB-	$10,441,000		3.250%	9.91	5/29 – 5/29	54.2%	11.8%
H	NR / NR / NR	$33,934,181		0.000%	9.94	5/29 – 6/29	56.0%	11.4%

Non-Offered Vertical Risk Retention Interest

Non-Offered Vertical Risk Retention Interest	Expected Ratings (S&P / Fitch / Morningstar)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)(9)	Expected Principal Window(3)(9)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
VRR Interest(10)(11)	NR / NR / NR	$54,952,694	N/A	9.24	7/19 – 6/29	N/A	N/A

(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%. The certificate balance of the VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Publicly Offered Certificates” or “Privately Offered Certificates” in the table above, and the VRR Interest is not offered by this Term Sheet. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.

(2)	The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate. The approximate initial credit support percentages shown in the table above for the Principal Balance Certificates do not take into account the VRR Interest. However, losses incurred on the mortgage loans will be allocated between the VRR Interest, on the one hand, and the Non-VRR Certificates (exclusive of the Class X, Class S and Class R certificates), on the other hand, pro rata in accordance with their respective outstanding certificate balances.

(3)	Assumes 0% CPR / 0% CDR and a June 17, 2019 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated May 16, 2019 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI DY for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Indicative Capital Structure

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and expected principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial offered certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $595,255,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (Yrs.)	Expected Range of Principal Window
A-4	$75,000,000 – $280,000,000	9.56 – 9.68	11/28-2/29 / 11/28-3/29
A-5	$315,255,000 – $520,255,000	9.85 – 9.80	3/29-5/29 / 2/29-5/29

(7)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Notional Amounts are defined in the Preliminary Prospectus.

(8)	The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G and Class H Certificates are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.

(9)	The weighted average life and principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayments dates of the mortgage loans.

(10)	German American Capital Corporation, as the retaining sponsor, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) in the form of a single vertical security with an expected aggregate initial Certificate Balance of $54,952,694 (the “VRR Interest”), which is expected to represent approximately 5.00% of all Principal Balance Certificates and the VRR interest. All of the VRR Interest will be retained by German American Capital Corporation or its “majority-owned affiliate”, in accordance with the U.S. credit risk retention rules applicable to this securitization transaction. See “U.S. Credit Risk Retention” in the Preliminary Prospectus. In addition, this securitization will be subject to the EU Retention Rules (as defined in the Preliminary Prospectus). See “EU Securitization Regulation Requirements” in the Preliminary Prospectus.

(11)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Summary of Transaction Terms

Securities Offered:	$939,691,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC, Deutsche Bank Securities Inc. and Citigroup Global Markets Inc.
Co-Managers:	Drexel Hamilton, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (18.1%), German American Capital Corporation (“GACC”) (50.2%), and Citi Real Estate Funding Inc. (“CREFI”) (31.6%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	Rialto Capital Advisors, LLC (“Rialto”).
Directing Certificateholder:	RREF III Debt AIV, LP.
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	S&P Global Ratings, acting through Standard and Poor’s Financial Services LLC (“S&P”), Fitch Ratings, Inc. (“Fitch”) and Morningstar Credit Ratings, LLC (“Morningstar”).
U.S. Credit Risk Retention:

GACC is expected to act as the “retaining sponsor” for this securitization and intends to satisfy the U.S. credit risk retention requirement through the purchase by DBNY, its majority-owned affiliate, from the depositor, on the Closing Date, of an “eligible vertical residual interest”. The VRR Interest will be at least equal to 5% of the principal balance of all of the Certificates (other than the Class R Certificates) issued by the issuing entity.

The restrictions on hedging and transfer under the U.S. credit risk retention rules as in effect on the closing date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

Notwithstanding any references in this term sheet to the credit risk retention rules, the Regulation RR, the retaining sponsor and other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor or any other party will be required to comply with or act in accordance with the U.S. credit risk retention rules and/or Regulation RR (or such relevant portion thereof).

For additional information, see “U.S. Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention:	The transaction is structured to satisfy the EU risk retention and due diligence requirements. For additional information, see “EU Credit Risk Retention” in the Preliminary Prospectus.
Pricing Date:	On or about May 21, 2019.
Closing Date:	On or about June 17, 2019.
Cut-off Date:	With respect to each mortgage loan, the related due date in June 2019 or with respect to any mortgage loan that has its first due date in July, the date that would otherwise have been the related due date in June.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in July 2019.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in July, 2019.
Assumed Final Distribution Date:	The Distribution Date in June 2029, which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in May 2052.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Summary of Transaction Terms

Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class X-F, Class X-G, Class X-H, Class D, Class E, Class F, Class G, Class H, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealInsight and Thomson Reuters Corporation.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO “RISK FACTORS” IN THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$1,099,053,875
Number of Mortgage Loans:	40
Number of Mortgaged Properties:	424
Average Cut-off Date Balance per Mortgage Loan:	$27,477,176
Weighted Average Current Mortgage Rate:	4.54167%
10 Largest Mortgage Loans as % of IPB:	53.1%
Weighted Average Remaining Term to Maturity(1):	113 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR(2):	2.30x
Weighted Average UW NOI DY(2)(3):	11.4%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3)(4):	56.0%
Weighted Average Maturity Date LTV(1)(2)(4):	53.7%

Other Statistics
% of Mortgage Loans with Additional Debt:	23.4%
% of Mortgaged Properties with Single Tenants:	20.6%

Amortization
Weighted Average Original Amortization Term(5):	352 months
Weighted Average Remaining Amortization Term(5):	351 months
% of Mortgage Loans with Interest-Only:	69.2%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	12.7%
% of Mortgage Loans with Amortizing Balloon:	10.5%
% of Mortgage Loans with Interest-Only followed by ARD structure:	7.5%

Lockbox / Cash Management(6)
% of Mortgage Loans with In-Place, Hard Lockboxes:	78.5%
% of Mortgage Loans with Springing Lockboxes:	18.9%
% of Mortgage Loans with In-Place, Soft Lockboxes:	2.6%
% of Mortgage Loans with Springing Cash Management:	81.5%
% of Mortgage Loans with In-Place Cash Management:	18.5%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	63.6%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	26.7%
% of Mortgage Loans Requiring Monthly CapEx Reserves(7):	58.8%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(8):	18.7%

(1)	In the case of Loan Nos. 9 and 10, with an anticipated repayment date, Remaining Term to Maturity and Maturity Date LTV are calculated as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 10, 11, 12, 13, 15, 20 and 21, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4, 9, 10 and 17, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(3)	In the case of Loan No. 27, the Cut-off Date LTV and UW NOI DY are calculated net of a holdback reserve.

(4)	In the case of Loan Nos. 5, 6, 8, 9, 15, 16, 17, 20, 23 and 36, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	Excludes 23 mortgage loans that are interest-only for the entire term or until the related anticipated repayment date.

(6)	For a more detailed description of Lockbox / Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(7)	CapEx Reserves include FF&E reserves for hotel properties.

(8)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Collateral Characteristics

		Number of	Aggregate
	Number of	Mortgaged	Cut-off Date	% of
Mortgage Loan Seller	Mortgage Loans	Properties	Balance	IPB
GACC(1)(2)	22	211	$552,248,251	50.2%
CREFI	12	19	295,455,624	26.9
JPMCB(3)	5	8	173,350,000	15.8
CREFI/JPMCB(4)	1	186	78,000,000	7.1
Total	40	424	$1,099,053,875	100.0%
(1)	Eighteen of the mortgage loans (28.0%) being sold by German American Capital Corporation were originated or co-originated by an affiliate thereof, Deutsche Bank AG, acting through its New York Branch, and will be transferred to German American Capital Corporation on or prior to the closing date. Date. Loan Nos. 1 and 4 were each originated by JPMorgan Chase Bank, National Association, and subsequently acquired by Deutsche Bank, New York Branch, which will sell such loans to GACC prior to the Closing Date. Loan No. 3 was originated by Citi Real Estate Funding Inc., and subsequently acquired by Deutsche Bank, New York Branch, which will sell such loans to GACC on or before the Closing Date. Loan No. 21 was originated by UBS AG, and subsequently acquired by Deutsche Bank, New York Branch, which will sell such loans to GACC prior to the Closing Date.

(2)	In the case of Loan No. 9, the whole loan was co-originated by DBNY and Goldman Sachs Bank USA. In the case of Loan No. 10, the whole loan was co-originated by DBNY and Wells Fargo Bank, National Association. In the case of Loan No. 13, the whole loan was co-originated by DBNY and Morgan Stanley Bank, N.A.

(3)	In the case of loan No. 4, the whole loan was co-originated by JPMCB and Goldman Sachs Mortgage Company. In the case of Loan No. 5, the whole loan was co-originated by JPMCB and Société Générale Financial Corporation.

(4)	In the case of Loan No. 2, the whole loan was co-originated by JPMCB, CREFI, Morgan Stanley Bank, N.A. and UBS AG. JPMCB is acting as loan seller with respect to Note A-8-2 and CREFI is acting as loan seller with respect to Notes A-6-2 and A-6-3.

Ten Largest Mortgage Loans

								UW		Cut-off	Maturity
		Mortgage Loan	No.	Cut-off Date	% of	SF /	Property	NCF	UW NOI	Date	Date
No.	Loan Name	Seller	of Prop.	Balance	IPB	Rooms	Type	DSCR(1)	DY(1)	LTV(1)(2)	LTV(1)(2)(3)
1	3 Columbus Circle	GACC	1	$100,000,000	9.1%	753,713	Office	2.91x	12.3%	45.4%	45.4%
2	ILPT Hawaii Portfolio	CREFI/JPMCB	186	$78,000,000	7.1%	9,591,512	Various	2.40x	10.6%	45.2%	45.2%
3	59 Maiden Lane	GACC	1	$75,000,000	6.8%	1,017,913	Office	2.69x	11.9%	41.7%	41.7%
4	101 California	GACC	1	$50,000,000	4.5%	1,251,483	Office	3.22x	12.8%	35.9%	35.9%
5	SWVP Portfolio	JPMCB	4	$50,000,000	4.5%	1,192	Hotel	2.04x	11.9%	59.6%	59.6%
6	Arbor Hotel Portfolio	CREFI	6	$50,000,000	4.5%	815	Hotel	2.08x	12.0%	60.7%	60.7%
7	Green Hills Corporate Center	CREFI	1	$50,000,000	4.5%	584,386	Office	2.28x	11.0%	63.4%	63.4%
8	Weston I & II	JPMCB	1	$48,350,000	4.4%	290,183	Office	1.53x	9.2%	63.4%	63.4%
9	Moffett Towers II - Building V	GACC	1	$42,500,000	3.9%	350,633	Office	3.32x	13.6%	42.5%	42.5%
10	Newport Corporate Center	GACC	1	$40,200,000	3.7%	998,284	Office	5.63x	20.2%	34.5%	34.5%

	Top 3 Total/Weighted Average		188	$253,000,000	23.0%			2.69x	11.7%	44.2%	44.2%
	Top 5 Total/Weighted Average		193	$353,000,000	32.1%			2.67x	11.9%	45.2%	45.2%
	Top 10 Total/Weighted Average		203	$584,050,000	53.1%			2.74x	12.3%	48.7%	48.7%
(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and LTV Ratio at Maturity calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4, 9 and 10, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s).

(2)	In the case of Loan Nos. 5, 6, 8 and 9, the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(3)	In the case of Loan Nos. 9 and 10, with an anticipated repayment date, Maturity Date LTV is calculated as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Collateral Characteristics

Pari Passu Companion Loan Summary

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	3 Columbus
	Circle	A-1-1, A-2-1	$75,000,000	$75,000,000	BMARK 2019-B10	Yes(2)
		A-1-2, A-1-4, A-1-6, A-1-7, A-1-8	$192,500,000	$192,500,000	JPMCB	No
		A-1-5	$50,000,000	$50,000,000	CS	No
		A-1-3, A-2-4	$100,000,000	$100,000,000	BMARK 2019-B11	No
		A-2-2, A-2-3	$50,000,000	$50,000,000	CF 2019-CF1	No
		A-2-5-A	$12,500,000	$12,500,000	DBNY	No
		A-2-5-B	$10,000,000	$10,000,000	CCRE	No
		B-1(1)	$51,450,000	$51,450,000	BMARK 2019-B10	Yes(2)	KeyBank	LNR
		B-2(1)	$53,550,000	$53,550,000	BMARK 2019-B10	No
		Total	$595,000,000	$595,000,000
2	ILPT Hawaii	A-1, A-2, A-3, A-4, A-5-1, A-6-1,
	Portfolio	A-7-1, A-8-1, A-9	$390,000,000	$390,000,000	ILPT 2019-SURF	Yes	Midland	Rialto
		A-5-2	$50,000,000	$50,000,000	BANK 2019-BNK17	No
		A-5-3	$40,000,000	$40,000,000	MSBNA	No
		A-5-4	$40,000,000	$40,000,000	BANK 2019-BNK18(3)	No
		A-6-2, A-6-3, A-8-2	$78,000,000	$78,000,000	BMARK 2019-B11	No
		A-7-2	$23,000,000	$23,000,000	UBS 2019-C16	No
		A-10	$10,000,000	$10,000,000	UBS	No
		A-11	$19,000,000	$19,000,000	UBS	No
		Total	$650,000,000	$650,000,000
3	59 Maiden	A-1	$75,000,000	$75,000,000	GSMS 2019-GC39	Yes	Midland	KeyBank
	Lane	A-2	$75,000,000	$75,000,000	BMARK 2019-B11	No
		A-3	$50,000,000	$50,000,000	CREFI	No
		Total	$200,000,000	$200,000,000
4	101 California	A-1, A-2	$287,000,000	$287,000,000	CALI 2019-101C	Yes	Midland	Midland
		A-3	$77,500,000	$77,500,000	GSMS 2019-GC39	No
		A-4, A-5	$72,500,000	$72,500,000	GSMC	No
		A-6, A-7	$50,000,000	$50,000,000	BMARK 2019-B11	No
		A-8, A-9	$40,000,000	$40,000,000	BMARK 2019-B10	No
		B-1(1)	$171,000,000	$171,000,000	CALI 2019-101C	Yes(4)
		B-2(1)	$57,000,000	$57,000,000	CALI 2019-101C	Yes(4)
		Total	$755,000,000	$755,000,000
5	SWVP	A-1, A-3	$45,000,000	$45,000,000	BBCMS 2019-C3	Yes	Midland	Midland
	Portfolio	A-2, A-4, A-5. A-6	$55,000,000	$55,000,000	Société Générale	No
		A-7, A-8	$50,000,000	$50,000,000	BMARK 2019-B11	No
		A-9, A-10	$50,000,000	$50,000,000	JPMCB	No
		Total	$200,000,000	$200,000,000
6	Arbor Hotel	A-1	$50,000,000	$50,000,000	GSMS 2019-GC39	Yes	Midland	KeyBank
	Portfolio	A-2	$50,000,000	$50,000,000	BMARK 2019-B11	No
		Total	$100,000,000	$100,000,000
7	Green Hills	A-1	$50,000,000	$50,000,000	BMARK 2019-B11	Yes	Midland	Rialto
	Corporate	A-2	$11,500,000	$11,500,000	CREFI	No
	Center	Total	$61,500,000	$61,500,000
(1)	Each note represents a subordinate companion loan

(2)	With respect to the 3 Columbus Circle Whole Loan, the initial controlling note is Note B-1, so long as no 3 Columbus Circle Control Appraisal Period has occurred and is continuing. If and for so long as a 3 Columbus Circle Control Termination Event has occurred and is continuing, then the controlling note will be the Note A-1-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loan—The 3 Columbus Circle Whole Loan”. The 3 Columbus Circle Whole Loan will be serviced pursuant to the Benchmark 2019-B10 Pooling and Servicing Agreement.

(3)	With respect to Loan No. 2, Note A-5-4 is expected to be contributed to the BANK 2019-BNK18 trust.

(4)	With respect to the 101 California Whole Loan, the initial controlling notes are Note B-1 and B-2, so long as no 101 California Control Appraisal Period has occurred and is continuing. If and for so long as a 101 California Control Termination Event has occurred and is continuing, then the controlling note will be the Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu-AB Whole Loan—The 101 California Whole Loan”. The 101 California Whole Loan will be serviced pursuant to the CALI 2019-101C Trust and Servicing Agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Collateral Characteristics

Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
9	Moffett	A-1	$42,500,000	$42,500,000	BMARK 2019-B11	No
	Towers II -	A-2	$65,000,000	$65,000,000	GSMS 2019-GC39	Yes	Midland	KeyBank
	Building V	A-3, A-4	$62,500,000	$62,500,000	GSBI	No
		B-1, B-2, C-1, C-2(1)	$125,000,000	$125,000,000	(2)	No
		Total	$295,000,000	$295,000,000
10	Newport	A-1-B, A-1-C	$40,200,000	$40,200,000	BMARK 2019-B11	No
	Corporate	A-1-A	$50,000,000	$50,000,000	DBNY	No
	Center	A-2-A, A-2-B, A-2-C	$73,800,000	$73,800,000	BANK 2019-BNK18(3)	Yes	Midland	Situs
		B-1-A, B-1-B, B-2-A, B-2-B, C-1-A,
		C-1-B, C-2-A, C-2-B, D-1, D-2(1)	$148,000,000	$148,000,000	DBNY/WFB	No
		Total	$312,000,000	$312,000,000
11	Western	A-1	$38,000,000	$38,000,000	BMARK 2019-B11	Yes	Midland	Rialto
	Digital R&D	A-2	$37,895,000	$37,895,000	CREFI	No
	Campus	Total	$75,895,000	$75,895,000
12	Lakeside	A-1	$35,000,000	$35,000,000	GSMS 2019-GC39	Yes	Midland	KeyBank
	Apartments	A-2	$35,000,000	$35,000,000	BMARK 2019-B11	No
		Total	$70,000,000	$70,000,000
13	Central	A-1	$63,700,000	$63,700,000	BANK 2019-BNK18(3)	Yes	Wells Fargo	Rialto
	Tower	A-2	$34,300,000	$34,300,000	BMARK 2019-B11	No
	Office	Total	$98,000,000	$98,000,000
15	Greenleaf at	A-1	$20,000,000	$20,000,000	JPMCB	No
	Howell	A-2	$26,500,000	$26,500,000	BMARK 2019-B11	Yes	Midland	Rialto
		Total	$46,500,000	$46,500,000
20	57 East 11th	A-1	$15,000,000	$15,000,000	GSMS 2019-GC39	No
	Street	A-2	$20,000,000	$20,000,000	BMARK 2019-B11	No
		A-3	$20,000,000	$20,000,000	CREFI	Yes	(4)	(4)
		Total	$55,000,000	$55,000,000
21	Heartland	A-1, A-10	$44,000,000	$43,684,750	UBS 2018-C14	No
	Dental	A-2-1	$22,000,000	$21,842,375	WFCM 2019-C50	Yes	Wells Fargo	Rialto
	Medical	A-2-2, A-9	$14,500,000	$14,396,111	BBCMS 2019-C3	No
	Office	A-3	$20,000,000	$19,856,705	BMARK 2019-B11	No
	Portfolio	A-4, A-5, A-6	$55,000,000	$54,605,938	UBS 2018-C15	No
		A-7, A-8	$25,000,000	$24,820,881	UBS 2019-C16	No
		Total	$180,500,000	$179,206,759
(1)	Each note represents a subordinate companion loan

(2)	With respect to Loan No. 9, the Moffett Towers II - Building V Senior Subordinate Loans and the Moffett Towers II - Building V Junior Subordinate Loans were sold to an unrelated third party.

(3)	With respect to Loan Nos. 10 and 13, Notes A-2-A, A-2-B, and A-2-C and Note A-1, respectively, are expected to be contributed to the BANK 2019-BNK18 trust.

(4)	In the case of Loan No. 20, the whole loan is expected to be serviced under the GSMS 2019-GC39 pooling and servicing agreement until such time the controlling note has been securitized, at which point such whole loan will be serviced under the pooling and servicing agreement related to such securitization. CREFI holds the related controlling pari passu companion loan and is entitled to exercise control rights until the securitization of such controlling pari passu companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Collateral Characteristics

Additional Debt Summary

							Mortgage	Total
			Subordinate		Mortgage	Total	Loan	Debt		Total
		Trust	Debt Cut-off	Total Debt	Loan UW	Debt UW	Cut-off	Cut-off	Mortgage	Debt
		Cut-off Date	Date	Cut-off Date	NCF	NCF	Date	Date	Loan UW	UW NOI
No.	Loan Name	Balance	Balance(1)	Balance	DSCR(2)	DSCR	LTV(2)(3)	LTV(3)	NOI DY(2)	DY
1	3 Columbus Circle	$100,000,000	$105,000,000	$595,000,000	2.91x	2.40x	45.4%	55.1%	12.3%	10.2%
4	101 California	$50,000,000	$228,000,000	$755,000,000	3.22x	2.07x	35.9%	51.5%	12.8%	8.9%
9	Moffett Towers II - Building V	$42,500,000	$125,000,000	$295,000,000	3.32x	1.60x	42.5%	73.8%	13.6%	7.8%
10	Newport Corporate Center	$40,200,000	$148,000,000	$312,000,000	5.63x	2.34x	34.5%	65.5%	20.2%	10.6%
17	Hilton Melbourne	$24,500,000	$5,740,000	$30,240,000	2.80x	2.00x	64.8%	80.0%	13.7%	11.1%
(1)	In the case of Loan Nos. 1, 4, 9 and 10 Subordinate Debt Cut-off Date Balance represents one or more Subordinate Companion Loans. In the case of Loan No. 17, Subordinate Debt Cut-off Date Balance represents one or more mezzanine loans.

(2)	In the case of Loan Nos. 1, 4, 9 and 10 the Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI DY calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4, 9, 10 and 17 the Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI DY, calculations exclude the related Subordinate Companion Loan(s) and/or related mezzanine loan(s).

(3)	In the case of Loan Nos. 9 and 17 the Mortgage Loan Cut-off Date LTV and Total Debt Cut-off Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(2)(4)(5)
Office	CBD	5	$301,800,000	27.5%	97.1%	2.90x	12.2%	43.3%	43.3%
	Suburban	5	175,203,384	15.9	94.1%	2.77x	13.2%	58.8%	57.2%
	Medical	146	16,316,438	1.5	97.3%	1.59x	11.8%	55.1%	46.6%
	Subtotal:	156	$493,319,822	44.9%	96.0%	2.81x	12.6%	49.2%	48.4%

Hotel	Full Service	6	$90,981,503	8.3%	77.5%	2.21x	12.7%	61.7%	59.6%
	Limited Service	7	51,950,000	4.7	77.3%	2.27x	12.8%	60.1%	60.1%
	Extended Stay	1	13,984,269	1.3	70.8%	1.72x	12.0%	65.6%	54.4%
	Select Service	1	6,650,000	0.6	87.0%	2.08x	12.0%	60.7%	60.7%
	Subtotal:	15	$163,565,772	14.9%	77.3%	2.18x	12.7%	61.5%	59.4%

Multifamily	Garden	8	$142,968,491	13.0%	97.0%	1.61x	9.3%	64.8%	61.0%
	Mid-Rise	1	15,262,500	1.4	94.3%	1.29x	8.4%	75.0%	64.9%
	Subtotal:	9	$158,230,991	14.4%	96.7%	1.58x	9.2%	65.8%	61.3%

Industrial	Warehouse/Distribution	28	$44,921,415	4.1%	100.0%	2.04x	11.1%	61.6%	57.5%
	Flex	3	39,105,678	3.6	100.0%	1.81x	8.6%	64.2%	64.2%
	Warehouse	1	13,627,171	1.2	99.9%	1.52x	10.7%	74.9%	61.2%
	Subtotal:	32	$97,654,264	8.9%	100.0%	1.87x	10.0%	64.5%	60.7%

Leased Fee	Leased Fee	177	$73,632,680	6.7%	100.0%	2.40x	10.6%	45.2%	45.2%
	Subtotal:	177	$73,632,680	6.7%	100.0%	2.40x	10.6%	45.2%	45.2%

Retail	Anchored	3	$39,739,852	3.6%	99.1%	1.28x	8.9%	67.7%	57.0%
	Freestanding	2	15,400,000	1.4	100.0%	2.66x	12.1%	54.2%	54.2%
	Shadow Anchored	1	10,500,000	1.0	94.5%	1.44x	10.1%	70.9%	62.7%
	Subtotal:	6	$65,639,852	6.0%	98.6%	1.63x	9.9%	65.0%	57.2%

Mixed Use	Office/Retail	2	$27,845,000	2.5%	100.0%	1.51x	7.9%	59.4%	59.4%
	Medical/Retail	23	3,540,267	0.3	95.5%	1.59x	11.8%	55.1%	46.6%
	Subtotal:	25	$31,385,267	2.9%	99.5%	1.52x	8.3%	58.9%	58.0%

Self Storage	Self Storage	3	$15,350,000	1.4%	88.6%	1.43x	9.0%	69.1%	60.7%
	Subtotal:	3	$15,350,000	1.4%	88.6%	1.43x	9.0%	69.1%	60.7%

Other	Parking	1	$275,227	0.0%	100.0%	2.40x	10.6%	45.2%	45.2%
	Subtotal:	1	$275,227	0.0%	100.0%	2.40x	10.6%	45.2%	45.2%
	Total / Weighted Average:	424	$1,099,053,875	100.0%	94.1%	2.30x	11.4%	56.0%	53.7%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 10, 11, 12, 13, 15, 20 and 21, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4, 9, 10 and 17, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(3)	In the case of Loan No. 27, the Cut-off Date LTV and UW NOI DY are calculated net of a holdback reserve.

(4)	In the case of Loan Nos. 5, 6, 8, 9, 15, 16, 17, 20, 23 and 36 the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	In the case of Loan Nos. 9 and 10, with an anticipated repayment date, Maturity Date LTV is calculated as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(2)(4)(5)
California	8	$201,545,000	18.3%	96.6%	2.54x	11.1%	49.9%	49.9%
New York	5	198,561,153	18.1	97.9%	2.68x	11.7%	45.8%	45.8%
Hawaii	186	78,000,000	7.1	100.0%	2.40x	10.6%	45.2%	45.2%
North Carolina	4	66,764,852	6.1	83.2%	1.62x	9.9%	62.5%	61.0%
Pennsylvania	3	61,967,589	5.6	100.0%	2.31x	11.0%	62.0%	62.0%
Washington	2	58,900,000	5.4	99.5%	4.23x	16.3%	44.8%	43.1%
Texas	15	51,274,007	4.7	94.2%	1.83x	11.8%	63.0%	54.8%
Illinois	25	51,252,910	4.7	96.0%	1.89x	11.4%	69.5%	66.7%
Georgia	17	49,723,957	4.5	93.6%	1.73x	9.2%	61.0%	58.2%
Missouri	11	42,419,583	3.9	84.3%	1.65x	11.8%	68.1%	59.3%
Florida	41	38,333,450	3.5	83.1%	2.47x	13.0%	62.4%	61.4%
Michigan	9	30,140,158	2.7	98.1%	1.67x	11.5%	68.9%	58.5%
Ohio	5	29,164,057	2.7	97.0%	1.40x	9.5%	74.8%	63.0%
Louisiana	1	26,575,000	2.4	78.7%	2.04x	11.9%	59.6%	59.6%
New Jersey	1	26,500,000	2.4	100.0%	1.20x	8.3%	69.5%	60.3%
Minnesota	5	18,394,103	1.7	89.1%	2.09x	11.7%	61.4%	61.4%
Virginia	3	14,226,617	1.3	71.3%	1.72x	12.0%	65.4%	54.3%
Utah	1	11,200,000	1.0	74.4%	2.08x	12.0%	60.7%	60.7%
Arizona	4	9,283,679	0.8	100.0%	1.49x	10.0%	64.4%	55.4%
Alabama	5	8,877,419	0.8	70.9%	3.19x	16.7%	57.2%	57.0%
Massachusetts	1	7,950,000	0.7	76.8%	2.08x	12.0%	60.7%	60.7%
Wisconsin	4	3,348,948	0.3	100.0%	2.08x	10.5%	64.0%	63.3%
Ontario	2	3,271,490	0.3	100.0%	2.13x	10.4%	64.8%	64.8%
Iowa	3	2,334,344	0.2	100.0%	2.13x	10.4%	64.8%	64.8%
South Carolina	17	1,508,056	0.1	100.0%	1.59x	11.8%	55.1%	46.6%
Indiana	12	1,308,196	0.1	92.4%	1.59x	11.8%	55.1%	46.6%
Tennessee	11	1,182,508	0.1	100.0%	1.59x	11.8%	55.1%	46.6%
Manitoba	1	1,175,692	0.1	100.0%	2.13x	10.4%	64.8%	64.8%
Nebraska	3	1,085,469	0.1	100.0%	2.02x	10.7%	62.9%	61.2%
South Dakota	2	1,005,302	0.1	100.0%	2.13x	10.4%	64.8%	64.8%
Oklahoma	5	495,791	0.0	98.1%	1.59x	11.8%	55.1%	46.6%
Kentucky	4	395,793	0.0	89.9%	1.59x	11.8%	55.1%	46.6%
Maryland	2	321,386	0.0	100.0%	1.59x	11.8%	55.1%	46.6%
Arkansas	2	235,263	0.0	100.0%	1.59x	11.8%	55.1%	46.6%
Colorado	1	167,309	0.0	100.0%	1.59x	11.8%	55.1%	46.6%
Kansas	1	89,580	0.0	100.0%	1.59x	11.8%	55.1%	46.6%
New Hampshire	1	37,733	0.0	65.1%	1.59x	11.8%	55.1%	46.6%
New Mexico	1	37,482	0.0	100.0%	1.59x	11.8%	55.1%	46.6%
Total / Weighted Average:	424	$1,099,053,875	100.0%	94.1%	2.30x	11.4%	56.0%	53.7%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 10, 11, 12, 13, 15, 20 and 21, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4, 9, 10 and 17, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(3)	In the case of Loan No. 27, the Cut-off Date LTV and UW NOI DY are calculated net of a holdback reserve.

(4)	In the case of Loan Nos. 5, 6, 8, 9, 15, 16, 17, 20, 23 and 36 the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(5)	In the case of Loan Nos. 9 and 10, with an anticipated repayment date, Maturity Date LTV is calculated as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)		UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
$4,239,852	-	$9,999,999	7	$47,279,404	4.3%	4.87064%	118	1.92	x	11.2%	60.2%	55.2%
$10,000,000	-	$19,999,999	13	187,089,471	17.0	4.91212%	114	1.68	x	11.3%	65.6%	57.1%
$20,000,000	-	$24,999,999	5	113,835,000	10.4	4.80153%	98	1.96	x	10.9%	66.6%	62.9%
$25,000,000	-	$49,999,999	8	297,850,000	27.1	4.55830%	118	2.48	x	11.2%	56.0%	55.2%
$50,000,000	-	$100,000,000	7	453,000,000	41.2	4.27810%	111	2.56	x	11.8%	48.9%	48.9%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30	x	11.4%	56.0%	53.7%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)		UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
3.54323%	-	3.99999%	4	$265,200,000	24.1%	3.86722%	118	3.32	x	13.5%	40.9%	40.9%
4.00000%	-	4.49999%	7	265,853,384	24.2	4.25727%	115	2.45	x	11.3%	53.7%	53.3%
4.50000%	-	4.99999%	19	361,180,296	32.9	4.80956%	112	1.85	x	10.8%	64.9%	60.2%
5.00000%	-	5.74230%	10	206,820,196	18.8	5.30424%	103	1.59	x	10.0%	62.7%	59.3%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30	x	11.4%	56.0%	53.7%

Original Term to Maturity in Months(1)

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)		UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
60	3	$87,153,384	7.9%	4.90284%	59	2.37	x	13.6%	63.9%	62.6%
84	1	24,000,000	2.2	4.95000%	83	1.51	x	10.3%	72.1%	65.1%
120	36	987,900,491	89.9	4.49989%	118	2.31	x	11.2%	54.9%	52.7%
Total / Wtd. Avg:	40	$1,099,053,875	100.0%	4.54167%	113	2.30	x	11.4%	56.0%	53.7%

Remaining Term to Maturity in Months(1)

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)		UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
59	-	84	4	$111,153,384	10.1%	4.91303%	64	2.19	x	12.9%	65.7%	63.2%
85	-	119	35	970,600,491	88.3	4.49240%	118	2.32	x	11.2%	54.8%	52.7%
120	-	120	1	17,300,000	1.6	4.92000%	120	1.85	x	12.3%	60.0%	49.2%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30	x	11.4%	56.0%	53.7%

(1)	In the case of Loan Nos. 9 and 10, with an anticipated repayment date, Remaining Loan Term, Maturity Date LTV, Original Term to Maturity in Months and Remaining Term to Maturity in Months are calculated as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 10, 11, 12, 13, 15, 20 and 21, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4, 9, 10 and 17, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(3)	In the case of Loan No. 27, the Cut-off Date LTV and UW NOI DY are calculated net of a holdback reserve.

(4)	In the case of Loan Nos. 5, 6, 8, 9, 15, 16, 17, 20, 23 and 36 the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Collateral Characteristics

Original Amortization Term in Months

						Weighted Average
Original Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)		UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
Interest Only			23	$843,630,000	76.8%	4.42203%	113	2.52	x	11.5%	52.5%	52.5%
240	-	324	3	37,593,236	3.4	4.63497%	98	1.98	x	14.3%	71.3%	59.0%
360	-	360	14	217,830,639	19.8	4.98891%	114	1.49	x	10.4%	67.1%	57.7%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30	x	11.4%	56.0%	53.7%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)		UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
Interest Only			23	$843,630,000	76.8%	4.42203%	113	2.52	x	11.5%	52.5%	52.5%
239	-	359	9	118,811,375	10.8	4.94121%	111	1.74	x	12.7%	66.5%	55.0%
360	-	360	8	136,612,500	12.4	4.93300%	113	1.41	x	9.5%	68.8%	60.4%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30	x	11.4%	56.0%	53.7%

Amortization Types

						Weighted Average
Amortization Types			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)		UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
Interest Only			21	$760,930,000	69.2%	4.49058%	112	2.32	x	11.0%	54.0%	54.0%
IO-Balloon			8	140,012,500	12.7	4.90755%	112	1.40	x	9.4%	70.2%	61.5%
Balloon			9	115,411,375	10.5	4.97233%	111	1.77	x	12.9%	64.7%	53.5%
ARD-Interest Only			2	82,700,000	7.5	3.79127%	118	4.44	x	16.8%	38.6%	38.6%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30	x	11.4%	56.0%	53.7%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)		UW NOI DY(2)(3)	Cut-off Date LTV(2)(3)(4)	Maturity Date LTV(1)(2)(4)
1.20x	-	1.49x	9	$112,691,904	10.3%	4.95371%	119	1.31	x	8.9%	68.2%	59.8%
1.50x	-	1.74x	11	225,792,085	20.5	5.15655%	113	1.58	x	9.8%	65.5%	60.8%
1.75x	-	1.99x	4	104,781,503	9.5	4.61067%	119	1.83	x	10.2%	61.5%	57.9%
2.00x	-	2.24x	3	124,635,000	11.3	4.94202%	95	2.07	x	11.6%	61.1%	61.1%
2.25x	-	5.63x	13	531,153,384	48.3	4.08531%	114	2.96	x	12.8%	47.1%	46.9%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30	x	11.4%	56.0%	53.7%

(1)	In the case of Loan Nos. 9 and 10, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 10, 11, 12, 13, 15, 20 and 21, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4, 9, 10 and 17, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(3)	In the case of Loan No. 27, the Cut-off Date LTV and UW NOI DY are calculated net of a holdback reserve.

(4)	In the case of Loan Nos. 5, 6, 8, 9, 15, 16, 17, 20, 23 and 36 the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(2)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(4)	UW NCF DSCR(1)		UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(3)(4)
34.5%	-	39.9%	2	$90,200,000	8.2%	3.71328%	118	4.29	x	16.1%	35.3%	35.3%
40.0%	-	49.9%	4	295,500,000	26.9	4.05391%	117	2.78	x	11.9%	44.0%	44.0%
50.0%	-	59.9%	10	200,001,705	18.2	4.76041%	118	2.02	x	10.7%	57.0%	56.2%
60.0%	-	69.9%	18	416,609,116	37.9	4.89905%	108	1.82	x	10.3%	64.6%	61.3%
70.0%	-	75.0%	6	96,743,055	8.8	4.81266%	102	1.66	x	11.6%	72.9%	63.0%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30	x	11.4%	56.0%	53.7%

LTV Ratios as of the Maturity Date(1)(3)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(4)	UW NCF DSCR(1)		UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(3)(4)
34.5%	-	39.9%	3	$94,439,852	8.6%	3.75758%	118	4.16	x	15.9%	36.5%	35.4%
40.0%	-	49.9%	6	332,656,705	30.3	4.19721%	117	2.66	x	11.9%	45.5%	44.4%
50.0%	-	54.9%	5	75,060,324	6.8	4.45514%	119	2.08	x	11.8%	58.2%	52.8%
55.0%	-	59.9%	10	182,518,940	16.6	4.82338%	119	1.89	x	10.6%	60.8%	58.2%
60.0%	-	69.0%	16	414,378,055	37.7	4.88849%	104	1.81	x	10.2%	66.4%	63.6%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30	x	11.4%	56.0%	53.7%

Prepayment Protection

						Weighted Average
Prepayment Protection			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(4)	UW NCF DSCR(1)		UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(3)(4)
Defeasance			28	$707,112,170	64.3%	4.48791%	112	2.32	x	11.7%	57.2%	54.2%
Yield Maintenance			7	188,806,705	17.2	4.93533%	109	2.18	x	11.2%	55.7%	53.6%
Defeasance or Yield Maintenance			5	203,135,000	18.5	4.36291%	118	2.36	x	10.6%	52.1%	52.1%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30	x	11.4%	56.0%	53.7%

Loan Purpose

						Weighted Average
Loan Purpose			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(4)	UW NCF DSCR(1)		UW NOI DY(1)(2)	Cut-off Date LTV(1)(2)(3)	Maturity Date LTV(1)(3)(4)
Refinance			28	$718,570,940	65.4%	4.46937%	116	2.29	x	11.4%	54.8%	52.1%
Acquisition			10	289,829,552	26.4	4.78835%	105	2.28	x	11.3%	61.0%	59.5%
Recapitalization			2	90,653,384	8.2	4.32605%	108	2.44	x	11.9%	49.3%	48.1%
Total / Wtd. Avg:			40	$1,099,053,875	100.0%	4.54167%	113	2.30	x	11.4%	56.0%	53.7%

(1)	In the case of Loan Nos. 1, 2, 3, 4, 5, 6, 7, 9, 10, 11, 12, 13, 15, 20 and 21, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1, 4, 9, 10 and 17, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or mezzanine loan(s).

(2)	In the case of Loan No. 27, the Cut-off Date LTV and UW NOI DY are calculated net of a holdback reserve.

(3)	In the case of Loan Nos. 5, 6, 8, 9, 15, 16, 17, 20, 23 and 36 the Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(4)	In the case of Loan Nos. 9 and 10, with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated as of the related anticipated repayment date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgaged Property	Cut-off Date Principal Balance	% of IPB	Location	Property Type	Previous Securitization
1	3 Columbus Circle	$ 100,000,000	9.1%	New York, NY	Office	CGCMT 2015-GC29
6.02	Hampton Inn Santa Barbara	$10,600,000	1.0%	Goleta, CA	Hotel	CFCRE 2011-C2
6.03	Hampton Inn Bloomington	$8,350,000	0.8%	Bloomington, MN	Hotel	GSMS 2012-GC6
6.05	Springhill Suites Bloomington	$6,650,000	0.6%	Bloomington, MN	Hotel	GSMS 2012-GC6
6.06	Hyatt Place Arlington	$5,250,000	0.5%	Arlington, TX	Hotel	UBSBB 2013-C5
7	Green Hills Corporate Center	$50,000,000	4.5%	Reading, PA	Office	MSBAM 2014-C16
12	Lakeside Apartments	$35,000,000	3.2%	Lisle, IL	Multifamily	FREMF 2018-KP05
14	Birch Landing Apartments	$33,000,000	3.0%	Austell, GA	Multifamily	FNA 2015-M13
25.01	Hollywood Storage - Evans	$9,233,713	0.8%	Evans, GA	Self Storage	COMM 2015-CR23
25.02	Hollywood Storage - Augusta	$4,097,558	0.4%	Augusta, GA	Self Storage	COMM 2015-CR23
25.03	Hollywood Storage - Martinez	$2,018,729	0.2%	Martinez, GA	Self Storage	COMM 2015-CR23
29	One Parkway North	$12,653,384	1.2%	Deerfield, IL	Office	BMARK 2018-B2
33	Giant Hershey PA	$10,400,000	0.9%	Hershey, PA	Retail	GSMS 2010-C2
35	Pell City Portfolio	$8,600,000	0.8%	Pell City, AL	Hotel	COMM 2014-CCRE18
36	364 Bush	$7,845,000	0.7%	San Francisco, CA	Mixed Use	PFP 2015-2
40	Piney Green Food Lion	$4,239,852	0.4%	Jacksonville, NC	Retail	GSMS 2011-GC3
(1)	The table above represents the properties for which the previously existing debt was securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date LTV
6	Arbor Hotel Portfolio	Various	$50,000,000	4.5%	$50,000,000	61.2%	60	59	2.08x	12.0%	60.7%	60.7%
17	Hilton Melbourne	Melbourne, FL	24,500,000	2.2	24,500,000	30.0	60	60	2.80x	13.7%	64.8%	64.8%
29	One Parkway North	Deerfield, IL	12,653,384	1.2	11,166,803	13.7	60	59	2.71x	19.9%	74.9%	66.1%
Total / Wtd. Avg.			$87,153,384	7.9%	$85,666,803	104.9%	60	59	2.37x	13.6%	63.9%	62.6%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI DY	Cut-off Date LTV	Maturity Date LTV
18	Park Central Plaza I & II	Kansas City, MO	$24,000,000	2.2%	$21,680,629	105.2%	84	83	1.51x	10.3%	72.1%	65.1%
Total / Wtd. Avg.			$24,000,000	2.2%	$21,680,629	105.2%	84	83	1.51x	10.3%	72.1%	65.1%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest. On each Distribution Date, the Non-VRR percentage of any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

■ Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the Certificates (including the VRR Interest) on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer, DBNY and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the VRR Interest, on the one hand, and amounts available for distribution to the holders of the remaining Certificates (the “Non-VRR Certificates”), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial Certificate Balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balances of the Principal Balance Certificates and the initial Certificate Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). See “U.S. Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Non-VRR Certificates (other than the Class S and Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class B and Class C Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class D and Class E Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The pass-through rate for the Class X-G Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class G Certificates for the related Distribution Date.

The pass-through rate for the Class X-H Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class H Certificates for the related Distribution Date.

The Class S Certificates will not have a pass-through rate. On each Distribution Date, a specified portion of any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date, solely to the extent received from the related borrower during the related collection period, will be distributed to the holders of the Class S Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, up to the Non-VRR Percentage of aggregate available funds:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex G to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates, until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates until the Certificate Balance of such Class is reduced to zero, and seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, up to the Non-VRR Percentage of available funds, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates, the notional amount of the Class X-F Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates, the notional amount of the Class X-G Certificates will be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class G Certificates and the notional amount of the Class X-H Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class H Certificates.

The Class S Certificates have no certificate balance, notional amount, credit support, pass-through rate, rated final distribution date or rating, and will not be entitled to distributions of principal.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, the Non-VRR Percentage of any Yield Maintenance Charges collected in respect of the mortgage loans will be allocated pro rata among six groups (based on the aggregate amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S and Class X-A Certificates (“YM Group A”), (b) the Class X-B, Class B and Class C Certificates (“YM Group B”), (c) the Class X-D, Class D and Class E Certificates (“YM Group D”), (d) the Class X-F and Class F Certificates (“YM Group F”), (e) the Class X-G and Class G Certificates (“YM Group G”) and (f) the Class X-H and Class H (“YM Group H”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Preliminary Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM Charge	X	Principal Paid to Class	X	(Pass-Through Rate on Class – Discount Rate)
		Total Principal Paid to the related YM Group		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class S or Class R Certificates.

■ Realized Losses:

On each Distribution Date, the Non-VRR Percentage of losses on the mortgage loans will be allocated first to the Class H, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-H Certificates, respectively.

Losses on each Whole Loan will be allocated first, to any related subordinate companion loan(s) until reduced to zero and then to the related mortgage loan and any related pari passu companion loans, pro rata, based on their respective principal balances.

See “Description of the Certificates—Priority of Distributions” in the Preliminary Prospectus.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class S and Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■ Appraisal Reduction Amounts:

With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally the amount by which the current principal balance of the related mortgage loan or serviced whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is serviced.

In general, the Non-VRR Percentage of any Appraisal Reduction Amount that is allocated to a mortgage loan is notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class H Certificates for certain purposes, including certain voting rights, the determination of the controlling class and the determination of an Operating Advisor Consultation Event. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated to the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class H Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), then pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

■ Appraisal Reduced Interest:	Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction Amounts to such mortgage loan.

■ Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

■ Whole Loans:

Fifteen mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of all of the Whole Loans, referred to as the “3 Columbus Circle Whole Loan”, “ILPT Hawaii Portfolio Whole Loan”, the “59 Maiden Lane Whole Loan”, the “101 California Whole Loan”, the “SWVP Portfolio Whole Loan”, the “Arbor Hotel Portfolio Whole Loan”, the “Green Hills Corporate Center Whole Loan”, the “Moffett Towers II - Building V Whole Loan”, the “Newport Corporate Center Whole Loan”, the “Western Digital R&D Campus Whole Loan”, the “Lakeside Apartments Whole Loan”, the “Central Tower Office Whole Loan”, the “Greenleaf at Howell Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Loan”, the “57 East 11th Street Whole Loan”, and the “Heartland Dental Medical Office Portfolio Whole Loan” one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of each of the 3 Columbus Circle Whole Loan, the 101 California Whole Loan, the Moffett Towers II – Building V Whole Loan and the Newport Corporate Center Whole Loan, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and any related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

The 3 Columbus Circle Whole Loan, the ILPT Hawaii Portfolio Whole Loan, the 59 Maiden Lane Whole Loan, the SWVP Portfolio Whole Loan, the Arbor Hotel Portfolio Whole Loan, the Moffett Towers II - Building V Whole Loan, the Newport Corporate Center Whole Loan, the Lakeside Apartments Whole Loan, the Central Tower Office Whole Loan, the 57 East 11th Street Whole Loan, the Heartland Dental Medical Office Portfolio Whole Loan and the 101 California Whole Loan (each, a “Non-Serviced Whole Loan”) are being serviced and administered pursuant to the applicable trust and servicing agreement or pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

■ Highlighted Servicing Provisions:

The following are certain servicing provisions of note:

A mortgage loan may become a specially serviced loan as a result of an imminent or reasonably foreseeable default only if the Master Servicer or the Special Servicer determines such default is not likely to be cured by the related borrower within 60 days.

A mortgage loan will not become a specially serviced loan for up to 120 days in circumstances where the related borrower does not make its balloon payment at maturity upon satisfaction of certain conditions, including that the borrower has, prior to such maturity date, provided documentation from an acceptable lender, including, without limitation, an executed term sheet or refinancing commitment or an executed purchase and sale agreement, in each case, that is consistent with CMBS market practices and is reasonably satisfactory in form and substance to the Master Servicer or the Special Servicer evidencing an expected refinancing of the mortgage loan or sale of the related mortgaged property.

The Special Servicer will not be entitled to any fees from the securitization trust or the related borrower during a fee restricted period, other than a special servicing fee, and, in certain circumstances described in the succeeding paragraph, a liquidation fee, if the Special Servicer elects to cause a mortgage loan to be transferred to special servicing as a result of an imminent or reasonably foreseeable default when the Master Servicer has not independently transferred the mortgage loan to special servicing for that reason.

Notwithstanding the foregoing, the special servicer may be entitled to a liquidation fee if it transfers a mortgage loan into special servicing as described above and a default occurs that leads to a liquidation of the applicable mortgage loan.

In order to streamline the servicing and administration of the mortgage loans with the goal of reducing the amount of time a CMBS borrower has to wait for certain approvals from the lender, “major decisions” will be administered solely by the Special Servicer, thereby reducing the number of parties involved in the approval process. Under these updated terms, the Special Servicer will be directly responsible for obtaining the consent of the Directing Certificateholder for “major decisions” involving all mortgage loans, rather than requiring the Master Servicer’s involvement in the approval process for Non-Specially Serviced Loans. In prior CMBS transactions, the master servicer would commonly prepare a recommendation related to a particular approval and be required to obtain the consent of the special servicer (who, in turn, would commonly be required to obtain the consent of the Directing Certificateholder before providing its consent to the master servicer) prior to taking any action with respect to that “major decision”.

In addition, certain revisions have been incorporated in the scope of the “major decisions” in the Preliminary Prospectus, that limit the involvement of the Directing Certificateholder in (1) the replacement of the related property management company, (2) the approval of releases of certain performance escrows and earnouts, and (3) the consent to modifications of any mezzanine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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intercreditor agreement in circumstances when the Directing Certificateholder is affiliated with the mezzanine lender.

The Certificate Administrator will be required to identify the then-current Directing Certificateholder as part of its monthly distribution date statement.

See “Description of the Certificates” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class S and Class R Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class S and Class R Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to solicit offers for any defaulted loan (other than a non-serviced mortgage loan) in such a manner as will be reasonably likely to maximize the value of the defaulted loan on a net present value basis, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the certificateholders (or, in the case of any Serviced Whole Loan, the certificateholders and any holders of the related serviced Pari Passu Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of such serviced Companion Loans), on a net present value basis. Additionally, the Special Servicer may offer to sell any REO property if, and when, the Special Servicer determines that such a sale would be in the best economic interest of the issuing entity and the holders of any related Companion Loans, on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with respect to any mortgage loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the certificateholders.

The Special Servicer is required to accept a cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include the related Pari Passu Companion Loans, if any, and the prices will be adjusted accordingly.

Within 30 days of a defaulted loan becoming a specially serviced loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan or REO property at the Purchase Price. If the Special Servicer does not purchase the defaulted loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced loan) for such defaulted loan or REO property, if the highest offeror is a person other than an Interested Person. If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property. An “Interested Person” is any person that is (i) a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any sponsor, any Borrower Party, any independent contractor engaged by the Special Servicer, any holder of a mezzanine loan (but only with respect to the related mortgage loan) or any known affiliate of any such person or, (ii) with respect to a defaulted whole loan, the depositor, the master servicer, the special servicer (or independent contractor engaged by such special servicer) or the trustee for any securitization that includes a related Companion Loan and each holder of any related Companion Loan, or any known affiliate of any such person.

The Special Servicer is not required to accept the highest offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and may accept a lower offer (so long as such lower offer was not made by the Special Servicer or any of its affiliates) if it determines that acceptance of such lower offer would be in the best interests of the Certificateholders and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender).

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Special Servicer, Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan, included in the Benchmark 2019-B11 trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes G and H.

■ Control Rights:

The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be with respect to each mortgage loan the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. With respect to any mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” is a mortgage loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the controlling class is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holders of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement or the holder of the related controlling Companion Loan, as applicable.

■ Directing Certificateholder:	RREF III Debt AIV, LP (or its affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than the Excluded Loans).

■ Controlling Class:

The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class; provided that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H Certificates.

Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Control Termination Event:

A “Control Termination Event” will occur when the Class G Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) with respect to any mortgage loan, all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Master Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights and the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of all Classes of Principal Balance Certificates other than the Control Eligible Certificates have been reduced to zero.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Party:	The risk retention consultation party will have certain non-binding consultation rights with respect to certain material servicing actions. The holder of the VRR Interest, which is expected to be transferred on the Closing Date by GACC to DBNY, its majority-owned affiliate, will be entitled to appoint a risk retention consultation party. DBNY is expected to be appointed as the initial risk retention consultation party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.

■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Master Servicer will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or Serviced Whole Loan, the Operating Advisor will be responsible for:

●    promptly reviewing information available to Privileged Persons on the Certificate Administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

●    promptly reviewing each Final Asset Status Report;

●    reviewing any Appraisal Reduction Amount (if calculated by the Special Servicer) and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Directing Certificateholder of such error); and

●    preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan was a Specially Serviced Loan at any time during the prior calendar year) for which a Control Termination Event was continuing as of December 31 and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement during the prior calendar year on a “trust-level basis” with respect to the resolution and liquidation of any Specially Serviced Loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or Serviced Whole Loan, after the Operating Advisor has received notice that a Control Termination Event has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of Asset Status Reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to Major Decisions processed by the Special Servicer or for which the consent of the Special Servicer is required.

In addition, if after the occurrence of a Consultation Termination Event the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three Certificateholders or certificate owners that are not affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an institution (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by S&P, Fitch and Morningstar (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of S&P, Fitch and Morningstar has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, the Risk Retention Consultation Party, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to any securitization that includes a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; and (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets.

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans, (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the voting rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not pass, then no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any delinquent mortgage loan until an additional mortgage loan becomes a Delinquent Loan, an Asset Review Trigger occurs as a result or is otherwise in effect, another Asset Review Vote Election is made and a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of such Asset Review Vote Election.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its website, and by mailing to all Certificateholders and the Asset Representations Reviewer. Upon the written direction of Certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.

■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date.  Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time, with or without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the controlling class certificateholders or the Directing Certificateholder on their behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “Operating Advisor” above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■ Replacement of Special Servicer by Vote of Certificateholders:

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates evidencing not less than 25% of the Voting Rights of the Principal Balance Certificates (taking into account the application of Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Principal Balance Certificates) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post notice of such direction on its website and by mail, and conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates evidencing at least 50% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates on an aggregate basis.

With respect to each of the Serviced Whole Loan, subject to the related intercreditor agreement, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, subject to the related intercreditor agreement, the Benchmark 2019-B11 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a specially serviced loan, the Special Servicer, and (b) with respect to a non-specially serviced loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any person other than the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-specially serviced loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such non-specially serviced Loan, the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications:

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – Benchmark 2019-B11

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees, processing fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 18 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan (except with respect to a corrected loan that was a fee restricted specially serviced loan and became a corrected loan while it was a fee restricted specially serviced loan) (as more specifically described in the Preliminary Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related serviced Companion Loan, unless prohibited under the related intercreditor agreement) and received and retained by the Master Servicer or the Special Servicer, as applicable, as compensation within the prior 18 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to each specially serviced loan (except, under certain circumstances, with respect to any fee restricted specially serviced loan) or REO property (except with respect to any non-serviced mortgage loan) as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a serviced Companion Loan) or REO property as additional compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

▪     special notices;

▪     summaries of any final asset status reports;

▪     appraisals in connection with Appraisal Reductions plus any second appraisals ordered;

▪     an “Investor Q&A Forum”;

▪     a voluntary investor registry;

▪     SEC EDGAR filings; and

▪     risk retention.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3 Columbus Circle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3 Columbus Circle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3 Columbus Circle

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

3 Columbus Circle

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch / Morningstar)(2):	BBB- / BBB-	Property Type - Subtype:	Office – CBD
Original Principal Balance(3):	$100,000,000	Net Rentable Area (SF):	753,713
Cut-off Date Principal Balance(3):	$100,000,000	Location:	New York, NY
% of Pool by IPB:	9.1%	Year Built / Renovated:	1927 / 2010-2013
Loan Purpose:	Refinance	Occupancy:	97.2%
Borrowers:	3 Columbus Circle LLC,	Occupancy Date:	1/1/2019
	3 Columbus Circle LLC - Series A,	Number of Tenants:	40
	3 Columbus Circle LLC - Series B	2016 NOI:	$35,192,550
Sponsor:	Joseph Moinian	2017 NOI:	$34,698,749
Interest Rate:	3.91400%	2018 NOI(6):	$40,091,035
Note Date:	3/12/2019	TTM NOI:	N/A
Maturity Date:	3/11/2029	UW Economic Occupancy:	97.9%
Interest-only Period:	120 months	UW Revenues:	$79,416,007
Original Term:	120 months	UW Expenses:	$18,918,555
Original Amortization:	None	UW NOI(6):	$60,497,452
Amortization Type:	Interest Only	UW NCF:	$56,594,080
Call Protection(4):	L(27),Def(88),O(5)	Appraised Value / Per SF:	$1,080,000,000 / $1,433
Lockbox / Cash Management:	Hard / In Place	Appraisal Date:	1/1/2019
Additional Debt(3)(5):	Yes
Additional Debt Balance(3)(5):	$390,000,000 / $105,000,000
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(7)				Financial Information(3)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$650	$789
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$650	$789
Replacement Reserves:	$0	Springing	$1,000,000	Cut-off Date LTV:	45.4%	55.1%
TI/LC:	$0	Springing	$5,000,000	Maturity Date LTV:	45.4%	55.1%
Other:	$2,668,685	Springing	$40,000,000	UW NCF DSCR:	2.91x	2.40x
				UW NOI Debt Yield:	12.3%	10.2%

Sources and Uses
Sources	Proceeds	% of Total		Uses	Proceeds	% of Total
Senior Notes	$490,000,000	80.5%		Payoff Existing Debt(8)	$371,671,992	61.1%
Subordinate Debt	105,000,000	17.2%		Young & Rubicam Condo Purchase(9)	215,600,000	35.4
Sponsor Equity	13,763,711	2.3		Closing Costs	18,823,034	3.1%
				Upfront Reserves	2,668,685	0.4%
Total Sources	$608,763,711	100.0%		Total Uses	$608,763,711	100.0%

(1)	The 3 Columbus Circle Whole Loan (as defined below) was originated by JPMCB. Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5-A, A-2-5-B and B-2, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $176.1 million were sold to Deutsche Bank AG, New York Branch and then subsequently assigned to GACC on March 13, 2019. Additionally, Note A-1-3 with a principal balance of $75.0 million will be sold to GACC prior to the Closing Date. GACC is contributing Note A-1-3 and Note A-2-4 with an aggregate outstanding principal balance as of the Cut-off Date of $100.0 million to the Benchmark 2019-B11 Trust.

(2)	Fitch and Morningstar have confirmed that the 3 Columbus Circle Loan, in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation. S&P does not provide a credit assessment but confirmed that the 3 Columbus Circle Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)	The 3 Columbus Circle Loan consists of the non-controlling Notes A-1-3 and A-2-4 and is part of the 3 Columbus Circle Whole Loan evidenced by 14 senior pari passu notes and two subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $595.0 million. For additional information, see “The Loan” herein.

(4)	The lockout period will be at least 27 payments beginning with and including the first payment date of April 11, 2019. The borrowers have the option to defease the full $595.0 million 3 Columbus Circle Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3 Columbus Circle

securitized and (ii) the third anniversary of the first payment date. The assumed lockout period of 27 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.
(5)	See “Additional Debt” herein.

(6)	The increase in Underwritten NOI from 2018 NOI is primarily attributable to (i) an additional 214,372 square foot lease executed with Young & Rubicam, Inc. on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020 or average rent over the loan term for investment grade tenants.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” herein.

(8)	Includes approximately $21.7 million in defeasance costs.

(9)	In conjunction with loan closing, Moinian executed a sale leaseback of floors three through eight to Young & Rubicam, Inc. For additional information, see “The Property” herein.

The Loan. The 3 Columbus Circle mortgage loan (the “3 Columbus Circle Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $595.0 million (the “3 Columbus Circle Whole Loan”), secured by the borrowers’ fee simple interest in 21 condominium units in a 26-story, 753,713 square foot Class A office building located on Broadway between West 57th and 58th Streets in New York, New York. The 3 Columbus Circle Whole Loan is comprised of (i) a senior loan, comprised of 14 pari passu notes with an aggregate principal balance as of the Cut-off Date of $490.0 million (the “3 Columbus Circle Senior Notes”), two of which (Note A-1-3 and A-2-4 with an aggregate outstanding principal balance as of the Cut-off Date of $100.0 million) are being contributed to the Benchmark 2019-B11 Trust and constitute the 3 Columbus Circle Loan, and the remainder of which have been or are expected to be contributed to other securitization trusts and (ii) a subordinate loan, comprised of two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $105.0 million (collectively, the “3 Columbus Circle Subordinate Companion Loan”), each as described below. The relationship between the holders of the 3 Columbus Circle Senior Notes and 3 Columbus Circle Subordinate Companion Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 3 Columbus Circle Whole Loan” in the Preliminary Prospectus. The 3 Columbus Circle Whole Loan was originated by JPMCB, and Notes A-2-1, A-2-2, A-2-3, A-2-4, A-2-5-A, A-2-5-B and B-2 were sold to Deutsche Bank AG, New York Branch and then subsequently assigned to GACC on March 13, 2019. Additionally, Note A-1-3 will be sold to Deutsche Bank AG, New York Branch and then subsequently assigned to GACC prior to the Closing Date. The 3 Columbus Circle Whole Loan has a 10-year term and will be interest-only for the term of the loan. The most recent prior financing of the 3 Columbus Circle property was securitized in CGCMT 2015-GC29, COMM 2015-CCRE22, COMM 2015-CCRE23 and WFCM 2015-LC20.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1-1	$50,000,000	$50,000,000	Benchmark 2019-B10	No
Note A-1-2	75,000,000	75,000,000	JPMCB	No
Note A-1-3	75,000,000	75,000,000	Benchmark 2019-B11	No
Note A-1-4	40,000,000	40,000,000	JPMCB	No
Note A-1-5	50,000,000	50,000,000	CS	No
Note A-1-6	35,000,000	35,000,000	JPMCB	No
Note A-1-7	25,000,000	25,000,000	JPMCB	No
Note A-1-8	17,500,000	17,500,000	JPMCB	No
Note A-2-1	25,000,000	25,000,000	Benchmark 2019-B10	No
Note A-2-2	25,000,000	25,000,000	CF 2019-C1	No
Note A-2-3	25,000,000	25,000,000	CF 2019-C1	No
Note A-2-4	25,000,000	25,000,000	Benchmark 2019-B11	No
Note A-2-5-A	12,500,000	12,500,000	DBNY	No
Note A-2-5-B	10,000,000	10,000,000	CCRE	No
Senior Notes	$490,000,000	$490,000,000
Note B-1	51,450,000	51,450,000	Benchmark 2019-B10	Yes
Note B-2	53,550,000	53,550,000	Benchmark 2019-B10	No
Whole Loan	$595,000,000	$595,000,000

The Borrowers. The borrowers are 3 Columbus Circle LLC – Series A, 3 Columbus Circle LLC – Series B (each a “series” of 3 Columbus Circle LLC formed under the Delaware General Corporation Law) and 3 Columbus Circle LLC, a Delaware limited liability company. Each company is structured to be a single purpose bankruptcy-remote entity with 3 Columbus Circle LLC having two independent directors in its organizational structure. Two of the borrowers, 3 Columbus Circle LLC – Series A and 3 Columbus Circle LLC – Series B, own a portion of the 3 Columbus Circle property as tenants-in-common. For additional information, please see “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3 Columbus Circle

The Loan Sponsor. The borrower sponsor and nonrecourse carve-out guarantor is Joseph Moinian, the key principal of The Moinian Group (“Moinian”). Founded in 1982, Moinian is a private real estate acquisition, ownership, development and management company. Joseph Moinian is the nonrecourse carve-out guarantor for the 3 Columbus Circle Whole Loan. Moinian has acquired commercial properties throughout the country, focusing on major cities such as New York, Chicago, Dallas and Los Angeles. Moinian develops, owns and operates properties across every asset category, including office, hotel, retail, condos and rental apartments. Notable New York City investments include the Oskar, The Sky, 17 Battery North & South and 535-545 Fifth Avenue, with a portfolio of more than 20.0 million square feet.

The Property. The 3 Columbus Circle property is a Class A, 26-story, 753,713 square foot office building with ground floor retail located in the Midtown neighborhood of Manhattan, New York. The 3 Columbus Circle property occupies the entire city block bounded by Broadway, Eighth Avenue, West 57th Street and West 58th Street, and features panoramic views of Central Park, the Hudson River and New York City. The 3 Columbus Circle property serves as the national headquarters for its largest tenant, Young & Rubicam, Inc. (“Young & Rubicam”) (49.8% of net rentable area; rated BBB+/BBB by Fitch and S&P), and approximately 72.0% and 78.8% of net rentable area and underwritten base rent, respectively, is leased to investment grade tenants, including Nordstrom’s first men’s store in Manhattan, CVS Pharmacy, Chase Bank, Versace and AT&T among others.

The 3 Columbus Circle property’s bottom five floors were originally constructed in 1904 and underwent a 22-story expansion by Shreve, Lamb and Harmon in 1927, the architectural firm behind the Empire State Building. From 2010 to 2013, the 3 Columbus Circle property underwent an approximately $82.5 million building-wide renovation, including an approximately $44.0 million energy-efficient glass façade surrounding the building’s original foundation. In addition to the façade, the lobby received an approximately $1.0 million expansion and renovation that widened the existing entrance on Broadway and replaced the existing lobby walls with 12-foot glass walls. The retail space received approximately $3.0 million in capital improvements, including floor-to-ceiling windows and fully redesigned restrooms. The 3 Columbus Circle property features modern building systems, 12 passenger elevators, a loading dock and office terraces on multiple floors. The 3 Columbus Circle property has earned Energy Star designation and LEED Silver certification.

Moinian acquired the 3 Columbus Circle property in 2004 for approximately $250 million. In 2011, when the building was 33.3% occupied, Moinian sold a 48.9% interest in the building to SL Green, and together, the companies began an extensive multi-year redevelopment plan to reposition the building to a Class A asset. In 2012, while the redevelopment was underway, a 214,372 square foot condominium interest which covers floors three to eight was sold to Young & Rubicam for approximately $143.6 million. Renovations were completed in 2013, and the 3 Columbus Circle property was leased up to 97.2% as of January 1, 2019.  In 2018, Moinian repurchased SL Green’s interest in the 3 Columbus Circle property for $227.5 million, and, in conjunction with the closing of the 3 Columbus Circle Whole Loan, Moinian repurchased Young & Rubicam’s condominium interest for $215.6 million. In conjunction with repurchase of the Young & Rubicam condominium interest, a new lease to Young & Rubicam was simultaneously executed for the space with an initial base rent set at $76.00 per square foot and a lease expiration of July 2033.

The 3 Columbus Circle property is located in the Midtown West office submarket, proximate to other prominent buildings in Columbus Circle including the Time Warner Center and the Museum of Arts and Design. Nordstrom’s women’s store is expected to open in 2019 across the street at Central Park Tower. The Columbus Circle neighborhood benefits from nearby attractions including Central Park, Rockefeller Center, Radio City Music Hall, Lincoln Center for the Performing Arts and the Museum of Modern Art. In particular, the 3 Columbus Circle property benefits from its location on Broadway, which is a major artery connecting the southern tip of Manhattan to Upper Manhattan. The 3 Columbus Circle property’s frontage along Broadway, 8th Avenue, West 57th Street and West 58th Street provides its retail tenants with access to the pedestrian traffic in the area. The 3 Columbus Circle property is accessible by public transportation with three subway lines within one block, New York Penn Station within an eight minute drive and LaGuardia Airport within a 21 minute drive.

As of January 1, 2019, the 3 Columbus Circle property was 97.2% leased to a diversified roster of 40 tenants, including a mix of 32 office tenants, five telecom tenants and three investment grade retail tenants. The 3 Columbus Circle property’s ten largest tenants occupy approximately 610,518 square feet (81.0% of net rentable area) and have a weighted average remaining lease term of approximately 13.0 years.

The largest tenant, Young & Rubicam (375,236 square feet; 49.8% of NRA; 39.9% of Underwritten Base Rent), a subsidiary of WPP (LSE: WPP) (rated BBB+/BBB by Fitch and S&P), is a marketing and communications company specializing in advertising, digital and social media, sales promotion, direct marketing and brand identity consulting. Young & Rubicam’s clients include a variety of companies including Campbell’s Soup Company, Colgate-Palmolive, Virgin Atlantic, Revlon, LG and Land Rover. Founded in 1923 and headquartered at the 3 Columbus Circle property, Young & Rubicam has more than 190 offices in 95 countries. WPP is a global company in communications, commerce and technology services with over 150 companies. As of 2017, WPP reported £15.3 billion in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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revenue. Young & Rubicam has occupied the 3 Columbus Circle property since 2012 and currently occupies floors 9, 10, 11, 18 and 19 through August 2033 and its condominium interest through July 2033, both with two ten-year renewal options.

The second largest tenant, Emerge 212 3CC LLC (57,359 square feet; 7.6% of NRA; 4.7% of Underwritten Base Rent) (“Emerge212”), a subsidiary of SL Green Realty Corp. (NYSE: SLG) (rated Baa3/BBB/BBB- by Moody’s, Fitch and S&P), was founded in 1999 and is an operator of full-service office suites. Emerge212 provides fully-furnished, privately leased, flexible office space, providing tenants the ability to grow and contract along with business needs. In addition to office space, tenants receive full-service amenities such as cafe areas, charging stations, conference rooms and event space. Emerge212 is located exclusively in New York with locations at 3 Columbus Circle, 125 Park Avenue and 1185 Avenue of the Americas. SL Green Realty Corp. is a self-managed real estate investment trust and a large commercial landlord in New York City. As of 2017, SL Green Corp. reported approximately $1.5 billion in total revenue and approximately $14.0 billion in total assets. Emerge212 currently occupies floors 15 and 16 through November 2027 and licenses its space as shared workspace.

The third largest tenant, Nordstrom (46,991 square feet; 6.2% of NRA; 19.6% of U/W Base Rent) (rated Baa1/BBB+/BBB+ by Moody’s, Fitch and S&P) (NYSE: JWN) is one of the nation’s largest upscale apparel and shoe retailers, serving customers through multiple retail channels, discount stores, boutiques, catalogs and the Internet. The store at the 3 Columbus Circle property serves as Nordstrom’s first men’s store and its first store in Manhattan. Nordstrom is expected to open its flagship women’s store across the street at Central Park Tower in fall 2019. In addition to its online business which reaches 96 countries, Nordstrom operates 379 U.S. stores in 40 states as well as six Nordstrom stores in Canada. As of fiscal year ended February 3, 2018, Nordstrom reported approximately $15.1 billion in net sales and approximately $8.1 billion in total assets. Nordstrom occupies the largest retail space on the ground floor as well as space on the second floor through October 2039 and has two ten-year renewal options.

The 3 Columbus Circle property is located in Manhattan, New York, in the Midtown West submarket within the greater Midtown office market. The Midtown West submarket contains approximately 31.0 million square feet of office inventory and is bordered by 72nd Street to the north, 42nd Street to the south, Seventh Avenue to the east and the Hudson River to the west. New York City’s largest employers include a diverse group of multinational corporations representing a variety of industries including healthcare, financial services, retail and education. Fifty-eight of the nation’s Fortune 500 corporations are headquartered in the New York Region including Verizon, J.P. Morgan Chase, Citigroup, IBM, MetLife, PepsiCo, American International Group, Morgan Stanley, New York Life Insurance, Goldman Sachs Group, TIAA, American Express and Time Warner.

As of the fourth quarter of 2018, the greater Midtown Class A office market consisted of approximately 181.1 million square feet of office space with an overall market vacancy of 9.3% and average asking rents of approximately $75.03 per square foot. The Midtown West Class A submarket totaled approximately 24.5 million square feet with average vacancy of 6.9% and average market asking rents of $76.87 per square foot. The overall Midtown office market achieved 23.7 million square feet in leasing activity in 2018 with overall and direct absorption levels totaling 7.3 million square feet and 8.1 million square feet, respectively.

The appraisal identified seven directly competitive Class A office rent comparables in the Midtown West submarket. Comparable buildings were built between 1950 and 2009 and range in size from 242,505 square feet to 790,000 square feet. Direct asking rents at the comparable properties ranged between $65.00 and $108.00 per square foot with a weighted average of approximately $82.47 per square foot. The 3 Columbus Circle property’s in-place weighted average office rent is $71.11 per square foot, which compares favorably to the Appraisal’s Concluded Office Market Rent, which ranges from $77.00 per square foot to $100.00 per square foot, broken out by floor in the table below.

Summary of Appraisal’s Concluded Office Market Rent(1)
Floor(s)	Appraisal’s Concluded Office Market Rent PSF
3, 5-15	$77.00
4	$80.00
16-18	$85.00
19, 23-24	$93.00
20-22	$90.00
25-26	$100.00

(1)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The appraisal identified five comparable retail spaces in the Manhattan market with rents ranging from $215.00 to $500.00 per square foot for grade space with a weighted average rent of approximately $338.58 per square foot. The 3 Columbus Circle property’s in-place weighted average retail rent is $259.02 per square foot, which is above the appraisal’s concluded market rent of $194.51 per square foot.

Historical Occupancy(1)
	2016	2017	2018	Current(2)
Occupancy	98.4%	91.9%	98.0%	97.2%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is based on the January 1, 2019 rent roll.

Tenant Summary(1)
Tenant	Type	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Young & Rubicam, Inc.(4)	Office	NR / BBB+ / BBB	375,236	49.8%	$72.06	39.9%	Various
Emerge 212 3CC LLC	Office	Baa3 / BBB / BBB-	57,359	7.6%	$55.00	4.7%	11/30/2027
Nordstrom(5)	Retail	Baa1 / BBB+ / BBB+	46,991	6.2%	$282.15	19.6%	10/31/2039
Jazz at Lincoln Center, Inc.	Office	NR / NR / NR	30,653	4.1%	$52.00	2.4%	4/30/2028
Josephson(6)	Office	NR / NR / NR	22,742	3.0%	$100.00	3.4%	12/31/2032
Versace USA, Inc.	Office	NR / BBB- / BBB-	21,342	2.8%	$75.00	2.4%	7/31/2025
CVS Caremark Pharmacy	Retail	Baa2 / NR / BBB	21,159	2.8%	$193.20	6.0%	7/31/2028
Trustees of Columbia(7)	Office	Aaa / NR / AAA	14,162	1.9%	$77.77	1.6%	8/31/2025
Cohen and Company LLC	Office	NR / NR / NR	11,166	1.5%	$83.00	1.4%	2/28/2029
Laura & John Arnold(8)	Office	NR / NR / NR	9,708	1.3%	$56.00	0.8%	7/31/2025
Total Major Office and Retail			610,518	81.0%	$91.04	82.0%
Other Occupied Office and Retail(9)			121,646	16.1%	$99.39	17.8%
Total Occupied Office and Retail			732,164	97.1%	$92.43	99.9%
Telecom			218	0.1%	$328.03	0.1%
Total Occupied			732,382	97.2%	$92.50	100.0%
Vacant(10)			21,331	2.8%
Total			753,713	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes rent steps through January 2020 and average rent over the loan term for investment grade tenants, including Young & Rubicam, Inc., Emerge 212 3CC LLC, Nordstrom, CVS Caremark Pharmacy, Chase Bank, Trustees of Columbia and AT&T Corp.

(4)	Young & Rubicam, Inc. leases 375,236 square feet, of which (i) 214,372 square feet is leased for $76.00 per square foot and is set to expire July 3033, (ii) 124,760 square feet is leased for $68.60 per square foot and is set to expire August 2033, (iii) 34,634 square feet is leased for $62.00 per square foot and is set to expire in August 2033 and (iv) 1,300 square feet is leased for $32.50 per square foot and is set to expire in August 2033.

(5)	Nordstrom leases 46,991 square feet, of which (i) 43,018 square feet is leased for $241.25 per square foot and (ii) 3,973 square feet is leased for $725.00 per square foot.

(6)	Josephson is an affiliate of the borrower and its leased space serves as headquarters for affiliates of the borrower.

(7)	Trustees of Columbia leases 14,162 square feet, of which (i) 6,031 square feet is leased for $76.53 per square foot, (ii) 5,020 square feet is leased for $78.79 per square foot and (iii) 3,111 square feet is leased for $78.51 per square foot.

(8)	Laura & John Arnold has the right to cancel its lease at the end of any month occurring between March 1, 2020 and March 1, 2023, with no less than nine months’ prior notice and the payment of a termination fee.

(9)	Other Occupied Office and Retail is inclusive of a 2,831 square foot management office with no attributable underwritten base rent. Subleases account for 20,015 square feet (2.7% of net rentable area).

(10)	Vacant space includes 21,231 square feet of office space and 100 square feet of storage space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	21,331	2.8%	NAP	NAP	21,331	2.8%	NAP	NAP
MTM & 2019	0	0	0.0%	$0	0.0%	21,331	2.8%	$0	0.0%
2020	5	18,655	2.5%	1,463,746	2.2%	39,986	5.3%	$1,463,746	2.2%
2021	5	19,013	2.5%	1,584,749	2.3%	58,999	7.8%	$3,048,495	4.5%
2022	3	7,861	1.0%	686,928	1.0%	66,860	8.9%	$3,735,423	5.5%
2023	5	18,327	2.4%	1,483,170	2.2%	85,187	11.3%	$5,218,593	7.7%
2024	3	14,518	1.9%	1,201,163	1.8%	99,705	13.2%	$6,419,756	9.5%
2025	5	60,820	8.1%	4,494,341	6.6%	160,525	21.3%	$10,914,097	16.1%
2026	1	6,190	0.8%	520,827	0.8%	166,715	22.1%	$11,434,923	16.9%
2027	1	57,359	7.6%	3,154,745	4.7%	224,074	29.7%	$14,589,668	21.5%
2028	3	57,235	7.6%	6,142,196	9.1%	281,309	37.3%	$20,731,865	30.6%
2029 and Thereafter(3)	13	472,404	62.7%	47,012,117	69.4%	753,713	100.0%	$67,743,982	100.0%
Total	44	753,713	100.0%	$67,743,982	100.0%

(1)	Based on the underwritten rent roll dated January 1, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	2029 and Thereafter is inclusive of a 2,831 square foot management office and a 3,021 square foot storage space that have no underwritten rent.

Operating History and Underwritten Net Cash Flow(1)
	2015	2016	2017	2018	Underwritten	Per Square Foot	%(2)
Base Rent(3)(4)	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$71,913,647	$95.41	88.8%
Vacant Income	0	0	0	0	1,977,018	2.62	2.4%
Gross Potential Rent	$35,696,175	$41,873,116	$43,763,738	$48,360,889	$73,890,665	$98.04	91.2%
Total Reimbursements	3,840,772	2,954,447	3,436,707	4,969,121	7,102,216	9.42	8.8%
Total Other Income(5)	4,797,805	5,333,639	3,752,429	3,994,225	10,130	0.01	0.0%
Net Rental Income	$44,334,752	$50,161,202	$50,952,874	$57,324,235	$81,003,011	$107.47	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,587,003)	(2.11)	(2.0)
Effective Gross Income	$44,334,752	$50,161,202	$50,952,874	$57,324,235	$79,416,007	$105.37	98.0%
Total Expenses	14,711,832	14,968,652	16,254,125	17,233,200	18,918,555	25.10	23.8%
Net Operating Income(4)	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$60,497,452	$80.27	76.2%
Total TI/LC, Capex/RR	0	0	0	0	3,903,373	5.18	4.9%
Net Cash Flow	$29,622,920	$35,192,550	$34,698,749	$40,091,035	$56,594,080	$75.09	71.3%
(1)	Based on the underwritten rent roll dated January 1, 2019.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Base Rent is inclusive of rent steps through January 2020 and straight line rent for investment grade tenants over the loan term, accounting for approximately $4.2 million in Underwritten Base Rent. Historic base rent does not include rent from Young & Rubicam.

(4)	The increase in Underwritten NOI from 2018 NOI is primarily attributable to (i) an additional 214,372 square feet lease executed with Young & Rubicam on floors three through eight, accounting for approximately $16.3 million in underwritten base rent and (ii) rent steps through January 2020.

(5)	Total Other Income from 2015 to 2018 included a condominium charge to Young & Rubicam for its share in building expenses. Underwritten rent reflects Young & Rubicam paying reimbursements under its lease.

Property Management. The 3 Columbus Circle property is managed by Columbus Property Management LLC, a New York limited liability company and an affiliate of the borrower.

Escrows and Reserves. At loan origination, the borrowers deposited (i) approximately $1,820,891 into an outstanding tenant improvements and leasing commission reserve in connection with three leases and (ii) approximately $847,794 into a free rent reserve in connection with four leases.

Tax Reserve. The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes. In the event the borrowers provide evidence reasonably satisfactory to the lender that all taxes and other charges have been paid prior to the related due date and there is no event of default continuing, the requirement for monthly deposits into the tax reserve will be waived.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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3 Columbus Circle

Insurance Reserve. The borrowers are required to deposit into an insurance reserve, on a monthly basis, 1/12 of estimated insurance premiums. In the event the borrowers obtain and maintain a blanket insurance policy acceptable to the lender and there is no event of default continuing, the requirement for monthly deposits into the insurance reserve will be waived.

Replacement Reserve. During the continuance of a Cash Sweep Event (as defined below), the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to $12,500 for replacement reserves (approximately $0.20 per square foot annually), subject to a cap of $1,000,000 (approximately $1.33 per square foot).

TI/LC Reserve. During the continuance of a Cash Sweep Event, the borrowers are required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $62,900 for tenant improvement and leasing commission obligations (approximately $1.00 per square foot annually), subject to a cap of $5,000,000 (approximately $6.63 per square foot).

Young & Rubicam Reserve. During the continuance of a Cash Sweep Event caused by a Tenant Trigger (as defined below), the borrowers are required to deposit into a Young & Rubicam reserve an amount equal to all excess cash flow in the cash management account to cover expenses anticipated to be incurred in connection with re-leasing the Young & Rubicam space, subject to a cap of $40,000,000 (approximately $106.60 per square foot of Young & Rubicam space).

Lockbox / Cash Management. The 3 Columbus Circle Whole Loan is structured with a hard lockbox and in place cash management. The borrowers were required at origination to deliver tenant direction letters instructing all tenants to deposit rents into a lockbox account controlled by the lender. All funds in the lockbox account are required to be swept each business day into a cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. All funds on deposit in the cash management account following the occurrence and during the continuance of a Cash Sweep Event following payment of debt service, required reserves and operating expenses are required to be deposited into the Young & Rubicam reserve or, to the extent the Cash Sweep Event is caused by a DSCR Trigger Event (as defined below), into the excess cash flow reserve, and in each case to be held and disbursed in accordance with the terms of the loan documents. During the continuance of an event of default, the lender may apply such funds in such order and priority as the lender determines. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence and continuation of (i) an event of default, (ii) any bankruptcy action of the borrowers or property manager, (iii) a DSCR Trigger Event or (iv) a Tenant Trigger.

A Cash Sweep Event may be cured in accordance with the following conditions: with respect to a Cash Sweep Event caused solely by (a) clause (i) above, the acceptance of a cure by the lender of the related event of default, (b) clause (ii) above if borrowers have replaced the manager with a qualified manager under a replacement management agreement within 90 days in accordance with the loan documents, (c) clause (iii) above, a DSCR Cure Event (as defined below) has taken place, (d) clause (iv) above, if the Cash Sweep Event is caused solely by the occurrence of (x) a Tenant BK Trigger (as defined below), Young & Rubicam or its parent company affirming the Young & Rubicam lease in the applicable bankruptcy proceeding, (y) a Tenant Vacancy Trigger (as defined below), the replacement of Young & Rubicam with an acceptable replacement tenant pursuant to lease(s) approved in accordance with the terms of the loan documents and such tenant has accepted possession of its premises under the lease(s), with all tenant improvement costs and free rent amounts reserved with the lender, or (z) any Tenant Trigger, upon the satisfaction of the Tenant Escrow Requirement (as defined below) (in which case, the borrowers are deemed to have cured any existing Tenant Trigger immediately upon such date). Each cure is also subject to the following conditions: (1) no other event of default may have occurred and be continuing; and (2) the borrowers pay the lender’s reasonable expenses in connection with such cure. Notwithstanding the foregoing, in no event will the borrowers have the right to cure a Cash Sweep Event occurring from a borrower bankruptcy.

“DSCR Trigger Event” means the debt service coverage ratio on the 3 Columbus Circle Whole Loan (as calculated in the loan documents) based on the trailing three-month period immediately preceding the date of determination is less than 1.30x.

“DSCR Cure Event” means the debt service coverage ratio on the 3 Columbus Circle Whole Loan (as calculated in the loan documents), based on the trailing three-month period immediately preceding the date of determination, is at least 1.30x for two consecutive quarters.

“Tenant Trigger” means either (i) a bankruptcy or certain insolvency actions of Young & Rubicam or its parent company (a “Tenant BK Trigger”) or (ii) if Young & Rubicam vacates, abandons or “goes dark” in 85% or more of its leased space (and no sub-tenant is then in occupancy of any of the space) (a “Tenant Vacancy Trigger”).

“Tenant Escrow Requirement” means the balance of the Young & Rubicam reserve has reached the cap of $40,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Additional Debt. The 3 Columbus Circle B Notes, with an aggregate outstanding principal balance as of the Cut-off Date of $105.0 million, accrue interest at a fixed rate of 3.91400% per annum. The 3 Columbus Circle B Notes each have a 120-month term and are interest only for the full term. For additional information, see “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 3 Columbus Circle Whole Loan” in the Preliminary Prospectus.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	CREFI/JPMCB	Single Asset / Portfolio:	Portfolio
Credit Assessment		Title(5):	Fee
(Fitch / Morningstar)(2):	BBB / BBB-	Property Type – Subtype(5):	Various
Original Principal Balance(1):	$78,000,000	Net Rentable Area (SF):	9,591,512
Cut-off Date Principal Balance(1):	$78,000,000	Location:	Various, HI
% of Pool by IPB:	7.1%	Year Built / Renovated:	Various / N/A
Loan Purpose:	Recapitalization	Occupancy:	100.0%
Borrowers(3):	Various	Occupancy Date:	Various
Sponsor:	Industrial Logistics Properties Trust	Number of Tenants:	170
Interest Rate:	4.31000%	2016 NOI:	$55,544,563
Note Date:	1/29/2019	2017 NOI:	$56,877,354
Maturity Date:	2/7/2029	TTM NOI (as of 10/2018)(6):	$57,840,197
Interest-only Period:	120 months	UW Economic Occupancy:	100.0%
Original Term:	120 months	UW Revenues:	$86,985,222
Original Amortization:	None	UW Expenses:	$18,221,433
Amortization Type:	Interest Only	UW NOI(6):	$68,763,789
Call Protection(4):	L(28),DeforGrtr1%orYM(85),O(7)	UW NCF:	$68,205,889
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(7):	$1,439,117,000 / $150
Additional Debt:	Yes	Appraisal Date(7):	December 2018
Additional Debt Balance(1):	$572,000,000
Additional Debt Type(1):	Pari Passu

Escrows and Reserves(8)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$68
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$68
Insurance:	$0	Springing	N/A	Cut-off Date LTV(7):	45.2%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV(7):	45.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.40x
Other:	$0	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$650,000,000	100.0%	Paydown of Corporate Revolver(9)	$380,000,000	58.5%
			Return of Equity	267,194,938	41.1
			Closing Costs	2,805,063	0.4
Total Sources	$650,000,000	100.0%	Total Uses	$650,000,000	100.0%
(1)	The ILPT Hawaii Portfolio loan is part of a whole loan evidenced by 18 pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $650.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $650.0 million ILPT Hawaii Portfolio Whole Loan, as defined in “The Loan” below. The ILPT Hawaii Portfolio whole loan was co-originated by Morgan Stanley Bank, N.A., Citi Real Estate Funding Inc., UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York and JPMorgan Chase Bank, National Association.

(2)	Fitch and Morningstar have confirmed that the ILPT Hawaii Portfolio Loan (as defined below), in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation. S&P did not provide a credit assessment but confirmed that the ILPT Hawaii Portfolio Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)	The borrowers are Higgins Properties LLC, Masters Properties LLC, Robin 1 Properties LLC, Tanaka Properties LLC, ILPT TSM Properties LLC, Z&A Properties LLC, LTMAC Properties LLC, ILPT Orville Properties LLC, RFRI Properties LLC, and TedCal Properties LLC (collectively, the “ILPT Hawaii Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with two independent directors.

(4)	The ILPT Hawaii Portfolio Loan lockout period is required to be at least 28 payments beginning with and including the first payment date of March 7, 2019. Defeasance of the full $650.0 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last pari passu note to be securitized and (ii) January 29, 2022 (the “Lockout Expiration Date”). After the Lockout Expiration Date, prepayment in full is permitted with payment of a prepayment fee equal to the greater of (a) 1% of the outstanding principal amount of the ILPT Hawaii Portfolio Whole Loan or (b) the present value as of the prepayment date of the remaining monthly interest only payments that would be due through August 7, 2028 (the “Open Prepayment Date”) based on the principal amount of the ILPT Hawaii Portfolio Whole Loan being prepaid, discounted at an interest rate equal to the difference between (i) 4.3100% and (ii) the yield maintenance treasury rate (as defined in the ILPT Hawaii Portfolio Whole Loan documents). The ILPT Hawaii Portfolio Whole Loan is prepayable in full without penalty on or after the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

Open Prepayment Date. The assumed lockout period of 28 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.

(5)	The ILPT Hawaii Portfolio Whole Loan is secured by the fee simple interests of the ILPT Hawaii Portfolio Borrowers (as defined below) in an approximately 9,591,512 square foot portfolio of 177 leased fee parcels (the “Leased Fee Properties”) and nine fee simple parcels (the “Fee Simple Properties”) located in Honolulu, Hawaii.

(6)	The increase in UW NOI from 10/31/2018 TTM NOI is primarily attributed to (i) $3,723,524 ($0.39 per square foot) of rent steps through January 15, 2020, (ii) $259,026 in percentage rent from three tenants based on certain sales/revenue figures: Bank of Hawaii (2969 Mapunapuna Street), SLSS Partners (808 Ahua Street), and Honolulu Warehouse Co., Ltd. (2850 Paa Street) and (iii) $5,260,967 in straight-line average of ground rent steps from January 2020 through January 2030.

(7)	The Appraised Value, Appraised Value per SF, Cut-off Date LTV ratio and Maturity Date LTV ratio are based on the aggregate of the individual “as-is” appraised values of the ILPT Hawaii Portfolio Properties as of December 2018 of $1,439,117,000.

(8)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

(9)	Prior to the origination of the ILPT Hawaii Portfolio Whole Loan, the ILPT Hawaii Portfolio (as defined below) was unencumbered. According to the borrower sponsor, the proceeds of the ILPT Hawaii Portfolio Whole Loan were used to, among other things, repay all outstanding borrowings under its unsecured revolving credit facility. As of September 30, 2018, the balance of the unsecured revolving credit facility was $380.0 million.

The Loan. The ILPT Hawaii Portfolio loan (the “ILPT Hawaii Portfolio Loan”) is secured by a first priority fee mortgage encumbering 177 Leased Fee Properties and nine Fee Simple Properties located in Honolulu, Hawaii (the “ILPT Hawaii Portfolio”). The loan is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $650.0 million (the “ILPT Hawaii Portfolio Whole Loan”) and is comprised of 18 pari passu notes, each as described below. The ILPT Hawaii Portfolio Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Citi Real Estate Funding Inc. (“CREFI”), UBS AG, by and through its branch office at 1285 Avenue of the Americas, New York, New York (“UBS AG”) and JPMorgan Chase Bank, National Association (“JPMCB”). The non-controlling Notes A-6-2 and A-6-3, with an outstanding principal balance as of the Cut-off Date of $52.0 million (which are owned by CREFI), and the non-controlling Note A-8-2, with an outstanding principal balance as of the Cut-off Date of $26.0 million (which is owned by JPMCB), are being contributed to the Benchmark 2019-B11 Trust. The relationship between the holders of the ILPT Hawaii Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The ILPT Hawaii Portfolio Whole Loan has a 10-year term and is interest only for the full term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-6-2, A-6-3, A-8-2	$78,000,000	$78,000,000	Benchmark 2019-B11	No
A-1	162,500,000	162,500,000	ILPT Trust 2019-SURF	Yes
A-2	65,000,000	65,000,000	ILPT Trust 2019-SURF	No
A-3	35,000,000	35,000,000	ILPT Trust 2019-SURF	No
A-4	32,500,000	32,500,000	ILPT Trust 2019-SURF	No
A-5-1	32,500,000	32,500,000	ILPT Trust 2019-SURF	No
A-5-2	50,000,000	50,000,000	BANK 2019-BNK17	No
A-5-3	40,000,000	40,000,000	MSBNA	No
A-5-4	40,000,000	40,000,000	BANK 2019-BNK18	No
A-6-1	13,000,000	13,000,000	ILPT Trust 2019-SURF	No
A-7-1	13,000,000	13,000,000	ILPT Trust 2019-SURF	No
A-7-2	23,000,000	23,000,000	UBS 2019-C6	No
A-8-1	6,500,000	6,500,000	ILPT Trust 2019-SURF	No
A-9	30,000,000	30,000,000	ILPT Trust 2019-SURF	No
A-10	10,000,000	10,000,000	UBS AG	No
A-11	19,000,000	19,000,000	UBS AG	No
Total	$650,000,000	$650,000,000

The Borrowers. The borrowers are Higgins Properties LLC, Masters Properties LLC, Robin 1 Properties LLC, Tanaka Properties LLC, ILPT TSM Properties LLC, Z&A Properties LLC, LTMAC Properties LLC, ILPT Orville Properties LLC, RFRI Properties LLC, and TedCal Properties LLC (collectively, the “ILPT Hawaii Portfolio Borrowers”), each a Delaware limited liability company structured to be bankruptcy-remote with two independent directors. Legal counsel to the ILPT Hawaii Portfolio Borrowers delivered a non-consolidation opinion in connection with the origination of the ILPT Hawaii Portfolio Whole Loan.

The Loan Sponsors. Industrial Logistics Properties Trust (“ILPT”) is the borrower sponsor and non-recourse carveout guarantor with respect to the ILPT Hawaii Portfolio Whole Loan. The obligations of ILPT for any guaranteed obligations for which the ILPT Hawaii Portfolio Whole Loan documents provide full recourse (consisting generally of bankruptcy related events) are capped at 15% of the outstanding principal balance of the ILPT Hawaii Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

ILPT is a real estate investment trust (“REIT”) formed to own and lease industrial and logistics properties throughout the United States. As of September 30, 2018, ILPT owned 269 industrial and logistics properties with approximately 29.2 million rentable square feet, which were approximately 99.3% leased to 245 tenants with a weighted average remaining lease term of approximately 10.9 years. Approximately 58.8% of ILPT’s annualized rental revenues as of September 30, 2018 come from 226 properties (buildings, leasable land parcels and easements) with approximately 16.8 million square feet located on the island of Oahu, Hawaii, most of which are long-term ground leases to tenants that have constructed buildings and operate businesses on land owned by ILPT.

Portfolio Summary
Property	Net Rentable Area (SF)	% of SF	Occupancy	UW Base Rent(1)	UW Base Rent per SF(1)	% of UW Base Rent	Appraised Value(2)	Allocated Loan Amount
Leased Fee Industrial	8,498,906	88.6%	100.0%	$56,700,212	$6.67	85.2%	$1,227,695,000	$554,507,903
Fee Simple Industrial(3)	295,388	3.1	99.7%	3,946,788	$13.40	5.9	75,500,000	34,100,772
Sub-total Industrial	8,794,294	91.7%	100.0%	$60,647,000	$6.90	91.1%	$1,303,195,000	$588,608,675
Leased Fee Retail	533,736	5.6	100.0%	4,204,900	$7.88	6.3	96,265,000	43,479,613
Leased Fee Office(4)	263,482	2.7	100.0%	1,699,820	$6.45	2.6	39,657,000	17,911,713
Total/Wtd. Avg.	9,591,512	100.0%	100.0%	$66,551,720	$6.94	100.0%	$1,439,117,000	$650,000,000

(1)	UW Base Rent and UW Base Rent per square feet include $3,723,524 ($0.39 per square foot) of rent steps through January 15, 2020.

(2)	Based on the appraisals as of December 2018.

(3)	Fee Simple Industrial UW Base Rent per square feet excludes 900 square feet of vacant space.

(4)	Leased Fee Office also includes a 30,000 square foot fee simple-owned parking lot at 1052 Ahua Street, which serves as additional parking for the leased fee office asset at 2828 Paa Street.

The Properties. The ILPT Hawaii Portfolio consists of a total of 186 properties that are wholly owned in fee by the ILPT Hawaii Portfolio Borrowers, consisting of the 177 Leased Fee Properties (where the ILPT Hawaii Portfolio Borrowers own the land but not any of the related improvements, which improvements are owned by the applicable ground lessees) comprised of 9,266,124 square feet of land and the nine Fee Simple Properties (where the ILPT Hawaii Portfolio Borrowers own both the land and the related improvements) comprised of 325,388 square feet of building square footage. References herein to “square feet” mean square feet of land with respect to the Leased Fee Properties and building square feet with respect to the Fee Simple Properties. Of the properties, 176 properties, comprising approximately 91.7% of ILPT Hawaii Portfolio square feet, are primarily improved with industrial/warehouse distribution facilities that contribute 91.1% of underwritten base rent. The remaining properties are improved with (i) six retail properties comprising approximately 5.6% of ILPT Hawaii Portfolio square feet and contributing 6.3% of underwritten base rent, and (ii) four office properties comprising approximately 2.7% of ILPT Hawaii Portfolio square feet and 2.6% of underwritten base rent, along with a 30,000 square feet fee simple-owned parking lot serving one such property. The ILPT Hawaii Portfolio has had an average historical occupancy of 99.5% from 2003 (when the ILPT Hawaii Portfolio was acquired by the borrower sponsor) through 2018. References herein to “occupancy” mean the percentage of the ILPT Hawaii Portfolio square feet (including both land square feet and building square feet) that is occupied. During the same time period, ILPT has renewed ground leases with existing tenants at an annual rent increase of 20% above prior levels and has entered into ground leases with new tenants at an average rent premium of 28% above the prior comparable lease. Tenants of the ILPT Hawaii Portfolio have typically signed longer term leases and/or renewed their leases, with a weighted average tenancy of approximately 20.6 years as of the Cut-off Date.

Based on the rent roll as of December 13, 2018, the ILPT Hawaii Portfolio was over 99.9% leased by a diverse mix of both national and local tenants. The largest tenant, Servco Pacific, Inc., occupies 5.6% of the ILPT Hawaii Portfolio square feet and contributes approximately 5.5% of underwritten base rent. The top 10 largest tenants by square feet occupy 30.9% of the ILPT Hawaii Portfolio square feet and contribute approximately 28.4% of underwritten base rent, and the top 20 largest tenants by square feet occupy 43.9% of the ILPT Hawaii Portfolio square feet and contribute approximately 42.7% of underwritten base rent. Overall, the ILPT Hawaii Portfolio has more than 170 tenants, with only one vacant suite totaling 900 square feet. The ILPT Hawaii Portfolio benefits from well distributed rollover during the loan term, with the largest amount of rollover occurring in 2022, when leases comprising 22.7% of the ILPT Hawaii Portfolio square feet and 22.3% of underwritten base rent expire. The weighted average remaining lease term at the ILPT Hawaii Portfolio is approximately 14.3 years as of May 2019, and approximately 52.9% of the ILPT Hawaii Portfolio square feet and 50.2% of underwritten base rent rolls after the maturity of the ILPT Hawaii Portfolio Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date
Servco Pacific, Inc.	NR/NR/NR	537,302	5.6%	$6.83	5.5%	1/31/2064
Coca-Cola Bottling of Hawaii, LLC	NR/NR/NR	350,869	3.7	$5.74	3.0	Various(4)
Manheim Remarketing, Inc.	Baa2/BBB/BBB+	337,734	3.5	$7.26	3.7	4/30/2021(5)
Bradley Shopping Center Company	NR/NR/NR	333,887	3.5	$4.54	2.3	4/22/2033
Honolulu Warehouse Co., Ltd.	NR/NR/NR	298,384	3.1	$5.95	2.7	1/31/2044
Warehouse Rentals, Inc.	NR/NR/NR	277,830	2.9	$6.76	2.8	12/31/2049
A.L. Kilgo Company, Inc.	NR/NR/NR	276,283	2.9	$6.93	2.9	12/31/2028
Kaiser Foundation Health Plan, Inc.	NR/NR/AA-	217,264	2.3	$6.41	2.1	Various(6)
Pahounui Partners, LLC	NR/NR/NR	190,836	2.0	$6.65	1.9	6/30/2027
New Age Service Hawaii, Inc.	NR/NR/NR	147,444	1.5	$7.05	1.6	Various(7)
Subtotal/Wtd. Avg.		2,967,833	30.9%	$6.38	28.4%
Other Tenants		6,621,709	69.0	$7.19	71.6
Vacant Space(8)		1,970	0.0	$0.00	0.0
Total/Wtd. Avg.		9,591,512	100.0%	$6.94	100.0%
(1)	Based on the underwritten rent roll dated December 13, 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF and % of Total Base Rent include contractual rent escalations of $3,723,524 ($0.39 per square foot) through January 15, 2020.

(4)	Coca-Cola Bottling of Hawaii, LLC leases 34,755 square feet through December 31, 2022 and 316,114 square feet through July 31, 2039.

(5)	Manheim Remarketing, Inc. has one lease extension option through March 31, 2026 with an annual rent during the lease extension of (i) the greater of fair market rent and (ii) $7.40 per square foot annually.

(6)	Kaiser Foundation Health Plan, Inc. leases 30,000 square feet through April 30, 2026 and 187,264 square feet through June 30, 2046. Kaiser Foundation Health Plan, Inc. has two, 10-year lease extension options for its 30,000 square feet lease through April 30, 2046 at fixed rent and two, 10-year lease extension options for its 187,264 square feet lease through June 30, 2066 at fixed rent.

(7)	New Age Service Hawaii, Inc. leases 52,250 square feet through May 31, 2032, 38,294 square feet through April 30, 2033 and 56,900 square feet through June 30, 2035.

(8)	Vacant Space includes 1,070 of structurally non-rentable square feet and 900 square feet of rentable space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant(4)	NAP	1,970	0.0%	NAP	NAP	1,970	0.0%	NAP	NAP
MTM	0	0	0.0	$0	0.0%	1,970	0.0%	$0	0.0%
2019	3	15,075	0.2	178,748	0.3	17,045	0.2%	$178,748	0.3%
2020	13	134,341	1.4	1,344,996	2.0	151,386	1.6%	$1,523,744	2.3%
2021	18	423,540	4.4	3,468,102	5.2	574,926	6.0%	$4,991,847	7.5%
2022	66	2,179,785	22.7	14,813,268	22.3	2,754,711	28.7%	$19,805,115	29.8%
2023	9	158,095	1.6	1,286,858	1.9	2,912,806	30.4%	$21,091,973	31.7%
2024	3	116,146	1.2	951,543	1.4	3,028,952	31.6%	$22,043,516	33.1%
2025	5	96,154	1.0	814,396	1.2	3,125,106	32.6%	$22,857,912	34.3%
2026	2	56,000	0.6	533,599	0.8	3,181,106	33.2%	$23,391,510	35.1%
2027	3	338,166	3.5	2,534,423	3.8	3,519,272	36.7%	$25,925,933	39.0%
2028	22	1,002,799	10.5	7,222,059	10.9	4,522,071	47.1%	$33,147,993	49.8%
2029	3	122,819	1.3	918,544	1.4	4,644,890	48.4%	$34,066,537	51.2%
2030 & Beyond	79	4,946,622	51.6	32,485,183	48.8	9,591,512	100.0%	$66,551,720	100.0%
Total	226	9,591,512	100.0%	$66,551,720	100.0%
(1)	Based on the underwritten rent roll dated December 13, 2018.

(2)	Certain tenants may have termination options or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Include $3,723,524 ($0.39 per square footage) of rent steps through January 15, 2020.

(4)	Vacant space includes 1,070 square feet of structurally non-rentable square feet and 900 square feet of rentable space.

The properties that comprise the ILPT Hawaii Portfolio are primarily located in Honolulu’s industrial/commercial district, and comprise approximately 220 contiguous acres adjacent to Honolulu International Airport with direct access to the H-1 Freeway, Moanalua Freeway and Nimitz Highway, and a two-mile drive from Honolulu Harbor. The ILPT Hawaii Portfolio is concentrated in two substantial infill locations and benefits from their proximity to Honolulu International Airport and Honolulu Harbor. Hawaii imports approximately 80% of what it consumes and approximately 95% of its imports enter through its commercial harbors. The ILPT Hawaii Portfolio’s location is a last-mile location for many institutional entities located in Oahu and an important one for many local businesses. The Oahu industrial market exhibited a 1.85% vacancy rate as of the third quarter 2018 and has remained under 2% for the last three years. At the same time, rents have grown, with the market achieving a 5.9% average annual rent increase from 2011 to 2017.

Oahu Industrial Market Statistics(1)
Period	Number of Buildings	Building Area (SF)	Available Space (SF)	YTD Net Absorption (SF)	Vacancy Rate	Wtd. Avg. Asking Rent (Monthly)	Wtd. Avg. Asking Rent (Annually)	Avg. Net Op. Exp. (Monthly)	Avg. Net Op. Exp. (Annually)
2009	1,760	38,197,898	1,834,993	(210,641)	4.80%	$0.99	$11.88	$0.32	$3.84
2010	1,777	38,530,034	1,828,951	6,042	4.75%	$0.99	$11.88	$0.32	$3.84
2011	1,798	38,896,094	1,860,883	(32,267)	4.78%	$0.92	$11.04	$0.31	$3.72
3Q2012(2)	1,809	39,211,146	1,674,614	186,269	4.27%	$0.98	$11.76	$0.34	$4.08
2013	1,854	40,372,428	1,093,009	375,959	2.71%	$0.99	$11.88	$0.37	$4.44
2014	1,843	39,230,336	830,303	262,706	2.12%	$1.10	$13.20	$0.43	$5.16
2015	1,799	39,768,281	657,117	173,186	1.65%	$1.13	$13.56	$0.35	$4.20
2016	1,804	39,950,156	638,535	64,582	1.60%	$1.21	$14.52	$0.35	$4.20
2017	1,781	40,193,894	795,757	(157,222)	1.98%	$1.30	$15.60	$0.37	$4.44
3Q2018	1,788	40,415,322	746,038	49,719	1.85%	$1.23	$14.76	$0.40	$4.80
(1)	Source: Appraisal.

(2)	Year end 2012 figures were unavailable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

170 of the 177 Leased Fee Properties, as well as all nine Fee Simple Properties, are in the Honolulu Industrial node, which consists of the Kalihi, Sand Island, Mapunapuna and Airport submarkets, which are comprised of a range of commercial and industrial uses. Market statistics as of the third quarter of 2018 are highlighted in the table below.

Oahu Industrial Market Statistics
Submarket	Number of Buildings	Building Area (SF)	Tenure	Available Space (SF)	3Q 2018 Net Absorption (SF)	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. PSF (Monthly)
Kalihi	707	9,612,549	Fee Simple	215,094	(9,129)	2.24%	$1.19	$0.42
Sand Island	74	663,005	Leasehold	1,125	1,240	0.17%	$1.40	$0.33
Mapunapuna	107	4,214,301	Leasehold	20,900	0	0.50%	$1.41	$0.31
Airport	125	4,641,933	Fee Simple	22,000	12,579	0.47%	$1.00	$0.28

Source: Appraisal.

Kalihi Submarket Area					Sand Island Submarket Area
Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)	Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)
1Q2016	15,890	1.81%	$1.22	$0.36	1Q2016	(4,500)	2.56%	$0.82	$0.30
2Q2016	19,548	1.60%	$1.12	$0.33	2Q2016	0	2.56%	$0.82	$0.30
3Q2016	(22,471)	1.83%	$1.09	$0.38	3Q2016	(14,443)	0.00%	$0.00	$0.30
4Q2016	(32,539)	2.17%	$1.17	$0.41	4Q2016	(5,500)	0.97%	$1.36	$0.30
1Q2017	8,603	2.08%	$1.11	$0.40	1Q2017	0	0.97%	$1.36	$0.30
2Q2017	(73,547)	2.85%	$1.29	$0.48	2Q2017	(4,080)	1.68%	$1.36	$0.30
3Q2017	28,007	2.55%	$1.27	$0.50	3Q2017	9,580	0.00%	$1.36	$0.30
4Q2017	30,749	2.23%	$1.28	$0.38	4Q2017	(5,097)	0.77%	$1.36	$0.32
1Q2018	(23,764)	2.46%	$1.17	$0.40	1Q2018	3,857	0.19%	$1.40	$0.32
2Q2018	28,970	2.16%	$1.17	$0.40	2Q2018	(1,125)	0.36%	$1.40	$0.32
3Q2018	(9,129)	2.24%	$1.19	$0.42	3Q2018	1,240	0.17%	$1.40	$0.33

Source: Appraisal.

Mapunapuna Submarket Area					Airport Submarket Area
Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)	Period	Quarterly Net Absorption	Vacancy Rate	Wtd. Avg. Asking Rent PSF (Monthly)	Avg. Net Op. Exp. (Monthly)
1Q2016	15,124	0.66%	$1.22	$0.43	1Q2016	29,527	0.11%	$1.20	$0.30
2Q2016	(6,852)	0.83%	$1.21	$0.40	2Q2016	0	0.11%	$1.20	$0.30
3Q2016	8,248	0.63%	$1.35	$0.40	3Q2016	(35,800)	0.88%	$1.20	$0.30
4Q2016	18,250	0.19%	$1.20	$0.35	4Q2016	5,300	0.77%	$1.02	$0.28
1Q2017	(3,020)	0.27%	$1.22	$0.35	1Q2017	13,300	0.48%	$0.85	$0.28
2Q2017	0	0.27%	$1.22	$0.35	2Q2017	0	0.48%	$0.85	$0.28
3Q2017	41,404	1.25%	$1.27	$0.40	3Q2017	22,500	0.00%	$0.85	$0.28
4Q2017	34,072	0.44%	$1.08	$0.33	4Q2017	0	0.00%	$0.85	$0.28
1Q2018	3,086	0.37%	$1.41	$0.26	1Q2018	(29,520)	0.64%	$1.08	$0.28
2Q2018	(5,480)	0.50%	$1.41	$0.31	2Q2018	(5,059)	0.74%	$1.08	$0.28
3Q2018	0	0.50%	$1.41	$0.31	3Q2018	12,579	0.47%	$1.00	$0.28

Source: Appraisal.

Summaries of the appraiser’s market ground rent conclusions for the Mapunapuna and Sand Island submarkets are presented in the below chart. The appraiser concluded market ground rent of $8.59 per square foot for Mapunapuna and $7.75 per square foot for Sand Island. The weighted average underwritten base rent for the 177 Leased Fee Properties is approximately $6.73 per square foot, which is below market.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

Summary of Comparable Ground Rents - Mapunapuna
Property Location	Transaction Type	Reset Date	Size (Acres)	Size (SF)	Actual Annual Rent PSF	MC Adjusted Annual Rent PSF(1)
1000 Mapunapuna Street	Ground Rent Reset	July 2017	0.960	41,833	$8.23	$8.58
803 Ahua Street	Ground Rent Reset	May 2018	1.676	73,013	$8.88	$8.88
669 Ahua Street	Ground Rent Reset	June 2018	0.803	35,000	$8.25	$8.25
842 Mapunapuna Street	Ground Rent Reset	November 2022	0.803	35,000	$9.64	$8.59
822 Mapunapuna Street	Ground Rent Reset	November 2022	0.803	35,000	$9.64	$8.59
692 Mapunapuna Street	Ground Rent Reset	January 2023	0.803	35,000	$9.74	$8.63
819 Ahua Street	Ground Rent Reset	January 2023	2.411	105,013	$9.64	$8.54

Source: Appraisal.

Summary of Comparable Ground Rents – Sand Island
Property Location	Transaction Type	Reset Date	Size (Acres)	Size (SF)	Actual Annual Rent PSF	MC Adjusted Annual Rent PSF(1)
158 Sand Island Access Road	Ground Rent Reset	January 2019	2.307	100,500	$7.58	$7.58
2250 Pahounui Drive	Ground Rent Reset	January 2019	1.736	75,627	$7.70	$7.70
2019 Kahai Street	Ground Rent Reset	January 2019	0.619	26,954	$7.73	$7.73
165 Sand Island Access Road	Ground Rent Reset	January 2019	0.359	15,677	$7.73	$7.73
218 Mohonua Place	Ground Rent Reset	January 2019	0.783	34,096	$7.75	$7.75
125 Puuhale Road	Ground Rent Reset	January 2019	0.712	31,006	$7.75	$7.75
2135 Auiki Street	Ground Rent Reset	January 2019	0.765	33,328	$7.75	$7.75
2264 Pahounui Drive	Ground Rent Reset	January 2019	0.760	33,103	$7.75	$7.75
2276 Pahounui Drive	Ground Rent Reset	January 2019	0.754	32,841	$7.75	$7.75
180 Sand Island Access Road	Ground Rent Reset	January 2019	1.534	66,828	$7.89	$7.89
2020 Auiki Street	Ground Rent Reset	January 2019	1.072	46,705	$7.62	$7.62
204 Sand Island Access Road	Ground Rent Reset	January 2019	0.759	33,078	$7.75	$7.75

Source: Appraisal.

(1)	MC Adjusted Annual Rent PSF is equal to Actual Annual Rent PSF adjusted 3% annually for market conditions.

Underwritten Net Cash Flow
	2015	2016	2017	TTM 10/31/2018(1)	Underwritten(1)	Per Square Foot	%(2)
Total Rental Income	$57,794,802	$59,050,133	$60,614,287	$62,463,516	$72,071,712	$7.51	82.9%
Reimbursements	11,804,235	12,418,670	13,144,715	13,907,140	14,798,912	1.54	17.0%
Other Income	194,061	125,710	152,497	58,150	114,598	0.01	0.1
Effective Gross Income	$69,793,098	$71,594,513	$73,911,499	$76,428,806	$86,985,222	$9.07	100.0%
Total Operating Expenses	$14,121,657	$16,049,950	$17,034,145	$18,588,609	$18,221,433	$1.90	20.9%
Net Operating Income	$55,671,441	$55,544,563	$56,877,354	$57,840,197	$68,763,789	$7.17	79.1%
Total TI/LC, Capex/RR	0	0	0	0	557,900	0.06	0.6%
Net Cash Flow	$55,671,441	$55,544,563	$56,877,354	$57,840,197	$68,205,889	$7.11	78.4%
(1)	The increase in UW Net Operating Income from 10/31/2018 TTM Net Operating Income is primarily attributed to (i) $3,723,524 ($0.39 per square foot) of rent steps through January 15, 2020, (ii) $259,026 in percentage rent from three tenants based on certain sales/revenue figures: Bank of Hawaii (2969 Mapunapuna Street), SLSS Partners (808 Ahua Street), and Honolulu Warehouse Co., Ltd. (2850 Paa Street) and (iii) $5,260,967 in straight-line average of ground rent steps from January 2020 through January 2030, all of which are included in Underwritten Total Rental Income.

(2)	% column represents percent of Effective Gross Income.

Property Management. The ILPT Hawaii Portfolio Properties are managed by The RMR Group LLC, a Maryland limited liability company and a borrower affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

ILPT Hawaii Portfolio

Escrows & Reserves.

Real Estate Taxes - Solely during the continuance of a Cash Management Sweep Period (as defined below), the ILPT Hawaii Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated real estate taxes.

Insurance - Solely during the continuance of a Cash Management Sweep Period, the ILPT Hawaii Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the ILPT Hawaii Portfolio Borrowers maintain acceptable blanket insurance policies and the insurance premiums payable in connection therewith have been prepaid for not less than one year in advance, or, for the period of coverage under the insurance policies as to which certificates are delivered at loan origination, such period, if less than one year).

Lockbox / Cash Management. The ILPT Hawaii Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The ILPT Hawaii Portfolio Borrowers are required to direct each tenant of the ILPT Hawaii Portfolio to deposit funds directly into the lockbox account, and to deposit any funds received by the ILPT Hawaii Portfolio Borrowers and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. If no Cash Management Sweep Period exists, amounts on deposit in the lockbox account are required to be disbursed to the ILPT Hawaii Portfolio Borrowers’ operating account on each business day. Upon the first occurrence of a Cash Management Sweep Period, the lender is required to establish, and the ILPT Hawaii Portfolio Borrowers are required to cooperate to establish, a lender-controlled cash management account. If a Cash Management Sweep Period exists, the lender has the right to require that funds on deposit in the lockbox account are required to be transferred to the lender-controlled cash management account, and applied to make monthly deposits to the tax reserve and insurance reserve as described above under “Escrows and Reserves,” to pay debt service on the ILPT Hawaii Portfolio Whole Loan, to pay approved operating expenses in accordance with the annual budget (which is required to be reasonably approved by the lender during the continuance of a Cash Management Sweep Period) and extraordinary expenses approved by the lender, and to pay any remainder (i) during any Cash Management Sweep Period not caused by a Partial Debt Yield Event (as defined below) into a cash trap account or (ii) during a Cash Management Sweep Period caused by a Partial Debt Yield Event, 50% into the cash trap account, and 50% to the ILPT Hawaii Portfolio Borrowers. In each case the amounts deposited in the cash trap account are required to be held as additional collateral for the ILPT Hawaii Portfolio Whole Loan during the continuance of the Cash Management Sweep Period; provided that, so long as no event of default is continuing under the ILPT Hawaii Portfolio Whole Loan, funds in the cash trap account are required to be applied to pay any shortfalls in debt service, to make deposits into the tax and insurance reserves to the extent amounts on deposit in the cash management account are insufficient, and, if requested by the ILPT Hawaii Portfolio Borrowers, to pay tenant improvements costs and allowances and leasing commissions for leases approved or deemed approved by the lender, capital expenditures set forth in the approved annual budget, management fees not to exceed 3.0% of operating income for the ILPT Hawaii Portfolio, and (subject to an annual cap of $100,000) required REIT distributions to owners of the ILPT Hawaii Portfolio Borrowers.

A “Cash Management Sweep Period” will commence (a) upon the occurrence of an event of default under the loan documents, (b) upon the occurrence of a Debt Yield Event (as defined below) or (c) upon the occurrence of a Partial Debt Yield Event (as defined below) and will terminate upon (x) with respect to clause (a), the cure of such event of default, (y) with respect to clause (b), the termination of such Debt Yield Event, or (z) with respect to clause (c), the termination of such Partial Debt Yield Event.

A “Debt Yield Event” will commence if the debt yield for the ILPT Hawaii Portfolio Whole Loan is less than 6.75% at the end of two consecutive calendar quarters and will end if (i) the debt yield for the ILPT Hawaii Portfolio Whole Loan is equal to or greater than 6.75% for two consecutive calendar quarters, or (ii) the ILPT Hawaii Portfolio Borrowers have delivered to the lender a letter of credit in accordance with the loan documents in a face amount such that, if applied to reduce the principal balance of the ILPT Hawaii Portfolio Whole Loan, would result in a debt yield of at least 6.75%.

A “Partial Debt Yield Event” will occur if the debt yield for the ILPT Hawaii Portfolio Whole Loan is less than 7.25% at the end of two consecutive calendar quarters (and a Debt Yield Event does not exist) and will end if (i) the debt yield for the ILPT Hawaii Portfolio Whole Loan is equal to or greater than 7.25% for two consecutive calendar quarters, or (ii) the ILPT Hawaii Portfolio Borrowers have delivered to the lender a letter of credit in accordance with the loan documents in a face amount such that, if applied to reduce the principal balance of the ILPT Hawaii Portfolio Whole Loan, would result in a debt yield of at least 7.25%.

Property Release or Substitution. Not permitted.

Right of First Refusal. A tenant at each of the 1052 Ahua Street, 2828 Paa Street, 2831 Kaihikapu Street, 2826 Kaihikapu Street, 1045 Mapunapuna Street and 918 Ahua Street Mortgaged Properties has a right of first refusal and/or right of first offer to purchase the related Mortgaged Property in the event of a proposed transfer of such Mortgaged Property. None of such rights of first refusal or first offer are applicable to a transfer of (i) any of the related Mortgaged Properties in connection with a foreclosure or deed-in-lieu of foreclose or (ii) the related Mortgaged Properties with one or more other properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$75,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$75,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	6.8%	Net Rentable Area (SF):	1,017,913
Loan Purpose:	Refinance	Location:	New York, NY
Borrower:	59 Maiden Lane Associates, LLC	Year Built / Renovated:	1965 / 2011
Sponsors:	George Karfunkel, Leah	Occupancy:	98.1%
	Karfunkel	Occupancy Date:	12/24/2018
Interest Rate:	3.99000%	Number of Tenants:	15
Note Date:	4/11/2019	2016 NOI:	$23,188,238
Maturity Date:	5/6/2029	2017 NOI:	$24,758,943
Interest-only Period:	120 months	2018 NOI:	$25,152,133
Original Term:	120 months	TTM NOI (as of 2/2019):	$24,840,630
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$50,166,869
Call Protection(2):	L(25),Def(90),O(5)	UW Expenses:	$26,380,972
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$23,785,897
Additional Debt:	Yes	UW NCF:	$21,770,131
Additional Debt Balance(1):	$125,000,000	Appraised Value / Per SF:	$480,000,000 / $472
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/1/2019

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$196
Taxes:	$4,650,281	$930,056	N/A	Maturity Date Loan / SF:	$196
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	41.7%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	41.7%
TI/LC(4):	$0	Springing	$18,000,000	UW NCF DSCR:	2.69x
Other:	$0	$0	N/A	UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$200,000,000	100.0%	Loan Payoff	$103,800,032	51.9%
			Return of Equity	86,874,826	43.4
			Closing Costs	4,674,861	2.3
			Upfront Reserves	4,650,281	2.3
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%
(1)	The 59 Maiden Lane Loan (as defined below) is part of a whole loan evidenced by three pari passu notes with an aggregate outstanding principal balance of $200.0 million. The Financial Information presented in the chart above reflects the $200.0 million aggregate Cut-off Date balance of the 59 Maiden Lane Whole Loan (as defined below). The 59 Maiden Lane Whole Loan was originated by CREFI. Note A-2, with an outstanding principal balance of $75.0 million, will be sold to GACC prior to the Closing Date. GACC is contributing Note A-2 to the Benchmark 2019-B11 Trust.

(2)	The 59 Maiden Lane Loan lockout period is required to be at least 25 payments beginning with and including the first payment date of June 6, 2019. Defeasance of the full $200.0 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) three years from the note date. The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.

(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves”.

(4)	The TI/LC monthly reserve amount is initially $0. Commencing with the monthly payment date occurring in March 2020, the borrower is required to make monthly deposits of $1,000,000 into the Specified Tenant Renewal Reserve (as defined below) account until the balance of the Specified Tenant Renewal Reserve account reaches $18,000,000. See “Escrows and Reserves” below.

The Loan. The 59 Maiden Lane mortgage loan (the “59 Maiden Lane Loan”) is a fixed rate loan secured by a first mortgage lien on the borrower’s fee interest in a 1,017,913 square foot Class A office building located in New York, New York (the “59 Maiden Lane Property”). The 59 Maiden Lane Loan was acquired by GACC from Citi Real Estate Funding Inc. (“CREFI”), the originator of the 59 Maiden Lane Whole Loan. The 59 Maiden Lane Loan is part of a whole loan comprised of three pari passu notes in the aggregate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

original principal balance of $200.0 million (the “59 Maiden Lane Whole Loan”). The 59 Maiden Lane Loan is evidenced by the non-controlling Note A-2, with an original principal balance and outstanding principal balance as of the Cut-off Date of $75.0 million, and is being contributed to the Benchmark 2019-B11 Trust. The controlling Note A-1 ($75.0 million) is currently held by CREFI and is expected to be contributed to the GSMS 2019-GC39 securitization transaction upon closing of such transaction and the non-controlling Note A-3 is currently held by CREFI and expected to be contributed to one or more future securitization transactions. The 59 Maiden Lane Loan has a 10-year term and will be interest-only for the entire loan term. The most recent prior financing of the 59 Maiden Lane Property was not included in a securitization transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$75,000,000	$75,000,000	CREFI(1)	Yes
A-2	75,000,000	75,000,000	Benchmark 2019-B11	No
A-3	50,000,000	50,000,000	CREFI	No
Total	$200,000,000	$200,000,000
(1)	Currently held by CREFI and expected to be contributed to the GSMS 2019-GC39 securitization transaction upon the closing of such transaction.

The Borrower. The borrowing entity for the 59 Maiden Lane Loan is 59 Maiden Lane Associates, LLC, a New York limited liability company and special purpose entity with one independent director in its organizational structure.

The Loan Sponsors. The loan sponsors and non-recourse carveout guarantors are George Karfunkel and Leah Karfunkel. AmTrust Realty Corp., the property manager, was founded by George Karfunkel and his brother, Michael Karfunkel, in 1993. The company owns and manages approximately 10 million square feet of commercial real estate.

The Property. The 59 Maiden Lane Property is a Class A office building located at the northwest corner of Maiden Lane and William Street in downtown Manhattan within the Financial District of New York City. The 59 Maiden Lane Property, in its entirety, consists of a 43-story, 1,017,913 square foot office building on a 59,391 square foot parcel of land. The borrower sponsor for the 59 Maiden Lane Whole Loan has owned and operated the 59 Maiden Lane Property since its acquisition in 1999. The 59 Maiden Lane Property was originally constructed in 1965, redeveloped in 1987 by Kohn Pedersen Fox and renovated in 2011. As of December 24, 2018, the 59 Maiden Lane Property was 98.1% occupied by a total of 15 tenants that are comprised of 11 office tenants and four telecom tenants. The 59 Maiden Lane Property is anchored by the New York City Department of Citywide Administrative Services (“NYDCAS”) and the ground floor includes the lobby areas and retail space with office space located on floors two through 43. According to the appraisal, the office space varies in size with floor plates ranging from 11,160 square feet to 45,161 square feet. Other tenancy includes a credit union and four telecom tenants and comprises approximately 0.1% of NRA and approximately 0.2% of underwritten base rent. The top three office tenants at the 59 Maiden Lane Property based on underwritten base rent consist of NYDCAS, People of the State of NY and London Fischer LLP (collectively representing approximately 83.2% of NRA and approximately 85.1% of underwritten base rent (inclusive of rent steps)).

The largest tenant based on underwritten base rent, NYDCAS (69.0% of NRA; 71.8% of underwritten base rent; rated AA/Aa1/AA by Fitch, Moody’s and S&P), occupies 702,283 square feet of office space under two separate leases. The current term of each lease expires in August 2021 and each lease has one, five-year renewal option and no termination options. In 2000, the borrower sponsor of the 59 Maiden Lane Loan, transformed the building’s entrance on John Street into a private entrance for NYDCAS and created a building within a building structure specifically for NYDCAS. All of the individual NYDCAS departments occupying space within the 59 Maiden Lane Property use the separate entrance which was rebranded as 66 John Street. NYDCAS consists of three city departments: the Department of Finance (the “DOF”), the Department of Transportation (the “DOT”) and the NYC311 Call Center (“NYC311”), which occupy suites across floors one through 37.

—	The DOF collects approximately $39.0 billion in revenue for New York City and values over one million properties with a total market value that exceeds $1.3 trillion. Additionally, the DOF records and maintains public property records related to ownership, deeds and mortgages, administers exemption and abatement programs that provide $3.6 billion in tax relief to property owners and renters and adjudicates and collects parking tickets in addition to providing timesaving programs to eligible drivers and businesses. The DOF also manages New York City’s Treasury Department with operating cash balances of more than $9.8 billion and acts as the chief civil law enforcer through the Office of the Sheriff. In addition, the DOF advises the New York City government in relation to its $160.0 billion pension system and $16.0 billion deferred compensation plan.

—	The DOT’s mission is to provide for the safe, efficient, and environmentally responsible movement of people and goods in New York City and to maintain and enhance the transportation infrastructure that sustains the economic vitality and quality of life of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

New York City residents. Over 5,000 employees of the DOT oversee New York’s urban transportation network. The DOT’s staff manages an annual operating budget of $900.0 million and a five-year, approximately $10.1 billion capital program, along with 6,000 miles of streets and highways, 12,000 miles of sidewalk, and 794 bridges and tunnels, including the iconic East River bridges. The DOT’s staff also installs and maintains over one million street signs, 12,700 signalized intersections, over 315,000 street lights and over 200 million linear feet of markings.

—	NYC311 opened at the 59 Maiden Lane Property in March 2003. Its purpose is to provide help, 24 hours a day, 7 days a week, 365 days a year, with regards to over 3,600 nonemergency government services via the call center, text service and mobile application. NYC311’s mission is to provide the public with quick and easy access to all New York City government services and information. NYC311 helps agencies improve service delivery by allowing them to focus on their core missions and manage their workload efficiently. NYC311 also provides insight to improve city government through accurate, consistent measurement and analysis of service delivery.

The second largest tenant based on underwritten base rent, People of the State of NY (8.3% of NRA; 7.5% of underwritten base rent), occupies 84,729 square feet of office space through June 2025 with no renewal options and no termination options. People of the State of NY has been a tenant at the 59 Maiden Lane Property since August 2000. The People of the State of NY space consists of the entire 21st, 30th and 31st floors and a portion of the 23rd and 29th floors at the 59 Maiden Lane Property. The office space is occupied by the New York State Office of the Comptroller, which is New York State’s chief fiscal officer who ensures that state and local governments use taxpayer money effectively and efficiently to promote the common good.

The third largest tenant based on underwritten base rent, London Fischer LLP (5.9% of NRA; 5.9% of underwritten base rent), occupies 59,896 square feet of office space on a portion of the 39th and 40th floors and all of the 41st floor on a lease expiring in July 2027 with no extension or termination options. London Fischer LLP, a litigation and business law firm, has been a tenant at the 59 Maiden Lane Property since 1999. London Fischer LLP has offices in New York City and California and the firm provides nationwide counsel, risk management, trial, appellate and advisory services for the construction, manufacturing and insurance industries.

The 59 Maiden Lane Property is located in New York, New York, within the Downtown office submarket (specifically the Insurance office submarket). Located at the northwest corner of Maiden Lane and William Street, the 59 Maiden Lane Property is a short walk from many downtown buildings such as City Hall and the World Trade Center. According to the appraisal, due to downtown’s rising TAMI (Technology, Advertising, Media and Information) presence and diversity of companies, the submarket has become attractive to a wide range of employees who are looking for a diverse working environment, and leasing activity during the last quarter of 2018 outpaced the fourth quarter of 2017. As a result, overall vacancy in the Downtown office market has declined 1.2% to 10.8% in the fourth quarter of 2018, which, per the appraisal, is the largest quarterly drop since the second quarter of 2014. New leasing activity in the Downtown office submarket reached 1.8 million square feet for the fourth quarter of 2018, which was nearly double the amount during the fourth quarter of 2017. The Downtown office submarket remains competitive due to its pricing and growing attractiveness to both residents and employers.

According to a third party report, the 59 Maiden Lane Property is part of the Insurance submarket, of the Downtown office market, which is located north of the Financial East submarket, south of the City Hall submarket and east of the World Trade Center submarket. Based on a third party report, the Insurance office submarket contains approximately 12.7 million square feet of office inventory, with a current vacancy rate of 7.5% and an average gross asking rent of $52.63 per square foot. The submarket has experienced rent growth of 1.1% over the past 12 months despite the submarket experiencing negative net absorption. In determining market rent, the appraisal identified eight comparable leases of tenants located at buildings proximate to the 59 Maiden Lane Property. The comparable leases had gross rents ranging from $51.23 to $62.48 per square foot with an average of $57.23 per square foot (after adjustments for quality and size of space). The appraisal concluded to a gross market rent of $55.03 per square foot for occupied square footage at the 59 Maiden Lane Property (underwritten gross rent of $48.91 per square foot is approximately 11.1% below the appraiser’s concluded market rent).

Historical and Current Occupancy(1)
2016	2017	Current(2)
100.0%	100.0%	98.1%

(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is as of December 24, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
NYDCAS(4)(5)	Aa1 / AA / AA	702,283	69.0%	$39.66	71.8%	8/31/2021
People of the State of NY	Aa1 / AA / AA	84,729	8.3	$34.13	7.5	6/30/2025
London Fischer LLP	NR / NR / NR	59,896	5.9	$37.93	5.9	7/31/2027
AmTrust Financial Services(5)(6)	NR / NR / NR	39,992	3.9	$41.00	4.2	5/31/2023
Maiden Farm, Inc.	NR / NR / NR	22,726	2.2	$31.86	1.9	7/31/2025
National General Insurance(5)	NR / NR / NR	19,996	2.0	$41.50	2.1	7/31/2022
NY Marine & General Insurance(5)	NR / NR / NR	19,315	1.9	$35.00	1.7	6/30/2022
Harvard Maintenance, Inc.	NR / NR / NR	17,937	1.8	$30.50	1.4	8/31/2026
The NY Presbyterian Hospital	NR / NR / NR	15,462	1.5	$58.35	2.3	8/31/2021
Douglas & London P.C.(7)	NR / NR / NR	14,807	1.5	$28.00	1.1	8/31/2021
Ten Largest Tenants		997,143	98.0%	$38.86	99.8%
Remaining Tenants(8)		1,349	0.1	$61.90	0.2
Vacant		19,421	1.9	$0.00	0.0
Total / Wtd. Avg.(9)		1,017,913	100.0%	$38.89	100.0%
(1)	Based on the underwritten rent roll dated December 24, 2018.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes $181,338 of contractual rent steps through May 2020. Wtd. Avg. Base Rent PSF excludes 400 square feet of building office space.

(4)	NYDCAS consists of three city departments: the DOF, the DOT and NYC311.

(5)	Tenant has one, five-year renewal option under its lease.

(6)	AmTrust Financial Services is an affiliate of the borrower.

(7)	Douglas & London P.C. has one, 32-month renewal option and one, five-year renewal option under its lease.

(8)	Remaining Tenants include a credit union, four telecom tenants and 400 square feet of building office space.

(9)	Total / Wtd. Avg. Base Rent PSF excludes 400 square feet of building office space.

Lease Rollover Schedule(1)(2)
Year	Number of Tenants Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	19,421	1.9%	NAP	NAP	19,421	1.9%	NAP	NAP
MTM(3)	1	400	0.0	$7,500	0.0%	19,821	1.9%	$7,500	0.0%
2019	1	930	0.1	37,200	0.1	20,751	2.0%	$44,700	0.1%
2020	0	0	0.0	0	0.0	20,751	2.0%	$44,700	0.1%
2021	3	732,552	72.0	29,167,656	75.1	753,303	74.0%	$29,212,356	75.3%
2022	3	39,312	3.9	1,511,859	3.9	792,615	77.9%	$30,724,215	79.2%
2023	1	39,992	3.9	1,639,672	4.2	832,607	81.8%	$32,363,886	83.4%
2024(4)	1	9	0.0	8,347	0.0	832,616	81.8%	$32,372,233	83.4%
2025	2	107,455	10.6	3,616,241	9.3	940,071	92.4%	$35,988,474	92.7%
2026	2	17,946	1.8	554,279	1.4	958,017	94.1%	$36,542,753	94.1%
2027	1	59,896	5.9	2,272,036	5.9	1,017,913	100.0%	$38,814,788	100.0%
2028	0	0	0.0	0	0.0	1,017,913	100.0%	$38,814,788	100.0%
2029	0	0	0.0	0	0.0	1,017,913	100.0%	$38,814,788	100.0%
2030 & Beyond	0	0	0.0	0	0.0	1,017,913	100.0%	$38,814,788	100.0%
Total	15	1,017,913	100.0%	$38,814,788	100.0%
(1)	Based on the underwritten rent roll dated December 24, 2018.

(2)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring includes $181,338 of contractual rent steps through May 2020.

(3)	MTM includes 400 square feet of building office space with no rent attributed to it and one telecom tenant accounting for $7,500 of UW Base Rent.

(4)	The sole tenant expiring in 2024 is a telecom tenant, which accounts for 9 square feet at the 59 Maiden Lane Property and $8,347 of UW Base Rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$37,822,402	$38,668,343	$38,814,569	$38,840,316	$38,814,788	$38.13	77.7%
Vacant Income	0	0	0	0	1,126,418	1.11	2.3
Gross Potential Rent	$37,822,402	$38,668,343	$38,814,569	$38,840,316	$39,941,206	$39.24	79.9%
Total Reimbursements	7,384,612	9,033,321	9,094,817	9,307,958	10,024,654	9.85	20.1
Net Rental Income	$45,207,014	$47,701,664	$47,909,386	$48,148,274	$49,965,861	$49.09	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(2,498,293)	(2.45)	(5.0)
Other Income(4)	2,888,154	2,738,181	2,611,896	2,699,301	2,699,301	2.65	%5.4
Effective Gross Income	$48,095,168	$50,439,845	$50,521,282	$50,847,575	$50,166,869	$49.28	100.4%

Total Expenses	$24,906,930	$25,680,902	$25,369,149	$26,006,945	$26,380,972	$25.92	52.6%

Net Operating Income	$23,188,238	$24,758,943	$25,152,133	$24,840,630	$23,785,897	$23.37	47.4%

Total TI/LC, Capex/RR	0	0	0	0	2,015,766	1.98	4.0%
Net Cash Flow	$23,188,238	$24,758,943	$25,152,133	$24,840,630	$21,770,131	$21.39	43.4%
(1)	TTM represents the trailing 12-month period ending February 28, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place includes $181,338 of contractual rent steps through May 2020.

(4)	Other Income consists of sub-metered electric income, electric inclusion in the rent, cleaning service, elevator service, porter service, HVAC maintenance income and income from other miscellaneous sources.

Property Management. The 59 Maiden Lane Property is managed by AmTrust Realty Corp., an affiliate of the borrower sponsor, pursuant to a management agreement.

Escrows and Reserves. On the origination date of the 59 Maiden Lane Whole Loan, the borrower deposited $4,650,281 into the tax reserve account.

Tax Escrows – On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve account (initially estimated at $930,056).

Insurance Escrows - The requirement to make monthly deposits for insurance reserves is provisionally waived so long as the borrower delivers evidence to the lender that the borrower maintains a blanket policy meeting the requirements of the 59 Maiden Lane Whole Loan documents. If the borrower does not maintain such blanket policy, the borrower is required to deposit on a monthly basis an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period into an insurance reserve account.

Replacement Reserves – On a monthly basis, during the continuance of a Trigger Period (as defined below), the borrower is required to escrow approximately $16,965 for replacement reserves. The reserve is not subject to a cap.

Specified Tenant Renewal Reserves – On a monthly basis, beginning in March 2020, the borrower is required to fund a specified tenant renewal reserve (“Specified Tenant Renewal Reserve”) in an amount equal to $1,000,000 until the balance in the Specified Tenant Renewal Reserve account equals or exceeds $18,000,000; provided, however, the Specified Tenant Renewal Reserve will no longer be required from and after the occurrence of either (A) the initial Specified Tenant (as defined below) extending the term of its lease for an additional term of not less than five years and all tenant improvement costs, leasing commissions, rent credits, and/or similar inducements in connection with the extension being paid or reserved with the lender or (B) the entire Specified Tenant space being re-tenanted pursuant to one or more replacement leases reasonably acceptable to lender.

Lockbox / Cash Management. The 59 Maiden Lane Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the 59 Maiden Lane Property directing each of them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause revenue received by the borrower or the property manager from the 59 Maiden Lane Property to be deposited into such lockbox promptly upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrower unless a Trigger Period exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the 59 Maiden Lane Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the 59 Maiden Lane Whole Loan documents are required to be held by the lender in an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

59 Maiden Lane

excess cash flow reserve account as additional collateral for the 59 Maiden Lane Whole Loan. Provided no event of default exists, (i) to the extent insufficient funds are held in the Specified Tenant Renewal Reserve, upon request from the borrower, the lender will disburse excess cash flow for payment of tenant improvements and leasing commissions at the 59 Maiden Lane Property, provided all conditions to the disbursement of funds held in the Specified Tenant Renewal Reserve are otherwise met, and (ii) any excess cash flow funds are required to be disbursed to the borrower upon the expiration of any Trigger Period. Upon an event of default under the 59 Maiden Lane Whole Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default, (ii) the debt yield being less than 7.0%, and (iii) a Specified Tenant Trigger Period (as defined below), and expiring upon (a) with respect to clause (i) above, the cure of such event of default, (b) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 7.0% for two consecutive calendar quarters, and (c) with respect to clause (iii) above, such Specified Tenant Trigger Period ceasing to exist.

A “Specified Tenant” means, as applicable, (i) NYDCAS, (ii) any other tenant leasing all or a portion of the applicable Specified Tenant space pursuant to any lease which, individually or when aggregated with all other leases at the 59 Maiden Lane Property with the same tenant or its affiliate, either (A) accounts for 20% or more of the total rental income for the 59 Maiden Lane Property, or (B) demises 20% or more of the 59 Maiden Lane Property’s gross leasable area and (iii) any guarantor of a Specified Tenant lease at the 59 Maiden Lane Property.

A “Specified Tenant Trigger Period” will (A) commence upon the first to occur of (i) a Specified Tenant being in a monetary or material non-monetary default under the applicable Specified Tenant lease beyond all applicable notice and cure periods set forth in the Specified Tenant lease, (ii) a Specified Tenant Dark Event (as defined below), (iii) the Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant, and (vi) a Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior to the applicable Specified Tenant extension deadline in accordance with the applicable terms and conditions of the applicable Specified Tenant lease and the 59 Maiden Lane Whole Loan documents for the applicable Specified Tenant renewal term, and (B) expire upon the first to occur of (i) the satisfaction of the Specified Tenant cure conditions under the 59 Maiden Lane Whole Loan documents, or (ii) the borrower leasing either the entire Specified Tenant space or a portion thereof sufficient to cause the 59 Maiden Lane Property to achieve a debt yield of 7.0%, the applicable tenant under the lease being in possession of the space demised under its lease and paying the full amount of the rent due under its lease, and none of the conditions set forth in clauses (A)(i) through (A)(v) above existing with respect to the new lease or series of leases. Notwithstanding the foregoing, a Specified Tenant Trigger Period will not be deemed to exist pursuant to clause (vi) above with respect to the initial 59 Maiden Lane Specified Tenant, NYDCAS, for so long as the Specified Tenant Renewal Reserve monthly deposit is being made.

A “Specified Tenant Dark Event” means any Specified Tenant other than NYDCAS failing to be in actual, physical possession of its Specified Tenant space (or applicable portion thereof), failing to occupy and/or be open in its premises for the conduct of its business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch/Morningstar)(2):	BBB- / BBB-	Property Type - Subtype:	Office – CBD
Original Principal Balance(3):	$50,000,000	Net Rentable Area (SF)(8):	1,251,483
Cut-off Date Principal Balance(3):	$50,000,000	Location:	San Francisco, CA
% of Pool by IPB:	4.5%	Year Built / Renovated:	1983 / 2004
Loan Purpose:	Refinance	Occupancy:	92.1%
Borrower:	Elm Property Venture LLC	Occupancy Date:	12/31/2018
Sponsor(4):	Hines Interests Limited Partnership	Number of Tenants:	68
Interest Rate(5):	3.85000%	2016 NOI(9):	$41,300,115
Note Date:	2/25/2019	2017 NOI(9)(10):	$50,661,870
Maturity Date:	3/6/2029	2018 NOI(10)(11):	$56,562,332
Interest-only Period:	120 months	UW Economic Occupancy:	92.4%
Original Term:	120 months	UW Revenues:	$98,039,071
Original Amortization:	None	UW Expenses:	$30,562,252
Amortization Type:	Interest Only	UW NOI(11):	$67,476,820
Call Protection(6):	L(27),YM(86),O(7)	UW NCF:	$66,241,788
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF:	$1,466,000,000 / $1,171
Additional Debt(3)(7):	Yes	Appraisal Date:	11/13/2018
Additional Debt Balance(3)(7):	$477,000,000 / $228,000,000
Additional Debt Type:	Pari Passu / Subordinate Debt

Escrows and Reserves(12)				Financial Information(3)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$421	$603
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$421	$603
Replacement Reserves:	$0	Springing	$500,606	Cut-off Date LTV:	35.9%	51.5%
TI/LC:	$0	Springing	$2,503,030	Maturity Date LTV:	35.9%	51.5%
Unfunded Obligations:	$10,474,821	N/A	N/A	UW NCF DSCR:	3.22x	2.07x
Cooley Reserve:	$10,000,000	N/A	N/A	UW NOI Debt Yield:	12.8%	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$527,000,000	69.8%	Refinance Existing Debt	$509,988,985	67.5%
Subordinate Debt	228,000,000	30.2%	Borrower Principals Equity Distribution	221,554,352	29.3%
			Upfront Reserves	20,474,821	2.7%
			Closing Costs	2,981,842	0.4%
Total Sources	$755,000,000	100.0%	Total Uses	$755,000,000	100.0%

(1)	The 101 California Whole Loan (as defined below) was co-originated by Goldman Sachs Mortgage Company (“GSMC”) and JPMCB. Notes A-6 and A-7, with an aggregate outstanding principal balance of $50.0 million will be sold to GACC prior to the Closing Date. GACC is contributing both Note A-6 and Note A-7 to the Benchmark 2019-B11 Trust.

(2)	Fitch and Morningstar provided the listed assessments for the 101 California Loan (as defined below) in the context of its inclusion in the mortgage pool. S&P does not provide a credit assessment but confirmed that the 101 California Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)	The 101 California Loan consists of the non-controlling Notes A-6 and A-7 and is part of the 101 California Whole Loan evidenced by nine senior pari passu notes and two subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $755.0 million. For additional information, see “The Loan” below.

(4)	There is no separate nonrecourse carve-out guarantor or environmental indemnitor. See “The Borrower” and “The Loan Sponsor” below.

(5)	Represents the interest rate on the 101 California Senior Notes (as defined below). The annual interest rate on the 101 California Subordinate Companion Loan (as defined below) is 4.94773026% per annum and the weighted average annual interest rate on the 101 California Whole Loan is approximately 4.181499999% per annum.

(6)	The 101 California Loan lockout period will be at least 27 payments beginning with and including the first payment date of April 6, 2019. Under the loan documents, the borrower is permitted to prepay the 101 California Whole Loan in full with the payment of a yield maintenance premium prior to the related open period and after the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

earlier to occur of (i) February 25, 2022 or (ii) the second anniversary of the date on which the last 101 California Senior Note has been securitized. The assumed lockout period of 27 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.
(7)	See “Current Mezzanine or Subordinate Indebtedness” and “Future Mezzanine or Subordinate Indebtedness Permitted” below.
(8)	The 101 California Property (as defined below) includes 23,280 square feet of retail space.
(9)	The increase in 2017 NOI from 2016 NOI is primarily attributable to leasing over the course of 2017, including Merrill Lynch (121,986 square feet), Paul Hastings (40,889 square feet) and Venable (38,317 square feet), collectively, accounting for an increase of approximately $8.0 million in underwritten base rent.
(10)	The increase in 2018 NOI from 2017 NOI is primarily attributable to leasing over the course of 2018, including Morgan Stanley (91,068 square feet), Cooley LLP (11,540 square feet), and Eastdil Secured (9,253 square feet), collectively, accounting for an increase of approximately $4.2 million in underwritten base rent. Cooley LLP (which is underwritten as in place) is expected to vacate upon the expiration of its lease.
(11)	The increase in UW NOI from 2018 NOI is primarily attributable to (i) 177,762 square feet in new, renewal and expansion leasing executed since 2018, accounting for an increase of approximately $7.6 million in underwritten base rent and (ii) approximately $2.3 million in contractual rent steps.
(12)	See “Escrows and Reserves” below.

The Loan. The 101 California mortgage loan (the “101 California Loan”) is secured by the borrower’s fee simple interest in an approximately 1.25 million square foot Class A+ office property located on a full city block in San Francisco, California (the “101 California Property”) and is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $755.0 million (the “101 California Whole Loan”). The 101 California Whole Loan is comprised of (i) a senior loan, evidenced by nine pari passu senior notes with an aggregate outstanding principal balance as of the Cut-off Date of $527.0 million (the “101 California Senior Notes”), two of which (Note A-6 and Note A-7, with an aggregate outstanding principal balance as of the Cut-off Date of $50.0 million) are being contributed to the Benchmark 2019-B11 Trust and which collectively constitute the 101 California Loan and (ii) a subordinate loan, evidenced by two subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $228.0 million (collectively, the “101 California Subordinate Companion Loan”), each as described below. The relationship between the holders of the 101 California Senior Notes and 101 California Subordinate Companion Loan are governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The 101 California Whole Loan” in the Preliminary Prospectus. The 101 California Whole Loan was originated by JPMCB and GSMC, and Notes A-6 and A-7 have been or will be sold to GACC (or Deutsche Bank AG, New York Branch and then subsequently assigned to GACC) on or prior to the Closing Date. The 101 California Whole Loan has a 10-year term and will be interest-only for the term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-1	$245,250,000	$245,250,000	CALI 2019-101C	Yes(1)
Note A-2	41,750,000	41,750,000	CALI 2019-101C	No
Note A-3	77,500,000	77,500,000	GSMC(2)	No
Note A-4, Note A-5	72,500,000	72,500,000	GSMC	No
Note A-6, Note A-7	50,000,000	50,000,000	Benchmark 2019-B11	No
Note A-8, Note A-9	40,000,000	40,000,000	Benchmark 2019-B10	No
Senior Notes	$527,000,000	$527,000,000
Note B-1	171,000,000	171,000,000	CALI 2019-101C	Yes(1)
Note B-2	57,000,000	57,000,000	CALI 2019-101C	Yes(1)
Whole Loan	$755,000,000	$755,000,000

(1)	The initial controlling notes are Note B-1 and B-2, so long as no 101 California Control Appraisal Period has occurred and is continuing. If and for so long as a 101 California Control Termination Event has occurred and is continuing, then the controlling note will be the Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu-AB Whole Loan—The 101 California Whole Loan”. The 101 California Whole Loan will be serviced pursuant to the CALI 2019-101C Trust and Servicing Agreement.
(2)	Currently held by GSMC and expected to be contributed to the GSMS 2019-GC39 securitization transaction upon the closing of such transaction.

The Borrower. The borrower under the 101 California Whole Loan is Elm Property Venture LLC, a recycled special purpose Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 101 California Whole Loan.

The Loan Sponsor. The borrower sponsor is Hines Interests Limited Partnership (“Hines”). Hines, founded in 1957, is a privately owned global real estate investment, development, and management firm. Hines has a presence in 207 cities, in 24 countries, and approximately $116.4 billion of assets under management, including approximately $64.0 billion for which Hines provides fiduciary investment management services and approximately $52.4 billion for which Hines provides third-party property-level services. There is no nonrecourse carve-out guarantor and no separate environmental indemnitor for the 101 California Whole Loan. The borrower, which is a single purpose entity, is the sole party liable for breaches or violations of the non-recourse carveout provisions in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

The Property. The 101 California Property is an approximately 1.25 million square foot Class A+ office property located on a full city block in San Francisco, California. Designed by architects Philip Johnson and John Burgee, the 101 California Property consists of a 48-story high-rise office tower, a seven-story annex building of approximately 200,000 square feet, a two-story subterranean parking garage and approximately 23,000 square feet of retail space. The 101 California Property features views of the San Francisco Bay, Golden Gate and Bay Bridges, Financial District and Marin Headlands, as well as on-site amenities, which include an atrium lobby, Michael Mina’s PABU Izakaya (Japanese restaurant), an outdoor plaza, on-site parking, locker and shower facilities, bike storage, complimentary bike rental, on-site dry cleaners and various restaurant options. The top five tenants at the 101 California Property are: Merrill Lynch (9.7% of net rentable area (“NRA”); rated A3/A+/A- by Moody’s/Fitch/S&P), Cooley LLP (9.0% of NRA), Morgan Stanley (7.3% of NRA; A3/A/BBB+), Deutsche Bank (4.8% of NRA; A3/NR/BBB+), and Winston & Strawn (4.2% of NRA), which in aggregate account for approximately 35.0% of NRA and approximately 31.9% of underwritten base rent. Cooley LLP and Winston & Strawn are included in an industry magazine listing of the 200 largest United States law firms.

The 101 California Property was originally constructed in 1983 and was renovated in 2004. The 101 California Property has obtained LEED Platinum certification and an Energy Star rating. Since acquisition in 2012, Hines has invested approximately $96.3 million ($77 per square foot) of capital in the 101 California Property. Additionally, Hines has signed a pre-construction services contract, under which Hines is contemplating investing approximately $65.3 million to upgrade the lobby, plaza and other amenity spaces. This contract is terminable on 30 days’ notice and neither the contract nor the loan documents put Hines under any obligation to perform any of the renovations. The proposed lobby renovation may include upgrades to the elevators servicing the lower levels and the annex building, as well as an upgrade to the lobby’s exterior walls. We cannot assure you this construction will be completed as expected or at all.

Hines recapitalized the 101 California Property in 2012 for $910 million in part with a prior mortgage loan in the amount of approximately $505 million, which prior loan was paid off with proceeds of the 101 California Whole Loan. The 101 California Property was originally owned and developed by a joint venture between Nippon Life Insurance (“Nippon”) and Hines. Hines and Nippon sold their equity in the 101 California Property to GIC (Realty) Private Limited and an Asian governmental investor in the 2012 recapitalization, with Hines retaining 5.0% of the equity ownership post recapitalization.

The 101 California Property benefits from its location in the financial district in San Francisco, at the intersection of California Street and the Market Street Corridor. The 101 California Property is positioned near major transportation arteries and public transportation options including Bay Area Rapid Transit, light rail, and the Transbay Terminal. As of December 31, 2018, the 101 California Property was 92.1% leased to 68 tenants. The 10 largest tenants by NRA occupy approximately 49.1% of the total square feet and contribute approximately 49.2% of the U/W Base Rent. Since January 1, 2017, the borrower has completed 495,203 square feet of new, renewal, and expansion leases accounting for $50.79 per square foot in underwritten base rent. No tenant occupies more than approximately 9.7% of the total square feet or contributes more than approximately 8.5% of the underwritten base rent.

Merrill Lynch (121,986 square feet; 9.7% of NRA; 8.5% of U/W Base Rent) Merrill Lynch Wealth Management (“Merrill Lynch”) (rated A3/A+/A- by Moody’s/Fitch/S&P) (NYSE: BAC) is a wealth management division of Bank of America, headquartered in New York, New York. Merrill Lynch employs approximately 14,800 financial advisors and manages approximately $2.2 trillion in client assets as of June 30, 2017. Merrill Lynch currently occupies floors 13, 14 and 21 and has additional space on floors 9, 11, 17, 25 and 28. Merrill Lynch occupies its space through October 2022 and has two five-year renewal options. Merrill Lynch has a one-time right to terminate its lease effective as of October 31, 2021, by giving written notice on or before October 31, 2020.

Cooley LLP (112,305 square feet; 9.0% of NRA; 8.1% of U/W Base Rent) Cooley LLP is a law firm practicing corporate anti-trust and trade regulation, capital markets, compensation and benefits, corporate restructuring and bankruptcy, credit finance, debt securities transactions, intellectual property, outsourcing, and tax. Cooley LLP caters to aviation, communications, data center, digital media and entertainment, healthcare, insurance, life sciences, semiconductor, and software sectors. Cooley LLP was founded in 1920 and is based in Palo Alto, California with additional offices in the United States, Europe and Asia. Cooley LLP currently occupies floors 4, 5, and 6 and occupies additional space on floor 29. It is anticipated that Cooley LLP will vacate the 101 California Property upon its lease expiration in December 2020. Cooley LLP is underwritten as in-place given the long notice period prior to its lease expiration. We cannot assure you that the vacated space will be leased in a timely manner, at favorable rents or on favorable terms.

Morgan Stanley (91,068 square feet; 7.3% of NRA; 5.8% of U/W Base Rent) Morgan Stanley (rated A3/A/BBB+ by Moody’s/Fitch/S&P) (NYSE: MS), a financial holding company, provides various financial products and services to corporations, governments, financial institutions, and individuals in the Americas, Europe, the Middle East, Africa and Asia. Morgan Stanley was founded in 1935 and is headquartered in New York, New York. Morgan Stanley occupies floors 2, 3, and 7 through January 2028 and has two, five-year renewal options. Morgan Stanley has a one-time right to terminate its lease effective as of January 31, 2023, by giving written notice on or before February 1, 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

According to the appraisal, in the first half of 2018, the San Francisco office market posted net absorption due to continued demand from tech companies of all sizes. In the second quarter of 2018, sublease availabilities decreased from 1.4 million square feet in 2017 to about 971,000 square feet Class A asking rental rates increased over the prior year, while vacancy declined. The second quarter of 2018 brought delivery of 1.3 million square feet of new office space, which was 100.0% preleased to tenants such as Facebook, Dropbox and Pinterest.

In the second quarter of 2018, the city-wide average asking rent rose to $72.30 per square foot per year, up 3.1% ($2.14 per square foot) year-over-year. Direct Class A average asking rent increased over the quarter (1.9%) and prior year (4.7%) to $77.36 per square foot. All asking rents quoted are based on full-service gross leases. The overall vacancy rate was 7.4%, down 1.0% from the prior year, and down 0.20% over the prior quarter. Vacancy in the San Francisco central business district was 8.7% while the non-central business district vacancy rate was 5.0%.

According to the appraisal, as of the first half of 2018, San Francisco had 3.4 million square feet of office space under construction: 1.8 million square feet in the South Financial District, 1.0 million square feet in the Mission Bay submarket, and 583,000 square feet in the Showplace Square/Potrero Hill submarket. As of November 2018, almost 3.1 million square feet had been completed. In the second quarter of 2018, 1.3 million square feet of new 100.0% leased office space was delivered, which included The Exchange at 16th Street (occupied by Dropbox), 181 Fremont Street (occupied by Facebook), 505 Brannan Street (occupied by Pinterest), and 100 Hooper (occupied by Adobe). New construction completions totaled 4.4 million square feet in 2018. Year-to-date leasing activity totaled more than 4.3 million square feet in the second quarter of 2018, up 32.3% over the prior year’s mid-year leasing of nearly 3.3 million square feet.

The appraisal identified eight office lease comparables in the San Francisco market with comparable buildings built between 1969 and 2018 and ranging in size from 268,018 square feet to 1.4 million square feet. Recently executed leases at the comparable properties ranged in rent between $63.04 and $103.04 per square foot with a weighted average of approximately $83.13 per square foot. The 101 California Property has a weighted average rent of $52.74, approximately 21.1% lower than the appraisal’s concluded market rent of $66.87.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Merrill Lynch(4)	A3 / A+ / A-	121,986	9.7%	$42.44	8.5%	10/31/2022
Cooley LLP(5)	NR / NR / NR	112,305	9.0%	$43.95	8.1%	12/31/2020
Morgan Stanley(6)	A3 / A / BBB+	91,068	7.3%	$38.72	5.8%	1/31/2028
Deutsche Bank	A3 / NR / BBB+	60,311	4.8%	$51.80	5.1%	12/31/2024
Winston & Strawn	NR / NR / NR	52,235	4.2%	$50.00	4.3%	10/31/2024
Paul Hastings(7)	NR / NR / NR	41,508	3.3%	$76.87	5.2%	8/19/2027
Business Wire	Aa2 / AA- / AA	40,675	3.3%	$40.00	2.7%	12/31/2024
Venable	NR / NR / NR	38,317	3.1%	$61.00	3.8%	11/14/2027
Jefferies	Ba1 / BBB / BBB-	29,469	2.4%	$64.15	3.1%	7/19/2022
Cambridge	NR / NR / NR	26,118	2.1%	$57.40	2.5%	12/31/2025
Subtotal / Wtd. Avg.		613,992	49.1%	$48.73	49.2%
Remaining Tenants		539,187	43.1%	$57.32	50.8%
Vacant		98,304	7.9%	NAP	NAP%
Total / Wtd. Avg.		1,251,483	100.0%	$52.74	100.0%

(1)	Based on the underwritten rent roll dated as of December 31, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Base Rent PSF includes rent steps through March 31, 2020 and also includes the net present value of contractual rent steps for investment grade and certain law firm tenants (Cooley LLP and Paul Hastings) over the lease term using a discount rate of 7.0%.

(4)	Merrill Lynch has a one-time right to terminate its lease effective as of October 31, 2021, by giving written notice on or before October 31, 2020.

(5)	Though underwritten as in place, Cooley LLP is anticipated to vacate its space at the expiration of its lease in December 2020.

(6)	Morgan Stanley has a one-time right to terminate its lease effective as of January 31, 2023, by giving written notice on or before February 1, 2022.

(7)	Includes storage space (619 square feet / $18,570 underwritten base rent).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)(4)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	98,304	7.9%	NAP	NAP%	98,304	7.9%	NAP	NAP
2019 & MTM	3	10,019	0.8%	$396,290	0.7%	108,323	8.7%	$396,290	0.7%
2020	18	217,760	17.4%	10,844,618	17.8%	326,083	26.1%	$11,240,908	18.5%
2021	17	116,890	9.3%	6,627,854	10.9%	442,973	35.4%	$17,868,762	29.4%
2022	16	219,980	17.6%	9,957,210	16.4%	662,953	53.0%	$27,825,972	45.7%
2023	6	31,944	2.6%	1,856,575	3.1%	694,897	55.5%	$29,682,546	48.8%
2024	8	193,557	15.5%	9,389,093	15.4%	888,454	71.0%	$39,071,639	64.2%
2025	4	64,742	5.2%	4,553,973	7.5%	953,196	76.2%	$43,625,612	71.7%
2026	5	61,748	4.9%	4,283,872	7.0%	1,014,944	81.1%	$47,909,483	78.8%
2027	5	105,458	8.4%	7,051,157	11.6%	1,120,402	89.5%	$54,960,641	90.4%
2028	2	116,701	9.3%	5,044,267	8.3%	1,237,103	98.9%	$60,004,908	98.7%
2029	1	12,392	1.0%	712,540	1.2%	1,249,495	99.8%	$60,717,448	99.8%
2030 and Thereafter	1	1,988	0.2%	105,364	0.2%	1,251,483	100.0%	$60,822,812	100.0%
Total	86	1,251,483	100.0%	$60,822,812	100.0%
(1)	Based on the underwritten rent roll dated as of December 31, 2018.

(2)	Includes 23,280 square feet of retail space.

(3)	Base Rent Expiring includes rent steps through March 31, 2020 and also includes the net present value of contractual rent steps for investment grade and certain law firm tenants (Cooley LLP and Paul Hastings) over the lease term using a discount rate of 7.0%.

(4)	Though underwritten as in place, Cooley LLP is anticipated to vacate its space at the expiration of its lease in December 2020.

Operating History and Underwritten Net Cash Flow(1)
	2016	2017	2018	Underwritten	Per Square Foot	%(2)
Base Rent(3)	$41,015,186	$48,974,846	$53,202,219	$60,822,812	$48.60	57.3%
Contractual Rent Steps(4)	0	0	0	2,294,441	1.83	2.2%
Overage / Percentage Rent	0	0	0	0	0.00	0.0%
Total Reimbursement Revenue	25,424,877	28,186,007	30,068,778	32,642,890	26.08	30.8%
Market Revenue from Vacant Units	0	0	0	8,109,093	6.48	7.6%
Parking Revenue	2,036,959	1,921,040	1,972,754	1,972,754	1.58	1.9%
Other Revenue	358,480	347,034	306,174	306,174	0.24	0.3%
Net Rental Income	$68,835,502	$79,428,927	$85,549,925	$106,148,164	$84.82	100.0%
(Vacancy/Credit Loss)	0	0	0	(8,109,093)	(6.48)	(7.6)%
Effective Gross Income	$68,835,502	$79,428,927	$85,549,925	$98,039,071	$78.34	92.4%
Total Expenses	27,535,387	28,767,057	28,987,593	30,562,252	24.42	31.2%
Net Operating Income(5)(6)(7)	$41,300,115	$50,661,870	$56,562,332	$67,476,820	$53.92	68.8%
Total TI/LC, Capex/RR	0	0	0	1,235,032	0.99	1.3%
Net Cash Flow	$41,300,115	$50,661,870	$56,562,332	$66,241,788	$52.93	67.6%
(1)	Underwritten cash flow based on annualized in-place rents as of December 31, 2018, with rent steps through March 31, 2020.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Cooley LLP is anticipated to vacate at lease expiration in December 2020. Cooley LLP is underwritten as in-place given the long notice period prior to lease expiration. We cannot assure you that the vacated space will be leased in a timely manner, at favorable rents or on favorable terms.
(4)	Contractual Rent Steps reflect the net present value of contractual rent steps for investment grade and certain law firm tenants (Cooley LLP and Paul Hastings) over the lease term using a discount rate of 7.0%.
(5)	The increase in 2017 Net Operating Income from 2016 Net Operating Income is primarily attributable to leasing over the course of 2017, including Merrill Lynch (121,986 square feet), Paul Hastings (40,889 square feet) and Venable (38,317 square feet), collectively accounting for an increase of approximately $8.0 million in underwritten gross rent.
(6)	The increase in 2018 Net Operating Income from 2017 Net Operating Income is primarily attributable to leasing over the course of 2018, including Morgan Stanley (91,068 square feet), Cooley LLP (11,540 square feet), and Eastdil Secured (9,253 square feet) collectively accounting for an increase of approximately $4.2 million in underwritten base rent. Cooley LLP (which is underwritten as in place) is expected to vacate upon the expiration of its lease.
(7)	The increase in Underwritten Net Operating Income from 2018 Net Operating Income is primarily attributable to (i) 177,762 square feet in new, renewal and expansion leasing executed since 2018, accounting for an increase of approximately $7.6 million in underwritten base rent and (ii) approximately $2.3 million in contractual rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

Property Management. The 101 California Property is managed by Hines Interests Limited Partnership, a Delaware limited partnership, an affiliate of the borrower.

Escrows and Reserves. The loan documents require the borrower to maintain and fund the following reserve accounts, each of which are subaccounts of the Cash Management Account (as defined below):

Cooley Reserve. At loan origination, the borrower funded an account in an amount equal to $10,000,000 for the purpose of reserving amounts anticipated to be required for payment of leasing commissions, tenant improvements and other leasing costs to relet the space demised to Cooley LLP as of the origination date as and when such space is no longer occupied by Cooley LLP on December 31, 2020.

Unfunded Obligations Reserve. At loan origination, the borrower funded an account in an amount equal to approximately $10,474,821 for the purpose of reserving for unfunded obligations of the borrower in respect of free or prepaid rent, leasing commissions and common area maintenance reconciliation amounts.

Tax Reserve. On a monthly basis, during the continuance of a Trigger Period (as defined below), the borrower is required to deposit into a tax reserve an amount equal to 1/12 of projected annual property taxes.

Insurance Reserve. On a monthly basis, during the continuance of a Trigger Period, the borrower is required to deposit into an insurance reserve an amount equal to 1/12 of projected annual insurance premiums; provided that the borrower is not required to deposit such amount if the borrower provides the lender with evidence that the borrower has obtained a blanket insurance policy and no event of default is continuing.

TI/LC Reserve. On a monthly basis, during the continuance of a Trigger Period, the borrower is required to deposit into a reserve for future tenant improvements and leasing commissions an amount equal to $104,293 (subject to a cap of $2,503,030).

Replacements Reserve. On a monthly basis, during the continuance of a Trigger Period, the borrower is required to deposit into a reserve for replacements and capital repairs an amount equal to $20,859 (subject to a cap of $500,606).

Lockbox / Cash Management.  The 101 California Whole Loan is structured with a hard lockbox and springing cash management. The borrower has established and is required to maintain a lender-controlled lockbox account (the “Lockbox Account”) into which income from the 101 California Property is deposited. The borrower is required to direct all tenants to remit all payments due under their respective leases to the Lockbox Account. On each business day, the financial institution maintaining the Lockbox Account is required to remit all funds (less any required minimum balance) on deposit in the Lockbox Account directly into one or more operating accounts controlled by the borrower (the “Operating Account”); provided that during the continuance of an event of default or Trigger Period, the financial institution is required to remit such funds directly into a lender-controlled cash management account (the “Cash Management Account”). The borrower is required to cause all cash revenues relating to the 101 California Property and all other money received by the borrower or the property manager with respect to the 101 California Property (other than tenant security deposits required to be held in escrow accounts) to be deposited in the Lockbox Account or the Cash Management Account by the end of the second business day following the borrower’s or the approved property manager’s receipt thereof.

The borrower is required to maintain an Operating Account at all times. The borrower is required to cause all amounts payable with respect to operating expenses for the 101 California Property to be paid only from the Operating Account or the Cash Management Account (to the extent required or permitted under the loan documents) or other accounts that are owned by an approved property manager.

On each payment date during a Trigger Period, other than during an event of default (unless lender elects to do so), all amounts on deposit in the Cash Management Account are required to be applied in the order of priority as set forth in the loan agreement.

“Trigger Period” means each period that (a) commences when the debt yield (as calculated in the loan documents), determined as of the end of the last day of each of two consecutive fiscal quarters, is less than 6.0% and (b) concludes when the debt yield, determined as of the end of the last day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 6.0% (and if certain financial reports are not delivered to the lender as and when required under the mortgage loan agreement, then 10 business days following the borrower’s receipt of written notice of such failure, a Trigger Period will be deemed to have commenced and be ongoing, unless and until such reports are delivered and they indicate that, in fact, no Trigger Period has commenced or is ongoing).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

101 California

Current Mezzanine or Subordinate Indebtedness. The 101 California Whole Loan includes the 101 California Subordinate Companion Loan, which are generally subordinate in right of payment to the 101 California Senior Notes and accrue interest at the rate of 4.94773026% per annum.

Future Mezzanine or Subordinate Indebtedness Permitted. The direct or indirect equity holders of the borrower are permitted to incur mezzanine debt from an institutional lender secured by a pledge of their direct or indirect equity interests in the borrower so long as, among other things: (a) the lender and such institutional lender have entered into a customary subordination and intercreditor agreement reasonably acceptable to the lender, (b) such loan is coterminous with the 101 California Whole Loan or is freely pre-payable without premium or penalty from and after the maturity date of the 101 California Whole Loan, (c) immediately after giving effect to the closing of such mezzanine loan, the debt yield (as calculated in the loan documents) is not less than 8.35%, (d) immediately after giving effect to the closing of such mezzanine loan, the loan-to-value ratio (as calculated in the loan documents) may not exceed 51.5%, (e) the maximum principal amount of such mezzanine loan may not exceed $130.0 million, (f) such mezzanine loan is current-pay only, with no “pay-in-kind” or similar accrual feature, (g) if the mezzanine loan bears a floating rate of interest, the mezzanine loan borrower acquires and maintains an interest rate cap or swap agreement from a counterparty acceptable to the lender in its reasonable discretion with a notional amount that is not less than the outstanding principal balance of the mezzanine loan and with a reasonable strike price; and (h) rating agency confirmation is obtained.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

SWVP Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

SWVP Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

SWVP Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(2):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$50,000,000	Property Type - Subtype:	Hotel – Full Service
% of Pool by IPB:	4.5%	Net Rentable Area (Rooms):	1,192
Loan Purpose:	Refinance	Location:	Various
Borrowers:	SWVP New Orleans LLC, SWVP	Year Built / Renovated:	Various / Various
	Sawgrass Mills LLC, SWVP Charlotte	Occupancy/ADR/RevPAR:	80.3% / $150.49 / $120.88
	LLC, SWVP Raleigh LLC	Occupancy/ADR/RevPAR Date:	1/31/2019
Sponsor:	Southwest Value Partners Fund	Number of Tenants:	N/A
	XVI, LP	2016 NOI:	$21,390,216
Interest Rate:	4.95800%	2017 NOI:	$23,153,479
Note Date:	4/18/2019	2018 NOI:	$23,248,958
Maturity Date:	5/1/2029	TTM NOI (as of 1/2019):	$23,723,247
Interest-only Period:	120 months	UW Occupancy/ADR/RevPAR:	80.3% / $150.49 / $120.88
Original Term:	120 months	UW Revenues:	$67,719,285
Original Amortization:	None	UW Expenses:	$43,853,764
Amortization Type:	Interest Only	UW NOI:	$23,865,520
Call Protection(3):	L(25),Def(91),O(4)	UW NCF:	$20,479,556
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per Room(4):	$335,600,000 / $281,544
Additional Debt(2):	Yes	Appraisal Date:	10/16/2018
Additional Debt Balance(2):	$150,000,000
Additional Debt Type(2):	Pari Passu

Escrows and Reserves(5)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$167,785
Taxes:	$822,222	$205,555	N/A	Maturity Date Loan / Room:	$167,785
Insurance:	$990,844	$82,570	N/A	Cut-off Date LTV(4):	59.6%
FF&E Reserves:	$0	5.0% of Gross Revenues	N/A	Maturity Date LTV(4):	59.6%
Other:	$5,097,938	Springing	N/A	UW NCF DSCR:	2.04x
				UW NOI Debt Yield:	11.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$200,000,000	100.0%	Payoff Existing Debt	$134,273,134	67.1%
			Upfront Reserves	6,911,003	3.5%
			Closing Costs	3,110,937	1.6%
			Return of Equity(6)	55,704,926	27.9%
Total Sources	$200,000,000	100.0%	Total Uses	$200,000,000	100.0%
(1)	The SWVP Portfolio Whole Loan, as defined in “The Loan” below, was co-originated by Société Générale Financial Corporation (“SGFC”) and JPMorgan Chase Bank, National Association (“JPMCB”).

(2)	The SWVP Portfolio loan is part of a whole loan evidenced by 10 pari passu senior notes with an aggregate original principal balance of $200.0 million. Financial Information presented in the chart above reflects the Cut-off Date balance of SWVP Portfolio Whole Loan (as defined below).

(3)	The lockout period will be at least 25 payments beginning with and including the first payment date of June 1, 2019. Defeasance of the full $200.0 million SWVP Portfolio Whole Loan is permitted after the date that is the earlier to occur of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) May 1, 2022 (the “Permitted Release Date”). The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.

(4)	Appraised Value / Per Room, Cut-off Date LTV and Maturity Date LTV are calculated based on the As-Portfolio appraised value of $335,600,000, which assumes (i) the bulk sale value of the SWVP Portfolio Properties (as defined below) in one transaction to one purchaser and (ii) all funds required for the capital improvements in connection with such a bulk sale are escrowed. The sum of the individual As-Is appraised values of the SWVP Portfolio Properties without the capital deduction escrow is $316,600,000, which represents a Cut-off Date LTV and Maturity Date LTV of 63.2%.

(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(6)	The borrower sponsor has a total cost basis of approximately $209.4 million and will have approximately $9.4 million of remaining cash equity following the refinancing of the SWVP Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

SWVP Portfolio

The Loan. The SWVP Portfolio loan is part of a whole loan evidenced by 10 pari passu promissory notes, each as described below, with an aggregate original principal balance of $200,000,000 (the “SWVP Portfolio Whole Loan”), secured by the borrowers’ fee interests in four full service hotels located in Louisiana, Florida, and North Carolina (collectively, the “SWVP Portfolio Properties”). The non-controlling Note A-7 and Note A-8, with an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000, will be included in the Benchmark 2019-B11 Trust. The remaining notes, which are currently held by SGFC and JPMCB, are expected to be contributed to one or more future securitization trusts. The relationship between the holders of the SWVP Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The SWVP Portfolio Whole Loan has a 10-year term and is interest-only for the full term of the loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1, A-3	$45,000,000	$45,000,000	BBCMS 2019-C3	Yes
A-2	30,000,000	30,000,000	SGFC	No
A-4	10,000,000	10,000,000	SGFC	No
A-5	10,000,000	10,000,000	SGFC	No
A-6	5,000,000	5,000,000	SGFC	No
A-7, A-8	50,000,000	50,000,000	Benchmark 2019-B11	No
A-9	35,000,000	35,000,000	JPMCB	No
A-10	15,000,000	15,000,000	JPMCB	No
Total	$200,000,000	$200,000,000

The Borrowers. The borrowing entities for the SWVP Portfolio Whole Loan are SWVP New Orleans LLC, SWVP Sawgrass Mills LLC, SWVP Raleigh LLC, and SWVP Charlotte LLC (the “Borrowers”), each a Delaware limited liability company structured to be a special purpose entity with two independent directors.

The Loan Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Southwest Value Partners Fund XVI, LP. Southwest Value Partners (“SWVP”), is a private real estate investment firm based in San Diego. SWVP currently owns and manages over 30 assets with an aggregate value over $3.0 billion, including 13 hotels representing 3,867 rooms. SWVP’s consolidated hospitality portfolio consists of 13 operating properties and one hotel under construction for a total of 4,458 rooms, all of which are flagged by Hilton (five), Marriott (four), Hyatt (three) and IHG (one), along with one independent boutique. Since inception, SWVP has invested more than $1.5 billion of equity in over 100 transactions with a total capitalization of approximately $3.9 billion. SWVP acquired the SWVP Portfolio Properties between 2013 and 2015 for an aggregate purchase price of approximately $164.4 million. Since acquisition, SWVP has indicated that approximately $40.0 million in capital improvements have been invested across the SWVP Portfolio Properties. SWVP has a total cost basis of approximately $209.4 million and will have approximately $9.4 million of remaining cash equity following the refinancing of the SWVP Portfolio Properties. The guarantor (or a supplemental guarantor as permitted by the loan documents) is required to maintain a net worth of not less than $40 million and liquidity of not less than $10 million during the term of the SWVP Portfolio Whole Loan, provided, neither the guarantor nor any supplemental guarantor is required to maintain liquidity of not less than $10 million for any period during which the Borrowers maintain liquidity of not less than $5,000,000.

The Properties. The SWVP Portfolio Properties are comprised of four full service hotel properties built between 1983 and 2001 totaling 1,192 rooms. As of January 31, 2019, the SWVP Portfolio Properties were 80.3% occupied.

SWVP Portfolio Summary
Property Name – Location	Property Type – Subtype	No. of Rooms	Year Built / Renovated	Allocated Whole Loan Amount (“ALA”)	% of ALA	Appraised Value(1)	UW NCF
InterContinental – New Orleans, LA	Hotel – Full Service	484	1983 / 2013	$106,300,000	53.2%	$170,000,000	$10,344,521
DoubleTree Sunrise – Sunrise, FL	Hotel – Full Service	252	2001 / 2011	37,000,000	18.5	61,000,000	3,980,206
DoubleTree Charlotte – Charlotte, NC	Hotel – Full Service	207	1985 / 2012	30,000,000	15.0	50,000,000	3,256,464
DoubleTree RTP – Durham, NC	Hotel – Full Service	249	1988 / 2013	26,700,000	13.4	40,200,000	2,898,365
Total		1,192		$200,000,000	100.0%	$335,600,000	$20,479,556
(1)	Total Appraised Value reflects the As-Portfolio appraised value of $335,600,000, which assumes (i) the bulk sale value of the SWVP Portfolio Properties (as defined below) in one transaction to one purchaser and (ii) all funds required for the capital improvements in connection with such a bulk sale are escrowed. The sum of the individual As-Is appraised values of the SWVP Portfolio Properties is $316,600,000, which represents a Cut-off Date LTV and Maturity Date LTV of 63.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Historical Occupancy, ADR and RevPAR(1)
	Occupancy				ADR				RevPAR
Property	2016	2017	2018	TTM(2)	2016	2017	2018	TTM(2)	2016	2017	2018	TTM(2)
InterContinental	73.1%	75.8%	78.9%	79.6%	$164.61	$169.07	$167.35	$169.13	$120.38	$128.16	$132.12	$134.65
DoubleTree Sunrise	85.7%	89.0%	86.7%	87.0%	$140.03	$144.43	$148.39	$148.91	$119.94	$128.49	$128.61	$129.53
DoubleTree Charlotte	82.8%	80.6%	79.6%	78.9%	$146.36	$150.23	$144.54	$144.77	$121.12	$121.01	$115.01	$114.29
DoubleTree RTP	72.5%	73.8%	76.0%	76.2%	$119.29	$119.69	$120.60	$120.56	$86.51	$88.31	$91.67	$91.85
Weighted Average(3)	77.3%	79.0%	80.1%	80.3%	$146.78	$150.27	$149.62	$150.48	$113.34	$118.66	$119.96	$121.09
(1)	Based on data provided by a third party market research report. The variances between the underwriting, the appraisal and the third party market research provider with respect to Occupancy, ADR and RevPAR at the SWVP Portfolio Properties are attributable to differing reporting methodologies, and/or timing differences.

(2)	TTM represents the trailing 12-month period ending January 31, 2019.

(3)	Weighted by room count.

Historical Occupancy, ADR and RevPAR Penetration Rates(1)
	Occupancy				ADR				RevPAR
Property	2016	2017	2018	TTM(2)	2016	2017	2018	TTM(2)	2016	2017	2018	TTM(2)
InterContinental	97.0%	96.3%	101.2%	102.0%	94.4%	96.8%	93.4%	94.3%	91.6%	93.2%	94.6%	96.2%
DoubleTree Sunrise	113.5%	115.3%	112.8%	113.3%	117.7%	116.1%	116.7%	120.9%	133.7%	133.9%	131.7%	137.0%
DoubleTree Charlotte	108.7%	110.0%	116.4%	116.1%	102.1%	103.0%	99.5%	99.9%	111.0%	113.2%	115.8%	116.0%
DoubleTree RTP	98.5%	100.3%	100.3%	99.9%	100.0%	101.4%	100.9%	105.6%	98.5%	101.7%	101.2%	105.4%
Weighted Average(3)	102.8%	103.5%	106.1%	106.4%	101.9%	102.9%	101.0%	103.2%	105.3%	107.1%	107.5%	110.2%
(1)	Based on data provided by a third party market research report. The variances between the underwriting, the appraisal and the third party market research provider with respect to Occupancy, ADR and RevPAR at the SWVP Portfolio Properties are attributable to differing reporting methodologies, and/or timing differences.

(2)	TTM represents the trailing 12-month period ending January 31, 2019.

(3)	Weighted by room count.

InterContinental. The InterContinental property is a 484-room, 15-story, full service hotel located in downtown New Orleans, Louisiana. The InterContinental property is situated on a 1.10-acre lot and has a long term lease for 120 parking spaces with the adjacent property owner, resulting in a parking ratio of approximately 0.25 spaces per room. The InterContinental property was built in 1983 and renovated in 2013. The hotel has standard and suite-style guestrooms on levels four through 14 of the InterContinental property. Guestrooms feature a dresser with a 42-inch flat-panel television, a desk, an armchair, bedside tables, and a coffeemaker. Guestroom amenities includes high-speed Internet access, a telephone with voicemail and data port and a private deck or patio in select rooms. Hotel amenities include two restaurants, 24-hour room service, a rooftop pool with changing rooms and shower facilities, poolside dining, a fitness facility, on-site laundry facility, nanny/babysitting services, business center and over 30,000 square feet of flexible meeting/banquet space, which can accommodate over 1,000 people. Since acquisition, SWVP has invested approximately $28.5 million in capital improvements consisting of a redesigned lobby, removal of an escalator and elimination of leased outlets to create more meeting space.

The InterContinental property is located in New Orleans, within the parish of Orleans, Louisiana. Known for its multicultural heritage and world-famous music and cuisine, New Orleans is predominantly recognized as a tourist destination. In addition to tourism, the greater New Orleans area is a significant logistics center, owing to its access to the Mississippi River, the Gulf of Mexico and numerous railways. Major employers within the market include Ochsner Health System, University Medical Center, Tulane University and University of New Orleans. The InterContinental’s top corporate accounts represent many of the primary employers in the local marketplace, as well as high-volume demand drivers in the immediate vicinity of the hotel. According to SWVP, Shell, Pan America, Iberia Bank, Bank of America, the United States Fifth Circuit Court of Appeals, Louisiana State Bar Association and Jones Walker are some of the top corporate accounts at the InterContinental property and are located blocks from the hotel. Access to the InterContinental property is provided by St. Charles Avenue. The neighborhood surrounding the InterContinental property is comprised of high-rise office and residential buildings, hotels, world-renowned restaurants, upscale retail establishments, entertainment venues and tourism attractions. Some specific facilities in the area include the Ernest N. Morial Convention Center, the Mercedes-Benz Superdome, the Smoothie King Center and Harrah’s New Orleans Hotel & Casino. New Orleans has hosted two NBA All-Star games, the NCAA Final Four, WWE’s WrestleMania XXX, and Super Bowl XLVII. The InterContinental property is served by the Louis Armstrong New Orleans International Airport, which is located approximately 12.0 miles northwest of the hotel. The appraisal identified a 234-room hotel that is expected to directly compete with the InterContinental property. The competing property is estimated to open in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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September 2019. According to the appraisal, demand segmentation for the InterContinental property is 55% meeting and group, 25% commercial, and 20% leisure.

DoubleTree Sunrise. The DoubleTree Sunrise property is a 252-room, 10-story, full service hotel located in Sunrise, Florida. The DoubleTree Sunrise property is situated on a 4.22-acre site and has 293 parking spaces either onsite or available to it by way of a title insured easement and license, resulting in a parking ratio of approximately 1.16 spaces per room. The DoubleTree Sunrise property was built in 2001 and renovated in 2011. Guestrooms are configured as either standard or suites-style. Guestrooms feature an entertainment dresser with 37-inch television, a work desk, an armchair, an ottoman and a coffeemaker. Guestroom amenities include wireless, high-speed internet access and a telephone with voicemail and data port. Suites feature a separate living room with a 42-inch television, a large desk with high-speed wireless internet access, a chair with ottoman and a double sleeper sofa. Suites also feature a small refrigerator and microwave. Hotel amenities include a restaurant, an outdoor pool, outdoor whirlpool, fitness facility, laundry/valet service, airport/local shuttle, a business center and over 10,000 square feet of flexible meeting space. Since acquisition, SWVP has invested approximately $4.3 million in capital improvements consisting of a general refresh of all areas of the DoubleTree Sunrise property, including the reconstruction of the retail shop, refinished and reupholstered bar/lounge, new soft goods package in meeting rooms and a refresh of corridors, elevators and elevator lobbies. Guestrooms received new headboards, nightstands and desk chairs, while guestroom bathrooms were refinished and received new tile shower surrounds.

The DoubleTree Sunrise property is located in Sunrise, Florida. Sunrise is a suburb of Fort Lauderdale, which is the county seat of Broward County. Fort Lauderdale is a popular tourism and yachting destination in the South Florida region. Sunrise has a diverse economic base, with strong employers in finance, health care, manufacturing, marine, aviation, technology, life sciences and tourism. Major employers within the market include Nova Southeastern University, American Express, Spirit Airlines and Citrix. American Express is the #1 corporate account for the DoubleTree Sunrise property and had an ADR of approximately $156.00 for 2018. The American Express Company corporate offices is a regional headquarters office designed for 3,000 employees that opened in early 2017 on the southeast corner of Northwest 136th Street and Sunrise Boulevard. Sawgrass Mills is a 2.1 million square foot outlet mall located approximately 1.0 mile north of the DoubleTree Sunrise property and draws approximately 23.0 million visitors annually from more than 110 countries. Other major demand generators located within six miles of the DoubleTree Sunrise property include BB&T Center, MDLIVE, Sawgrass Technology Park, and Cigna Healthcare. BB&T is home to the NHL’s Florida Panthers and host of numerous events throughout the year. Access to the DoubleTree Sunrise property is provided by Yellow Toucan Road. The DoubleTree Sunrise property’s neighborhood will also feature Metropica, a 65-acre, $1.5 billion mixed-use development. Metropica will feature 785,000 square feet of office space and a major residential condominium component. The DoubleTree Sunrise property is served primarily by the Fort Lauderdale Hollywood International Airport, which is located approximately 10.0 miles southeast of the hotel. The appraisal identified a 174-room hotel that is expected to directly compete with the DoubleTree Sunrise property. The competing property is expected to open in August 2020. According to the appraisal, demand segmentation for the DoubleTree Sunrise property is 60% commercial, 20% meeting and group, and 20% leisure.

DoubleTree Charlotte. The DoubleTree Charlotte property is a 207-room, six-story, full service hotel located in Charlotte, North Carolina. The DoubleTree Charlotte property is situated on a 6.53-acre site and has 259 parking spaces, resulting in a parking ratio of approximately 1.25 spaces per room. The DoubleTree Charlotte property was built in 1985 and renovated in 2012. The hotel comprises two connected towers; the original tower is three stories and features the public spaces and guestrooms, while the six-story tower only contains guestrooms. All guestrooms are configured in a suite style. In-room amenities include a wet-bar or kitchenette, separate living areas, sofa beds, complimentary coffee and Wi-Fi access for a fee. Additionally, some suites feature balconies with views of the Garden Courtyard and Symphony Park. Hotel amenities include two full service restaurants, a Grab and Go Market, an outdoor pool, a business center, a fitness center, a gift shop and over 12,000 square feet of meeting space. Since acquisition, SWVP has completed $5.3 million in improvements including over $4.0 million in DoubleTree Charlotte property improvement plan items. Improvements included upgrading 14 suites, renovating the fitness room, and replacing the phone system. In 2019, the DoubleTree Charlotte property started an approximately $5.0 million capital improvement project that includes improvements to the guestrooms, guest suite bathrooms, corridors, lobby and dining area. The renovation of the lobby and restaurant are expected to commence in the fourth quarter of 2019.

The DoubleTree Charlotte property is located in Charlotte, North Carolina. The Charlotte market is the third largest financial center in the nation according to the appraisal. The area is also home to manufacturing, retail and wholesale trade, information, and an increasing number of international companies. Charlotte is home to eight Fortune 500 company headquarters that represent the finance, energy and manufacturing industries, as well as the retail sector. Major employers within the market include Carolinas Healthcare System, Wells Fargo, Charlotte-Mecklenburg Schools, Wal-Mart Store Inc. and Bank of America. The neighborhood surrounding the DoubleTree Charlotte property is comprised of restaurants, office buildings and retail shopping centers along the primary thoroughfares, with residential areas located along the secondary roadways. Other businesses in the area include the SouthPark shopping mall, Coca-Cola Bottling Company, and Nucor Corporation. Other demand generators include Bank of America

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Stadium, BB&T Ballpark, EpiCentre, Spectrum Center, NASCAR Hall of Fame, Blumenthal Performing Arts Center and AvidXchange Music Factory, as well as the Carowinds amusement park located in southwestern Charlotte. Access to the DoubleTree Charlotte property is provided by Morrison Boulevard, South Park Drive, Interstate 77 and Interstate 485, allowing easy access to the airport and Uptown Charlotte. The DoubleTree Charlotte property is served primarily by the Charlotte Douglas International Airport, which is located approximately seven miles to the northwest of the hotel. The appraisal identified two new hotels with a combined 320-rooms which are expected to directly compete with the DoubleTree Charlotte property. The competing properties are expected to open in 2020. According to the appraisal, demand segmentation for the DoubleTree Charlotte property is 43% commercial, 32% meeting and group, and 25% leisure.

DoubleTree RTP. The DoubleTree RTP property is a 249-room, five-story, full service hotel located in Durham, North Carolina. The DoubleTree RTP property is situated on a 12.50-acre site and has 366 parking spaces, resulting in a parking ratio of approximately 1.47 spaces per room. The DoubleTree RTP property was built in 1988 and renovated in 2013. The hotel offers a mix of guestrooms and suites, which are located on all levels of the DoubleTree RTP property’s single building. Guestrooms feature one king or two double beds, two telephones with voicemail and data ports, a large work desk, high speed internet access available for a fee, a coffee maker, a hairdryer and an iron/board. Hotel amenities include a restaurant and lounge adjacent to the lobby, and seven meeting rooms on the first floor, which includes a large ballroom. Additional amenities consist of an outdoor pool, a fitness room, a lobby workstation, a market pantry and a vending area. Since acquisition, SWVP has invested approximately $1.8 million in capital improvements, including upgrades to the exterior lighting, parking lot, public spaces and restaurant.

The DoubleTree RTP property is located in Durham, North Carolina. Durham is part of the greater Raleigh/Durham economic base and is part of the Research Triangle Park, which includes the neighboring cities of Chapel Hill and Raleigh. The Durham economy has a diverse economic base within the healthcare, bioscience, technology and education sectors, including healthy employment levels at companies in the Research Triangle Park. Major employers in the market include Duke University, Duke University Health System, IBM, North Carolina State University, WakeMed Health & Hospitals, and UNC Rex Healthcare. The hotel’s top accounts encompass the prominent businesses in Research Triangle Park, including IBM, GlaxoSmithKline and Cisco. Access to the DoubleTree RTP property is provided by Page Creek Lane, Old Page Road and Interstate 40, which is the nearest major highway. The neighborhood surrounding the DoubleTree RTP property is comprised of restaurants, office buildings, and retail shopping centers along the primary thoroughfares, with residential areas located along some secondary roadways. Other specific businesses and entities in the area include Duke Medical Plaza Page Road, Alcami, Cenduit and Merrill Lynch Wealth Management. The DoubleTree RTP property is served by the Raleigh-Durham International Airport, which is located approximately two miles to the east of the hotel. The appraisal identified a proposed new hotel that has been approved by the Research Triangle Foundation and is currently in the planning stages. According to the appraisal, demand segmentation for the DoubleTree RTP property is 50% commercial, 30% leisure, and 20% meeting and group.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	77.8%	79.0%	79.8%	80.3%	80.3%
ADR	$146.17	$149.79	$150.15	$150.49	$150.49
RevPAR	$113.61	$118.36	$119.90	$120.88	$120.88

Room Revenue	$49,492,887	$51,496,118	$52,165,543	$52,476,386	$52,593,360	$44,122	77.7%
Food & Beverage Revenue	11,453,086	13,034,557	12,432,826	12,931,530	12,931,530	10,849	19.1
Other Departmental Revenue	1,767,360	1,834,540	2,130,803	2,194,395	2,194,395	1,841	3.2
Total Revenue	$62,713,333	$66,365,215	$66,729,172	$67,602,311	$67,719,285	$56,811	100.0%

Room Expense	$10,639,861	$11,122,787	$11,210,546	$11,329,879	$11,352,438	$9,524	21.6%
Food & Beverage Expense	6,962,035	7,516,095	7,378,949	7,493,877	7,493,876	6,287	58.0
Other Departmental Expenses	443,506	427,338	434,921	436,195	436,432	366	19.9
Departmental Expenses	$18,045,402	$19,066,220	$19,024,416	$19,259,951	$19,282,745	$16,177	28.5%

Departmental Profit	$44,667,931	$47,298,995	$47,704,756	$48,342,360	$48,436,539	$40,635	71.5%

Operating Expenses	$18,175,172	$18,877,536	$19,063,691	$19,189,533	$19,182,636	$16,093	28.3%
Gross Operating Profit	$26,492,759	$28,421,459	$28,641,065	$29,152,827	$29,253,903	$24,542	43.2%

Management Fees	$1,880,640	$1,990,218	$2,001,183	$2,027,379	$2,031,579	$1,704	3.0%
Property Taxes	2,301,211	2,396,596	2,394,820	2,395,025	2,394,820	2,009	3.5
Property Insurance	920,692	881,166	996,104	1,007,176	961,984	807	1.4
Total Other Expenses	$5,102,543	$5,267,980	$5,392,107	$5,429,580	$5,388,383	$4,520	8.0%

Net Operating Income	$21,390,216	$23,153,479	$23,248,958	$23,723,247	$23,865,520	$20,021	35.2%
FF&E	0	0	0	0	3,385,964	2,841	5.0
Net Cash Flow	$21,390,216	$23,153,479	$23,248,958	$23,723,247	$20,479,556	$17,181	30.2%
(1)	TTM reflects the trailing 12 month period ending January 31, 2019.

(2)	Per Room values are based on 1,192 guest rooms.

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line item.

Property Management. The SWVP Portfolio Properties are managed by Dimension Development Two, LLC, a Louisiana limited liability company.

Franchise Agreements. The InterContinental property has a license agreement with Holiday Hospitality Franchising, LLC, a Delaware limited liability company, an affiliate of InterContinental Hotels Group. The current franchise agreement is effective as of January 23, 2013 for a term of approximately 20 years, with an expiration date of January 23, 2033. The franchise agreement provides for a royalty fee of 5.0% of gross room revenues and a services contribution of 3.0% of gross room revenues.

The DoubleTree Sunrise property has a franchise agreement with Hilton Franchise Holding LLC, a Delaware limited liability company (as successor in interest to Doubletree Franchise LLC). The current franchise agreement is effective as of May 28, 2014 for a term of approximately 15 years, with an expiration date of May 31, 2029. The franchise agreement provides for a royalty fee of 5.0% of gross room revenues and a program fee of 4.0% of gross room revenues.

The DoubleTree Charlotte property has a franchise agreement with Hilton Franchise Holding LLC, a Delaware limited liability company (as successor in interest to Doubletree Franchise LLC). The current franchise agreement is effective as of October 30, 2014 for a term of approximately 15 years, with an expiration date of October 31, 2029. The franchise agreement provides for a royalty fee of 5.0% of gross room revenues and a program fee of 4.0% of gross room revenues.

The DoubleTree RTP property has a franchise agreement with Hilton Franchise Holding LLC, a Delaware limited liability company. The current franchise agreement is effective as of May 28, 2015 for a term of approximately 15 years, with an expiration date of May 31, 2030. The franchise agreement provides for a royalty fee of 5.0% of gross room revenues and a program fee of 4.0% of gross room revenues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Franchise Agreement Summary
Property	Flag	Franchise Fee(1)	Expiration Date
InterContinental	Holiday Hospitality Franchising, LLC	8.0%	January 23, 2033
DoubleTree Sunrise	Hilton Franchise Holding LLC	9.0%	May 31, 2029
DoubleTree Charlotte	Hilton Franchise Holding LLC	9.0%	October 31, 2029
DoubleTree RTP	Hilton Franchise Holding LLC	9.0%	May 31, 2030
(1)	Includes marketing fees due under the franchise agreements.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) $5,000,000 for property improvement reserves, (ii) $990,844 for insurance reserves, (iii) $822,222 for real estate taxes and (iv) $97,938 for deferred maintenance.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $205,555.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance premiums, which currently equates to $82,570.

FF&E Reserves - On a monthly basis, the borrowers are required to deposit an amount equal to the greater of (i) 1/12 of the amount required to be reserved annually for FF&E expenses with respect to its property under the applicable franchise agreement and (ii) 1/12 of 5.0% of aggregate annual rents (excluding hotel taxes) of its property based on the prior year (the “FF&E Reserve”).

PIP Reserves - In the event the borrowers are required to complete a property improvement plan (“PIP”), the borrowers are required to deposit an amount into a reserve for such PIP (the “PIP Reserve”) equal to (A) the estimated cost approved by the lender for such PIP over the immediately succeeding 12 month period exceeds (B)(i) the sum of (a) the amount on deposit in the FF&E Reserve allocated to such property and (b) the amount required to be deposited in the FF&E Reserve for such property over the immediately succeeding 12 month period, less (ii) the greater of (a) the sum of the Base FF&E Amounts (as set forth below) for each property not subject to such PIP and (b) the aggregate amount of budgeted approved capital expenses and FF&E expenses for such period for all SWVP Portfolio Properties, provided such deposit amount may not be less than $0, and the borrowers are entitled to certain credits set forth in the SWVP Portfolio Loan documents.

Hotel Tax Reserves - During the continuance of any Cash Management Period (as defined below), on a monthly basis, the Borrowers are required to deposit an amount equal to the hotel taxes for the preceding monthly hotel tax reporting period (which is the period from and including the 21st day of any calendar month to and including the 20th day of the immediately succeeding calendar month).

“Base FF&E Amounts” means (i) with respect to the InterContinental, $1,603,580.56; (ii) with respect to the DoubleTree Sunrise, $727,295.74; (iii) with respect to the DoubleTree RTP, $538,471.37; and (iv) with respect to the DoubleTree Charlotte, $510,767.93.

Lockbox / Cash Management. The SWVP Portfolio Whole Loan documents require a hard lockbox and springing cash management. The borrowers were required to send direction letters to all tenants, credit card companies and other payees instructing them to deposit all rents and credit card receipts directly into a lender controlled lockbox account for each property. The SWVP Portfolio Whole Loan documents require that all rents received by the borrowers or property manager be deposited into the lockbox account within one business day of receipt. During the continuance of a Cash Management Period, all sums on deposit in the lockbox account are required to be transferred on a daily basis to a cash management account controlled by the lenders and applied and disbursed in accordance with the SWVP Portfolio Whole loan documents. Excess cash on deposit following application of funds for payment of debt service, required reserves and operating expenses will be applied as follows: (a) to the extent a Cash Management Period is in effect solely due to a Franchise Trigger Event (as defined below) to the PIP Reserve subaccount, and (b) to the extent a Cash Management Period is in effect (other than due solely as a result of a Franchise Trigger Event), to the excess cash collateral subaccount.

A “Cash Management Period” means the occurrence of any of the following: (i) the maturity date, (ii) an event of default, (iii) the date the debt service coverage ratio (as calculated in accordance with the SWVP Portfolio Whole Loan documents) as of the last day of each calendar quarter during the term is less than 1.40x, (iv) the date that is 12 months prior to the maturity date, if both (a) the franchise agreement with respect to any property is scheduled to expire earlier than 24 months after the maturity date, and (b) the FF&E Reserve subaccount does not then have a balance that is equal to or greater than the product of the number of units at each property that has a franchise agreement expiring less than 24 months after the maturity date, multiplied by $20,000, (v) the date that is 12 months prior to the expiration or early termination, or if less than 12 months, the date upon which the expiration or early termination date becomes known to the borrowers if the borrowers have not provided evidence of the satisfaction of the New License Conditions

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(as defined below) as of such date, (vi) a property improvement plan for the property is required by the franchisor or replacement franchisor and the borrowers have not deposited the required PIP Reserve deposit, (clauses (iv), (v) or (vi) are referred to as a “Franchise Trigger Event”), or (vii) any voluntary or involuntary petition or bankruptcy action of the borrowers or property manager (“Insolvency Cash Management Trigger Event”).

A Cash Management Period will end upon satisfaction of certain terms and conditions including, without limitation, (A) with respect to the matters described in clause (ii) above, the cure of such event of default if no other event of default has occurred and is continuing, (B) with respect to the matter described in clause (iii) above, the lender has determined that the property has achieved a debt service coverage ratio of at least 1.40x for two consecutive calculation dates, (C) with respect to the matter described in clause (iv) above, upon the repayment in full of the SWVP Whole Loan, (D) with respect to the matter described in clause (v) above, the date upon which the borrowers satisfy the New License Conditions (subject to the satisfaction of the requirements in clause (E) with respect to the property improvement plan required in connection with the satisfaction of the New License Conditions), (E) with respect to the matter described in clause (vi) above, the funds on deposit in the PIP Reserve are at least equal to the full amount of the estimated cost, as approved by the lender, to satisfy any repairs, replacements, remediation, renovation or improvement required by the franchisor or any successor franchisor or licensor pursuant to any and all then existing PIPs, or (F) with respect to any matter described in clause (vii) above, the completion of an Insolvency Cash Management Trigger Cure (as defined below).

“Insolvency Cash Management Trigger Cure” means (1) with respect to an Insolvency Cash Management Trigger Event, any such petition or proceeding against the borrowers or manager which caused an Insolvency Cash Management Trigger Event is subject to a final nonappealable dismissal or (2) with respect to an Insolvency Cash Management Trigger Event pertaining to the manager, a replacement Manager has been appointed for all of the SWVP Portfolio Properties.

“New License Conditions” means (i) the entering into of a replacement franchise agreement with an approved replacement flag or the extension or renewal of an existing franchise agreement, in each case for a term that does not expire until a date which is as least two years beyond the maturity date and contains market terms consistent with other license agreements issued by the approved replacement flag and (ii) a tri-party agreement or comfort letter has been issued by the approved replacement flag for the benefit of the lenders.

Partial Release. At any time on or after any payment date after the Permitted Release Date, any of the borrowers, with the exception of the SWVP New Orleans LLC borrower, may obtain the release of any of the SWVP Portfolio Properties, with the exception of the InterContinental property included in the SWVP Portfolio Whole Loan, provided that, among other conditions, (i) no event of default has occurred and is continuing (other than an event of default which applies only to the property to be released), (ii) the borrowers prepay a portion of the SWVP Portfolio Whole Loan equal to the greater of (a) 120% of the allocated loan amount of the property being released and (b) an amount by which the principal balance of the SWVP Portfolio Whole Loan would need to be reduced to satisfy the following clauses (iii) and (iv), (iii) the debt service coverage ratio (as calculated in accordance with the SWVP Portfolio Whole Loan documents) for the remaining properties following the release is not less than the greater of (1) the debt service coverage ratio immediately preceding such release and (2) 2.03x, (iv) the loan-to-value for the remaining properties is not greater than the lesser of (1) the loan-to-value immediately preceding such release and (2) 59.6%, and (v) all defeasance conditions set forth in the SWVP Portfolio Whole Loan documents are satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type – Subtype(3):	Hotel – Various
% of Pool by IPB:	4.5%	Net Rentable Area (Rooms) (3):	815
Loan Purpose:	Acquisition	Location(3):	Various, Various
Borrowers(2):	Various	Year Built / Renovated(3):	Various / Various
Sponsors(2):	Various	Occupancy / ADR / RevPAR:	79.2% / $140.35 / $111.20
Interest Rate:	5.06500%	Occupancy / ADR / RevPAR Date:	2/28/2019
Note Date:	4/17/2019	Number of Tenants:	N/A
Maturity Date:	5/6/2024	2016 NOI:	$14,112,655
Interest-only Period:	60 months	2017 NOI:	$13,492,108
Original Term:	60 months	2018 NOI:	$12,908,005
Original Amortization:	None	TTM NOI (as of 2/2019):	$12,570,203
Amortization Type:	Interest Only	UW Occupancy / ADR / RevPAR:	79.2% / $140.35 / $111.20
Call Protection:	L(25),Def(30),O(5)	UW Revenues:	$34,282,620
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$22,237,977
Additional Debt:	Yes	UW NOI:	$12,044,646
Additional Debt Balance(1):	$50,000,000	UW NCF:	$10,673,339
Additional Debt Type(1):	Pari Passu	Appraised Value / Per Room(4):	$164,700,000 / $202,086
		Appraisal Date(4):	4/1/2020

Escrows and Reserves(5)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Room:	$122,699
Taxes:	$217,898	$217,898	N/A	Maturity Date Loan / Room:	$122,699
Insurance:	$0	Springing	N/A	Cut-off Date LTV(4):	60.7%
FF&E:	$0	$114,243	N/A	Maturity Date LTV(4):	60.7%
Other:	$95,607	$0	N/A	UW NCF DSCR:	2.08x
				UW NOI Debt Yield:	12.0%

Sources and Uses

Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$100,000,000	72.5%	Purchase Price	$135,000,000	97.9%
Sponsor Equity	36,007,712	26.1	Closing Costs	2,553,572	1.9
Other Sources	1,859,364	1.3	Upfront Reserves	313,504	0.2
Total Sources	$137,867,076	100.0%	Total Uses	$137,867,076	100.0%
(1)	The Arbor Hotel Portfolio Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of $100.0 million. The Financial Information presented in the chart above reflects the $100.0 million aggregate Cut-off Date balance of the Arbor Hotel Portfolio Whole Loan (as defined below).

(2)	See “The Borrowers” and “The Loan Sponsors” below.

(3)	See “Portfolio Summary” chart below.

(4)	Based on the aggregate “when complete” appraised value of the Arbor Hotel Portfolio Properties (as defined below) as of April 1, 2020, which assumes completion of the borrower sponsors’ planned PIP at each respective property. On the origination date of the Arbor Hotel Portfolio Whole Loan (as defined below), the borrower sponsors posted a letter of credit equal to $18,086,700 (110% of the estimated costs associated with such PIP). The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the Appraised Value of $164,700,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio, calculated based on the aggregate “as-is” appraised value of $141,100,000, are both 70.9%. See “Portfolio Summary” chart below.

(5)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The Arbor Hotel Portfolio mortgage loan (the “Arbor Hotel Portfolio Loan”) is secured by a first mortgage lien on the borrowers’ fee interests in six hotels located in Salt Lake City (Utah), Goleta (California), Bloomington (Minnesota) (two properties), Norwood (Massachusetts) and Arlington (Texas) (the “Arbor Hotel Portfolio Properties”). The Arbor Hotel Portfolio Loan is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $100.0 million (the “Arbor Hotel Portfolio Whole Loan”), and is comprised of two pari passu notes, each as described below. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $50.0 million, is being contributed to the Benchmark 2019-B11 Trust. The controlling Note A-1, with an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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outstanding principal balance as of the Cut-off Date of $50.0 million, is currently held by CREFI and is expected to be contributed to the GSMS 2019-GC39 Trust upon closing of such transaction. The Arbor Hotel Portfolio Loan has a 5-year term and will be interest-only for the entire loan term. The most recent prior financing of the Hampton Inn Santa Barbara Property (as defined below) was included in the CFCRE 2011-C2 transaction, the prior financings of the Hampton Inn Bloomington Property (as defined below) and Springhill Suites Bloomington property were included in the GSMS 2012-GC6 transaction and the prior financing of the Hyatt Place Arlington property was included in the UBSBB 2013-C5 transaction.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2	$50,000,000	$50,000,000	Benchmark 2019-B11	No
A-1	50,000,000	50,000,000	CREFI(1)	Yes
Total	$100,000,000	$100,000,000
(1)	Currently held by CREFI and expected to be contributed to the GSMS 2019-GC39 securitization transaction upon the closing of such transaction.

The Borrowers. The borrowers for the Arbor Hotel Portfolio Whole Loan are comprised of: ALDK Goleta, LLC, ALDK SLC, LLC, ALDK Arlington LLC, ALDK Bloomington 2870, LLC, ALDK Bloomington 2860, LLC and ALDK Norwood, LLC, each a single-purpose, single-asset Delaware limited liability company with two independent directors.

The Loan Sponsors. The institutional sponsorship is a partnership between Arbor Lodging, an owner-operator of hospitality assets with an integrated management company, and Davidson Kempner, a global investment management firm. The Arbor Hotel Portfolio Whole Loan has two carve-out guarantors for each borrower sponsor, Sheenal Patel and Vamsikrishna Bonthala for Arbor Lodging and Davidson Kempner Long-Term Distressed Opportunities Fund IV LP and DK LDOI IV Aggregate Holdco LP for Davidson Kempner.

Arbor Lodging is a Chicago-based hotel owner-operator and currently has over 500 employees and 1,759 rooms under management (exclusive of the rooms acquired as part of the Arbor Hotel Portfolio transaction). Davidson Kempner is a global institutional investment management firm with approximately $30.0 billion in assets under management. The firm was founded in 1983 and since 2017, the company has been active in direct ownership of real estate by providing equity to owner/operators.

Portfolio Summary
Property	Location	Rooms	Year Built/ Renovated	Occupancy	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value(1)	% of Appraised Value
Residence Inn Salt Lake City	Salt Lake City, UT	189	1996 / 2014	74.4%	$11,200,000	22.4%	$41,200,000	25.0%
Hampton Inn Santa Barbara	Goleta, CA	101	2007 / 2017	82.8%	10,600,000	21.2	33,200,000	20.2
Hampton Inn Bloomington	Bloomington, MN	146	2007 / 2014	86.3%	8,350,000	16.7	26,300,000	16.0
Hampton Inn Norwood	Norwood, MA	139	1984 / 2015, 2017	76.8%	7,950,000	15.9	23,900,000	14.5
Springhill Suites Bloomington	Bloomington, MN	113	2007 / 2014	87.0%	6,650,000	13.3	21,300,000	12.9
Hyatt Place Arlington	Arlington, TX	127	1996 / 2015	71.1%	5,250,000	10.5	18,800,000	11.4
Total/Wtd. Avg.		815		79.2%	$50,000,000	100.0%	$164,700,000	100.0%
(1)	Appraised Values are based on the “when complete” values as of April 1, 2020, which assumes completion of the borrower sponsors’ planned PIP at each respective property. On the origination date of the Arbor Hotel Portfolio Whole Loan, the borrower sponsors posted a letter of credit equal to $18,086,700 (110% of the estimated costs associated with such PIP).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Franchise Summary
Property	Estimated PIP(1)	Franchise Flag	Franchise Agreement Expiration Date
Residence Inn Salt Lake City	$6,596,151	Marriott International, Inc.	4/17/2034
Hampton Inn Santa Barbara	$731,128	Hilton Franchise Holding LLC	4/17/2034(2)
Hampton Inn Bloomington	$2,954,879	Hilton Franchise Holding LLC	4/17/2034(2)
Hampton Inn Norwood	$1,423,207	Hilton Franchise Holding LLC	4/19/2034(2)
Springhill Suites Bloomington	$2,286,995	Marriott International, Inc.	4/17/2034
Hyatt Place Arlington	$4,094,340	Hyatt Place Franchising, L.L.C.	4/17/2039
(1)	On the origination date of the Arbor Hotel Portfolio Whole Loan, the borrower sponsors posted a PIP Letter of Credit (as defined below) for 110% of the estimated PIP costs ($18,086,700). The estimates shown above have been adjusted on a property level basis to represent 110% of the estimated PIP costs at each respective property.

(2)	With respect to the properties operating under the Hilton Franchise Holding LLC flag, the properties are currently operating under temporary franchise agreements. The borrower sponsors are required under the Arbor Hotel Portfolio Whole Loan documents to deliver replacement franchise agreements to the lender by May 17, 2019, each with a term of 15 years. The Franchise Agreement Expiration Date is currently shown as 15 years from the origination date of the Arbor Hotel Portfolio Whole Loan for all Hilton flagged properties.

The Properties. The Arbor Hotel Portfolio Properties are comprised of six select- and limited-service hospitality properties located across the United States that, together, offer a total of 815 guestrooms. The Arbor Hotel Portfolio Properties are located in markets such as Salt Lake City (Utah), Santa Barbara (California), Norwood (Massachusetts), Minneapolis (Minnesota) and Dallas (Texas).

The largest property by mortgage allocated loan amount (“Mortgage ALA”) is a four-story, 189-room hotel located in Salt Lake City, Utah (the “Residence Inn Salt Lake City Property”). The Residence Inn Salt Lake City Property was built in 1996 and underwent an approximately $6.5 million renovation in 2014, which upgraded soft goods, case goods and the lobby, added 11 rooms and remodeled the guestrooms to offer a home-like experience for extended-stay travelers. Each room features a full-size kitchen, 42-inch LCD television and free Wi-Fi. The guestroom mix at the Residence Inn Salt Lake City Property is comprised of 36 studio suite guestrooms, 93 one-bedroom suite guestrooms and 60 two-bedroom suite guestrooms. Property-level amenities also include complimentary hot breakfast, a fitness center, an outdoor pool and whirlpool, 1,639 square feet of flexible meeting space, a sports court, an outdoor fire pit, two barbeque areas and guest laundry. In connection with the acquisition of the Arbor Hotel Portfolio Properties, the borrower sponsors plan on investing approximately $6.6 million on a full renovation of the Residence Inn Salt Lake City Property.

According to a February 2019 hospitality research report, the Residence Inn Salt Lake City Property had an occupancy of 74.6%, $143.05 ADR and $106.66 RevPAR as of the trailing 12 months ending February 28, 2019. The Residence Inn Salt Lake City Property’s $106.66 RevPAR ranked it third in its competitive set of seven properties as of February 28, 2019.

The second largest property by Mortgage ALA is a three-story, 101-room hotel located in Goleta, California (the “Hampton Inn Santa Barbara Property”). The Hampton Inn Santa Barbara Property was built in 2007 and underwent an approximately $2.9 million renovation in 2017, which updated the soft goods and case goods. The guestroom mix is comprised of 51 king guestrooms, 46 queen/queen guestrooms and four king suite guestrooms. The Hampton Inn Santa Barbara Property amenities include a fitness center, outdoor pool and whirlpool, a market pantry, complimentary hot breakfast and guest laundry. In connection with the acquisition of the Arbor Hotel Portfolio Properties, the borrower sponsors plan on investing approximately $731,000 on planned capital expenditures at the Hampton Inn Santa Barbara Property.

According to a February 2019 hospitality research report, the Hampton Inn Santa Barbara Property had an occupancy of 82.8%, $186.76 ADR and $154.60 RevPAR as of the trailing 12 months ending February 28, 2019. The Hampton Inn Santa Barbara Property’s $154.60 RevPAR ranked it second in its competitive set of six properties as of February 28, 2019.

The third largest property by Mortgage ALA is a six-story, 146-room hotel located in Bloomington, Minnesota (the “Hampton Inn Bloomington Property”). The Hampton Inn Bloomington Property was built in 2007 and underwent an approximately $2.2 million renovation in 2014, which upgraded the lobby, soft goods, select case goods and fitness center located at the property. Each guestroom features free Wi-Fi, a mini fridge, a microwave and a flat screen television. The guestroom mix at the Hampton Inn Bloomington Property is comprised of 58 king guestrooms, 56 queen/queen guestrooms and 32 queen/queen suite guestrooms. The Hampton Inn Bloomington Property amenities include a 24-hour shuttle to the airport and Mall of America, a heated indoor pool, a fitness center, complimentary hot breakfast, guest laundry and 900 square feet of flexible meeting space. In connection with the acquisition of the Arbor Hotel Portfolio Properties, the borrower sponsors plan on investing approximately $3.0 million on planned capital expenditures at the Hampton Inn Bloomington Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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According to a February 2019 hospitality research report, the Hampton Inn Bloomington Property had an occupancy of 86.4%, $128.62 ADR and $111.12 RevPAR as of the trailing 12 months ending February 28, 2019. The Hampton Inn Bloomington Property’s $111.12 RevPAR ranked it first in its competitive set of seven properties as of February 28, 2019.

2018 Accommodated Room Night Demand(1)
Property Name	Commercial/Extended Stay	Leisure	Group
Residence Inn Salt Lake City	75%	15%	10%
Hampton Inn Santa Barbara	50%	45%	5%
Hampton Inn Bloomington	65%	25%	10%
Springhill Suites Bloomington	60%	30%	10%
Hampton Inn Norwood	60%	25%	15%
Hyatt Place Arlington	50%	35%	15%
(1)	Source: Appraisal

The Residence Inn Salt Lake City Property is located at 285 West Broadway in downtown Salt Lake City, Utah, within the Salt Lake City-Provo-Orem combined statistical area (the “Salt Lake City CSA”). As of year-end 2018, the Salt Lake City CSA had a population of approximately 2.6 million and annual per-capita personal income of approximately $40,573. Salt Lake City is home to the Salt Palace Convention Center which comprises a total of 679,000 square feet of meeting and exhibit space and is located approximately 0.3 miles from the Residence Inn Salt Lake City Property. The Residence Inn Salt Lake City Property is also located approximately 6.0 miles from the Salt Lake City International Airport which serves as a Delta Airlines hub and is currently undergoing a $2.9 billion redevelopment program for the terminals, concourses, parking and support facilities which began in 2014 and is expected to be completed in 2025. In 2018, the Salt Lake City International Airport was utilized by approximately 25.6 million passengers (annual airport passenger traffic has increased between 4.5% and 5.6% over each of the past five years).

Historical Occupancy, ADR, RevPAR – Residence Inn Salt Lake City
	Residence Inn Salt Lake City				Competitive Set				Penetration Factor
	2016(1)	2017(1)	2018(1)	TTM(2)	2016(1)	2017(1)	2018(1)	TTM(2)	2016(1)	2017(1)	2018(1)	TTM(2)
Occupancy	79.6%	82.0%	75.8%	74.6%	74.5%	77.8%	78.7%	78.5%	106.8%	105.3%	96.2%	95.0%
ADR	$136.08	$141.09	$142.90	$143.05	$127.09	$132.95	$133.53	$132.34	107.1%	106.1%	107.0%	108.1%
RevPAR	$108.30	$115.65	$108.27	$106.66	$94.67	$103.47	$105.12	$103.86	114.4%	111.8%	103.0%	102.7%

(1)	Source: December 2018 hospitality research report.

(2)	Source: February 2019 hospitality research report.

The Hampton Inn Santa Barbara Property is located at 5665 Hollister Avenue in Goleta, California, within the Santa Maria-Santa Barbara, CA metropolitan statistical area (the “Santa Barbara MSA”). As of year-end 2018, the Santa Barbara MSA had a population of approximately 454,500 and annual per-capita personal income of approximately $52,056. The Santa Barbara MSA sustains tourism year-round. Primary attractions within the Santa Barbara MSA include Stearns Wharf, Girsh Park, the Santa Barbara Museum of Natural History, the Santa Barbara Museum of Art and several beaches and other outdoor activities. The Hampton Inn Santa Barbara Property is also located approximately 1.2 miles from the Santa Barbara Airport which is served by United Airlines, American Airlines, Alaska Airlines and Contour Airlines.

Historical Occupancy, ADR, RevPAR – Hampton Inn Santa Barbara
	Hampton Inn Santa Barbara				Competitive Set				Penetration Factor
	2016(1)	2017(1)	2018(1)	TTM(2)	2016(1)	2017(1)	2018(1)	TTM(2)	2016(1)	2017(1)	2018(1)	TTM(2)
Occupancy	79.2%	79.1%	81.7%	82.8%	79.8%	77.7%	76.7%	75.0%	99.2%	101.9%	106.4%	110.4%
ADR	$199.18	$202.99	$190.08	$186.76	$181.03	$189.06	$180.84	$180.09	110.0%	107.4%	105.1%	103.7%
RevPAR	$157.68	$160.65	$155.22	$154.60	$144.40	$146.82	$138.79	$135.05	109.2%	109.4%	111.8%	114.5%

(1)	Source: December 2018 hospitality research report.

(2)	Source: February 2019 hospitality research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Arbor Hotel Portfolio

The Hampton Inn Bloomington Property is located at 2860 Metro Drive in Bloomington, Minnesota, within the Minneapolis-St. Paul, MN-WI combined statistical area (the “Minneapolis CSA”). As of year-end 2018, the Minneapolis CSA had a population of approximately 4.0 million and annual per-capita personal income of approximately $52,758. The Minneapolis CSA offers a variety of tourism attractions which include the Mall of America, U.S. Bank Stadium and Target Field. In 2018, the Minneapolis-St. Paul Airport was utilized by approximately 38.0 million passengers (beginning with the appraisal data in 2009 and continuing through 2018, annual airport passenger traffic has not decreased year-over-year).

Historical Occupancy, ADR, RevPAR – Hampton Inn Bloomington
	Hampton Inn Bloomington				Competitive Set				Penetration Factor
	2016(1)	2017(1)	2018(1)	TTM(2)	2016(1)	2017(1)	2018(1)	TTM(2)	2016(1)	2017(1)	2018(1)	TTM(2)
Occupancy	83.4%	80.8%	86.5%	86.4%	76.2%	81.8%	83.1%	82.5%	109.3%	98.8%	104.1%	104.8%
ADR	$138.34	$128.76	$132.95	$128.62	$123.68	$116.77	$124.14	$119.43	111.8%	110.3%	107.1%	107.7%
RevPAR	$115.32	$104.08	$115.00	$111.12	$94.29	$95.56	$103.12	$98.49	122.3%	108.9%	111.5%	112.8%

(1)	Source: December 2018 hospitality research report.

(2)	Source: February 2019 hospitality research report.

According to a third party market report, there are a total of 9 hotels (897 rooms weighted based on expected percentage of direct competition) across the Arbor Hotel Portfolio Properties markets that are planned to open and compete with the subject properties. The new supply is most concentrated in the Minneapolis market, where five hotels (588 rooms based on expected percentage of direct competition) are expected to open and compete with the Hampton Inn Bloomington Property and the Springhill Suites Bloomington property. The Minneapolis hotel market contains 9,783 rooms and the addition of 588 rooms represents a supply growth of approximately 6.0%.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Room(2)	% of Total Revenue(3)
Occupancy	81.2%	81.0%	79.3%	79.2%	79.2%
ADR	$142.97	$141.71	$142.35	$140.35	$140.35
RevPAR	$116.12	$114.77	$112.94	$111.20	$111.20

Room Revenue	$34,620,199	$34,140,615	$33,597,301	$33,079,509	$33,079,509	$40,588	96.5%
Food & Beverage Revenue	502,791	428,569	402,358	417,639	417,639	512	1.2
Other Departmental Revenue(4)	651,609	736,724	813,646	785,472	785,472	964	2.3
Total Revenue	$35,774,599	$35,305,907	$34,813,305	$34,282,620	$34,282,620	$42,065	100.0%

Room Expenses	$7,904,209	$8,306,108	$8,601,823	$8,598,203	$8,598,203	$10,550	26.0%
Food and Beverage Expenses	294,942	283,608	280,683	281,363	281,363	345	67.4
Other Departmental Expenses	198,423	174,543	174,099	170,415	170,415	209	21.7
Departmental Expenses	$8,397,573	$8,764,259	$9,056,605	$9,049,982	$9,049,982	$11,104	26.4%
Undistributed Expenses	$11,040,107	$10,822,067	$10,550,200	$10,366,943	$10,833,384	$13,292	31.6%
Fixed Expenses	2,224,264	2,227,474	2,298,497	2,295,493	2,354,611	2,889	6.9
Total Expenses	$21,661,944	$21,813,800	$21,905,301	$21,712,418	$22,237,977	$27,286	64.9%

Net Operating Income	$14,112,655	$13,492,108	$12,908,005	$12,570,203	$12,044,646	$14,779	35.1%
FF&E	1,430,984	1,412,236	1,392,532	1,371,305	1,371,305	1,683	4.0
Net Cash Flow	$12,681,670	$12,079,873	$11,515,472	$11,198,898	$10,673,339	$13,096	31.1%
(1)	TTM column represents the trailing 12-month period ending on February 28, 2019.

(2)	Per Room values are based on 815 guest rooms.

(3)	% of Total Revenue for Room Expense, Food & Beverage Expense and Other Departmental Expenses are based on their corresponding revenue line items.

(4)	Other Departmental Revenue includes guest laundry income, telephone, meeting rooms, parking, vending and other miscellaneous revenue.

Property Management. The Arbor Hotel Portfolio Properties are managed by ALM SLC, LLC, ALM Goleta, LLC, ALM Bloomington, LLC, ALM Norwood, LLC and ALM Arlington, LLC, all of which are affiliates of the borrower sponsors, pursuant to a management agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Arbor Hotel Portfolio

Escrows and Reserves. At loan origination, the borrowers deposited $217,898 for real estate taxes and $95,607 for immediate repairs. In lieu of depositing cash into the PIP reserve account, the PIP deposit was satisfied by the borrowers on the origination date of the Arbor Hotel Portfolio Whole Loan by delivering to the lender a letter of credit (the “PIP Letter of Credit”) in the amount of $18,086,700 (representing 110% of the outstanding estimated PIP costs). Upon the completion of the applicable PIP work, the face amount of the PIP Letter of Credit may be reduced by an amount equal to the amount that the borrowers would be entitled to receive as a disbursement from the PIP reserve account. Only the lender or the lender’s designee will be entitled to draw on the PIP Letter of Credit, and the PIP Letter of Credit constitutes additional security for the payment of the Arbor Hotel Portfolio Whole Loan. During the existence of an event of default, the lender will have the right, at its option, to draw on the PIP Letter of Credit and to apply all or any part thereof to the payment of the items for which the PIP Letter of Credit was established or, during the existence of an event of default, to apply the PIP Letter of Credit to payment of the Arbor Hotel Portfolio Whole Loan.

Tax Escrows – On a monthly basis, the borrowers are required to escrow 1/12 of annual estimated tax payments, which currently equates to $217,898.

Insurance Escrows – The requirement for the borrowers to make monthly deposits to the insurance escrow is waived provided that the borrowers provide the lender with reasonably satisfactory evidence that the property is insured pursuant to a blanket insurance policy meeting the requirements specified in the loan agreement.

FF&E Reserves – On a monthly basis, the borrowers are required to escrow a reserve for FF&E (the “Monthly FF&E Reserve Deposit”) equal to the greater of (a) the amount of the deposit required by the applicable franchisor on account of FF&E under the franchise agreement, and (b) an amount equal to one-twelfth of (i) for the monthly payment dates occurring in June 2019 through May 2020, 2.0% of the greater of (A) the gross income for the Arbor Hotel Portfolio Properties during the preceding calendar year and (B) the approved annual budget for the current year, (ii) for the monthly payment dates occurring in June 2020 through May 2021, 3.0% of the greater of (A) the gross income for the Arbor Hotel Portfolio Properties during the preceding calendar year and (B) the approved annual budget for the then current year, and (iii) for the monthly payment date occurring in June 2021 and for each monthly payment date occurring thereafter, 4.0% of the greater of (A) the gross income for the Arbor Hotel Portfolio Properties during the preceding calendar year and (B) the approved annual budget for the then current year. The initial Monthly FF&E Reserve Deposit is estimated at $114,243.

Lockbox / Cash Management. The Arbor Hotel Portfolio Whole Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters to each existing tenant at the Arbor Hotel Portfolio Properties directing each of them to remit their rent checks directly to the lender-controlled lockbox account. The borrowers are required to deliver letters to all credit card companies directing such credit card companies to pay all sums directly to the lender-controlled lockbox account, and the borrowers are required to (and are required to cause the property manager to) deposit all revenue generated by the Arbor Hotel Portfolio Properties into the lender-controlled lockbox account. The borrowers are also required to deliver such letters to each future commercial tenant and credit card company. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of the borrowers unless an Arbor Hotel Portfolio Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of an Arbor Hotel Portfolio Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Arbor Hotel Portfolio Whole Loan documents and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Arbor Hotel Portfolio Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Arbor Hotel Portfolio Whole Loan.

An “Arbor Hotel Portfolio Trigger Period” will (a) commence upon the earliest of (i) the occurrence and continuance of an event of default under the Arbor Hotel Portfolio Whole Loan documents, (ii) the debt yield (a) falling below 8.0% at any time that PIP work is required and the borrowers are diligently performing PIP work and (b) at any time that PIP work is not required or the borrowers are not diligently performing PIP work, being less than 8.50%, (iii) the occurrence of an Arbor Hotel Portfolio Franchise Agreement Trigger Period (as defined below) and (iv) any bankruptcy or insolvency proceedings in which the manager is a debtor and (b) expire upon (1) with regard to any Arbor Hotel Portfolio Trigger Period caused solely by the events described in clause (i) above, the cure (if applicable) of such event of default, (2) with regard to any Arbor Hotel Portfolio Trigger Period caused solely by the events described in clause (ii)(a) above, the debt yield being equal to or greater than 8.25% for two consecutive calendar quarters, and with regard to any Arbor Hotel Portfolio Trigger Period caused solely by the events described in clause (ii)(b) above, the debt yield being equal to or greater than 8.75% for two consecutive calendar quarters, (3) with regard to any Arbor Hotel Portfolio Trigger Period caused solely by the events described in clause (iii) above, such Arbor Hotel Portfolio Franchise Agreement Trigger Period ceasing to exist in accordance with the Arbor Hotel Portfolio Whole Loan documents, and (4) with regard to any Arbor Hotel Portfolio Trigger Period caused solely by the events described in clause (iv) above, the replacement of the manager by the borrowers pursuant to the Arbor Hotel Portfolio Whole Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Arbor Hotel Portfolio

An “Arbor Hotel Portfolio Franchise Agreement Trigger Period” means a period (a) commencing on the first to occur of: (i) a borrower being in default under the franchise agreement beyond any applicable notice and cure periods as a result of which the franchisor has the right to terminate the franchise agreement, (ii) a borrower or franchisor giving notice that it is terminating the franchise agreement, (iii) any termination or cancellation of the franchise agreement and/or the franchise agreement expiring or otherwise failing to otherwise be in full force and effect, (iv) any bankruptcy or similar insolvency of a franchisor, (v) the Arbor Hotel Portfolio Properties failing to be operated, “flagged” and/or branded pursuant to the franchise agreement and (vi) any material permit required by the applicable franchise agreement ceasing to be in full force in effect; and (b) expiring upon the lender’s receipt of evidence reasonably acceptable to the lender (which evidence must include, without limitation, a duly executed estoppel certificate from the applicable franchisor in form and substance reasonably acceptable to the lender) of: (i) the satisfaction of the franchise agreement cure conditions under the Arbor Hotel Portfolio Whole Loan documents, (ii) the branding, flagging and operation of the Arbor Hotel Portfolio Properties pursuant to a replacement franchise agreement entered into in accordance with the terms of the Arbor Hotel Portfolio Whole Loan agreement and the other loan documents (and such replacement franchise agreement being in full force and effect with no defaults thereunder); and (iii) to the extent a new PIP is required in connection with the foregoing, the deposit of the corresponding PIP reserve funds into the PIP reserve account in accordance with the Arbor Hotel Portfolio Whole Loan agreement.

Property Release or Substitution. Provided no event of default shall have occurred and be continuing, the borrowers will have the right at any time after the earlier of (x) July 17, 2019 and (y) the date of the last securitization of a note comprising part of the Arbor Hotel Portfolio Whole Loan and prior to May 6, 2024 to obtain the release of any one or more individual properties upon the borrowers satisfying certain conditions including (a) adequate notice as defined in the Arbor Hotel Portfolio Whole Loan documents, (b) payment of the applicable release price (including any interest shortfall and yield maintenance premium), (c) the debt yield at the time of release is required to be (i) for the first three released properties in connection a partial release, greater than 10.75% and (ii) for any subsequent released property or released properties in connection with a partial release, equal to or greater than the greater of (1) the debt yield of all individual properties encumbered by the security instrument immediately prior to the partial release notice date or the consummation of the partial release (as applicable) and (2) 10.75%, (d) the loan-to-value ratio at the time of release is required to be (x) for the first three released properties in connection a partial release, no greater than 64.5% and (y) for any subsequent released property or released properties in connection with a partial release, equal to or less than the lesser of (1) the loan to value ratio of all individual properties encumbered by the security instrument immediately prior to the partial release notice date or the consummation of the partial release (as applicable) and (2) 64.5% and (e) satisfying REMIC requirements and providing a REMIC opinion.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Green Hills Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Green Hills Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Green Hills Corporate Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$50,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$50,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	4.5%	Net Rentable Area (SF):	584,386
Loan Purpose:	Refinance	Location:	Reading, PA
Borrower:	Green Hills Realty Associates LP	Year Built / Renovated:	1970-1992 / N/A
Sponsor:	Jacob Weinreb	Occupancy:	100.0%
Interest Rate:	4.35000%	Occupancy Date:	4/30/2019
Note Date:	4/30/2019	Number of Tenants:	3
Maturity Date:	5/6/2029	2016 NOI:	$7,284,736
Interest-only Period:	120 months	2017 NOI:	$7,318,610
Original Term:	120 months	2018 NOI:	$6,962,013
Original Amortization:	None	TTM NOI (as of 3/2019):	$6,851,599
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(2):	L(25),Def(91),O(4)	UW Revenues:	$11,600,672
Lockbox / Cash Management:	Hard / In Place	UW Expenses:	$4,812,650
Additional Debt:	Yes	UW NOI:	$6,788,021
Additional Debt Balance(1):	$11,500,000	UW NCF:	$6,177,573
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$97,000,000 / $166
		Appraisal Date:	3/15/2019

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$105
Taxes:	$768,606	$139,747	N/A	Maturity Date Loan / SF:	$105
Insurance:	$30,068	$10,023	N/A	Cut-off Date LTV:	63.4%
Replacement Reserves:	$0	$9,842	N/A	Maturity Date LTV:	63.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.28x
Other:	$1,911,661	$221,347	$14,839,440	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$61,500,000	99.9%	Loan Payoff	$58,070,335	94.3%
Sponsor Equity	80,000	0.1	Upfront Reserves	2,710,335	4.4
			Closing Costs	799,330	1.3
Total Sources	$61,580,000	100.0%	Total Uses	$61,580,000	100.0%
(1)	The Green Hills Corporate Center Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of $61.5 million. The Financial Information presented in the chart above reflects the $61.5 million aggregate Cut-off Date balance of the Green Hills Corporate Center Whole Loan (as defined below).

(2)	The Green Hills Corporate Center Loan lockout period is required to be at least 25 payments beginning with and including the first payment date of June 6, 2019. Defeasance of the full $61.5 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) three years from the note date. The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.

(3)	For a full description of Escrows and Reserves, see “Escrows and Reserves”.

The Loan. The Green Hills Corporate Center mortgage loan (the “Green Hills Corporate Center Loan”) is secured by a first mortgage lien on the borrower’s fee interest in a 584,386 square foot office campus comprised of five buildings (the “Green Hills Corporate Center Property”) located in Reading, Pennsylvania. The Green Hills Corporate Center Loan is part of a whole loan that is comprised of two pari passu notes and has an aggregate outstanding principal balance as of the Cut-off Date of $61.5 million (the “Green Hills Corporate Center Whole Loan”). The controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $50.0 million, is being contributed to the Benchmark 2019-B11 Trust. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $11.5 million is expected to be contributed one or more future securitization transactions. The Green Hills Corporate Center Loan has a 10-year term and will be interest-only for the entire loan term. The most recent prior financing of the Green Hills Corporate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Green Hills Corporate Center

Center Property was included in the MSBAM 2014-C16 securitization transaction. The relationship between the holders of the Green Hills Corporate Center Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$50,000,000	$50,000,000	Benchmark 2019-B11	Yes
A-2	11,500,000	11,500,000	CREFI	No
Total	$61,500,000	$61,500,000

The Borrower. The borrowing entity for the Green Hills Corporate Center Whole Loan is Green Hills Realty Associates LP, a Pennsylvania limited partnership and special purpose entity with one independent director in its organizational structure.

The Loan Sponsors. The loan sponsor and nonrecourse carve-out guarantor is Jacob Weinreb of Weinreb Management LLC. Weinreb Management LLC was founded in 1956 and currently manages a portfolio of approximately 20 multifamily buildings in New York City as well as a national commercial real estate portfolio comprised of more than 2.0 million square feet of commercial space. The borrower sponsor acquired the Green Hills Corporate Center Property in 2007 for $78.0 million and has consistently made routine capital expenditure upgrades at the Green Hills Corporate Center Property such as parking lot upgrades, window replacements and other minor interior upgrades.

The Property. The Green Hills Corporate Center Property is comprised of a five-building office campus totaling 584,386 square feet located in Reading, Pennsylvania. The Green Hills Corporate Center Property is currently 100.0% occupied by two office tenants and one cafeteria tenant: Penske Truck Leasing Co., L.P. (“Penske”), as its corporate headquarters and WorleyParsons Group, Inc. (“Worley Parsons”). Penske occupies 73.0% of the net rentable area and accounts for 69.7% of the underwritten base rent and Worley Parsons accounts for 25.8% of net rentable area and 30.3% of underwritten base rent. The remaining net rentable area (6,984 square feet located in Phase I (as defined below)) consists of a non-revenue generating management office, non-revenue generating storage space and 1,519 square feet of cafeteria space which contributes $3,600 of annual underwritten base rent. The Green Hills Corporate Center Property is comprised of two components: Green Hills Corporate Center (“Phase I”) which totals 454,426 square feet of Class B office space across three, interconnected buildings and Green Hills Corporate Center II (“Phase II”) which totals 129,960 square feet of Class A office space across two, interconnected buildings. Phase I is occupied by Penske (296,774 square feet), Worley Parsons (150,668 square feet) and the management office, storage and cafeteria space (6,984 square feet) and Phase II is 100.0% occupied by Penske. A portion of the space leased to Worley Parsons in Phase II (58,867 square feet) is sublet to Penske, as discussed below.

The Green Hills Corporate Center Property has averaged approximately 99.8% occupancy since 2015. The largest tenant is Penske, comprising 426,734 square feet across Phase I and Phase II and rated Baa2/BBB/BBB+ by Moody’s/S&P/Fitch. Penske is a partnership of Penske Corporation, Penske Automotive Group and Mitsui & Co. Ltd. Penske is a transportation services company whose subsidiaries operate in a variety of industry segments, including retail automotive, truck leasing, transportation logistics and professional motorsports. Penske operates and maintains a fleet of over 270,000 vehicles and employs more than 50,000 people worldwide across more than 3,300 locations. As of May 8, 2019, Penske had a total market capitalization of approximately $3.85 billion. Penske has been located at the Green Hills Corporate Center Property, within both Phase I and Phase II, since 1985 as this location serves at Penske’s global corporate headquarters with approximately 1,700 employees at the Green Hills Corporate Center Property. Penske has amended its lease several times in order to expand or extend the lease term at the Green Hills Corporate Center Property. The most recent lease amendment, which occurred in July 2018, extended the term of the lease by 10 years with a new lease expiration of December 2030 for all 426,734 square feet of space occupied by Penske. The amendment also obligates Penske to take over the 150,668 square feet of space currently occupied by Worley Parsons (the “Penske Expansion Space”) upon the earlier of (i) expiration of Worley Parsons’ lease in March 2022 and (ii) Worley Parsons vacating all or a portion of its space prior to March 2022. The lease expansion would be co-terminus with the existing Penske lease expiration in December 2030.

The Penske lease provides that, so long as the Penske lease is in full force and effect, without default by Penske beyond any applicable notice or cure period, and Penske is in actual physical occupancy of at least 50% of the premises as then constituted, if the borrower offers the Green Hills Corporate Center Property for sale to an unrelated third party, the borrower is required to provide notice to Penske of the proposed sales price and other essential terms and conditions of the proposed sale that the borrower is willing to accept (the “Offer Terms”), and Penske shall have 30 days after receipt of notice of the Offer Terms to elect to purchase the Green Hills Corporate Center Property for the Offer Terms, with closing within 90 days thereafter. Penske’s right of first offer was made subordinate to the Green Hills Corporate Center Loan pursuant to a subordination, non-disturbance and attornment agreement among the lender,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Penske and the borrower, which further provided that a foreclosure or deed-in-lieu thereof or similar transaction would not constitute a sale giving rise to the right of first offer (but the right would survive as an obligation of the purchaser at such foreclosure or deed-in-lieu).

As part of Penske’s latest lease amendment, the borrower is required to conduct approximately $9.61 million of HVAC work and to provide Penske with tenant allowances of approximately $5.23 million (of which $160,500 may only be demanded beginning in 2020, and an additional $4,266,440 of which may only be demanded beginning in 2021) to reimburse Penske for expenses incurred by Penske for tangible improvements to the leased premises. The HVAC work is expected to be a comprehensive upgrade including new air handling units, cooling towers, variable air volume boxes, direct digital control systems and pumps. The Green Hills Corporate Center Whole Loan will begin sweeping excess cash flow on the first monthly payment date until the funds necessary to conduct the HVAC work and pay the tenant allowance have been accrued. See “Escrows and Reserves” below.

Penske currently pays $19.11 per square foot in annual underwritten base rent on a modified gross lease with staggered rent increases every two years through lease expiration in December 2030. Upon the earlier of Worley Parsons vacating its space or March 2022, Penske will begin paying on the 150,668 square feet of Penske Expansion Space. The base rent per square foot for the Penske Expansion Space will be $17.00 per square foot if the Penske Expansion Space is delivered in 2019 or 2020 or $17.50 if the Penske Expansion Space is delivered in 2021 or 2022, followed by rent steps of $0.25 per square foot every two years through December 2030. In addition to Penske’s total occupied square footage of 426,734 square feet through its direct lease, Penske subleases 58,867 square feet directly from Worley Parsons through March 2022 in Phase I and effectively occupies 83.1% of the net rentable area at the Green Hills Corporate Center Property. Penske pays a blended rent of $13.74 per square foot to Worley Parsons via the sublease and has the option to terminate the sublease effective on December 31, 2020 with 90 days’ notice and a termination fee of $810,939. Penske’s lease has two, five-year extension options with 24 months’ notice required and no termination options.

The second largest tenant at the Green Hills Corporate Center Property is Worley Parsons, a publicly traded Australian engineering company, which leases 150,668 square feet of office space and pays underwritten base rent of $23.50 per square foot on a lease that expires in March 2022. The tenant has occupied its leased space at the Green Hills Corporate Center Property since 1995 and has no renewal options remaining on their lease with no termination options. Additionally, Worley Parsons currently subleases approximately 58,867 square feet of its space to Penske and although Worley Parson’s lease expires in March 2022, the 18th amendment to the Penske lease represents an agreement between the borrower sponsor and Penske that the 150,668 square feet will be absorbed by Penske.

The Green Hills Corporate Center Property is located in Reading, Pennsylvania, which is a northwest suburb of Philadelphia and part of Berks County. According to the appraisal, the Green Hills Corporate Center Property resides in an area that is viewed as rural with a small suburban bedroom community that surrounds the Green Hills Corporate Center Property’s immediate area. The Green Hills Corporate Center Property is located less than a half mile from Interstate 176 which provides immediate access to several regional thoroughfares including, the Pennsylvania Turnpike (Interstate 76), Interstate 80, Interstate 81 and Interstate 95. According to the appraisal, Reading’s manufacturing industry is keeping the local economy and job growth above that for the State of Pennsylvania and on par with the United States employment rate as a whole. According to the appraisal, the Reading market had an unemployment rate of 4.2% as of year-end 2018. The five largest employers in the area include East Penn Manufacturing Co., Inc., Tower Health, Carpenter Technology Corp., Supportive Concepts for Families and Wal-Mart Stores, Inc. Additionally, government and healthcare employers such as Tower Health, County of Berks and the Reading School District provide the local population with steady jobs.

According to the appraisal, significant land uses nearby extending north from the Green Hills Corporate Center Property include a Wells Fargo Bank, a gas station, a Subway restaurant, a self-storage property and a small commercial strip with Interstate 176 just beyond. To the north resides the Flying Hills Golf Course, the largest land use in the surrounding area and on the west side is a small, two-story office building, a freestanding pharmacy and some vacant land. Per the appraisal, the 2018 population within a one-, three- and five-mile radius of the Green Hills Corporate Center Property, was 1,622, 12,389 and 88,172, respectively. The average household income within a one-, three- and five-mile radius of the Green Hills Corporate Center Property was $108,814, $109,969 and $77,545, respectively.

According to a third party report, the Green Hills Corporate Center Property is located in the 3-4 Star Reading office market, which as of the fourth quarter of 2018 had a total inventory of 11.9 million square feet with a 5.7% vacancy rate and average asking rents of $13.73 per square foot. The Green Hills Corporate Center Property resides in the 3-4 Star Reading office submarket which totals 3.4 million square feet with a 3.3% vacancy rate and average asking rents of $16.82 per square foot. The office market within a three-mile radius of the Green Hills Corporate Center Property totals 2.8 million square feet with a 0.6% vacancy rate and average asking rents of $12.00 per square foot. For the 24-month period ending in December 2018, there was no new supply within a three-mile radius of the Green Hills Corporate Center Property and a total increase of only 42,576 square feet (0.36%) for the Reading office market as a whole. According to the appraisal, new construction would not commence without significant pre-leasing or a build-to-suit opportunity. The

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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appraisal provided lease comparables ranging from $12.75 per square foot to $21.80 per square foot with an average of $16.33 per square foot, which, after adjustments ranged from $20.44 per square foot to $21.72 per square foot with an average of $21.01 per square foot. For Phase II, the appraiser noted that Penske’s recent lease amendment at $20.50 per square foot was significant in determining the market rent of $21.00 per square foot for a 10-year lease term. The appraisal’s concluded market rent for the Phase I office space was $18.00 per square foot.

Comparable Leases(1)
Property	Location	Tenant Name	NRA	Base Rent PSF	Lease Type
Green Hills Corporate Center(2)	Reading, PA	Penske/Worley Parsons	570,949(3)	$20.37(3)	Full Service
1991 State Hill Road	Wyomissing, PA	Waddell & Reed	5,165	$21.80	Full Service
801 Hill Avenue	Wyomissing, PA	Tower Health	53,000	$15.48	Triple Net
801 Hill Avenue	Wyomissing, PA	UGI Energy Services	146,324	$18.13	Triple Net
3970 Perkiomen Avenue	Reading, PA	St. Joseph Regional Health	25,396	$12.75	Triple Net
1125 Berkshire Boulevard	Wyomissing, PA	Confidential	3,200	$13.50	Triple Net
(1)	Source: Appraisal

(2)	Information for the Green Hills Corporate Center Property is based on the underwritten rent roll dated April 30, 2019.

(3)	NRA and Base Rent PSF for the Green Hills Corporate Center Property is based on the two office leases for Penske and Worley Parsons and excludes 6,453 square feet of Penske storage space with a weighted average underwritten annual base rent of $10.04 per square feet, as well as the cafeteria and non-revenue generating space. Base Rent PSF includes $500,412 related to the present value of all rent steps for Penske through the loan term.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)
99.1%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as on December 31 for each respective year.
(2)	Current Occupancy is as of April 30, 2019.

Tenant Summary(1)(2)
Tenant	Ratings(3) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(4)	% of Total Base Rent	Lease Expiration Date
Penske(5)(6)	Baa2 / BBB / BBB+	426,734	73.0%	$19.11	69.7%	12/31/2030
Worley Parsons(5)	NR / NR / NR	150,668	25.8%	$23.50	30.3%	3/31/2022
Compass Group	NR / NR / NR	1,519	0.3%	$2.37	0.0%	8/31/2019
(1)	Based on the underwritten rent roll dated April 30, 2019.

(2)	The Tenant Summary chart excludes the non-revenue generating management office (3,461 square feet) and storage space (2,004 square feet) located in Phase I.

(3)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(4)	Base Rent PSF includes $500,412 related to the present value of all rent steps for Penske through the loan term.

(5)	Penske currently subleases 58,867 square feet directly from Worley Parsons through March 2022 located in Phase I. Penske pays a blended rent of $13.74 per square foot to Worley Parsons via the sublease and has the option to terminate the sublease effective on December 31, 2020 with 90 days’ notice and a termination fee of $810,939.

(6)	Penske has two, five-year renewal options remaining with no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM(3)	1	6,984	1.2	$3,600	0.0%	6,984	1.2%	$3,600	0.0%
2020	0	0	0.0	0	0.0%	6,984	1.2%	$3,600	0.0%
2021	0	0	0.0	0	0.0%	6,984	1.2%	$3,600	0.0%
2022(4)	1	150,668	25.8	3,540,698	30.3%	157,652	27.0%	$3,544,298	30.3%
2023	0	0	0.0	0	0.0%	157,652	27.0%	$3,544,298	30.3%
2024	0	0	0.0	0	0.0%	157,652	27.0%	$3,544,298	30.3%
2025	0	0	0.0	0	0.0%	157,652	27.0%	$3,544,298	30.3%
2026	0	0	0.0	0	0.0%	157,652	27.0%	$3,544,298	30.3%
2027	0	0	0.0	0	0.0%	157,652	27.0%	$3,544,298	30.3%
2028	0	0	0.0	0	0.0%	157,652	27.0%	$3,544,298	30.3%
2029	0	0	0.0	0	0.0%	157,652	27.0%	$3,544,298	30.3%
2030 & Beyond	1	426,734	73.0	8,153,139	69.7%	584,386	100.0%	$11,697,437	100.0%
Total	3	584,386	100.0%	$11,697,437	100.0%
(1)	Based on the underwritten rent roll dated April 30, 2019.

(2)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring includes $500,412 related to the present value of all rent steps for Penske through the loan term.

(3)	2019 & MTM includes a cafeteria tenant (1,519 square feet) which contributes $3,600 of underwritten annual base rent, a non-revenue generating management office (3,461 square feet) and storage space (2,004 square feet) located in Phase I.

(4)	Pursuant to the 18th amendment to Penske’s lease, Penske has agreed to absorb the 150,668 square feet currently occupied by Worley Parsons upon the earlier of (i) Worley Parsons vacating their space via an early termination or (ii) Worley Parsons’ lease expiration of March 31, 2022.

Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$11,429,349	$11,591,839	$11,198,195	$11,103,060	$11,697,437	$20.02	95.9%
Total Reimbursements	584,274	435,112	580,395	584,606	496,554	0.85	4.1
Net Rental Income	$12,013,623	$12,026,951	$11,778,590	$11,687,666	$12,193,991	$20.87	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(609,700)	(1.04)	(5.0)
Other Income	59,854	141,535	61,808	43,622	16,380	0.03	0.1
Effective Gross Income	$12,073,477	$12,168,486	$11,840,397	$11,731,288	$11,600,672	$19.85	95.1%

Total Expenses	$4,788,740	$4,849,877	$4,878,385	$4,879,690	$4,812,650	$8.24	41.5%

Net Operating Income	$7,284,736	$7,318,610	$6,962,013	$6,851,599	$6,788,021	$11.62	58.5%

Total TI/LC, Capex/RR	0	0	0	0	610,449	1.04	5.3%
Net Cash Flow	$7,284,736	$7,318,610	$6,962,013	$6,851,599	$6,177,573	$10.57	53.3%
(1)	TTM represents the trailing 12-month period ending March 31, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place includes $500,412 related to the present value of all rent steps for Penske through the loan term.

Property Management. The Green Hills Corporate Center Property is managed by Weinreb Management KC LLC, an affiliate of the borrower, which has sub-contracted certain management obligations to US Asset Services LLC.

Escrows and Reserves. At loan origination, the borrower deposited $768,606 for real estate taxes, $30,068 for insurance, $802,500 into a Penske TI/LC reserve account and $1,109,161 into an HVAC reserve account.

Tax Escrows – On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve account (initially estimated at $139,747).

Insurance Escrows – On a monthly basis, the borrower is required to deposit an amount equal to 1/12 of the estimated annual insurance premiums into an insurance reserve account (initially estimated at $10,023).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Replacement Reserves – On a monthly basis, the borrower is required to escrow approximately $9,842 for replacement reserves. The reserve is not subject to a cap.

Penske Deferred Tenant Allowance – On a monthly basis during (i) a Penske Deferred Tenant Allowance Payment Trigger Period (as defined below) while an HVAC Payment Trigger Period (as defined below) is continuing, the borrower is required to deposit an amount equal to $221,347, (ii) a Penske Deferred Tenant Allowance Payment Trigger Period when no HVAC Payment Trigger Period (as defined below) is continuing, the borrower is required to deposit all excess cash flow and (iii) on or before January 15, 2021, the borrower is required to deposit an amount equal to the amount needed to cause the balance in the Penske Deferred Tenant Allowance account to equal $5,229,440.

HVAC Reserve – On a monthly basis while an HVAC Payment Trigger Period is continuing, the borrower is required to deposit all excess cash flow (if applicable, after payment of the deposit to the Penske Deferred Tenant Allowance reserve) into a reserve for the costs of the required HVAC work. In the event the borrower has not satisfied the HVAC Payment Trigger Period on or before March 31, 2022, the borrower is required to deposit an amount equal to the amount needed to cause the balance in the HVAC account to equal $9,610,000 (as such amount may be adjusted based on the actual contract signed by the borrower to perform the HVAC work).

Lockbox / Cash Management. The Green Hills Corporate Center Whole Loan is structured with a hard lockbox and in place cash management. The borrower is required to deliver tenant direction letters to each existing tenant at the Green Hills Corporate Center Property directing each of them to remit their rent checks directly to the lender-controlled lockbox. All funds deposited into the lockbox are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Green Hills Corporate Center Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Green Hills Corporate Center Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Green Hills Corporate Center Whole Loan. If such Trigger Period has been cured, the excess cash flow funds are required to be returned to the borrower.

A “Trigger Period” means a period (A) commencing upon the earliest to occur of (i) an event of default, (ii) the debt yield falling below 8.0%, (iii) a Specified Tenant Trigger Period (as defined below), (iv) the continuation of a Penske Deferred Tenant Allowance Payment Trigger Period and an HVAC Payment Trigger Period and (v) a period beginning 24 months prior to the maturity date, unless on or prior to such date, there has been an approved Penske lease extension or Penske has exercised the renewal option set forth in the Penske lease and (B) expiring upon (1) if the Trigger Period is caused solely by clause (i) above, the acceptance by the lender of a cure of such event of default, if applicable; (2) if the Trigger Period is caused solely by clause (ii) above, the debt yield being equal to or greater than 8.0% for two consecutive calendar quarters; (3) with respect to a Trigger Period caused by (iii) above, the lender’s receipt of reasonably acceptable evidence demonstrating the cure of the applicable event giving rise to the Specified Tenant Trigger Period; (4) with respect to a Trigger Period caused by (iv) above, both of a Penske Deferred Tenant Allowance Payment Trigger Period and an HVAC Payment Trigger Period ceasing to exist and (5) with respect to a Trigger Period caused by (v) above, the repayment or defeasance in full of the Green Hills Corporate Center Whole Loan.

A “Penske Deferred Tenant Allowance Payment Trigger Period” means the period of time beginning on April 30, 2019 and ending on the date when the aggregate amount of deposits to the Penske Deferred Tenant Allowance reserve account are equal to or exceed $5,229,440, or such earlier date upon which Penske has delivered an estoppel certificate reasonably satisfactory to Lender certifying that all tenant allowances due under the Penske lease (including, without limitation, those only available to Penske only beginning in 2021) have been paid in full.

A “HVAC Payment Trigger Period” means the period of time beginning on April 30, 2019 and ending on the date when the amount deposited into the HVAC reserve account is equal to or exceeds $9,610,000 (as such amount may be adjusted based on the actual contract signed by the borrower to perform the HVAC work).

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) a monetary default, or material non-monetary default, by the Specified Tenant (as defined below) under the Specified Tenant lease beyond applicable notice and cure periods, (ii) the Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof, which for a lease of substantially all of the premises, shall constitute 80% of the premises), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space, (iv) any termination or cancellation of the Specified Tenant lease and/or the Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of a Specified Tenant, (vi) Specified Tenant failing to extend or renew the Specified Tenant lease on the earlier to occur of 12 months prior to its termination or the renewal notice period specified in such Specified Tenant lease, and (vii) notice to the borrower that the Specified Tenant failed to maintain a long-term unsecured debt rating from each rating agency that rates the Certificates of at least

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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“BBB-” from S&P (or the equivalent rating from each other rating agency), and (B) expiring upon (t) if the Specified Tenant Trigger Period is caused solely by clause (i) above, the lender’s receipt of satisfactory evidence that any event of default by the Specified Tenant has been cured; (u) if the Specified Tenant Trigger Period is caused solely by clause (ii) above, the Specified Tenant space (or applicable portion thereof) has been re-leased pursuant to one or more acceptable replacement leases and the tenant(s) are in actual physical occupancy of their space and paying full unabated rent, (v) with respect to a Specified Tenant Trigger Period caused by (iii) above, the Specified Tenant has revoked or rescinded all termination or cancellation notices and has re-affirmed the Specified Tenant lease as being in full force or effect, (w) if the Specified Tenant Trigger Period is caused solely by clause (iv) above, the applicable Specified Tenant lease has been renewed or extended in accordance with the loan documents, and the tenant is paying unabated rent (or the borrower has reserved any free rent or “gap” rent), (x) if the Specified Tenant Trigger Period is caused solely by clause (v) above, the Specified Tenant no longer being subject to any bankruptcy or similar insolvency proceedings, (y) if the Specified Tenant Trigger Period is caused solely by clause (vi) above, the applicable Specified Tenant lease has been renewed or replaced and the replacement tenant is paying full, unabated rent under an acceptable replacement lease, and (z) if the Specified Tenant Trigger Period is caused solely by clause (vii) above, the Specified Tenant maintains a long-term unsecured debt rating from each rating agency meeting the above requirement for at least two (2) consecutive calendar quarters.

A “Specified Tenant” means (a) Penske or (b) any replacement tenant of Penske approved in accordance with the Green Hills Corporate Center Whole Loan documents that accounts for 15.0% or more of the total rental income at the Green Hills Corporate Center Property or demises at least 86,600 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Weston I & II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Weston I & II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Weston I & II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$48,350,000	Title:	Fee
Cut-off Date Principal Balance:	$48,350,000	Property Type – Subtype:	Office – Suburban
% of Pool by IPB:	4.4%	Net Rentable Area (SF):	290,183
Loan Purpose:	Acquisition	Location:	Cary, NC
Borrowers:	BRI 1879 Weston I, LLC, BRI	Year Built / Renovated:	1988, 2008 / N/A
	1879 Weston II, LLC	Occupancy:	83.9%
Sponsors:	Dalet Investment Properties (US),	Occupancy Date:	4/1/2019
	LLLP, Dalet Investment Properties,	Number of Tenants:	21
	LLLP	2016 NOI(2):	$3,665,153
Interest Rate:	5.74230%	2017 NOI(2):	$4,346,564
Note Date(1):	12/21/2018	2018 NOI(2):	$4,478,667
Maturity Date:	1/1/2029	TTM NOI (as of 2/2019):	$4,720,546
Interest-only Period(1):	120 months	UW Economic Occupancy:	83.3%
Original Term(1):	120 months	UW Revenues:	$6,613,852
Original Amortization:	None	UW Expenses:	$2,179,876
Amortization Type:	Interest Only	UW NOI:	$4,433,976
Call Protection:	L(25),Grtr1%orYM(91),O(4)	UW NCF:	$4,304,060
Lockbox / Cash Management:	Hard / Springing	Appraised Value / Per SF(3):	$76,275,000 / $263
Additional Debt(1):	N/A	Appraisal Date:	11/5/2018
Additional Debt Balance:	N/A
Additional Debt Type:	N/A

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:		$167
Taxes:	$0	$39,676	N/A	Maturity Date Loan / SF:		$167
Insurance:	$0	Springing	N/A	Cut-off Date LTV(3):		63.4%
Replacement Reserves:	$4,836	$4,836	$116,064	Maturity Date LTV(3):		63.4%
TI/LC:	$2,800,000	Springing	$1,000,000	UW NCF DSCR:		1.53x
Other:	$2,060,875	$0	N/A	UW NOI Debt Yield:		9.2%

Sources and Uses(1)
Sources	Proceeds	% of Total		Uses	Proceeds	% of Total
Mortgage Loan(1)	$48,350,000	61.7%		Purchase Price	$72,500,000	92.5%
Sponsor Equity	30,021,470	38.3%		Upfront Reserves	4,865,711	6.2%
				Closing Costs	1,005,759	1.3%
Total Sources	$78,371,470	100.0%		Total Uses	$78,371,470	100.0%

(1)	The loan sponsor purchased the Weston I & II property for $72,500,000 in December 2018. At the time of acquisition, JPMCB provided a $43,800,000 mortgage loan and a $9,125,000 mezzanine loan intended as a short term bridge to equity. On March 29, 2019, the borrowers paid down a portion of the mezzanine loan and amended and restated the Weston I & II mortgage loan, increasing the mortgage loan to $48,350,000 by reallocating the remaining mezzanine loan balance to the Weston I & II mortgage loan. Sources and Uses presented above reflects the loan sponsor’s net equity contribution, post-pay down of the mezzanine loan.

(2)	The increase in Net Operating Income from 2016 through 2018 is primarily attributable to 47,758 square feet in new leases signed over the course of 2016 and 17,601 square feet in new leases in 2018.

(3)	Cut-off Date LTV and Maturity Date LTV are calculated based on the “As If Funded” appraised value, which assumes all commissions, tenant inducements and tenant improvements allowances are funded as of the date of valuation. At loan origination, approximately $2.1 million was reserved for outstanding free rent and tenant improvement obligations were reserved. The “As-Is” appraised value as of November 5, 2018 is $73,800,000, which results in a Cut-off Date LTV and Maturity Date LTV of 65.5%.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

The Loan. The Weston I & II loan has an outstanding principal balance as of the Cut-off Date of $48.35 million and is secured by a first mortgage lien on the borrowers’ fee interest in two Class A office buildings encompassing a total of 290,183 rentable square feet located in Cary, North Carolina. The Weston I & II loan has a 10-year term and will be interest-only for the entire loan term.

The Borrowers. The borrowers are BRI 1879 Weston I, LLC and BRI 1879 Weston II, LLC, each a Delaware limited liability company structured to be a bankruptcy remote entity with two independent directors in its organizational structure.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Dalet Investment Properties (US), LLLP and Dalet Investment Properties, LLLP, each a Florida limited liability limited partnership. The indirect owner of 100.0% of the equity interests in the borrowers is JV BRI 1879 Weston, LLC, a subsidiary of Accesso Partners Weston, LLC and an affiliate of Accesso Partners LLC (“Accesso”). Accesso is a commercial real estate investment manager, owner and operator that focuses on acquiring Class A and B+ commercial properties in high-growth cities and submarkets across the United States. Accesso’s portfolio exceeds $3.0 billion in assets and 15.0 million square feet of office space across 44 properties, 21 major cities and eight states. Accesso is headquartered in Hallandale Beach, Florida and has offices in Houston, Chicago, Dallas, Minneapolis and Atlanta.

The Property. The Weston I & II property, located at 1001 Winstead Drive and 5020 Weston Parkway in Cary, North Carolina, is comprised of two Class A office buildings encompassing a total of 290,183 rentable square feet. The Weston I & II property is situated approximately 12.7 miles southeast of downtown Durham, North Carolina, on approximately 15.5 acres. Weston I was completed in 1988 and is a five-story building consisting of 212,441 rentable square feet and a three-level parking deck. Weston I has undergone recent capital improvements totaling approximately $451,000, including a complete renovation of all restrooms, new lobby art and outdoor lighting upgrades. Weston II was completed in 2008 and is a four-story building consisting of 77,742 rentable square feet and a two-level parking deck. Amenities at the Weston I & II property include showers and lockers, executive balconies with views of Lake Crabtree and outdoor green space with direct access to the Umstead State Park walking trails. Additionally, the Weston I & II property has two parking garages which offer 1,111 parking spaces, resulting in a parking ratio of approximately 3.83 spaces per 1,000 square feet.

As of April 1, 2019, the Weston I & II property was approximately 83.9% leased to 21 tenants. The Weston I & II property has demonstrated long term historical occupancy equal to or greater than 84.5% since 2010 with recent leasing at rents in line with the market. The largest tenant, Ply Gem Industries, Inc. (“Ply Gem”), is headquartered at the Weston I & II property and leases 77,742 square feet (26.8% of the net rentable area) through April 2029. Ply Gem has been a tenant at the Weston I & II property since 2008. Ply Gem has executed expansion and renewal leases at the Weston I & II property totaling approximately 39,682 square feet. Founded in 1943, Ply Gem is a leading manufacturer in North America of exterior building products, with more than 8,500 employees. Ply Gem produces a comprehensive product line of windows and patio doors, vinyl and aluminum siding and accessories, designer accents, cellular PVC trim and moldings, vinyl fencing and railing, stone veneer and gutterware used in both new construction and home repair and remodeling in the United States and Canada. In November 2018, Ply Gem merged with NCI Building Systems Inc., resulting in an equity valuation of approximately $2.6 billion. Ply Gem accounts for approximately 33.4% of the underwritten base rent at the Weston I & II property and its lease contains two five-year renewal options. The second largest tenant, Geomagic, Inc. (“Geomagic”), leases 21,839 square feet (7.5% of the net rentable area) through June 2020 and has been a tenant at the Weston I & II property since 2014. Geomagic is a subsidiary of 3D Systems (NYSE: DDD) and a leading global provider of 3D authoring solutions including design, sculpt and scan software tools that are used to create 3D content and inspect products throughout the entire design and manufacturing process. Geomagic accounts for approximately 8.3% of the underwritten base rent at the Weston I & II property and its lease contains two five-year renewal options. The third largest tenant, MedThink, Inc (“MedThink”), leases 21,132 square feet (7.3% of the net rentable area) through March 2023 and has been a tenant at the Weston I & II property since 2017. MedThink is a full-service marketing agency providing services to healthcare and pharmaceutical clients with experience working with more than 300 brands across fifteen different therapeutic conditions. MedThink accounts for approximately 8.8% of the underwritten base rent at the Weston I & II property and its lease contains one five-year renewal option.

The Weston I & II property is located in the Weston Corridor, a master-planned mixed-use park located in the Cary Office submarket within the Raleigh-Durham metropolitan statistical area. The Weston I & II property benefits from access via Interstate 40 as well as several primary thoroughfares including Cary Parkway, Highway 55, Maynard Road and Chapel Hill Road. The Weston Corridor is a 900-plus acre mixed-use development with more than 120 owners and tenants, and more than 7,000 employees. The Weston Corridor is home to two of Wake County’s top 25 employers (Verizon and First Citizens), as well as other companies and organizations including North Carolina Bar Association, North Carolina Hospital Association, Diosynth, Kellogg’s Oxford University Press, Intel Americas, King Pharmaceuticals, Pharmanet and Arysta Lifescience. The Weston Corridor is located approximately 5 minutes from Raleigh-Durham International Airport, 10 minutes from Raleigh and Research Triangle Park and 15 minutes from Durham and Chapel Hill. According to the appraisal, the 2018 estimated population within a one- three- and five-mile radius of the Weston I & II property was 4,109, 33,470,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

and 155,483, respectively, and the average household income within a one-, three- and five-mile radius of the Weston I & II property was $91,919, $81,208 and $77,223, respectively.

According to the appraisal, the Weston I & II property is located in the Cary Office submarket of the greater Raleigh-Durham market. According to a third party research report, the Class A Cary Office submarket consisted of approximately 5.1 million square feet of office space with an overall vacancy rate of 6.0% and average asking rents of $26.94 per square foot. The appraisal identified five properties with comparable leases to the Weston I & II property ranging in size from approximately 93,130 square feet to 245,352 square feet. Asking rents for the comparable leases ranged from $27.00 per square foot to $30.50 per square foot, with an adjusted weighted average rental rate of $28.31 per square foot on a gross basis. The weighted average underwritten base rent for office space at the Weston I & II property is $26.58 per square foot, which is in-line with the appraisal’s concluded weighted average office rent of $27.75 per square foot for the Weston I & II property.

Historical Occupancy(1)

	2016	2017	2018(2)	Current(3)
Occupancy	84.5%	88.4%	97.3%	83.9%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	As of December 11, 2018.

(3)	Current Occupancy is based on the April 1, 2019 rent roll, including recently executed leases.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Ply Gem	NR / NR / NR	77,742	26.8%	$27.81	33.4%	4/14/2029
Geomagic	NR / NR / NR	21,839	7.5%	$24.50	8.3%	6/30/2020
MedThink	NR / NR / NR	21,132	7.3%	$26.80	8.8%	3/31/2023
SBM Life Science Corp.	NR / NR / NR	19,264	6.6%	$26.38	7.9%	10/31/2022
Verdesian Life Sciences, LLC	NR / CCC+ / NR	15,543	5.4%	$27.30	6.6%	1/31/2022
Texas Instruments, Inc.	A1 / A+ / A+	14,681	5.1%	$26.34	6.0%	6/30/2021
Veloxis Pharmaceuticals, Inc.	NR / NR / NR	10,946	3.8%	$27.31	4.6%	2/28/2022
Connected Development	NR / NR / NR	9,197	3.2%	$26.32	3.7%	12/31/2024
Lawyers Mutual Liability Insurance Co.	NR / NR / NR	8,800	3.0%	$26.50	3.6%	5/31/2026
Mentor Graphics Corporation	NR / NR / NR	7,471	2.6%	$25.89	3.0%	2/29/2020
Top 10 Total / Wtd. Average		206,615	71.2%	$26.86	85.8%
Other Tenants		36,794	12.7%	$24.97	14.2%
Total Occupied Space		243,409	83.9%	$26.58	100.0%
Vacant		46,774	16.1%
Total		290,183	100.0%
(1)	Based on the underwritten rent roll dated April 1, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF and % of Total Base Rent includes rent steps through June 2020 and straightlined average rents for investment grade-rated credit tenants through the end of the lease term or the term of the loan, whichever is shorter.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	46,774	16.1%	NAP	NAP	46,774	16.1%	NAP	NAP%
2019	1	6,221	2.1%	$171,264	2.6%	52,995	18.3%	$171,264	2.6%
2020	2	29,310	10.1%	728,467	11.3%	82,305	28.4%	$899,731	13.9%
2021	3	18,382	6.3%	464,853	7.2%	100,687	34.7%	$1,364,584	21.1%
2022	5	53,769	18.5%	1,439,509	22.3%	154,456	53.2%	$2,804,093	43.3%
2023	1	21,132	7.3%	566,338	8.8%	175,588	60.5%	$3,370,431	52.1%
2024	6	26,482	9.1%	703,363	10.9%	202,070	69.6%	$4,073,794	63.0%
2025	0	0	0.0%	0	0.0%	202,070	69.6%	$4,073,794	63.0%
2026	1	8,800	3.0%	233,200	3.6%	210,870	72.7%	$4,306,994	66.6%
2027	0	0	0.0%	0	0.0%	210,870	72.7%	$4,306,994	66.6%
2028	0	0	0.0%	0	0.0%	210,870	72.7%	$4,306,994	66.6%
2029	1	77,742	26.8%	2,162,005	33.4%	288,612	99.5%	$6,468,999	100.0%
2030 & Beyond	1	1,571	0.5%	0	0.0%	290,183	100.0%	$6,468,999	100.0%
Total	21	290,183	100.0%	$6,468,999	100.0%

(1)	Based on the underwritten rent roll dated April 1, 2019.

(2)	Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$7,240,826	$7,375,687	$7,357,020	$7,354,582	$6,468,999	$22.29	81.6%
Vacant Income	0	0	0	0	1,297,979	4.47	16.4%
Gross Potential Rent	$7,240,826	$7,375,687	$7,357,020	$7,354,582	$7,766,978	$26.77	98.0%
Total Reimbursements	104,008	83,827	144,608	125,743	156,493	0.54	2.0%
Net Rental Income	$7,344,834	$7,459,514	$7,501,628	$7,480,326	$7,923,471	$27.31	100.0%
(Vacancy/Credit Loss)	(1,306,889)	(729,303)	(623,534)	(496,956)	(1,324,131)	(4.56)	(16.7))
Other Income	14,629	20,048	22,668	21,899	14,512	0.05	0.2%
Effective Gross Income	$6,052,574	$6,750,259	$6,900,762	$7,005,269	$6,613,852	$22.79	83.5%
Total Operating Expenses	1,865,265	1,956,515	1,924,330	1,780,417	1,645,643	5.67	24.9
Total Expenses	$2,387,421	$2,403,695	$2,422,095	$2,284,723	$2,179,876	$7.51	33.0%

Net Operating Income(4)	$3,665,153	$4,346,564	$4,478,667	$4,720,546	$4,433,976	$15.28	67.0%

Total TI/LC, Capex/RR(5)	0	0	0	0	129,916	0.45	2.0
Net Cash Flow	$3,665,153	$4,346,564	$4,478,667	$4,720,546	$4,304,060	$14.83	65.1%

(1)	TTM column represents the trailing 12-month period ending on February 28, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Rents in Place includes rent steps through June 2020 and straightlined average rents for investment grade-rated credit tenants through the end of the lease term or the term of the loan, whichever is shorter.

(4)	The increase in Net Operating Income from 2016 through 2018 is primarily attributable to 47,758 square feet in new leases signed over the course of 2016 and 17,601 square feet of new leasing in 2018.

(5)	Total TI/LC, Capex/RR includes a credit for the $2.8 million upfront TI/LC reserve.

Property Management. The property is managed by Accesso Services, LLC, a Florida limited liability company and an affiliate of the borrowers.

Escrows and Reserves. At loan origination, the borrowers deposited $2,800,000 for future tenant improvements and leasing commissions, approximately $1,187,486 for outstanding tenant improvements in connection with five tenants, $873,389 for outstanding free rent in connection with seven tenants and $4,836 for upfront replacement reserves.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

Tax Escrows – On a monthly basis, the borrowers are required to deposit an amount equal to 1/12 of the estimated annual real estate taxes, which currently equates to $39,676.

Insurance Escrows – Insurance escrows are waived so long as no event of default is continuing and Weston I & II property is covered by an acceptable blanket policy (which is currently maintained). If the deposits are no longer waived, on a monthly basis, the borrowers will be required to deposit an amount equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Escrows – On a monthly basis, the borrowers are required to deposit an amount equal to $4,836 for replacement reserves (or approximately $0.20 per square foot annually), subject to a cap of $116,064.

TI/LC Reserves – On a monthly basis, the borrowers are required to deposit an amount equal to approximately $24,182 for tenant improvements and leasing commissions (or $1.00 per square foot annually), subject to a cap of $1,000,000. The borrowers are also required to deposit any lease termination fees into the reserve within two business days of receipt (which amounts do not count toward the reserve cap).

Lockbox / Cash Management. The Weston I & II loan is structured with a hard lockbox and springing cash management. The borrowers were required on or before January 3, 2019 to deliver tenant direction letters, instructing all tenants to deposit all rents and payments directly into a lender controlled lockbox account. To the extent no Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrowers. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the loan documents. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of debt service, required reserves and operating expenses is required to be held as additional collateral for the Weston I & II loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of the payment date next occurring following the related Cash Sweep Event Cure (as defined below) or payment in full of all principal and interest on the Weston I & II loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) the bankruptcy or insolvency of the borrowers or property manager or (iii) the date the debt service coverage ratio (as calculated in the loan documents and based on the trailing six-month period immediately preceding the date of determination) is less than 1.30x.

A “Cash Sweep Event Cure” means (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default (which the lender is not obligated to accept and may reject or accept in its sole discretion), (b) with respect to clause (ii) above, solely with respect to the property manager, if the borrowers replace the manager with a qualified manager under a replacement management agreement within 60 days of such filing, (c) with respect to clause (ii) above, solely with respect to any involuntary bankruptcy filing, to the extent not consented to or colluded in by the borrowers, guarantors or any of their affiliates (with respect to a filing by the borrowers) or the property manager or its affiliates (with respect to a filing by the property manager), such filing is discharged, stayed or dismissed within 60 days without any adverse consequences to the Weston I & II loan or Weston I & II property, or (d) with respect to clause (iii) above, the debt service coverage ratio (as calculated in the loan documents and based on the trailing six-month period immediately preceding the date of determination) is at least 1.35x for two consecutive quarters. The borrowers may cure a Cash Sweep Period caused by clauses (i) and (ii) above no more than two times in aggregate during the term of the loan.

Partial Release. The borrowers have the right to obtain the release of the Weston II property, on or after the date that is one business day after February 1, 2021, provided, among other terms and conditions: (i) the borrowers pay a release price equal to approximately $20,863,356 for the Weston II property, plus the payment of a yield maintenance premium, if applicable; (ii) after giving effect to the release, the debt service coverage ratio (as calculated in the loan documents) for the Weston I property based on the trailing 12 month period is equal to or greater than the greater of (1) the debt service coverage ratio for all of the Weston I & II property immediately prior to giving effect to the release based on the trailing 12 month period or (2) 1.75x; and (iii) after giving effect to such release, the loan-to-value ratio for the Weston I property then remaining subject to the lien of the security instrument is equal to or less than 60.0%. The borrowers are permitted to prepay a portion of the loan in accordance with the loan documents in order to satisfy the foregoing debt service coverage ratio and loan-to-value ratio requirements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Weston I & II

Permitted Mezzanine Debt. In connection with a bona fide sale of the Weston I & II property to a third party, owners of the transferee are permitted to obtain a mezzanine loan secured by the membership interests in the borrower upon satisfaction of certain terms and conditions, including, among others, (i) the combined loan-to-value ratio (calculated pursuant to the loan documents) does not exceed 60.0%, (ii) the combined debt service coverage ratio (calculated pursuant to the loan documents) is not less than 1.75x and (iii) the mezzanine lender enters into an intercreditor agreement acceptable to the mortgage lender in its sole discretion and (vi) delivery of a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$42,500,000	Title:	Fee
Cut-off Date Principal Balance(2):	$42,500,000	Property Type - Subtype:	Office - CBD
Credit Assessment		Net Rentable Area (SF):	350,633
(Fitch/Morningstar)(3):	BBB- / BBB-	Location:	Sunnyvale, CA
% of Pool by IPB:	3.9%	Year Built / Renovated:	2019 / N/A
Loan Purpose:	Refinance	Occupancy(6):	100.0%
Borrower:	MT2 B5 LLC	Occupancy Date:	6/6/2019
Sponsor:	Joseph K. Paul	Number of Tenants:	1
Interest Rate(4):	4.025882353%	2016 NOI(7):	N/A
Note Date:	3/8/2019	2017 NOI(7):	N/A
Anticipated Repayment Date(4):	4/6/2029	2018 NOI(7):	N/A
Final Maturity Date(4):	6/6/2034	TTM NOI(7):	N/A
Interest-only Period:	120 months	UW Economic Occupancy:	98.0%
Original Term(4):	120 months	UW Revenues:	$26,462,375
Original Amortization:	None	UW Expenses:	$3,386,315
Amortization Type(4):	ARD-Interest Only	UW NOI:	$23,076,059
Call Protection(5):	L(24),Grtr1%orYM(2),DeforGrtr1%	UW NCF:	$23,003,547
	orYM(87),O(7)	Appraised Value / Per SF(8):	$400,000,000 / $1,141
Lockbox / Cash Management:	Hard / In Place	Appraisal Date:	9/1/2019
Additional Debt:	Yes
Additional Debt Balance(2):	$127,500,000 / $125,000,000
Additional Debt Type(2):	Pari Passu / Subordinate Debt

Escrows and Reserves(9)				Financial Information(2)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan
Taxes:	$0	$87,587	N/A	Cut-off Date Loan / SF:	$485	$841
Insurance:	$0	Springing	N/A	Maturity Date Loan /	$485	$841
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV(8):	42.5%	73.8%
TI/LC:	$29,997,618	$0	N/A	Maturity Date LTV(4)(8):	42.5%	73.8%
Other:	$0	$0	N/A	UW NCF DSCR:	3.32x	1.60x
				U/W NOI Debt Yield:	13.6%	7.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Notes	$170,000,000	57.6%	Payoff Existing Debt	$237,781,592	80.6%
Subordinate Notes	125,000,000	42.4%	Upfront Reserves	29,997,618	10.2
			Closing Costs	12,529,674	4.2
			Return of Equity	14,691,116	5.0
Total Sources	$295,000,000	100.0%	Total Uses	$295,000,000	100.0%

(1)	Moffett Towers II - Building V Whole Loan (as defined below) was co-originated by DBNY and GSBI (as defined below).

(2)	The Moffett Towers II - Building V Loan (as defined below) is part of a whole loan evidenced by four senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $170.0 million and four subordinate notes with an aggregate outstanding principal balance of $125.0 million.

(3)	Fitch and Morningstar have confirmed that the Moffett Towers II – Building V Loan, in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation. S&P does not provide a credit assessment but confirmed that the Moffett Towers II – Building V Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(4)	The Moffett Towers II - Building V Whole Loan has an anticipated repayment date of April 6, 2029 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of June 6, 2034. From and after the Anticipated Repayment Date, the Moffett Towers II - Building V Whole Loan accrues interest as described in “The Loan” below. The Maturity Date Loan / SF and Maturity Date LTV are based on the maturity balance as of the ARD.

(5)	The borrower is permitted to prepay the Moffett Towers II - Building V Whole Loan on or after the payment date in May 2021 with a payment of a yield maintenance premium. The defeasance lockout period will be at least 26 payments beginning with and including the first payment date of May 6, 2019. Defeasance of the full $295.0 million Moffett Towers II - Building V Whole Loan is permitted after the earlier to occur of (i) two years after the closing date of the securitization that includes the last

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

pari passu companion loan to be securitized and (ii) March 8, 2022. The assumed defeasance lockout period of 26 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.

(6)	Facebook, Inc. has taken possession of its space and is currently constructing its interior improvements. Facebook is currently in a free rent period through and including August 2019. Facebook is anticipated to take occupancy in August 2019 and begin paying rent in September 2019. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all. All contractual TI/LC obligations and free rent were reserved at the origination of the Moffett Towers II - Building V Whole Loan. See “Escrows & Reserves” below.

(7)	Constructed in 2019, the Moffett Towers II - Building V Property was delivered to Facebook, Inc. on February 1, 2019. As such, historical NOI is not available.

(8)	The Appraised Value / Per SF reflects a “prospective stabilized” appraised value which assumes contractual TI/LC obligations have been fulfilled and there is no outstanding free rent. At loan origination, the borrower deposited upfront reserves totaling $29,997,618 for such contractual TI/LC obligations and free rent. Based on the “As-Stabilized” appraised value and the Moffett Towers II - Building V Whole Loan balance of $295.0 million, the Cut-off Date LTV and Maturity Date LTV is 73.8% and 73.8%, respectively. The “As-Is” appraised value is $365.0 million as of February 1, 2019 equating to a Cut-off Date LTV and Maturity Date LTV of 46.6% and 46.6%, respectively, based on the Moffett Towers II - Building V Loan balance of $170.0 million, and a Cut-off Date LTV and Maturity Date LTV of 80.8% and 80.8%, respectively, based on the Moffett Towers II - Building V Whole Loan balance of $295.0 million. In addition, the appraiser concluded an “As Dark” appraised value of $307.0 million as of February 1, 2019, equating to a Cut-off Date LTV and Maturity Date LTV of 55.4% and 55.4%, respectively, based on the Moffett Towers II - Building V Loan and a Cut-off Date LTV and Maturity Date LTV of 96.1% and 96.1%, respectively, for the Moffett Towers II - Building V Whole Loan. See “The Loan” herein.

(9)	For a full description of Escrows and Reserves, please refer to “Escrows & Reserves” and “Lockbox / Cash Management” herein.

The Loan. The Moffett Towers II - Building V loan (the “Moffett Towers II - Building V Loan”) is a fixed rate loan secured by the borrower’s fee interest in a Class A office building leased to Facebook, Inc. (“Facebook”) located in Sunnyvale, California (the “Moffett Towers II - Building V Property”). The Moffett Towers II - Building V Loan is part of a whole loan (the “Moffett Towers II - Building V Whole Loan”) with an aggregate Original Principal and Cut-off Date Balance of $295.0 million, evidenced by four senior pari passu notes, with an aggregate Original Principal and Cut-off Date Balance of $170.0 million (the “Moffett Towers II - Building V Senior Loans”), and four subordinate notes, with an aggregate Original Principal and Cut-off Date Balance of $125.0 million (the “Moffett Towers II - Building V Subordinate Loans”). The Moffett Towers II - Building V Loan is evidenced by the non-controlling Note A-1, with an Original Balance and Cut-off Date Balance of $42.5 million. Only the Moffett Towers II - Building V Loan will be contributed to the Benchmark 2019-B11 Trust. The remaining notes are described in the “Whole Loan Summary” chart below.

The Moffett Towers II - Building V Whole Loan proceeds of $295.0 million were used to (i) refinance the existing debt in an amount of approximately $237.8 million, (ii) fund upfront reserves of approximately $30.0 million, (iii) pay closing costs of approximately $12.5 million and (iv) return equity of approximately $14.7 million.

The Moffett Towers II - Building V Whole Loan was co-originated by DBNY and Goldman Sachs Bank USA (“GSBI”). The Moffett Towers II - Building V Loan has a per annum interest rate equal to (i) prior to the ARD, 4.025882353%, and (ii) following the ARD, the sum of (a) 4.025882353% plus (b) the positive difference between (y) the Moffett Towers II - Building V Adjusted Blended Interest Rate (defined below) and (z) 4.82%. The Moffett Towers II-Building V Senior Subordinate Loans have a per annum interest rate equal to (i) prior to the ARD, 5.66%, and (ii) following the ARD, the sum of (a) 5.66% plus (b) the positive difference between the Moffett Towers II Building V Adjusted Blended Interest Rate and 4.82%. The Moffett Towers II Building V Junior Subordinate Loans have a per annum interest rate equal to (i) prior to the ARD, 6.41%, and (ii) following the ARD, the sum of (a) 6.41% plus (b) the positive difference between the Moffett Towers II Building V Adjusted Blended Interest Rate and 4.82%. All interest in excess of the initial rate will be deferred and not be payable until the aggregate outstanding principal balance of the Moffett Towers II - Building V Senior Loans has been paid in full.

The “Moffett Towers II - Building V Adjusted Blended Interest Rate” means a rate per annum equal to the greater of (i) 6.32% and (ii) the rate for U.S. dollar swaps with a ten-year maturity, as of two business days prior to the ARD, plus 1.50%.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$42,500,000	$42,500,000	Benchmark 2019-B11	No
A-2	65,000,000	65,000,000	GSBI(1)	No(4)
A-3	50,000,000	50,000,000	GSBI(2)	No
A-4	12,500,000	12,500,000	GSBI(2)	No
Senior Notes	$170,000,000	$170,000,000
B-1	63,750,000	63,750,000	(3)	No
B-2	21,250,000	21,250,000	(3)	No
C-1	30,000,000	30,000,000	(3)	Yes(4)
C-2	10,000,000	10,000,000	(3)	Yes(4)
Whole Loan	$295,000,000	$295,000,000

(1)	Currently held by GBSI and expected to be contributed to the GSMS 2019-GC39 securitization transaction upon the closing of such transaction.

(2)	Note A-3 and Note A-4 are currently held by GSBI and are expected to be contributed to one or more future securitization trusts.

(3)	The subordinate notes B-1, B-2, C-1 and C-2 were sold to an unrelated third party.

(4)	The initial controlling noteholder is the holder or holders of a majority of the Moffett Towers II - Building V Junior Subordinate Notes (by principal balance). The loan will be serviced pursuant to the GSMS 2019-GC39 pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

The relationship between the holders of the Moffett Towers II - Building V Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans” in the Preliminary Prospectus.

The Borrower. The borrower of the Moffett Towers II - Building V Whole Loan is MT2 B5 LLC, a single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors.

The Loan Sponsor. The borrower sponsor is Joseph K. Paul, founder of The Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, The Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. The Jay Paul Company has developed over 11.0 million square feet of institutional quality space. The Jay Paul Company’s portfolio includes other properties in Moffett Park, including Moffett Gateway, Moffett Towers and Moffett Towers II, and Moffett Place. Paul Guarantor LLC, a Delaware limited liability company, is the guarantor of certain non-recourse carveouts under the Moffett Towers II - Building V Whole Loan. Paul Guarantor LLC is wholly owned by the Jay Paul Revocable Living Trust, of which Joseph K. (Jay) Paul is trustee and grantor.

The Property. The Moffett Towers II - Building V Property is a newly-constructed, eight-story, Class A office building totaling 350,633 square feet in Sunnyvale, California. Constructed in 2019, the Moffett Towers II - Building V Property was delivered to Facebook, Inc. (“Facebook”) on February 1, 2019. The Moffett Towers II - Building V Property is 100.0% leased to Facebook on a triple net basis through May 31, 2034, with two, seven-year extension options and no early termination options. As of February 1, 2019, Facebook has taken possession of the Moffett Towers II - Building V Property and commenced the build out of its space.

Facebook has a right of first refusal to purchase the Moffett Towers II - Building V Property if the borrower is willing and able to accept an offer to sell the Moffett Towers II - Building V Property to one of Facebook’s competitors (currently defined as Alphabet Inc., Amazon, Inc., Apple Inc. and Microsoft Corporation) that remains active so long as Facebook has not assigned its lease to an unaffiliated third party and is not in material monetary default under its lease.

The Moffett Towers II - Building V Property comprises a portion of the second phase of the approximately 1.8 million square foot, five-building Moffett Towers II office campus (the “Moffett Towers II Campus”) located on 47.3 acres in Sunnyvale, California. The first phase of the Moffett Towers II Campus development included Moffett Towers II Building I, Moffett Towers II Building II, an enclosed parking structure, an adjacent surface parking lot, and a 59,648 square foot fitness/amenities building. The second phase of the Moffett Towers II Campus development consists of the Moffett Towers II - Building V Property, Moffett Towers II Building IV (expected completion in May 2019), Moffett Towers II Building III (expected completion in June 2019), and an additional parking structure (expected completion in 2019). The Moffett Towers II - Building V Property will feature access to the fitness/amenities building and the enclosed parking structure pursuant to a declaration of covenants, conditions, restrictions and easement and charges agreement. There are 1,068 total parking spaces dedicated to Facebook pursuant to the lease, resulting in a parking ratio of approximately 3.3 spaces per 1,000 square feet.

Historical and Current Occupancy(1)
2016	2017	2018	Current(2)
NAV	NAV	NAV	100%
(1)	As provided by the borrower. The Moffett Towers II - Building V Property was constructed in 2019 and has been fully leased since the lease commenced on February 1, 2019.

(2)	Current occupancy is as of June 6, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

Tenant Summary(1)
Tenant / Building	Ratings (Fitch/Moody’s/S&P)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	% of Base Rent	Lease Expiration Date

Facebook(3)	NR / NR / NR	350,633	100.0%	$53.77	100.0%	5/31/2034
Total / Wtd. Avg. Occupied		350,633	100.0%	$53.77	100.0%
Vacant		0	0%
Total		350,633	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2019.

(2)	Base Rent PSF reflects contractual rent steps through May 31, 2020, and includes the contractual base rent for the office portion (approximately $18,854,238), which consists of 350,633 square feet, as well as the tenant’s pro rata share of the amenity facility (approximately $641,500), which consists of 11,930 square feet. Facebook is currently in a free rent period and will begin paying annual base rent of $52.20 per square foot in September 2019.

(3)	Facebook has taken possession of its space and is currently constructing its interior improvements. Facebook is currently in a free rent period through and including August 2019. Facebook is anticipated to take occupancy in August 2019 and begin paying rent in September 2019. We cannot assure you that this tenant will take occupancy or begin paying rent as anticipated or at all. All contractual TI/LC obligations and free rent were reserved at the origination of the Moffett Towers II - Building V Whole Loan. See “Escrows & Reserves” below.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of U/W Base Rent
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2030 & Beyond	1	350,633	100.0%	19,495,738	100.0%	350,633	100.0%	$19,495,738	100.0%
Total / Wtd. Avg.	1	350,633	100.0%	$19,495,738	100.0%
(1)	Based on the underwritten rent roll dated February 1, 2019.

(2)	Base Rent Expiring and Cumulative Base Rent Expiring reflect the contractual base rent for the office portion as of February 1, 2019 as well as the tenant’s pro rata share of the amenity facility (approximately $641,500) and contractual rent steps through May 31, 2020. Facebook is currently in a free rent period and will be required to pay annual base rent of $52.20 per square foot in September 2019.

The Moffett Towers II - Building V Property is located in Moffett Park, in the Sunnyvale submarket within Silicon Valley. Moffett Park is a 519-acre area comprised of recently developed office spaces and research and development buildings. Notable technology firms currently in Moffett Park include Google Inc., Hewlett Packard, Juniper Networks, Amazon.com, Lockheed-Martin, Microsoft, Motorola, NetApp and Rambus. The Moffett Towers II - Building V Property is north of State Highway 237, which forms the southern border of the Moffett Park area and provides access from Interstate 680 and Interstate 280 to the northeast and U.S. Highway 101 in Sunnyvale to the southwest. U.S. Highway 101 runs northward through San Francisco and southward through San Jose, terminating in the city of Los Angeles. The Santa Clara County Transit System station is located across the street from the Moffett Towers II Campus and services the surrounding residential communities.

According to the appraisal, the Moffett Towers II - Building V Property is located in the Moffett Park office submarket of Silicon Valley. The appraisal notes that at the end of 2018, this submarket contained about 9.98 million square feet of office inventory, or about 11.5% of the entire Silicon Valley office inventory of 86.8 million square feet. The appraisal concluded an overall vacancy in the Moffett Park office submarket was 0.0% as of the fourth quarter of 2018. The appraisal notes that there are four class A office developments under construction in the City of Sunnyvale, all of which are 100% pre-leased. The appraisal concludes that the overall average asking rental rate for office space in Sunnyvale, which includes the Moffett Park submarket, is $5.98 per square foot per month, fully-serviced, or between about $4.65 to $4.90 per square foot per month, on triple-net terms.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

The appraisal identified five office lease comparables in the Sunnyvale and Mountain View area with comparable buildings built between 2000 and 2019, and ranging in size from 76,000 square feet to 242,550 square feet. Recently executed leases at the comparable properties ranged in rent between $49.20 and $61.80 per square foot with a weighted average of approximately $56.01 per square foot. The Moffett Towers II - Building V Property has a weighted average rent of $53.77 per square foot based on the office square footage of 350,633, approximately 10.4% lower than the appraisal’s concluded market rent of $60.00 per square foot.

Operating History and Underwritten Net Cash Flow
	Underwritten	Per Square Foot	%(2)
Base Rent(1)	$19,495,738	$55.60	72.2%
Contractual Rent Steps(3)	4,120,370	11.75	15.3%
Gross Potential Rent	$23,616,108	$67.35	87.5%
Total Recoveries	3,386,315	9.66	12.5%
Net Rental Income	$27,002,423	$77.01	100.0%
Less: Vacancy(4)	(540,048)	(1.54)	(2.0)%
Effective Gross Income	$26,462,375	$75.47	98.0%
Total Operating Expenses	3,386,315	9.66	12.8%
Net Operating Income	$23,076,059	$65.81	87.2%
Total TI/LC, Capex/RR	72,513	0.21	0.3%
Net Cash Flow	$23,003,547	$65.61	86.9%

(1)	Underwritten Base Rent reflects contractual rent steps through May 31, 2020, and includes the contractual base rent for the office portion (approximately $18,854,238), which consists of 350,633 square feet, as well as the tenant’s pro rata share of the amenity facility (approximately $641,500), which consists of 11,930 square feet. Facebook is currently in a free rent period and will be required to pay annual base rent of $52.20 per square foot in September 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Represents straight-lined rent through the maturity date of the Moffett Towers II - Building V Whole Loan.

(4)	Vacancy underwritten based on 2.0% of Net Rental Income. The Moffett Towers II - Building V is 100.0% leased as of June 6, 2019.

Property Management. The Moffett Towers II - Building V Property is managed by Paul Holdings, Inc. d/b/a Jay Paul Company, the borrower sponsor.

Escrows & Reserves. At origination, the borrower deposited $21,037,980 for outstanding tenant improvements and leasing commissions relating to the Facebook space and $8,959,638 for outstanding rent concessions due under the Facebook lease. Facebook is currently in a free rent period through and including August 2019. Facebook is anticipated to take occupancy in August 2019 and begin paying rent in September 2019.

Tax Escrows. On each monthly payment date, the borrower will be required to make deposits in an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve.

Insurance Escrows. If the Moffett Towers II - Building V Property is no longer covered by an acceptable blanket policy (which is currently maintained), the borrower will be required to fund an insurance reserve on each monthly payment date equal to 1/12 of the amount that the lender estimates will be necessary to pay the annual insurance premiums.

Replacement Reserves. On each monthly payment date during the continuance of a Trigger Period (as defined below), the borrower will be required to make deposits in an amount equal to approximately $7,305 into a capital expenditure reserve.

Lease Sweep Reserve. On each monthly payment date during the continuance of a Lease Sweep Period, the borrower will be required to deposit an amount equal to approximately $511,400 and any excess cash as described under “Lockbox and Cash Management” below (subject to a lease sweep reserve cap equal to the applicable Lease Sweep Reserve Threshold (as defined below), in which case any amounts exceeding such cap will be used to fund a debt service reserve, unless the amount on reserve in either such account equals the reserved amount described in the definition of “Lease Sweep Period” below).

A “Lease Sweep Reserve Threshold” means (a) with respect to a Lease Sweep Period continuing under clauses (iii) and/or (v) of the definition thereof, $10,518,990 or (b) with respect to a Lease Sweep Period continuing under clauses (i) and/or (ii) of the definition thereof, $30 per rentable square foot of dark space and/or terminated space, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Moffett Towers II - Building V

A “Trigger Period” means each period (i) during the continuance of an event of default under the Moffett Towers II - Building V Whole Loan, (ii) commencing when the debt service coverage ratio (as calculated under the loan documents), determined as of the last day of any fiscal quarter, is less than 1.40x (unless the entire Moffett Towers II - Building V Property is leased to Facebook or a subsequent investment grade tenant), and ending when either (a) the debt service coverage ratio (as calculated under the loan documents), determined as of the last day of any fiscal quarter, is at least 1.40x, or (b) at least $17,531,650 is reserved as excess collateral, (iii) during the continuance of a Lease Sweep Period, or (iv) from and after the ARD.

A “Lease Sweep Period” means, prior to the ARD, any period (i) commencing upon the date that Facebook (or any replacement tenant) cancels, terminates or delivers notice of cancellation or termination of its lease with respect to all or a material portion of its space (at least 40,000 or more SF of space (or, if a full floor of space is less than 40,000 SF of space, a full floor of space)) and ending when (a) both (1) a replacement tenant acceptable to the lender is in occupancy and paying rent under a qualified replacement lease and (2) the debt service coverage ratio (as calculated under the loan documents) is at least equal to the debt service coverage ratio immediately prior to such period or (b) $35.00 per square foot for the terminated space has been reserved, (ii) commencing upon the date that Facebook (or any replacement tenant) goes dark at 20% or more of its leased space (unless such tenant or replacement tenant is an investment grade entity) and ending when (a) a replacement tenant acceptable to the lender is in occupancy and paying rent under a qualified replacement lease or an investment grade subtenant has assumed the lease or (b) $50.00 per square foot for the terminated space has been reserved, (iii) during the continuance of a default of the lease of Facebook (or any replacement tenant) beyond any applicable notice and cure period and ending when (a) such default is cured and no other default occurs for three consecutive months following such cure or (b) $35.00 per square foot for the terminated space has been reserved, (iv) commencing upon the occurrence of an insolvency proceeding involving Facebook (or any replacement tenant) and ending when such insolvency proceedings have been terminated and the lease has been affirmed, assumed or assigned in a manner satisfactory to the lender, or (v) commencing upon the date on which Facebook becomes rated by at least two of Fitch, Moody’s and S&P and is subsequently downgraded below investment grade and ending when (a) a replacement tenant acceptable to the lender is in occupancy and paying rent under a qualified replacement lease or an investment grade subtenant has assumed the lease, (b) Facebook (or its parent) is restored as an investment grade entity or (c) $50.00 per square foot for the terminated space has been reserved.

Lockbox / Cash Management. The Moffett Towers II - Building V Whole Loan is structured with a hard lockbox and in place cash management. The borrower was required at loan origination to deliver letters requiring all tenants to deposit rents directly into a lender-controlled lockbox account. In addition, the borrower and the property manager are required to deposit all rents and gross revenue from the Moffett Towers II - Building V Property into such lockbox account within one business day of receipt. On each business day, all funds in the lockbox account are required to be swept into a lender-controlled cash management account.

On each due date for so long as no Trigger Period or event of default under the Moffett Towers II - Building V Whole Loan is continuing, all amounts in the cash management account in excess of the aggregate amount required to be paid to or reserved with the lender under the Moffett Towers II - Building V Whole Loan on such due date are required to be distributed (i) first, to the property manager, any amounts owed to the property manager, and (ii) then, to the borrower, any remaining amounts.  During the continuance of a Trigger Period, all amounts in the cash management account are required to be applied to the payment of debt service on the Moffett Towers II - Building V Whole Loan and operating expenses and the funding of required reserves, with any remaining amounts to be applied as follows:

(i)	prior to the ARD, (a) during the continuance of a Lease Sweep Period, to the lease sweep account (subject to a cap equal to the applicable Lease Sweep Reserve Threshold, in which case any amounts exceeding such cap will be used to fund a debt service reserve, until (except in the case of an insolvency proceeding involving Facebook) the aggregate amount on reserve in such accounts equals the applicable reserved amount described in the definition of “Lease Sweep Period”) and (b) any remaining amounts, (1) if there is no other Trigger Period in effect, (A) first, to the property manager, any amounts owed to the property manager, and (B) then, to the borrower, any remaining amounts, or (2) if there is another Trigger Period in effect, to an excess cash flow reserve to be held as additional collateral for the Moffett Towers II - Building V Whole Loan (in the case of a Trigger Period described in clause (ii) of the definition thereof, subject to a cap of $17,531,650, with any excess amounts disbursed to the property manager and the borrower as described in clause (b)(1)(A) and (B) above); and

(ii)	from and after the ARD, applied to the outstanding principal and accrued excess interest under the Moffett Towers II - Building V Whole Loan (a) first, to the Moffett Towers II - Building V Senior Loans, on a pro rata basis, until such amounts are reduced to zero, (b) second, to the senior Moffett Towers II - Building V Subordinate Loan, in the amount of $255.0 million, on a pro rata basis, until such amounts are reduced to zero, and (c) third to the junior Moffett Towers II - Building V Subordinate Loan, in the amount of $295.0 million, on a pro rata basis, until such amounts are reduced to zero.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Fitch/Morningstar)(2):	BBB- /BBB-	Property Type - Subtype:	Office – Suburban
Original Principal Balance(3):	$40,200,000	Net Rentable Area (SF):	998,284
Cut-off Date Principal Balance(3):	$40,200,000	Location:	Bellevue, WA
% of Pool by IPB:	3.7%	Year Built / Renovated:	1988-2010 / 2019
Loan Purpose:	Acquisition	Occupancy:	99.3%
Borrower:	Preylock Bellevue, LLC	Occupancy Date:	3/25/2019
Sponsors:	Farshid Steve Shokouhi, Brett	Number of Tenants:	6
	Michael Lipman	2016 NOI:	$23,819,604
Interest Rate(4):	3.54323171%	2017 NOI:	$24,641,331
Note Date:	4/10/2019	2018 NOI(6):	$23,749,358
Anticipated Repayment Date(4):	5/6/2029	UW Economic Occupancy:	95.3%
Final Maturity Date(4):	10/6/2030	UW Revenues:	$39,917,673
Interest-only Period:	120 months	UW Expenses:	$6,775,774
Original Term(4):	120 months	UW NOI(6):	$33,141,899
Original Amortization:	None	UW NCF:	$33,141,899
Amortization Type(4):	ARD – Interest Only	Appraised Value / Per SF:	$476,000,000 / $477
Call Protection(5):	L(25),Def(88),O(7)	Appraisal Date:	3/14/2019
Lockbox / Cash Management:	Hard / Springing
Additional Debt:	Yes
Additional Debt Balance(3):	$123,800,000; $148,000,000
Additional Debt Type(3):	Pari Passu; Subordinate Debt

Escrows and Reserves(7)				Financial Information(3)
	Initial	Monthly	Initial Cap		Senior Notes	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$164	$313
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$164	$313
Replacement Reserves	$1,675,000	$12,479	$149,743	Cut-off Date LTV:	34.5%	65.5%
TI/LC:	$60,072,224	$0	N/A	Maturity Date LTV:	34.5%	65.5%
Other:	$27,164,693	$0	N/A	UW NCF DSCR:	5.63x	2.34x
				UW NOI Debt Yield:	20.2%	10.6%

Sources and Uses
Sources		Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan		$312,000,000	65.1%	Purchase Price(8)	$380,263,083	79.4%
Sponsor Equity		166,947,914	34.9	Reserves	88,911,917	18.6
				Closing Costs	9,772,914	2.0
Total Sources		$478,947,914	100.0%	Total Uses	$478,947,914	100.0%
(1)	The Newport Corporate Center Whole Loan was co-originated by Deutsche Bank AG, acting through its New York Branch (“DBNY”) and Wells Fargo Bank, National Association (“WFB”).

(2)	Fitch and Morningstar have confirmed that the Newport Corporate Center Loan, in the context of its inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation. S&P does not provide a credit assessment but confirmed that the Newport Corporate Center Loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.

(3)	The Newport Corporate Center Loan is part of a whole loan comprised of (i) six senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $164.0 million and (ii) 10 subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $148.0 million. The Senior Notes Financial Information presented in the chart above reflects the Cut-off Date balance of the senior notes, but excludes the related subordinate notes. The Whole Loan Financial Information presented in the chart above reflects the Cut-off Date Balance of the senior notes and subordinate notes evidencing the Newport Corporate Center Whole Loan. See “The Loan” herein.

(4)	The Newport Corporate Center Whole Loan has an anticipated repayment date of May 6, 2029 (the “Anticipated Repayment Date” or “ARD”) and a final maturity date of October 6, 2030. The Interest Rate field reflects the interest rate before the ARD. See “The Loan” herein.

(5)	The lockout period will be at least 25 payment dates beginning with and including the first payment date of June 6, 2019. Defeasance of the full $312.0 million Newport Corporate Center Whole Loan is permitted after the date that is the earlier to occur of (i) three years after the note date or (ii) the date that is two years from the closing date of the securitization that includes the last note to be securitized. The assumed lockout period of 25 payments is based on the expected Benchmark 2019-B11 securitization closing date in June 2019. The actual lockout period may be longer.
(6)	The increase in UW NOI is a result of T-Mobile’s recently signed leases, credit rent steps and T-Mobile’s assumption of utility expenses at the Newport Corporate Center Property.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(8)	The Purchase Price is net of seller credits equal to approximately $87.2 million related to outstanding tenant improvement costs, capital work, rent abatements and miscellaneous items, which was reserved upfront at loan closing. The gross purchase price is equal to $467.5 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Loan. The Newport Corporate Center loan (the “Newport Corporate Center Loan”) is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $312.0 million (the “Newport Corporate Center Whole Loan”), and is secured by a first mortgage lien on the borrower’s fee interest in an approximately 998,284 square feet office campus in Bellevue, Washington (the “Newport Corporate Center Property”). The Newport Corporate Center Whole Loan is comprised of (i) six pari passu notes with an aggregate principal balance as of the Cut-off Date of $164.0 million, two of which (Notes A-1-B and A-1-C with an outstanding principal balance as of the Cut-off Date of $40.2 million) are being contributed to the Benchmark 2019-B11 Trust and constitute the Newport Corporate Center Loan, and the remainder of which have been or are expected to be contributed to other securitization trusts and (ii) ten subordinate notes, with an aggregate outstanding principal balance as of the Cut-off Date of $148.0 million (collectively, the “Newport Corporate Center Subordinate Notes”), each as described below. The relationship between the holders of the Newport Corporate Center Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The Newport Corporate Center Whole Loan” in the Preliminary Prospectus. The Newport Corporate Center Whole Loan has a 10-year term prior to the Anticipated Repayment Date and a final maturity date of October 6, 2030 and will be interest-only prior to the Anticipated Repayment Date.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-B, A-1-C	$40,200,000	$40,200,000	Benchmark 2019-B11	No
A-1-A	50,000,000	50,000,000	DBNY	No
A-2-A, A-2-B, A-2-C	73,800,000	73,800,000	BANK 2019-BNK18	No
Senior Notes	$164,000,000	$164,000,000
B-1-A, B-1-B, B-2-A, B-2-B	18,000,000	18,000,000	DBNY/WFB	No
C-1-A, C-1-B, C-2-A, C-2-B	74,000,000	74,000,000	DBNY/WFB	No
D-1, D-2	56,000,000	56,000,000	DBNY/WFB	Yes(1)
Whole Loan	$312,000,000	$312,000,000
(1)	The holder of the majority of the Newport Corporate Center Subordinate Companion Loan D-1 and D-2 Notes will have the right to appoint the special servicer of the Newport Corporate Center Whole Loan and to direct certain decisions with respect to the Newport Corporate Center Whole Loan, unless a control appraisal event exists under the related co-lender agreement; provided that after the occurrence of a control appraisal event with respect to the Newport Corporate Center Subordinate Companion Loan, the holder of the Newport Corporate Center Note A-2-A (or the directing certificate holder for the securitization trust that holds Note A-2-A) will have such rights.

The Newport Corporate Center Whole Loan is structured with an Anticipated Repayment Date of May 6, 2029, a final maturity date of October 6, 2030 and will be interest-only prior to the Anticipated Repayment Date. From and after the Anticipated Repayment Date, the Newport Corporate Center Loan accrues interest at a fixed rate that is equal to the sum of (i) 2.50000000% plus (ii) the greater of (a) the initial interest rate applicable to such note and (b) the sum of (1) the 10 year yield for the United States Treasury Note as displayed on Reuters Capital Markets 19901 as of the Anticipated Repayment Date (or the preceding business day if the Anticipated Repayment Date is not a business day), plus (2) (A) with respect to each A Note, 1.04323171%, (B) with respect to each B Note, 2.12500000%, (C), with respect to each C Note, 2.45000000% and (D) with respect to each D note, 4.00000000%.

The Borrower. The borrowing entity for the Newport Corporate Center Whole Loan is Preylock Bellevue, LLC (“Newport Corporate Center Borrower”), a single purpose entity and Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure.

The Loan Sponsors. The loan sponsors and non-recourse carveout guarantors of the Newport Corporate Center Whole Loan are Farshid Steve Shokouhi and Brett Michael Lipman.

Farshid Steve Shokouhi and Brett Michael Lipman are both managing partners at Preylock Real Estate Holdings, LLC (“Preylock”) and oversee all aspects of the business. Founded in 2016, Preylock is an owner, operator and developer of commercial and residential real estate primarily located on the west coast of the United States. Preylock focuses on acquisitions of value-add and core plus office buildings and utilizes a relative value approach to real estate investing by identifying unique investment opportunities in highly targeted, supply constrained markets. Preylock has approximately $1.25 billion of assets under management and has a portfolio of approximately three million square feet of office properties located in Southern California and Silicon Valley.

The Property. The Newport Corporate Center Property is a five-building, separately parceled, Class A office campus situated on approximately 15.5 acres. The Newport Corporate Center Property was built between 1988 and 2010 and is currently undergoing a major capital improvement plan, with an expected cost of over $165.8 million. Renovations will include elevator modernization, exterior

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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improvements, roof repair replacements, HVAC repairs/replacements, new sky bridges/walkways, new amenities – including an amphitheater, collaborative patio spaces, bocce courts, fitness centers and general tenant improvement work.

The Newport Corporate Center Property offers natural light and views of the Olympic Mountains, Mt. Baker, and both the Downtown Seattle and Bellevue skylines with most floors offering panoramic views. The five buildings range from 151,414 square feet to 226,615 square feet and five to ten floors. The average floor plate size for the buildings is 28,700 square feet providing flexible and open floor plans for existing and prospective tenant space requirements. Each building has a dedicated parking garage that ranges from three to nine levels, along with additional surface parking. The Newport Corporate Center Property consists of 3,630 total parking spaces, which equates to approximately 3.6 spaces per 1,000 square feet.

The Newport Corporate Center Property is the global headquarters of T-Mobile, which has been a tenant at the Newport Corporate Center Property for over 18 years and recently extended its lease through 2030. Since 2000, the Newport Corporate Center Property has maintained a 95% average occupancy rate and been institutionally owned and maintained. T-Mobile USA, Inc. (rated BB+/Ba2/BB+ by Fitch/Moody’s/S&P) is the guarantor of the T-Mobile leases. T-Mobile’s parent company, Deutsche Telekom AG has a credit rating of BBB+/Baa1/BBB+ by Fitch/Moody’s/S&P. As of March 25, 2019, the Newport Corporate Center Property was 99.3% occupied by six tenants, with T-Mobile occupying 92.1% of the net rentable area.

T-Mobile is the nation’s 3rd largest wireless telecommunications services provider. The company was founded in 1994 and is a subsidiary of Deutsche Telekom AG. The company offers voice, messaging, and data services to over 77 million of customers in the postpaid, prepaid, and wholesale markets in the U.S., Puerto Rico, and the U. S. Virgin Islands. T-Mobile also provides wireless devices, including smartphones, tablets, and other mobile communication devices, as well as accessories that are manufactured by various suppliers. In addition, the company offers services, devices, and accessories under the T-Mobile and Metro by T-Mobile brands through its owned and operated retail stores, third-party distributors, and its websites. For the fiscal year ended December 31, 2018, T-Mobile had total revenues of approximately $43.3 billion, which was up approximately 7% from 2017, and had a net income of approximately $2.9 billion. T-Mobile recorded 7.0 million total net additions to its customer base and approximately 1.4 million branded postpaid net additions in the fourth quarter of 2018.

T-Mobile utilizes the Newport Corporate Center Property as its global headquarters, and has been a tenant since 2000. As part of the tenant’s long-term lease renewal, T-Mobile plans to invest approximately $80.0 million ($80 per square foot) towards improving the interior tenant build outs, building systems, and interconnectivity of the campus. T-Mobile has phased construction building-by-building with a three year timeline and is projected to be completed in mid-2021. T-Mobile’s investment is in addition to approximately $88.9 million ($89 per square foot) reserved at closing for tenant improvements and capital expenditures. At loan origination, the Newport Corporate Center Borrower deposited (1) $47,357,383 for T-Mobile Improvements, $8,155,044 for a T-Mobile connectivity allowance, $4,482,115 for T-Mobile restroom improvements and $77,683 for T-Mobile elevator cab repair; (2) $21,807,139 in free rent funds for T-Mobile; (3) $5,357,554 for capital expenditures required to be performed by the Newport Corporate Center Borrower under the T-Mobile leases; and (4) $1,675,000 for general capital expenditures and/or tenant improvements and leasing commissions. The Borrower Sponsor expects the landlord’s capital work to be completed by the end of 2019, excluding the bridge/connectivity project. The connectivity project is anticipated to be completed by the end of 2020.

The Market. The Newport Corporate Center Property is strategically situated at the intersection of Interstate 90 and Interstate 405 and is within walking distance to five bus stops offering services on nine routes. The Newport Corporate Center Property’s direct access to multiple major highways and transportation options provides tenants with convenient access to the Seattle metropolitan area. In addition, the Newport Corporate Center Property is less 4.0 miles from the Bellevue central business district, less than 9.5 miles from the Seattle central business district and approximately 15 miles from the Seattle-Tacoma International airport. The Market Place at Factoria, a regional shopping center with over 500,000 square feet of retail space offering over 60 shops and services and numerous restaurants is located adjacent to the Newport Corporate Center Property. The shopping center is anchored by tenants such as Nordstrom Rack, Target, Big 5 Sporting Goods, Old Navy, Petco, Safeway and Rite Aid, among others.

The Newport Corporate Center Property is located in the Puget Sound area within the Eastside market. The Eastside market is comprised of nine submarkets with the Newport Corporate Center Property located in the I-90 Corridor submarket. According to a market research report, as of the fourth quarter of 2018, the total office inventory in the Eastside market was approximately 50.5 million square feet with the Class A inventory comprising approximately 21.4 million. Over the same period, the total Eastside market vacancy was 4.6% with an average asking rent of $37.18 per square foot. The Class A market vacancy was 5.4% with an average asking rent of $43.62 per square foot.

The Eastside market, which includes the I-90 Corridor, is located in the Seattle/Puget Sound office market. In 2018, Amazon signed a lease for 413,100 square feet in Downtown Bellevue, bringing its total footprint in the submarket to over one million square feet of office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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space. Amazon has 2,000 employees in Bellevue and plans to add capacity for another 2,500 by the year 2020. Furthermore, Facebook has signed three leases across three buildings, totaling approximately 423,000 square feet, in Downtown Bellevue. Existing tenants in the Eastside office market include Microsoft, T-Mobile, Nintendo, REI, Google, Facebook, Oculus, Costco, AT&T and Boeing.

The I-90 Corridor submarket has a total office inventory approximately 6.2 million square feet with the Class A inventory comprising approximately 3.1 million square feet. According to a market research report, as of the fourth quarter of 2018, the total I-90 Corridor submarket vacancy was 10.1% with an average asking rent of $35.22 per square foot. Over the same period, the Class A submarket vacancy was 15.0% with an average asking rent of $36.01 per square foot.

Seattle/Puget Sound – Class A Office Market Statistics(1)
	Total Inventory (SF)	Under Construction (SF)	Vacancy Rate	YTD Absorption (SF)	Direct Asking Rent (PSF)

Eastside	21,379,542	767,570	5.4%	175,164	$43.62
Downtown Seattle	47,337,872	5,065,295	5.7%	1,941,391	$48.49
Northend	2,171,256	0	5.8%	131,060	$29.80
Southend	2,286,694	991,752	25.0%	(246,106)	$38.24
Tacoma	1,959,294	0	16.3%	(45,684)	$27.41
Total	75,134,658	6,824,617	6.5%	1,955,825	$42.64
(1)	Based on a third party market research report.

The following chart summarizes comparable office leases. Initial base rent per square foot ranges from $25.50 per square foot to $31.50 per square foot, with a weighted average initial rent of $27.64 per square foot.

Summary of Comparable Office Leases(1)
Property Name	Year Built	Occupancy	Distance from Property	NRA	Tenant Name	Lease SF	Lease Date	Lease Term (Yrs.)	Base Rent

Newport Corporate Center	1988-2010	99.3%	NAP	998,284	T-Mobile	919,001	Various	Various	$26.68
Advanta	2008	100%	1.7 Miles	601,081	Microsoft	601,081	Jul-18	5.0	$26.00
90 North	1983	100%	1.6 Miles	246,703	T-Mobile	70,170	Jun-19	10.5	$28.00
Sunset Corporate Campus	1992	72%	0.4 Miles	307,715	T-Mobile	89,571	Oct-18	5.5	$28.00
Sunset North - Bldgs 3, 4 & 5	1999	70%	0.6 Miles	464,062	Confidential	32,331	Feb-19	7.0	$29.00
3600 136th Place SE	1986	100%	0.5 Miles	79,905	Extraslice	16,994	May-19	10.5	$27.00
Lincoln Executive Center	1984	99%	0.9 Miles	280,899	Air Reps	14,873	May-19	9.4	$25.50
Bravern Office Towers and Garage	2009	100%	3.0 Miles	749,694	Microsoft	255,171	Feb-18	7.0	$31.50
Redmond Town Centre Office	1997	100%	7.0 Miles	582,373	Microsoft	396,228	Jan-19	8.0	$27.50
(1)	Source: Appraisal.

Historical and Current Occupancy(1)
2015	2016	2017	2018	Current(2)
94.4%	92.2%	96.3%	99.3%	99.3%
(1)	Historical Occupancies are as of December 31 of each respective year.

(2)	Current occupancy is as of March 25, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Tenant Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
T-Mobile(2)(3)	BB+ / Ba2 / BB+	919,001	92.1%	$26.68	94.2%	10/31/2030
KLSY/KIXI	NA / NA / NA	21,175	2.1	$24.66	2.0%	3/31/2026
LifeCenter Northwest	NA / NA / NA	20,713	2.1	$22.35	1.8%	8/31/2025
Protingent, Inc.	NA / NA / NA	11,314	1.1	$24.00	1.0%	4/30/2021
Mobica US Inc.	NA / NA / NA	5,763	0.6	$26.50	0.6%	5/31/2021
PrivacyStar	NA / NA / NA	3,486	0.3	$25.00	0.3%	3/31/2020
Subtotal / Weighted Average		981,452	98.3%	$26.51	100.0%
Other(4)		9,878	1.0%	NAP	NAP
Occupied Subtotal / Weighted Average		991,330	99.3%	$26.51	100.0%
Vacant		6,954	0.7%
Total		998,284	100.0%
(1)	Based on the underwritten rent roll dated March 25, 2019.

(2)	T-Mobile USA Inc. is the guarantor of the T-Mobile leases. T-Mobile’s parent company, Deutsche Telekom AG has a credit rating of BBB+/Baa1/BBB+ by Fitch/Moody’s/S&P.

(3)	T-Mobile does not have any termination or contraction options during its lease terms. T-Mobile has two, seven-year lease renewal options.

(4)	Other includes non-revenue generated space for the fitness center, conference center and engineering shop.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	6,954	0.70%	NAP	NAP	6,954	0.7%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	6,954	0.7%	$0	0.0%
2020	1	3,486	0.3	87,150	0.3	10,440	1.0%	$87,150	0.3%
2021	2	17,077	1.7	424,256	1.6	27,517	2.8%	$511,406	2.0%
2022	0	0	0.0	0	0.0	27,517	2.8%	$511,406	2.0%
2023	0	0	0.0	0	0.0	27,517	2.8%	$511,406	2.0%
2024	0	0	0.0	0	0.0	27,517	2.8%	$511,406	2.0%
2025	1	20,713	2.1	462,893	1.8	48,230	4.8%	$974,298	3.7%
2026	1	21,175	2.1	522,131	2.0	69,405	7.0%	$1,496,429	5.8%
2027	0	0	0.0	0	0.0	69,405	7.0%	$1,496,429	5.8%
2028	0	0	0.0	0	0.0	69,405	7.0%	$1,496,429	5.8%
2029	0	0	0.0	0	0.0	69,405	7.0%	$1,496,429	5.8%
2030 & Beyond(2)	1	928,879	93.0	24,521,626	94.2	998,284	100.0%	$26,018,055	100.0%
Total	6	998,284	100.0%	$26,018,055	100.0%
(1)	Based on the underwritten rent roll dated March 25, 2019.

(2)	2030 & Beyond includes non-revenue generated space for the fitness center, conference center and engineering shop.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Newport Corporate Center

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	Underwritten(4)	Per Square Foot	%(1)
Rents in Place	$21,396,135	$21,656,883	$21,408,105	$26,018,055	$26.06	66.4%
Credit Tenant Rent Steps(2)	0	0	0	6,227,773	$6.24	15.9%
Vacant Income	0	0	0	169,285	$0.17	0.4%
Gross Potential Rent	21,396,135	21,656,883	21,408,105	32,415,113	$32.47	82.7%
Total Reimbursements	10,261,307	10,661,491	8,616,154	6,774,943	$6.79	17.3%
Net Rental Income	31,657,442	32,318,374	30,024,259	39,190,056	$39.26	100.0%
Other Income	2,622,463	2,400,144	2,816,656	2,687,120	$2.69	6.9%
(Vacancy)	0	0	0	(1,959,503)	(1.96)	(5.0)
Effective Gross Income	34,279,904	34,718,517	32,840,915	39,917,673	$39.99	101.9%

Total Expenses(3)	10,460,300	10,077,187	9,091,557	6,775,774	$6.79	17.0%

Net Operating Income(4)	23,819,604	24,641,331	23,749,358	33,141,899	$33.20	83.0%

Total TI/LC, Capex/RR(5)	0	0	0	0	$0.00	0.0%

Net Cash Flow	23,819,604	24,641,331	23,749,358	$33,141,899	$33.20	83.0%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	Underwritten Credit Tenant Rent Steps includes straight line rent credit through the loan term for T-Mobile.

(3)	Total expenses at the Newport Corporate Center Property have reduced as a result of, for the single-tenant buildings (excluding Newport Tower), T-Mobile assuming responsibility and contracts directly for janitorial, landscaping, parking area and sidewalk maintenance, parking control, HVAC maintenance, elevator maintenance, building maintenance, security, pest control, alarm service, access control, window cleaning, sky bridge maintenance, loading docks and directional and traffic control signage.

(4)	The increase in Net Operating Income from 2018 is a result of T-Mobile’s recently signed leases, credit rent steps and T-Mobile’s assumption of utility expenses at the Newport Corporate Center Property.

(5)	At closing, the Newport Corporate Center Borrower deposited $1.675 million into a general capital expenditures or TI/LC reserve, and as a result, TI/LC, Capex/RR were not underwritten.

Property Management. The Newport Corporate Center is managed by Preylock Real Estate Holdings, LLC, an affiliate of the Newport Corporate Center Borrower.

Escrows and Reserves. At loan origination, the Newport Corporate Center Borrower deposited (i) $1,675,000 for general capital expenditures and/or tenant improvements and leasing commissions related to the T-Mobile lease (ii) $60,072,224 for certain tenant improvement and leasing obligations, (iii) $21,807,139 for certain outstanding free rent obligations and (iv) $5,357,554 for outstanding capital expenditures related to the T-Mobile lease, as detailed in “The Property” section.

Tax and Insurance Reserves - On each monthly payment date during the continuance of a Trigger Period (as defined below), the Newport Corporate Center Borrower is required to deposit an amount equal to 1/12 of the estimated annual taxes. On each monthly payment date, the Newport Corporate Center Borrower is required to deposit an amount equal to 1/12 of the estimated annual insurance premiums (waived if blanket policy in place and there is no event of default continuing).

Replacement Reserve - On each monthly payment date, the Newport Corporate Center Borrower is required to deposit an amount equal to approximately $12,478.55, subject to a cap of $149,742.60.

Lockbox / Cash Management. The Newport Corporate Center Whole Loan is structured with a hard lockbox and springing cash management. The Newport Corporate Center Borrower is required to direct all existing tenants of the Property to directly deposit all rents into a clearing account controlled by the lender. If no Trigger Period exists, the funds in the clearing account will be swept on each business day into the Newport Corporate Center Borrower’s operating account and, if a Trigger Period exists, such funds will be swept on each business day into a deposit account controlled by the lender. During a Trigger Period, funds in the deposit account will be applied and disbursed in accordance with the Newport Corporate Center Whole Loan documents. During a Trigger Period, all excess cash after payment of the monthly debt service on the Newport Corporate Center Whole Loan, all required reserves and budgeted operating expenses, and certain other items in the waterfall described in the Newport Corporate Center Whole Loan documents will be reserved as additional collateral for the Newport Corporate Center Whole Loan. Under certain circumstances and for limited purposes described in the Newport Corporate Center Whole Loan documents, the Newport Corporate Center Borrower may request disbursements of such excess cash flow.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Newport Corporate Center

A “Trigger Period” occurs on the date that any of the following have occurred: (i) an event of default, (ii) the date that the debt service coverage ratio, as calculated in the Newport Corporate Center Whole Loan documents at the end of each calendar quarter, falls below 1.15x, (iii) the commencement of a Lease Sweep Period (as defined below) or (iv) the Anticipated Repayment Date. A Trigger Period may be cured upon (a) with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii), upon the achievement of a debt service coverage ratio of 1.20x or greater for two consecutive calendar quarters, (c) with respect to clause (iii), such Lease Sweep Period has ended pursuant to the terms of the Newport Corporate Center Whole Loan documents and no other Lease Sweep Period is then continuing and (d) with respect to clause (iv), the Newport Corporate Center Whole Loan and all other obligations have been indefeasibly paid in full.

A “Lease Sweep Period” commences upon the earlier of (a) (i) October 6, 2028 or (ii) the date by which the Lease Sweep Tenant (as defined below) is required under the Lease Sweep Lease to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised), (b) the early termination, early cancellation or early surrender of a Lease Sweep Lease or the Newport Corporate Center Borrower’s receipt of notice by a Lease Sweep Tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease, (c) a Lease Sweep Tenant ceasing to operate its business at the Newport Corporate Center Property (i.e., “going dark”) or giving notice that it intends to cease to operate its business in all or substantially all of its space, (d) a monetary or material non-monetary default under a Lease Sweep Lease by a Lease Sweep Tenant beyond any applicable notice and cure period, (e) upon an insolvency proceeding of a Lease Sweep Tenant or its parent if such parent provides a guaranty or similar credit support for such tenant’s obligations, and their respective successors and assigns or (f) upon a decline in the credit rating of the Lease Sweep Tenant under a Lease Sweep Lease, its parent entity or any of their respective successors below “CCC+” or equivalent by any rating agency.

A Lease Sweep Period will end, (i) with respect to clauses (a), (b) and (c) above, upon some or all of the lease sweep space being leased pursuant to one or more qualified leases to achieve a debt yield of not less than 8.0% based on the Newport Corporate Center Whole Loan (excluding from underwritten net cash flow rent from each Lease Sweep Lease which is the subject of a Lease Sweep Period), (ii) with respect to clause (a) above, on the date on which the Lease Sweep Tenant exercises its renewal or extension option with respect to all of its lease sweep space, (iii) with respect to clause (d) above, on the date on which the subject default has been cured and no other default under such Lease Sweep Lease occurs for a period of two (2) consecutive months following such cure, (iv) with respect to clause (e) above, upon either the applicable insolvency proceeding having terminated or the Lease Sweep Lease having been assumed, affirmed or assigned to a third party in a manner reasonably satisfactory to the lender (provided, however, the Lease Sweep Period shall automatically end if the applicable Lease Sweep Lease that was the subject of an applicable insolvency proceeding is affirmed in bankruptcy), or (v) with respect to clause (f), if the credit rating of the Lease Sweep Tenant under a Lease Sweep Lease (or its parent entity) has been restored to at least “CCC+” or equivalent by the relevant rating agencies.

A “Lease Sweep Lease” means the lease with T-Mobile or any replacement lease covering 50% of the space currently demised under such lease.

A “Lease Sweep Tenant” means any tenant under a Lease Sweep Lease or its direct or indirect parent company (if any).

Additional Debt. The Newport Corporate Center Whole Loan includes the Newport Corporate Center Subordinate Notes with an aggregate original principal balance of $148.0 million. The Newport Corporate Center Subordinate Notes include (i) Note B-1-A, Note B-1-B, Note B-2-A and Note B-2-B, with an aggregate outstanding principal balance as of the Cut-off Date of $18.0 million (the “B-Notes”), which accrue interest an initial interest rate of 4.62500% per annum, (ii) Note C-1-A, Note C-1-B, Note C-2-A and Note C-2-B, with an aggregate outstanding principal balance as of the Cut-off Date of $74.0 million (the “C-Notes”), which accrue interest at an initial interest rate of 4.95000% per annum and (iii) Note D-1 and Note D-2, with an aggregate outstanding principal balance as of the Cut-off Date of $56.0 million (the “D Notes”), which accrue interest an initial interest rate of 6.5000% per annum. The Subordinate Companion Notes are expected to be sold to a third-party purchaser. The Senior Notes are generally senior in right of payment to the B-Notes, the B-Notes are generally senior in right of payment of the C-Notes and the C-Notes are generally senior in right of payment of the D-Notes. Based on the total combined debt of $312.0 million, the Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield are 65.5%, 65.5%, 2.34x and 10.6%, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Newport Corporate Center

Preferred Equity – Square Mile Bellevue Preferred LLC (“Square Mile Bellevue”) has made a $96,000,000 preferred equity investment in the borrower’s sole member, which equates to an indirect 56.74% preferred equity interest in the borrower.  The initial interest rate of the preferred equity is 10.25% per annum.  The rights of Square Mile Bellevue are governed by a certain Recognition Agreement, dated as of April 10, 2019 by and among DBNY, Wells Fargo Bank, National Association, Square Mile Bellevue, Square Mile PE Partners LP and Square Mile PE Partners A LP, which includes, among other things, (i) notice and cure rights; (ii) the ability to provide a replacement guaranty upon a change of control of the borrower from an entity with (x) $100 million in net worth ($80 million in the case of Square Mile or its affiliates)  and (y) $10 million in liquidity; (iii) the option to purchase the Whole Loan in the event of an acceleration of the Whole Loan following an event of default and (iv) transferability rights to a qualified transferee.  The preferred equity return is required to be paid currently on a monthly basis, and it is a default and trigger event under the operating agreement of the Newport Corporate Center Joint Venture (the “Holdco Organizational Agreement”) if payments are not made currently.  However, in the event that property revenue less property expenses (including debt service) is insufficient to make a monthly payment on the preferred return, any such unpaid monthly payment on the preferred return will accrue and will be deemed added to the preferred equity investment.  It will be a default and trigger event under the Holdco Organizational Agreement if the aggregate accrued and unpaid monthly payments on the preferred return exceed $10,000,000.  Square Mile Bellevue will be entitled to distributions from available cash as further described in “Description of the Mortgaged Pool—Additional Indebtedness—Preferred Equity” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Western Digital R&D Campus

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$38,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$38,000,000	Property Type - Subtype:	Industrial - Flex
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	290,175
Loan Purpose:	Acquisition	Location:	Fremont, CA
Borrower:	AGNL Wafer, L.L.C.	Year Built / Renovated:	1984, 1992 / 2008-2012
Sponsors:	AG Net Lease III Corp., AG Net	Occupancy:	100.0%
	Lease III (SO) Corp.	Occupancy Date:	6/6/2019
Interest Rate:	4.41000%	Number of Tenants:	1
Note Date:	4/29/2019	2016 NOI(3):	N/A
Maturity Date:	5/6/2029	2017 NOI(3):	N/A
Interest-only Period:	120 months	2018 NOI(3):	N/A
Original Term:	120 months	TTM NOI(3):	N/A
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$8,432,757
Call Protection(2):	L(25),DeforGrtr1%orYM(89),O(6)	UW Expenses:	$2,002,341
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,430,416
Additional Debt:	Yes	UW NCF:	$6,082,314
Additional Debt Balance(1):	$37,895,000	Appraised Value / Per SF:	$117,090,000 / $404
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/4/2019

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$262
Taxes(4):	$0	Springing	N/A	Maturity Date Loan / SF:	$262
Insurance(5):	$0	Springing	N/A	Cut-off Date LTV:	64.8%
Replacement Reserves(6):	$0	Springing	N/A	Maturity Date LTV:	64.8%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.79x
Other:	$0	$0	N/A	UW NOI Debt Yield:	8.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$75,895,000	64.5%	Purchase Price	$117,088,158	99.5%
Sponsor Equity	41,791,008	35.5	Closing Costs	597,850	0.5
Total Sources	$117,686,008	100.0%	Total Uses	$117,686,008	100.0%
(1)	The Western Digital R&D Campus Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of approximately $75.9 million. The Financial Information presented in the chart above reflects the approximately $75.9 million aggregate Cut-off Date balance of the Western Digital R&D Campus Whole Loan (as defined below).

(2)	The Western Digital R&D Campus Loan lockout period is required to be at least 25 payments beginning with and including the first payment date of June 6, 2019. Defeasance of the full $75.895 million whole loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) three years from the note date (the “Western Digital R&D Campus Release Date”). The assumed lockout period of 25 months is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer. The borrower is also permitted to prepay the Western Digital R&D Campus Whole Loan after the Western Digital R&D Campus Release Date with a payment of a yield maintenance premium.

(3)	The borrower sponsors were not provided with any historical financial information prior to the purchase date of the Western Digital R&D Campus Property (as defined below).

(4)	The requirement to make monthly deposits for tax reserves is provisionally waived so long as the borrower delivers evidence to the lender that (i) no Trigger Period (as defined in the Western Digital R&D Campus Whole Loan documents) has occurred and is continuing and (ii) either the borrower or Western Digital (as defined below) has (a) timely paid the taxes directly to the appropriate taxing authority and (b) provided evidence of such payment to the lender. If the conditions above are no longer satisfied, the borrower is required to deposit an amount equal to 1/12 of the estimated annual real estate taxes into a tax reserve account.

(5)	The requirement to make monthly deposits for insurance reserves is provisionally waived so long as the borrower delivers evidence to the lender that (i) no Trigger Period has occurred and is continuing and (ii) either the borrower or Western Digital has (a) timely paid the insurance premiums due on the policies to the issuer of the policies and (b) provided evidence of such payment to the lender. If the conditions above are no longer satisfied and the borrower does not maintain a blanket policy meeting the requirements of the Western Digital R&D Campus Whole Loan documents, the borrower is required to deposit an amount equal to 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period into an insurance reserve account.

(6)	On a monthly basis, during the continuance of (i) a Trigger Period and (ii) in the event neither the borrower nor Western Digital have diligently made the required replacements, the borrower is required to escrow approximately $7,013 for replacement reserves. The reserve is not subject to a cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Western Digital R&D Campus

The Loan. The Western Digital R&D Campus mortgage loan (the “Western Digital R&D Campus Loan”) is secured by a first mortgage lien on the borrower’s fee interest in a 290,175 square foot industrial campus comprised of two buildings located in Fremont, California (the “Western Digital R&D Campus Property”) which house Western Digital’s research, development and production facilities. The Western Digital R&D Campus Loan is part of a whole loan evidenced by two pari passu notes which have an aggregate outstanding principal balance as of the Cut-off Date of approximately $75.9 million (the “Western Digital R&D Campus Whole Loan”). The controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $38.0 million, is being contributed to the Benchmark 2019-B11 Trust. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $37.895 million is expected to be contributed one or more future securitization transactions. The Western Digital R&D Campus Whole Loan has a 10-year term and will be interest-only for the entire loan term. The most recent prior financing of the Western Digital R&D Campus Property was not included in a securitization transaction. The relationship between the holders of the Western Digital R&D Campus Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$38,000,000	$38,000,000	Benchmark 2019-B11	Yes
A-2	37,895,000	37,895,000	CREFI	No
Total	$75,895,000	$75,895,000

The Borrower. The borrowing entity for the Western Digital R&D Campus Whole Loan is AGNL Wafer, L.L.C., a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are AG Net Lease III Corp. and AG Net Lease III (SO) Corp., each a subsidiary of Angelo Gordon’s AG Net Lease Realty Fund III, L.P. Angelo Gordon, founded in 1988, is a privately held alternative investment firm which manages approximately $32.0 billion across a range of credit and real estate strategies. Angelo Gordon currently has over 480 employees in offices across the United States, Europe and Asia.

The Property. The Western Digital R&D Campus Property is a 290,175 square foot single-tenant industrial property located in Fremont, California. The Western Digital R&D Campus Property, which consists of approximately 47.0% cleanroom industrial space, 30.5% flex-office space, 21.0% industrial lab and manufacturing space and 1.5% shipping and receiving space, is comprised of two buildings located on an approximately 14.8 acre site. The Western Digital R&D Campus Property was partially built in 1984 and was fit out as a full semiconductor wafer fabrication plant in 1992 by Read Rite Corporation. In 2003, the sole tenant at the Western Digital R&D Campus Property (“Western Digital”) acquired all of Read Rite Corporation’s assets for $156.0 million, which included the subject property. The production of Western Digital’s complex components requires a sterile environment, and the facility is specialized to meet specific cleanroom and space requirements for its production process. Western Digital has invested approximately $1.0 billion into the facility, including over $260.0 million related to infrastructure, and approximately $750.0 million towards equipment.

The sole tenant, Western Digital (rated Baa3/BB+/BB+ by Moody’s/S&P/Fitch), leases 100.0% of the space at the Western Digital R&D Campus Property through April 2034 with no termination options under its absolute net lease. Western Digital is a developer, manufacturer, and provider of data storage devices and solutions and currently utilizes the Western Digital R&D Campus Property for the research, development and production of actuator heads, which are the part of HDDs (as defined below) that are responsible for reading data from, and writing data to, the disk. As of year-end 2018, Western Digital had the second ranked market share in hard disk drives (“HDDs”) and, as of the second quarter of 2018, had the second ranked market share in solid state drives, each determined by number of shipments, and has a patent portfolio with more than 14,000 patents awarded worldwide. Western Digital’s products are sold through distribution, retail and direct channels. Distributors include a broad range of dealers and small consumer electronics manufacturers while retail channels include major retailers, computer super stores and warehouse clubs. Lastly, direct business is comprised of contract manufactures and includes data center operators and cloud infrastructure companies. Western Digital’s primary contract customers are Amazon, Facebook, IBM, Lenovo, Best Buy, Oracle, Dell and Dropbox and, as of May 6, 2019, Western Digital had a total market capitalization of approximately $14.4 billion.

Western Digital has grown both organically and through acquisitions, most notably through its $4.8 billion acquisition of Hitachi Global Storage Technologies in 2012 and its $19.0 billion acquisition of SanDisk in 2016. Western Digital products can be found in computers, smartphones, data centers, consumer electronics and other devices. In 2017, Western Digital moved their corporate headquarters from Irvine to nearby San Jose, approximately 22.0 miles from the Western Digital R&D Campus Property. Western Digital has three, five-year renewal options and one four-year, 350-day renewal option for the fourth renewal term under its absolute net lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Western Digital R&D Campus

The Western Digital R&D Campus Property is located in Fremont, California within the San Francisco Bay Area metropolitan statistical area. According to the appraisal, Fremont is located along the southeast edge of the San Francisco Bay, approximately 23.0 miles south of the Oakland International Airport and 38.0 miles south of downtown San Francisco. According to the appraisal, as of year-end 2018, Fremont had a population of 230,734 and a median age of 39. Also as of year-end 2018, Fremont had a 3.2% unemployment rate with the top three employment industries being Prof/Scientific/Tech Services, Manufacturing and Healthcare/Social Assistance, which collectively represent approximately 49.0% of the Fremont employment population. Primary access to the Western Digital R&D Campus Property is provided by Interstates 880 and 680.

According to a third party report, the 2018 estimated population within a one-, three- and five-mile radius of the Western Digital R&D Campus Property was 10,081, 87,533 and 190,448, respectively. According to a third party report, the 2018 average household income within a one-, three- and five-mile radius of the Western Digital R&D Campus Property was $187,375, $156,150 and $142,648, respectively. According to a third party report, the Western Digital R&D Campus Property is located in Fremont, California within the Silicon Valley research & development market (the “Silicon Valley R&D Market”). As of the fourth quarter of 2018, the Silicon Valley R&D Market had an inventory of approximately 146.6 million square feet with a 7.0% vacancy rate and had positive net absorption of approximately 2.2 million square feet. Also according to the appraisal, the Western Digital R&D Campus Property is located within the Fremont/Newark submarket. As of the fourth quarter of 2018, the Fremont/Newark submarket had an inventory of approximately 23.7 million square feet with a 4.3% vacancy rate. As of the fourth quarter of 2018, the Fremont/Newark submarket had positive net absorption of 710,172 square feet. The appraisal, which concluded to a market rent for the Western Digital R&D Campus Property of $23.00 per square foot, noted six comparable research & development leases within 10.0 miles from the Western Digital R&D Campus Property with base rents ranging from $14.40 per square foot to $31.80 per square foot.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Western Digital(4)	Baa3 / BB+ / BB+	290,175	100.0%	$23.69	100.0%	4/30/2034
(1)	Based on the underwritten rent roll dated March 25, 2019.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes $200,221 of contractual rent steps through April 2020.

(4)	Tenant has three, five-year renewal options and one four-year, 350-day renewal option remaining for the fourth renewal term under the terms of its lease with no termination options.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2021	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030 & Beyond	1	290,175	100.0	6,874,246	100.0	290,175	100.0%	$6,874,246	100.0%
Total	1	290,175	100.0%	$6,874,246	100.0%
(1)	Based on the underwritten rent roll dated March 25, 2019.

(2)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring includes $200,221 of contractual rent steps through April 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Western Digital R&D Campus

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$6,874,246	$23.69	77.4%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$6,874,246	$23.69	77.4%
Total Reimbursements	2,002,341	6.90	22.6
Net Rental Income	$8,876,586	$30.59	100.0%
(Vacancy/Credit Loss)	(443,829)	(1.53)	(5.0)
Effective Gross Income	$8,432,757	$29.06	95.0%

Total Expenses	$2,002,341	$6.90	23.7%

Net Operating Income	$6,430,416	$22.16	76.3%

Total TI/LC, Capex/RR	348,103	1.20	4.1
Net Cash Flow	$6,082,314	$20.96	72.1%
Occupancy(4)	100.0%

(1)	The borrower sponsors were not provided with any historical operating statements.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Underwritten Rents in Place includes $200,221 of contractual rent steps through April 2020.
(4)	Underwritten Occupancy is as of June 6, 2019.

Property Management. The Western Digital R&D Campus Property is self-managed by Western Digital.

Permitted Mezzanine Debt. The borrower is permitted to incur mezzanine financing (the “Mezzanine Loan”) secured by the 100% direct or indirect equity ownership interest held in the borrower; provided, that certain conditions set forth in the Western Digital R&D Campus Whole Loan documents are satisfied, which include (without limitation): (i) after giving effect to the Mezzanine Loan, (a) the debt yield of the Western Digital R&D Campus Whole Loan and the Mezzanine Loan combined is equal to or greater than 8.22%, (b) the combined loan-to-value ratio is equal to or less than 64.75% and (c) the combined DSCR is equal to or greater than 1.37x; (ii) the holder of the Mezzanine Loan enters into a mezzanine intercreditor and/or standstill agreement with the lender in form and substance reasonably acceptable to the lender; and (iii) if required by the lender, a rating agency confirmation is delivered in connection with the consummation of the Mezzanine Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Lakeside Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$35,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$35,000,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	3.2%	Net Rentable Area (Units):	568
Loan Purpose:	Acquisition	Location:	Lisle, IL
Borrower:	Lakeside Apartments Associates	Year Built / Renovated:	1971 / 2009, 2013-2018
	LLC	Occupancy:	97.4%
Sponsors:	Andrew Hayman, Sheldon Yellen	Occupancy Date:	12/27/2018
Interest Rate:	4.93500%	Number of Tenants:	N/A
Note Date:	3/1/2019	2016 NOI:	$5,371,808
Maturity Date:	3/6/2029	2017 NOI:	$5,662,737
Interest-only Period:	120 months	2018 NOI:	$5,858,451
Original Term:	120 months	TTM NOI (as of 1/2019):	$5,853,780
Original Amortization:	None	UW Economic Occupancy:	94.2%
Amortization Type:	Interest Only	UW Revenues:	$9,233,639
Call Protection:	L(27),Def(89),O(4)	UW Expenses:	$3,388,744
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$5,844,895
Additional Debt:	Yes	UW NCF:	$5,702,895
Additional Debt Balance(1):	$35,000,000	Appraised Value / Per Unit:	$101,500,000 / $178,697
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/31/2018

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$123,239
Taxes:	$672,526	$84,066	N/A	Maturity Date Loan / Unit:	$123,239
Insurance:	$50,295	$12,574	N/A	Cut-off Date LTV:	69.0%
Replacement Reserves:	$265,824	$11,833	N/A	Maturity Date LTV:	69.0%
				UW NCF DSCR:	1.63x
				UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$70,000,000	69.0%	Purchase Price	$100,000,000	98.6%
Sponsor Equity	31,080,315	30.7	Upfront Reserves	988,645	1.0
Other Sources(2)	306,099	0.3	Closing Costs	397,769	0.4
Total Sources	$101,386,414	100.0%	Total Uses	$101,386,414	100.0%
(1)	The Lakeside Apartments Loan (as defined below) is part of a whole loan evidenced by two pari passu notes with an aggregate outstanding principal balance of $70.0 million. The Financial Information presented in the chart above reflects the $70.0 million aggregate Cut-off Date balance of the Lakeside Apartments Whole Loan (as defined below).
(2)	Other Sources consists of various buyer credits and prorations in connection with the acquisition of the Lakeside Apartments Property (as defined below).

The Loan. The Lakeside Apartments mortgage loan (the “Lakeside Apartments Loan”) has an outstanding principal balance as of the Cut-off Date of $35.0 million and is secured by the borrower’s fee interest in a 568-unit, garden-style multifamily property located in Lisle, Illinois (the “Lakeside Apartments Property”). The Lakeside Apartments Loan is part of a whole loan that has an aggregate outstanding principal balance as of the Cut-off Date of $70.0 million (the “Lakeside Apartments Whole Loan”), and is comprised of two pari passu notes, each as described below. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $35.0 million is currently held by CREFI and is being contributed to the Benchmark 2019-B11 Trust. The controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $35.0 million is expected to be contributed to the GSMS 2019-GC39 Trust upon closing of such transaction. The Lakeside Apartments Whole Loan has a 10 year term and is interest only for the entire term. The most recent prior financing of the Lakeside Apartments Property was included in the FREMF 2018-KP05 securitization transaction. The relationship between the holders of the Lakeside Apartments Whole Loan will be governed by a co-lender agreement as described

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Lakeside Apartments

under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$35,000,000	$35,000,000	CREFI(1)	Yes
A-2	35,000,000	35,000,000	Benchmark 2019-B11	No
Total	$70,000,000	$70,000,000
(1)	Currently held by CREFI and expected to be contributed to the GSMS 2019-GC39 securitization transaction upon the closing of such transaction.

The Borrower. The borrowing entity for the Lakeside Apartments Whole Loan is Lakeside Apartments Associates LLC, a Delaware limited liability company and a special purpose entity with at least one independent director in its organizational structure.

The Loan Sponsor. The loan sponsors and non-recourse carveout guarantors are Andrew Hayman and Sheldon Yellen. Andrew Hayman is the president of The Hayman Company, a real estate investment firm founded in 1963 and headquartered in Southfield, Michigan. It provides property management and commercial real estate brokerage services and acquires and operates real estate assets in the United States. Andrew Hayman has placed more than $1.0 billion in commercial real estate financing and has been responsible for the acquisition of over $2.0 billion of commercial property throughout 20 states. Sheldon Yellen is the CEO of BELFOR Holdings, Inc., a privately owned holding company that focuses on global disaster recovery and property restoration. BELFOR Holdings, Inc. currently has over 7,000 employees in over 300 offices spanning 21 countries.

The Property. The Lakeside Apartments Property is a 568-unit garden-style multifamily community located in Lisle, Illinois on an approximately 28.3-acre site. The Lakeside Apartments Property was constructed in 1971 and all 568 units have been renovated in phases from 2009 through November 2018. The Lakeside Apartments Property consists of 30 residential buildings (ranging from two to three stories), a two-story clubhouse and fitness center building, a single-story clubhouse building and a single-story leasing office. The Lakeside Apartments Property was 97.4% occupied as of the underwritten rent roll dated December 27, 2018 and has maintained an average occupancy of 96.4% since 2009. The unit mix consists of 238 one-bedroom/one-bathroom units (723 square foot average), 110 two-bedroom/one-bathroom units (830 square foot average), 165 two-bedroom/two-bathroom units (945 square foot average), and 55 three-bedroom/two-bathroom units (1,107 square foot average). Individual apartment amenities include walk-in closets, mini blinds, faux wood flooring, dishwashers, air conditioning, a private balcony or patio and stainless steel appliances (in the most recently renovated units). The Lakeside Apartments Property also offers community-level amenities which consist of two clubhouses, a 24-hour fitness center, two swimming pools with sundecks, a tennis court, a playground, additional storage and common laundry in each building (as well as one of the clubhouses). The Lakeside Apartments Property has an open surface parking with a total of 904 parking spaces which equates to approximately 1.59 spaces per unit.

Original construction of the Lakeside Apartments Property was completed in 1971 and all 568 units have since been renovated in phases, starting in 2009, as tenants vacated and units were taken offline. In-unit renovations from 2009 through November 2018 included new cabinets, counters, stainless steel appliances, lighting, and panel doors. Since 2013, the previous owner invested approximately $7.4 million in both interior and exterior capital expenditures at the Lakeside Apartments Property which include, but are not limited to roof replacements, parking lot and sidewalk improvements, and appliance and flooring upgrades. As part of the acquisition, the borrower sponsors plan on investing approximately $5.3 million for planned renovations which are expected to be completed over a three-year span. The planned renovations consist of approximately $3.2 million for an exterior capital expenditure budget which is expected to include the addition of an outdoor kitchen, updates to both swimming pools, major renovations for the clubhouses and fitness center, a dog park addition, improvements to lighting, HVAC and hot water heaters, upgrades to the parking lots and sidewalks and landscaping improvements. The remaining estimated $2.2 million of planned renovations will focus on the interior of the units. The borrower sponsors plan to upgrade the interior of approximately 75.0% of the units by January 1, 2022 and such planned improvements consist of installing granite countertops in kitchens and bathrooms, replacing all non-panel doors with luxury two-panel doors, upgraded LED lighting packages, new finishes in the bathrooms, new blinds and ceiling fans in the bedrooms and new USB electrical outlets.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Lakeside Apartments

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Unit Size (SF)	Average Market Rent per Month(2)	In-Place Average UW Rent per Month
One-Bedroom / One-Bath	238	41.9%	233	97.9%	723	$1,179	$1,102
Two-Bedroom / One-Bath	110	19.4	106	96.4	830	$1,295	$1,219
Two-Bedroom / Two-Bath	165	29.0	161	97.6	945	$1,380	$1,303
Three-Bedroom / Two-Bath	55	9.7	53	96.4	1,107	$1,640	$1,561
Total / Wtd. Avg.	568	100.0%	553	97.4%	845	$1,304	$1,227
(1)	Based on the underwritten rent roll dated December 27, 2018.

(2)	Source: Appraisal.

The Lakeside Apartments Property is a multifamily community located in Lisle, Illinois, approximately 28.7 miles west of downtown Chicago. Lisle, Illinois is located within DuPage County and the Chicago-Naperville-Elgin metropolitan statistical area (the “Chicago MSA”). According to the appraisal, the Chicago MSA had an unemployment rate of 4.0% as of October 2018 and a median family income of $84,600 for 2018 (compared to $77,900 for the state of Illinois). Major employers within the Chicago MSA include the U.S. Government, Chicago Public Schools, City of Chicago, Jewel-Osco, UPS, Wal-Mart, J.P. Morgan Chase and United Airlines.

Access to the Lakeside Apartments Property is provided primarily by Interstate 88 (also known as the East West Tollway), which passes approximately 0.5 miles north of the Lakeside Apartments Property and is accessible via Naperville Road. The Lakeside Apartments Property is also located in close proximity to both major airports that serve the Chicago MSA (approximately 24.9 miles southwest of O’Hare International Airport and 29.5 miles west of Chicago Midway International Airport). The Metra commuter rail system, which stretches from Wisconsin to Indiana, has a station in Lisle, Illinois, located approximately 2.4 miles from the Lakeside Apartments Property. The Metra commuter trains offer service to Chicago within approximately 36 minutes via the express service or approximately one hour via the local service.

According to the appraisal, the Lakeside Apartments Property is located within the Chicago multifamily market. As of the third quarter of 2018, the Chicago multifamily market contained 348,225 units and had an overall vacancy of 6.2% with average in-place asking rents of $1,376 per unit per month. According to a third party market report, the Lakeside Apartments Property is located within the Woodridge/Lisle multifamily submarket which, as of the third quarter of 2018, contained 14,571 units and had an overall vacancy of 3.5% with average asking rents of $1,196. According to a separate third party market report, the Lakeside Apartments Property is located within the Naperville/Lisle multifamily submarket which, as of December 2018, contained 18,348 units and had an overall vacancy rate of 7.1% with average asking rents of $1,355.

The appraisal identified nine comparable multifamily properties proximate to the Lakeside Apartments Property which were built between 1972 and 1996. The Lakeside Apartments Property comparables range from 88 to 474 units and indicate a quoted rental range of $1,025 to $1,597 per month for one-bedroom units, $1,200 to $1,775 for two-bedroom units and $1,575 to $2,780 for three bed-room units. The comparable properties had occupancies ranging from 91.5% to 96.1% with a weighted average occupancy of 94.4%. The appraiser’s concluded market rent for each unit type at the Lakeside Apartments Property is shown in the “Multifamily Unit Mix” chart above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Lakeside Apartments

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$7,883,792	$8,115,679	$8,300,899	$8,314,274	$8,290,920	$14,597	97.3%
Vacant Income	0	0	0	0	234,012	412	2.7
Gross Potential Rent	$7,883,792	$8,115,679	$8,300,899	$8,314,274	$8,524,932	$15,009	100.0%
(Vacancy/Credit Loss)(4)	(355,430)	(316,103)	(277,735)	(284,646)	(495,304)	(872)	(5.8)
Other Income(5)	1,172,878	1,175,841	1,203,606	1,204,011	1,204,011	2,120	14.1
Effective Gross Income	$8,701,240	$8,975,417	$9,226,770	$9,233,639	$9,233,639	$16,256	108.3%

Total Expenses	$3,329,432	$3,312,680	$3,368,319	$3,379,859	$3,388,744	$5,966	36.7%

Net Operating Income	$5,371,808	$5,662,737	$5,858,451	$5,853,780	$5,844,895	$10,290	63.3%

Total TI/LC, CapEx/RR	0	0	0	0	142,000	250	1.5
Net Cash Flow	$5,371,808	$5,662,737	$5,858,451	$5,853,780	$5,702,895	$10,040	61.8%
Occupancy(6)	96.5%	97.3%	97.5%	97.4%
(1)	TTM column represents the trailing 12-month period ending on January 31, 2019.

(2)	Percentage column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rents in Place was underwritten per the rent roll dated December 27, 2018.

(4)	Vacancy/Credit Loss has been underwritten to constrain Effective Gross Income to the TTM period. Vacancy/Credit Loss represents the actual reported figures for the historical periods shown above.

(5)	Other Income consists of utility reimbursement income, parking fees, late fees, application fees, pet fees, laundry, telephone, vending machine, cable, storage and other miscellaneous income.
(6)	Historical occupancies are as of December 31 of each respective year. TTM Occupancy is as of December 27, 2018.

Property Management. The Lakeside Apartments Property is managed by The Hayman Company, an affiliate of the borrower, pursuant to a management agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Central Tower Office

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$34,300,000	Title:	Fee
Cut-off Date Principal Balance(2):	$34,300,000	Property Type – Subtype:	Office – CBD
% of Pool by IPB:	3.1%	Net Rentable Area (SF):	164,848
Loan Purpose:	Refinance	Location:	San Francisco, CA
Borrowers:	703 Market Street (SF) Owner, LLC, 26 Third Street (SF) Owner, LLC	Year Built / Renovated:	1898, 1908 / 2017
Sponsor:	CIM SMA I Investments, LLC	Occupancy(4):	98.5%
Interest Rate:	4.06000%	Occupancy Date:	2/20/2019
Note Date:	4/26/2019	Number of Tenants:	18
Maturity Date:	5/6/2029	2016 NOI(5):	$539,194
Interest-only Period:	120 months	2017 NOI(5):	$5,199,935
Original Term:	120 months	2018 NOI(5):	$9,095,076
Original Amortization:	None	TTM NOI:	N/A
Amortization Type:	Interest Only	UW Economic Occupancy:	95.0%
Call Protection(3):	L(25),Def(88),O(7)	UW Revenues:	$14,270,330
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$4,213,489
Additional Debt:	Yes	UW NOI:	$10,056,841
Additional Debt Balance(2):	$63,700,000	UW NCF:	$9,377,667
Additional Debt Type(2):	Pari Passu	Appraised Value / Per SF:	$186,300,000 / $1,130
		Appraisal Date:	2/26/2019

Escrows and Reserves				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$594
Taxes(6):	$0	Springing	N/A	Maturity Date Loan / SF:	$594
Insurance(7):	$0	Springing	N/A	Cut-off Date LTV:	52.6%
Replacement Reserves(8):	$0	Springing	N/A	Maturity Date LTV:	52.6%
TI/LC(8):	$0	Springing	N/A	UW NCF DSCR:	2.32x
Other(9):	$753,839	$0	N/A	UW NOI Debt Yield:	10.3%

Sources and Uses
Sources	Proceeds		% of Total	Uses	Proceeds	% of Total
Whole Loan(2)	$98,000,000		100.0%	Payoff Existing Debt	$43,424,843	44.3%
				Upfront Reserves	753,839	0.8
				Closing Costs	566,878	0.6
				Return of Equity	53,254,440	54.3
Total Sources	$98,000,000		100.0%	Total Uses	$98,000,000	100.0%

(1)	The Central Tower Office Whole Loan (as defined below) was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), an affiliate of MSMCH, and Deutsche Bank AG, acting through its New York Branch (“DBNY”) on April 26, 2019.

(2)	The Central Tower Office Loan (as defined below) is part of a whole loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $98.0 million. The financial information presented in the chart above reflects the Cut-off Date balance of the $98.0 million Central Tower Office Whole Loan, as defined in “The Loan” below.

(3)	The Central Tower Office Whole Loan lockout period is required to be at least 25 payments beginning with and including the first payment date of June 6, 2019. Defeasance of the full $98.0 million Central Tower Office Whole Loan is permitted at any time after the earlier to occur of (i) two years after the closing date of the securitization that includes the last promissory note to be securitized and (ii) three years from the first payment date. The assumed lockout period of 25 payments is based on the expected closing date of the Benchmark 2019-B11 securitization in June 2019. The actual lockout period may be longer.

(4)	Occupancy includes Blue Bottle Coffee, which has executed a lease for 1,268 square feet that begins in July 2019.

(5)	The increase in NOI from 2016 to 2018 is due to 14 new leases totaling 143,713 square feet (87.2% NRA, 88.7% UW rent) with lease commencement dates ranging from June 2016 to November 2018.

(6)	The requirement to make monthly deposits for tax reserves is provisionally waived so long as (a) no Cash Sweep Event Period (as defined below) has occurred and is continuing and (b) the borrower provides the lender with evidence that all taxes then due and payable in connection therewith have been paid on or prior to their due date, within 10 business days after the date that such real estate taxes are due and payable.

(7)	The requirement to make monthly deposits for insurance reserves is provisionally waived so long as (i) no Cash Sweep Event Period has occurred and is continuing, (ii) the liability and casualty policies maintained by the borrower covering the Central Tower Office Property are included in a blanket policy approved by the lender in its

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Central Tower Office

reasonable discretion, and (iii) the borrower provides the lender with evidence of (a) timely payment of the insurance premiums within 60 days after the beginning of the new policy year and (b) renewals of the insurance policies, no later than 10 days prior to the expiration of the current policies.

(8)	Upon the commencement and during the continuance of a Cash Sweep Event Period, the borrower is required to make monthly deposits of (a) approximately $3,434 into a capital expenditure reserve and (b) $20,606 into a rollover reserve.

(9)	The Initial Other reserve consists of approximately $753,839 for existing tenant improvements and leasing commissions.

The Loan. The Central Tower Office loan (the “Central Tower Office Loan”) is secured by a first mortgage lien on the borrowers’ fee simple interest in two adjacent office buildings located in San Francisco, California, totaling 164,848 square feet of office space (the “Central Tower Office Properties”). The loan is part of a whole loan that has an outstanding principal balance as of the Cut-off Date of $98.0 million (the “Central Tower Office Whole Loan”) and is comprised of two pari passu notes, each as described below. The non-controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $34.3 million, will be contributed to the Benchmark 2019-B11 securitization. The controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $63.7 million, is expected to be contributed to the BANK 2019-BNK18 securitization. The Central Tower Office Whole Loan has a ten-year term and is interest only for the full term.

The Borrowers. The borrowers are 703 Market Street (SF) Owner, LLC and 26 Third Street (SF) Owner, LLC (collectively, the “Central Tower Borrowers”), each a recycled, single-purpose Delaware limited liability company that is 100% owned by CIM SMA I Investments, LLC.

The Loan Sponsor. CIM SMA I Investments, LLC is the borrower sponsor and nonrecourse carve-out guarantor for the Central Tower Office Whole Loan, and is controlled by CIM Group, LLC (“CIM”). Founded in 1994, CIM is a Los Angeles based real estate investment firm and private equity fund that focuses on property management, leasing, asset management, development and infrastructure investment. CIM’s portfolio of real estate assets is made up of residential, retail, mixed use, industrial and office properties. CIM employs over 925 people and has offices in Los Angeles, Phoenix, Bethesda, Chicago, Dallas, Oakland and New York. The Arizona State Retirement System owns a 95.238% interest in the non-recourse carveout guarantor.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2	$34,300,000	$34,300,000	Benchmark 2019-B11	No
A-1	63,700,000	63,700,000	MSBNA(1)	Yes
Total	$98,000,000	$98,000,000
(1)	Currently held by MSBNA and expected to be contributed to the BANK 2019-BNK18 securitization transaction upon closing of such transaction.

The Property. The Central Tower Office Property is a Class A office property consisting of two office buildings, totaling 164,848 square feet situated on a 0.3-acre site in San Francisco, California. The first building is a concrete encapsulated steel 21-story tower located at 701, 703, 705 Market Street (“The Tower”), totaling 106,072 square feet of net rentable area and the second building includes an adjacent 5-story office building located on 30, 32, 34 Third Street (“The Annex”), totaling 58,776 square feet of net rentable area. The Tower was built in 1898 and the Annex was built in 1908. The sponsor acquired the Central Tower Property in 2013 for a purchase price of approximately $50.0 million, at which point the Central Tower Property was approximately 87% leased to 91 office tenants and 3 retail tenants. Since 2017, the Tower underwent approximately $29.1 million in renovations, including a lobby repositioning, elevator upgrades to all four elevators, and renovation of 20 floors, and The Annex underwent approximately $16.6 million in renovations, including the renovation of the interiors, exterior paint and spalling repairs and the creation of a rooftop amenity deck. As of February 20, 2019, the Central Tower Office Property was 98.5% leased to 18 tenants. Additionally, the Central Tower Office Property includes approximately 2,552 square feet of ground floor retail space that is currently vacant but being marketed.

The Market. The Central Tower Office Property is located in the San Francisco central business district that is at the center of the San Francisco Bay Area. The Central Tower Office Property has access to various highways, the BART, the Muni bus system and is approximately a 30 minute drive to the San Francisco International Airport. The Central Tower Office Property is located in the Yerba Buena submarket of the San Francisco MSA market. The San Francisco MSA market is made up of 87,200,762 square feet and the Yerba Buena submarket is made up of 3,685,685 square feet. As of the fourth quarter of 2018, the vacancy rate in the San Francisco MSA market was 5.8% and the vacancy rate in the Yerba Buena submarket was 1.9%. As of the fourth quarter of 2018, the average monthly asking rents in the San Francisco MSA market and the Yerba Buena submarket was $60.71 per square foot and $63.96 per square foot, respectively.

According to the appraisal, the 2018 estimated population within a one-, three- and five-mile radius of the Central Tower Office Property is 133,829, 425,372 and 698,650, respectively. The 2018 estimated average household income within a one-, three- and five-mile radius of the Central Tower Office Property is $104,630, $135,405 and $134,719, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Central Tower Office

The appraisal identified five office lease comparables in the San Francisco area with comparable buildings built between 1904 and 1988, and ranging in size from 47,733 square feet to 485,000 square feet. Recently executed leases at the comparable properties ranged in rent between $77.00 and $84.00 per square foot with a weighted average of approximately $78.67 per square foot. Based on the recent leasing activity at the Central Tower Office Property and the lease comparables, the appraiser concluded to the following market rents: $78.00 per square foot for tower floors 2-7, $80.00 per square foot for tower floors 8-17, $82.00 per square foot for tower floors 18-21, $150 per square foot for corner retail, $95.00 per square foot for market street retail, $60.00 per square foot for Third Street office and $65.00 per square foot for Third Street retail. This equates to an average blended market rent of $73.83 per square foot in comparison to the average blended in place rent of $73.13 per square foot, excluding vacant space.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date
Unity Technologies(4)	NA / NA / NA	85,783	52.0%	$69.33	49.3%	8/31/2025
Maru Group, LLC(5)	NA / NA / NA	5,338	3.2%	$82.16	3.6%	3/15/2021
Seven Cities PTE, Ltd. (6)	NA / NA / NA	5,338	3.2%	$82.16	3.6%	MTM
Pivot Interiors, Inc. (7)	NA / NA / NA	5,337	3.2%	$77.45	3.4%	1/31/2022
Google Inc.(8)	Aa2 / AA+ / NR	5,334	3.2%	$78.68	3.5%	9/30/2021
Buoyant, Inc.(9)	NA / NA / NA	5,334	3.2%	$77.45	3.4%	9/30/2022
AlphaSights, Inc	NA / NA / NA	5,334	3.2%	$76.38	3.4%	7/31/2020
Token, Inc.	NA / NA / NA	5,334	3.2%	$76.38	3.4%	6/30/2020
LightStep, Inc. (10)	NA / NA / NA	5,291	3.2%	$78.51	3.4%	7/31/2022
Comet Labs, LLC(11)	NA / NA / NA	4,658	2.8%	$81.95	3.2%	6/30/2022
(1)	Based on the underwritten rent roll as of February 20, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Base Rent PSF and % of Total Base Rent includes $401,502 of contractual rent steps through April 2020.

(4)	Unity Technologies has one, five-year renewal option remaining under the terms of its lease.

(5)	Maru Group, LLC subleases its space to Vision Critical Communications at $83.50 per square foot. Maru Group, LLC has one, five-year renewal option remaining under the terms of its lease.

(6)	Seven Cities PTE, Ltd. has one, three-year renewal option remaining under the terms of its lease.

(7)	Pivot Interiors, Inc. has one, three-year renewal option remaining under the terms of its lease.

(8)	Google subleases 5,334 square feet to Seven Cities PTE, Ltd. at $75.19 per square foot. The sublease is coterminous with the primary lease.

(9)	Bouyant, Inc. has one, five-year renewal option remaining under the terms of its lease.

(10)	Lightstep, Inc. subleases its space to Drift.com at $79.00 per square foot.

(11)	Comet Labs, LLC has one, five-year renewal option remaining under the terms of its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Central Tower Office

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	2,552	1.5%	NAP	NAP	2,552	1.5%	NAP	NAP
2019 & MTM	1	5,338	3.2%	$438,570	3.6%	7,890	4.8%	$438,570	3.6%
2020	2	10,668	6.5%	814,822	6.8%	18,558	11.3%	$1,253,392	10.4%
2021	4	19,441	11.8%	1,508,656	12.5%	37,999	23.1%	$2,762,048	22.9%
2022	5	25,274	15.3%	1,994,838	16.5%	63,273	38.4%	$4,756,886	39.5%
2023	3	12,524	7.6%	921,025	7.6%	75,797	46.0%	$5,677,911	47.1%
2024	0	0	0.0%	0	0.0%	75,797	46.0%	$5,677,911	47.1%
2025	1	85,783	52.0%	5,947,308	49.3%	161,580	98.0%	$11,625,219	96.4%
2026	0	0	0.0%	0	0.0%	161,580	98.0%	$11,625,219	96.4%
2027	0	0	0.0%	0	0.0%	161,580	98.0%	$11,625,219	96.4%
2028	1	2,000	1.2%	309,000	2.6%	163,580	99.2%	$11,934,219	99.0%
2029(4)	1	1,268	0.8%	120,460	1.0%	164,848	100.0%	$12,054,679	100.0%
2030 & Beyond	0	0	0.0%	0	0.0%	164,848	100.0%	$12,054,679	100.0%
Total	18	164,848	100.0%	$12,054,679	100.0%
(1)	Based on the underwritten rent roll as of February 20, 2019.

(2)	Certain tenants may have termination options or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

(3)	Includes $401,052 of contractual rent steps through April 2020.

(4)	Includes Blue Bottle Coffee, which has executed a lease for 1,268 square feet that begins in July 2019.

Underwritten Net Cash Flow(1)
	2016	2017	2018	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$3,661,644	$7,627,344	$10,978,467	$12,054,679	$73.13	80.3%
Rent Concessions	($1,427,109)	($1,165,656)	($236,716)	0	$0.00	0.0
Vacant Income	0	0	0	165,880	$1.01	1.1%
Gross Potential Rent	$2,234,535	$6,461,688	$10,741,751	$12,220,559	$74.13	81.4%
Reimbursements	$484,577	$1,244,640	$1,504,217	$2,800,841	$16.99	18.6%
Net Rental Income	$2,719,111	$7,706,328	$12,245,968	$15,021,400	$91.12	100.0%
(Vacancy/Credit Loss)	0	0	0	(751,070)	(4.56)	(5.0)
Other Income	125	683	5,115	0	0.00	0.0
Effective Gross Income	$2,719,236	$7,707,011	$12,251,083	$14,270,330	$86.57	95.0%
Total Expenses	$2,180,042	$2,507,075	$3,156,008	$4,213,489	$25.56	29.5%
Net Operating Income(4)(5)	$539,194	$5,199,935	$9,095,076	$10,056,841	$61.01	70.5%
Total TI/LC, Capex/RR	0	0	0	679,174	4.12	4.8%
Net Cash Flow	$539,194	$5,199,935	$9,095,076	$9,377,667	$56.89	65.7%
Occupancy(6)(7)	45.9%	90.8%	96.5%	98.5%
(1)	Underwritten cash flow information is based on the underwritten rent roll dated February 20, 2019.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Rents in Place includes $401,052 of contractual rent steps through April 2020, and $120,460 in rent for Blue Bottle Coffee, which has executed a lease for 1,268 square feet that begins in July 2019.

(4)	The Net Operating Income increased from 2016 to 2018 due to twelve new leases totaling 143,713 square feet (87.2% NRA, 88.7% UW rent) with lease commencement dates ranging from June 2016 to November 2018.

(5)	The difference between 2018 Net Operating Income and Underwritten Net Operating Income is primarily attributable to new leasing.

(6)	The increase in occupancy from 2016 to 2018 is due to 14 new leases totaling 143,713 square feet (87.2% NRA) with lease commencement dates ranging from June 2016 to November 2018.

(7)	Historical occupancies are as of December 31 of each respective year based on a third party data provider. Underwritten Occupancy is based on the underwritten rent roll dated February 20, 2019 and includes Blue Bottle Coffee, which has executed a lease for 1,268 square feet that begins in July 2019.

Property Management. The Central Tower Office Properties are managed by CIM Management, Inc., an affiliate of the Central Tower Borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Central Tower Office

Additional Debt. Provided that no event of default is continuing, the Central Tower Whole Loan documents permit the holder of 100% of the equity interests in the Central Tower Borrowers to obtain a single mezzanine loan (the “Central Tower Mezzanine Loan”) secured only by such person’s ownership interest in the Central Tower Borrowers, provided, that, among other things, (i) the aggregate loan-to-value ratio is equal to or less than 57.0%, (ii) the aggregate debt service coverage ratio is equal to 2.15x or greater, (iii) the aggregate debt yield is not less than 9.25%, (iv) the Central Tower Mezzanine Loan is at least co-terminous with the Central Tower Whole Loan, (v) the lender and mezzanine lender have entered into an intercreditor agreement acceptable to the lender in its sole discretion, and (vi) if requested by the lender, the lender has received a rating agency confirmation with respect to the Central Tower Mezzanine Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Birch Landing Apartments

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Multifamily - Garden
% of Pool by IPB:	3.0%	Net Rentable Area (Units):	518
Loan Purpose:	Refinance	Location:	Austell, GA
Borrower:	Birch Landing Atlanta Apartments	Year Built / Renovated:	1989 / N/A
	LP	Occupancy:	95.9%
Sponsor:	Ronald Eisenberg	Occupancy Date:	3/31/2019
Interest Rate:	4.60000%	Number of Tenants:	N/A
Note Date:	5/2/2019	2016 NOI:	$2,413,730
Maturity Date:	5/6/2029	2017 NOI:	$2,621,537
Interest-only Period:	120 months	2018 NOI:	$3,134,471
Original Term:	120 months	TTM NOI (as of 3/2019):	$3,220,209
Original Amortization:	None	UW Economic Occupancy:	91.3%
Amortization Type:	Interest Only	UW Revenues:	$6,116,217
Call Protection:	L(25),Def(92),O(3)	UW Expenses:	$3,074,989
Lockbox / Cash Management:	Springing / Springing	UW NOI:	$3,041,228
Additional Debt:	N/A	UW NCF:	$2,877,422
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$57,400,000 / $110,811
Additional Debt Type:	N/A	Appraisal Date:	3/8/2019

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$63,707
Taxes:	$330,926	$47,275	N/A	Maturity Date Loan / Unit:	$63,707
Insurance:	$107,063	$21,413	N/A	Cut-off Date LTV:	57.5%
Replacement Reserves:	$0	$13,651	N/A	Maturity Date LTV:	57.5%
Litigation Reserve(1):	$6,000,000	$0	N/A	UW NCF DSCR:	1.87x
TI/LC Reserve:	$0	$0	N/A	UW NOI Debt Yield:	9.2%
Other(2):	$400,993	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	100.0%	Payoff Existing Debt	$20,245,886	61.4%
			Upfront Reserves	6,838,982	20.7
			Return of Equity	5,497,611	16.7
			Closing Costs	417,521	1.3
Total Sources	$33,000,000	100.0%	Total Uses	$33,000,000	100.0%
(1)	On the origination date of the Birch Landing Apartments Loan (as defined below), the borrower deposited $6.0 million upfront into a litigation reserve. The borrower and property manager are each defendants in a pending tort lawsuit, that was ongoing as of the date of origination, arising out of an alleged criminal act at the mortgaged property. The plaintiffs are seeking damages for current and foreseeable medical expenses as well as punitive damages for alleged willful misconduct. Based on information received from counsel to the borrower’s insurer, the range of potential damages is estimated to be between $2.0 million and $6.0 million. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

(2)	Initial Other Escrows and Reserves are comprised of $213,055 for the first monthly payment of debt service, $184,938 for immediate repairs and $3,000 which represents 150% of the cost associated with environmental inspections that the borrower is required to perform within 120 days of the origination date of the Birch Landing Apartments Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Birch Landing Apartments

The Loan. The Birch Landing Apartments mortgage loan (the “Birch Landing Apartments Loan”) has an outstanding principal balance as of the Cut-off Date of $33.0 million and is secured by the borrower’s fee interest in a 518-unit, garden-style multifamily property located in Austell, Georgia (the “Birch Landing Apartments Property”). The Birch Landing Apartments Loan has a ten-year term and is interest only for the entire term. The most recent prior financing of the Birch Landing Apartments Property was included in the FNA 2015-M13 securitization.

The Borrower. The borrowing entity for the Birch Landing Apartments Loan is Birch Landing Atlanta Apartments LP, a Florida limited partnership and special purpose entity with one independent director in its organizational structure.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is Ronald Eisenberg. Ronald Eisenberg is the owner and founder of the Ventron Group of Companies and has been in the commercial real estate industry for 35 years. Ventron Realty Corp., which is one of the companies under the Ventron Group of Companies’ umbrella, was established in 1993 and started out specializing in the leasing and sales of retail properties, eventually shifting to the brokerage of multifamily properties.

The Property. The Birch Landing Apartments Property is a 518-unit Class B garden-style multifamily community located in Austell, Georgia. The community consists of 48 individual apartment buildings and one clubhouse which were constructed in 1989 and are situated on an approximately 53.3 acre site. The unit mix is comprised of 264 one-bedroom/one-bathroom units, 80 two-bedroom/two bathroom units and 174 two-bedroom/two and one-half bathroom units (24 of which are townhouses). The Birch Landing Apartments Property offers community-wide amenities such as an indoor and outdoor pool, a clubhouse, fitness center, business center, controlled access gate, laundry center, playground equipment and tennis courts. Individual unit amenities include stone fireplaces, balcony or patio options, skylights, garden tubs, white or black appliances, laminate counters and walk-in closets. The Birch Landing Apartments Property also offers a surface parking lot which offers 1,112 spaces, which equates to 2.15 spaces per unit. As of the underwritten rent roll dated March 31, 2019, the Birch Landing Apartments Property was 95.9% occupied and has averaged 94.6% occupancy since 2016.

The borrower sponsor acquired the asset in 2008 and has invested approximately $3.4 million in the Birch Landing Apartments Property since 2013. Recent renovations at the Birch Landing Apartments Property include resurfacing the pool, renovating the clubhouse and fitness center, exterior painting, landscaping, performing a water retrofit to reduce water and sewage expenses and sealing and striping the parking lot. The borrower sponsor has also made recent upgrades to flooring in individual units and plans to continue doing so as more units become available.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Units	Occupied Units	% Occupied	Average Market Rent per Month	In-Place Average UW Rent per Month
1 BR / 1 BA (555 SF)	40	7.7%	38	95.0%	$825	$781
1 BR / 1 BA (650 SF)	116	22.4	108	93.1	$850	$802
1 BR / 1 BA (910 SF)	108	20.8	104	96.3	$900	$852
2 BR / 2 BA (1,250 SF)	80	15.4	76	95.0	$1,075	$1,033
2 BR / 2.5 BA (1,050 SF)	110	21.2	109	99.1	$1,100	$995
2 BR / 2.5 BA (1,350 SF)	40	7.7	38	95.0	$1,150	$987
2 BR / 2.5 BA (1,380 SF)	24	4.6	24	100.0	$1,150	$994
Total / Wtd. Avg.	518	100.0%	497	95.9%	$982	$912

(1)	Based on the underwritten rent roll dated March 31, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Birch Landing Apartments

The Market. The Birch Landing Apartments Property is located in Austell, Georgia within Cobb County. Austell is located approximately 13.0 miles west of downtown Atlanta and, according to the appraisal, is part of the Atlanta-Sandy Springs-Roswell metropolitan statistical area (the “Atlanta MSA”). The Atlanta MSA, as of year-end 2018, had a population of approximately 6.0 million, an unemployment rate of 3.9% and median household income of approximately $64,900. According to the appraisal, the top five employers in the Atlanta MSA consist of Delta Air Lines Inc., Wal-Mart Stores Inc., The Home Depot Inc., Emory University and WellStar Health System Inc. Also according to the appraisal, the Atlanta MSA is a leader in job growth in the southern United States with professional services leading the way.

According to the appraisal, the Austell neighborhood is growing at a steady pace and offers a diverse mix of commercial, industrial and residential uses. Primary access to the Austell neighborhood is provided by Interstates 285 and 20, as well as by several primary thoroughfares such as Thornton Road, Maxham Road and Veterans Memorial Highway. The Birch Landing Apartments Property is located approximately 17.8 miles from the Hartsfield-Jackson Atlanta International Airport which was utilized by more than 104 million passengers in 2017 and supported approximately 63,000 jobs. According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Birch Landing Apartments Property is 7,250, 47,280 and 114,638, respectively. Additionally, per the appraisal, the estimated average household income for the same period, within a one-, three- and five-mile radius is $53,698, $60,447 and $68,051, respectively.

According to the appraisal, the Birch Landing Apartments Property is part of the Cumberland/Galleria multifamily submarket which is included in the greater Atlanta multifamily market. As of year-end 2018, the overall Atlanta multifamily market had an inventory of 432,905 units and average vacancy was 8.4% with average asking rents of $1,229 per unit. During the same period, the Cumberland/Galleria submarket had an inventory of 50,353 units, a vacancy rate of 7.1% and an average asking rent of $1,195 per unit. The appraisal identified four comparable multifamily properties proximate to the Birch Landing Apartments Property which were built between 1987 and 1992. The Birch Landing Apartments Property comparables range from 156 to 466 units and indicate a quoted rental range of $850 to $1,223 per month, with an average market rent of $940 per month for one-bedroom units and $1,092 per month for two-bedroom units, which is approximately 14.7% and 8.6% above the Birch Landing Apartments Property’s weighted average in-place rents for those unit types, respectively. The comparable properties had occupancies ranging from 84.0% to 97.0%.

Operating History and Underwritten Net Cash Flow
	2016	2017	2018	TTM(1)	Underwritten	Per Unit	%(2)
Rents in Place(3)	$4,881,696	$5,333,337	$5,549,581	$5,607,704	$5,438,599	$10,499	95.8%
Vacant Income	0	0	0	0	237,900	459	4.2
Gross Potential Rent	$4,881,696	$5,333,337	$5,549,581	$5,607,704	$5,676,499	$10,958	100.0%
(Vacancy/Credit Loss)(4)	(522,194)	(554,786)	(450,509)	(423,012)	(491,807)	(949)	(8.7)
Other Income(5)	697,855	774,496	935,889	931,525	931,525	1,798	16.4
Effective Gross Income	$5,057,357	$5,553,046	$6,034,961	$6,116,217	$6,116,217	$11,807	107.7%

Total Expenses	$2,643,627	$2,931,509	$2,900,490	$2,896,008	$3,074,989	$5,936	50.3%

Net Operating Income	$2,413,730	$2,621,537	$3,134,471	$3,220,209	$3,041,228	$5,871	49.7%

Total TI/LC, CapEx/RR	0	0	0	0	163,806	316	2.7
Net Cash Flow	$2,413,730	$2,621,537	$3,134,471	$3,220,209	$2,877,422	$5,555	47.0%
Occupancy(6)	94.3%	93.9%	95.3%	95.9%
(1)	TTM column represents the trailing 12-month period ending on March 31, 2019.

(2)	Percentage column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Rents in Place was underwritten per the rent roll dated March 31, 2019.

(4)	Vacancy/Credit Loss was underwritten to constrain underwritten Effective Gross Income to the TTM period.

(5)	Other Income is comprised of collection fees, damage fees, utility fees, application fees and other miscellaneous fees.
(6)	Historical occupancies are as of December 31 of each respective year. TTM Occupancy is based on the underwritten rent roll dated March 31, 2019.

Property Management. The Birch Landing Apartments Property is managed by Ventron Management, LLC, an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154 of 159

Structural and Collateral Term Sheet	Benchmark 2019-B11

Greenleaf at Howell

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$26,500,000	Title:	Fee
Cut-off Date Principal Balance(1):	$26,500,000	Property Type - Subtype:	Retail – Anchored
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	227,045
Loan Purpose:	Refinance	Location:	Howell, NJ
Borrowers(2):	Various	Year Built / Renovated:	2014-2017 / N/A
Sponsors:	Avy Azeroual, Zev Schick,	Occupancy(3):	100.0%
	AA USA Holdings LLC	Occupancy Date:	2/7/2019
Interest Rate:	5.10000%	Number of Tenants:	11
Note Date:	4/18/2019	2016 NOI(4):	N/A
Maturity Date:	5/1/2029	2017 NOI(4):	N/A
Interest-only Period:	24 months	2018 NOI(5):	$3,164,758
Original Term:	120 months	TTM NOI:	N/A
Original Amortization:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	IO-Balloon	UW Revenues:	$4,967,499
Call Protection:	L(37),Grtr1%orYM(79),O(4)	UW Expenses:	$1,107,903
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$3,859,596
Additional Debt:	Yes	UW NCF:	$3,621,199
Additional Debt Balance(1):	$20,000,000	Appraised Value / Per SF(6):	$66,900,000 / $295
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	2/8/2019

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$205
Taxes:	$191,462	$47,866	N/A	Maturity Date Loan / SF:	$178
Insurance:	$675	$675	N/A	Cut-off Date LTV(6):	69.5%
Replacement Reserves:	$2,838	$2,838	N/A	Maturity Date LTV(6):	60.3%
TI/LC:	$17,028	$17,028	$600,000	UW NCF DSCR:	1.20x
Other(7):	$2,409,326	$0	N/A	UW NOI Debt Yield:	8.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,500,000	100.0%	Payoff Existing Debt	$42,183,254	90.7%
			Upfront Reserves	2,621,329	5.6
			Closing Costs	1,371,739	2.9
			Return of Equity	323,678	0.7
Total Sources	$46,500,000	100.0%	Total Uses	$46,500,000	100.0%

(1)	The Greenleaf at Howell Loan (as defined below) is part of a whole loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $46.5 million. Financial information presented in the chart above reflects the aggregate Cut-off Date Balance of the $46.5 million Greenleaf at Howell Whole Loan (as defined below).

(2)	The borrowers are AA Cardiff I LLC, AA Martel Howell I, LLC, Howell Partners I LLC, ZS Investor NJ I LLC, ZS Mill I LLC and Mill Club, LLC.

(3)	Five Star Climbzone USA LLC (“Climbzone”), Starbucks, Protein House and NJ Dentistry for Children are not yet in occupancy at the Greenleaf at Howell Property (as defined below). The Climbzone and Starbucks spaces are expected to be completed in May 2019 and September 2019, respectively. At loan origination, approximately $1.8 million was reserved to cover outstanding tenant improvements, landlord work, bridge rent and free rent associated with Climbzone, Starbucks, Protein House, Xscape Cinemas and NJ Dentistry for Children. An additional $632,500 was reserved for build-out of Starbucks’ space. The loan sponsors delivered a completion guaranty for the construction of the Starbucks improvements.

(4)	2016 and 2017 financials are not available as the loan sponsors constructed the Greenleaf at Howell Property in phases between 2014 and 2017.

(5)	The increase in UW NOI from 2018 NOI is primarily attributable to new leases signed with Climbzone and Starbucks, totaling 26,370 square feet and 10.2% of underwritten base rent.

(6)	Appraised Value / Per SF, Appraisal Date, Cut-off Date LTV and Maturity Date LTV are calculated based on the “Hypothetical As-Is” appraised value, which assumes that remaining build-out costs, tenant improvements, leasing commissions and rent abatements for Climbzone and Starbucks are funded. At loan origination, approximately $1.8 million was reserved to cover these costs for these and other tenants. An additional $632,500 was reserved for the build-out of Starbucks’ space. Based on the “As-Is” appraised value of $63,600,000, as of February 8, 2019, the Cut-off Date LTV and Maturity Date LTV are equal to 73.1% and 63.4%, respectively.

(7)	Initial Other Escrows and Reserves consist of (i) an initial deposit of $1,776,826 into the outstanding tenant obligation reserve associated with Climbzone, Starbucks, Protein House, Xscape Cinemas and NJ Dentistry for Children, which is inclusive of outstanding tenant improvements, landlord work, bridge rent and free rent and (ii) an initial deposit of $632,500 into a reserve associated with the build-out of Starbucks’ space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Greenleaf at Howell

The Loan. The Greenleaf at Howell loan (the “Greenleaf at Howell Loan”) is secured by a first mortgage lien on the borrowers’ fee interest in a 227,045 square foot anchored retail property located in Howell, New Jersey (the “Greenleaf at Howell Property”). The Greenleaf at Howell loan is part of a whole loan that has an aggregate outstanding principal balance as of the Cut-off Date of $46.5 million (the “Greenleaf at Howell Whole Loan”) and is comprised of two pari passu notes, each as described below. The controlling Note A-2, with an outstanding principal balance as of the Cut-off Date of $26.5 million, will be contributed to the Benchmark 2019-B11 Trust. The non-controlling Note A-1, with an outstanding principal balance as of the Cut-off Date of $20.0 million, is expected to be contributed to a future securitization trust. The relationship between the holders of the Greenleaf at Howell Whole Loan will be governed by a co-lender agreement as described under the “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Greenleaf at Howell Whole Loan has a 10-year term and following a two-year interest only period, will amortize on a 30-year schedule.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-2	$26,500,000	$26,500,000	Benchmark 2019-B11	Yes
A-1	20,000,000	20,000,000	JPMCB	No
Total	$46,500,000	$46,500,000

The Borrowers. The borrowing entities are AA Cardiff I LLC, AA Martel Howell I, LLC, Howell Partners I LLC, ZS Investor NJ I LLC and ZS Mill I LLC, each a Delaware limited liability company (all five of which own portions of the collateral as tenants-in-common), and Mill Club, LLC, a New Jersey limited liability. Each borrowing entity is structured to be a special purpose entity with one independent manager in its organizational structure. A portion of the Greenleaf at Howell Property includes two condominium units that are owned by five of the borrowers as tenants-in-common. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Tenancies-in-Common or Diversified Ownership” and “—Condominium and Other Shared Interests” in the Preliminary Prospectus for additional information. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Greenleaf at Howell Whole Loan.

The Loan Sponsors. The loan sponsors and nonrecourse carve-out guarantors are Avy Azeroual, Zev Schick and AA USA Holdings LLC, a New York limited liability company that is wholly owned by the Azeroual family. The Azeroual family has 60 years of experience in the real estate industry and currently controls over 12 million square feet of office, apartment and retail space globally. Avy Azeroual and Zev Schick are the founders and key principals of Sun Equity Partners, a real estate investment and development firm founded in 2010 with a commercial real estate portfolio exceeding 10 million square feet across the United States. Sun Equity Partners specializes in the acquisition, expansion, renovation and operation of office, retail, shopping centers and residential properties. The loan sponsors have delivered a completion guaranty for the construction of the Starbucks improvements, as described in “The Property” below.

The Property. The Greenleaf at Howell Property is a 227,045 square foot retail center located in Howell, New Jersey that is anchored by BJ’s Wholesale Club, Xscape Cinemas and LA Fitness. The loan sponsors acquired the approximately 50.6 acre site in May 2013 for approximately $8.6 million and have since constructed various retail and restaurant buildings at the site. One building, to be occupied by Climbzone, is in the final phases of a build-out and expected to open in May 2019. Another building, to be occupied by Starbucks, is currently being built and expected to be completed in September 2019. Over the next 12 to 18 months, the loan sponsors plan to build an additional 104,907 of rentable square footage for retail tenants on neighboring parcels that will be owned by an affiliate of the borrowers which will not serve as collateral for the Greenleaf at Howell Whole Loan. According to the loan sponsors, they do not plan to begin construction on any additional parcels without an executed lease for the space. The loan sponsors plan to target additional food and beverage tenants in order to draw additional traffic to the Greenleaf at Howell Property and complement the current tenancy. The Greenleaf at Howell Whole Loan is structured with anti-poaching provisions, which prohibit the loan sponsors, or their affiliates, from leasing any space at the adjacent parcels within the shopping center to any current or prospective tenant at the Greenleaf at Howell Property. The loan sponsors have spent approximately $49.7 million ($219.07 per square foot) on capital expenditures for a total cost basis of approximately $58.3 million ($256.91 per square foot).

As of February 7, 2019, the Greenleaf at Howell Property was 100.0% leased to 11 tenants with a weighted average remaining lease term of approximately 12.8 years. The lease rollover profile is limited with only 7.2% of leased net rentable area scheduled to expire within the Greenleaf at Howell Whole Loan term. The Greenleaf at Howell Property benefits from a nationally recognized, long-term tenant base which includes BJ’s Wholesale Club, Xscape Cinemas, LA Fitness, Climbzone, Sleepy’s, T-Mobile and Starbucks, which collectively comprise 95.7% of net rentable area. The largest tenant, BJ’s Wholesale Club (90,588 square feet; 39.9% of net rentable area; 28.1% of underwritten base rent), is an operator of membership warehouse clubs in the eastern United States, with over 215 locations in 16 states and over 25,000 employees. The BJ’s Wholesale Club lease expires in January 2035 and has five, five-year extension options remaining. The second largest tenant, Xscape Cinemas (56,639 square feet; 24.9% of net rentable area; 35.3% of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Greenleaf at Howell

underwritten base rent), is a movie theater chain with seven locations in Texas, Florida, New Jersey, Kentucky, Ohio and Maryland. Xscape Cinemas’ location at the Greenleaf at Howell Property features 14 screens, leather electric recliners, 70 foot screens, reserved seating and 3D and 4K digital projection. The Xscape Cinemas lease expires in April 2031 and has four, five-year extension options remaining. The third largest tenant, LA Fitness (37,000 square feet; 16.3% of net rentable area; 13.6% of underwritten base rent), is a monthly membership gym chain with over 675 locations in the United States and Canada. The LA Fitness lease expires in May 2030 and has four, five-year extension options remaining and a termination option exercisable on August 31, 2027.

The Market. The Greenleaf at Howell Property is located in Monmouth County along Route 9, a retail corridor occupied by national retailers including Lowes, Walmart, Target, TJ Maxx, Panera Bread, Barnes & Noble, Walgreens and Chase with an average traffic count of approximately 40,000 vehicles per day. The Greenleaf at Howell Property is located within the New York-Newark-Jersey City, NY-NJ-PA metropolitan statistical area (“New York MSA”) and regional access to the Greenleaf at Howell Property is provided by Garden State Parkway and Interstate 195.

The Greenleaf at Howell Property is located in the West Monmouth retail submarket, which, as of year-end 2018, has a total retail inventory of approximately 1.8 million square feet, a vacancy rate of 10.2% and an average effective rent of $18.00 per square foot. Average effective rent for the West Monmouth retail submarket has increased approximately 3.2% since 2013. According to the appraisal, the 2018 population within a one-, three- and five-mile radius of the Greenleaf at Howell Property is 15,763, 103,265 and 188,902, respectively. Additionally, the 2018 median household income within a one-, three- and five-mile radius of the Greenleaf at Howell Property is $43,963, $59,092 and $67,382, respectively. The 2018 median household income for Monmouth County and New Jersey is $95,478 and $78,126, respectively.

Market Rent Summary
	New York MSA Comparable Properties(1)			Greenleaf at Howell Property(2)
Space Type	Square Feet	Base Rent PSF	Average Market Rent PSF	Avg. Square Feet	Wtd. Avg. Base Rent PSF
Big Box	47,891 - 87,788	$8.79 - $17.00	$12.53	87,588	$13.00
Junior Box	13,988 - 49,757	$11.00 - $16.80	$15.28	30,585	$15.41
In-Line	1,080 - 4,850	$25.00 - $44.07	$34.73	2,741	$34.74
Pad Site	2,030 - 4,000	$36.00 - $66.50	$50.80	2,600	$48.27
Cinema	29,900 - 60,000	$15.16 - $32.00	$25.52	56,639	$28.00
Total / Wtd. Avg.			$18.03		$19.78
(1)	Based on the appraisal.

(2)	Based on the underwritten rent roll dated February 7, 2019.

Tenant Summary(1)
Tenant	Ratings Fitch/Moody’s/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration(3)	% of Total Base Rent	Most Recent Sales PSF(4)	Occupancy Cost(4)
BJ’s Wholesale Club	NR / NR / B+	90,588	39.9%	$13.95	1/31/2035	28.1%	NAV	NAV
Xscape Cinemas(5)(6)	NR / NR / NR	56,639	24.9%	$28.00	4/30/2031	35.3%	$344,066	32.9%
LA Fitness	NR / NR / B+	37,000	16.3%	$16.50	5/31/2030	13.6%	NAV	NAV
Five Star Climbzone USA LLC(6)	NR / NR / NR	24,170	10.6%	$13.75	9/16/2029	7.4%	NAV	NAV
Sleepy’s	NR / NR / NR	4,050	1.8%	$33.00	11/30/2026	3.0%	NAV	NAV
NJ Dentistry for Children(6)	NR / NR / NR	3,976	1.8%	$33.00	12/31/2028	2.9%	NAV	NAV
Protein House(6)	NR / NR / NR	3,072	1.4%	$36.00	9/30/2028	2.5%	NAV	NAV
T Mobile	BBB+ / Baa1 / BBB+	2,700	1.2%	$36.75	7/31/2026	2.2%	NAV	NAV
Starbucks(6)	BBB+ / Baa1 / BBB+	2,200	1.0%	$57.27	7/31/2029	2.8%	NAV	NAV
Creative Hairdressers, Inc	NR / NR / NR	1,350	0.6%	$38.00	7/31/2026	1.1%	NAV	NAV
Subtotal / Wtd. Avg.		225,745	99.4%	$19.69		99.0%
Remaining Tenants		1,300	0.6%	$35.00		1.0%
Total / Wtd. Avg.		227,045	100.0%	$19.78		100.0%
(1)	Based on the underwritten rent roll dated February 7, 2019.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	LA Fitness, Sleepy’s, T Mobile and Creative Hairdressers, Inc have termination options which become exercisable on August 31, 2027, November 30, 2023, July 31, 2021 and July 31, 2021, respectively.

(4)	Not all tenants at the Greenleaf at Howell Property are required to report sales. Occupancy Cost is inclusive of underwritten base rent and total reimbursements.

(5)	Xscape Cinemas’ Most Recent Sales PSF represents sales per screen and is based on 14 screens. Xscape Cinemas reported 2018 sales of $4,816,925.

(6)	Climbzone, Starbucks, Protein House and NJ Dentistry for Children are not yet in occupancy at the Greenleaf at Howell Property. The Climbzone and Starbucks spaces are expected to be completed in May 2019 and September 2019, respectively. At loan origination, approximately $1.8 million was reserved to cover outstanding tenant improvements, landlord work, bridge rent and free rent associated with Climbzone, Starbucks, Protein House, Xscape Cinemas and NJ Dentistry for Children. An additional $632,500 was reserved for the build-out of Starbucks space. The loan sponsors delivered a completion guaranty for the construction of the Starbucks improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Greenleaf at Howell

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	0	0	0.0%	NAP	NAP%	0	0.0%	NAP	NAP
2019 & MTM	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2020	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	3	8,100	3.6%	284,175	6.3%	8,100	3.6%	$284,175	6.3%
2027	0	0	0.0%	0	0.0%	8,100	3.6%	$284,175	6.3%
2028	3	8,348	3.7%	287,300	6.4%	16,448	7.2%	$571,475	12.7%
2029	2	26,370	11.6%	458,338	10.2%	42,818	18.9%	$1,029,813	22.9%
2030 & Beyond	3	184,227	81.1%	3,460,046	77.1%	227,045	100.0%	$4,489,859	100.0%
Total	11	227,045	100.0%	$4,489,859	100.0%
(1)	Based on the underwritten rent roll dated February 7, 2019.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow(1)
	2018	Underwritten	Per Square Foot	%(2)
Rents In Place	$3,802,745	$4,489,859	$19.78	85.9%
Vacant Income	0	0	0.00	0.0%
Gross Potential Rent	$3,802,745	$4,489,859	$19.78	85.9%
Total Reimbursements	506,832	739,088	3.26	14.1
Net Rental Income	$4,309,577	$5,228,946	$23.03	100.0%
(Vacancy)	0	(261,447)	(1.15)	(5.0)
Effective Gross Income	$4,309,577	$4,967,499	$21.88	95.0%
Total Expenses	$1,144,819	$1,107,903	$4.88	22.3%
Net Operating Income(3)	$3,164,758	$3,859,596	$17.00	77.7%
Total TI/LC, Capex/RR	0	238,397	1.05	4.8
Net Cash Flow	$3,164,758	$3,621,199	$15.95	72.9%
Occupancy(4)	100.0%	95.0%
(1)	2016 and 2017 financials are not available as the loan sponsors constructed the Greenleaf at Howell Property in phases between 2014 and 2017.

(2)	% column represents percentage of Net Rental Income for all revenue lines and represents Effective Gross Income for the remainder of the fields.

(3)	The increase in Underwritten NOI from 2018 NOI is primarily attributable to new leases signed with Climbzone and Starbucks, totaling 26,370 square feet and 10.2% of underwritten base rent.

(4)	2018 occupancy is as of December 31, 2018. Underwritten occupancy reflects economic occupancy. Climbzone, Starbucks, Protein House and NJ Dentistry for Children are not yet in occupancy at the Greenleaf at Howell Property. The Climbzone and Starbucks spaces are expected to be completed in May 2019 and September 2019, respectively. At loan origination, approximately $1.8 million was reserved to cover outstanding tenant improvements, landlord work, bridge rent and free rent primarily associated with Climbzone, Starbucks, Protein House, Xscape Cinemas and NJ Dentistry for Children. An additional $632,500 was reserved for build-out of Starbucks’ space. The loan sponsors have delivered a completion guaranty for the construction of the Starbucks improvements.

Property Management. The Greenleaf at Howell Property is managed by Sun Equity Partners, LLC, a New York limited liability company and a borrower affiliate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2019-B11

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Dwayne McNicholas Executive Director	dwayne.p.mcnicholas@jpmchase.com	(212) 834-9328

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Avinash Sharma Executive Director	avinash.sharma@jpmorgan.com	(212) 834-3111

Derrick Fetzer Vice President	derrick.e.fetzer@jpmchase.com	(212) 834-3111

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Kailin Twomey Associate	kailin.e.twomey@jpmchase.com	(212) 834-4154

Deutsche Bank CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Lainie Kaye Managing Director	lainie.kaye@db.com	(212) 250-5270

Natalie Grainger Director	natalie.grainger@db.com	(212) 250-1254

Deutsche Bank CMBS Trading
Contact	E-mail	Phone Number

Ryan Horvath Vice President	ryan.horvath@db.com	(212) 250-5149

Deutsche Bank CMBS Structuring
Contact	E-mail	Phone Number
Shaishav Agarwal Managing Director	shaishav.agarwal@db.com	(212) 250-6290

Dan Penn Director	daniel.penn@db.com	(212) 250-5149

Citigroup CMBS Capital Markets & Securitization
Contact	E-mail	Phone Number
Rick Simpson Director	richard.simpson@citi.com	(212) 816-5343

Sana Petersen Director	sana.petersen@citi.com	(212) 816-3852

Citigroup Structuring, Trading & Syndicate
Contact	E-mail	Phone Number
Raul Orozco Director	raul.d.orozco@citi.com	(212) 723-1295

Mattison Perry Vice President	mattison.perry@citi.com	(212) 723-1295

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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